UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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8point3 Energy Partners LP

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77 RIO ROBLES, SAN JOSE, CALIFORNIA 95134

PROPOSED MERGERS—YOUR VOTE IS VERY IMPORTANT

Dear Class A Shareholders:

We cordially invite you to attend a special meeting of the holders (the “Shareholders”) of Class A shares representing limited partner interests (“Class A shares”) in 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), to be held on May 23, 2018 at 9:00 a.m. (Pacific Time), at 77 Rio Robles, San Jose, California 95134 (the “Shareholder Meeting”).

On February 5, 2018, the Partnership entered into an Agreement and Plan of Merger and Purchase Agreement (the “Merger Agreement”) with 8point3 General Partner, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), 8point3 Operating Company, LLC, a Delaware limited liability company (“OpCo” and, together with the Partnership and the General Partner, the “Partnership Entities”), 8point3 Holding Company, LLC, a Delaware limited liability company, 8point3 Solar CEI, LLC, a Delaware limited liability company (“8point3 Solar”), 8point3 Co-Invest Feeder 1, LLC, a Delaware limited liability company (“Investor Co 1”), 8point3 Co-Invest Feeder 2, LLC, a Delaware limited liability company (“Investor Co 2”), CD Clean Energy and Infrastructure V JV (Holdco), LLC, a Delaware limited liability company (“CD CEI V JV Holdco” and, together with 8point3 Solar, Investor Co 1 and Investor Co 2, collectively, “Parent”), 8point3 Partnership Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of 8point3 Solar (“Partnership Merger Sub”), 8point3 OpCo Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“OpCo Merger Sub 1”), and 8point3 OpCo Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“OpCo Merger Sub 2” and, together with OpCo Merger Sub 1, the “OpCo Merger Subs” and, the OpCo Merger Subs, together with Parent and Partnership Merger Sub, the “Parent Entities”).

Pursuant to the Merger Agreement, (i) OpCo Merger Sub 1 will, upon the terms and subject to the conditions thereof, merge with and into OpCo (“OpCo Merger 1”), with OpCo surviving OpCo Merger 1, (ii) OpCo Merger Sub 2 will, upon the terms and subject to the conditions thereof, merge with and into OpCo (“OpCo Merger 2” and, together with OpCo Merger 1, the “OpCo Mergers”), with OpCo surviving OpCo Merger 2, and (iii) Partnership Merger Sub will, upon the terms and subject to the conditions thereof, merge with and into the Partnership (the “Partnership Merger” and, together with the OpCo Mergers, the “Mergers”), with the Partnership surviving the Partnership Merger.

Upon the closing of the Transactions (as defined below), each issued and outstanding Class A share, each issued and outstanding common unit representing a limited liability company interest in OpCo (“OpCo Common Unit”), other than the OpCo Common Units owned by the Partnership, and each issued and outstanding subordinated unit representing a limited liability company interest in OpCo (“OpCo Subordinated Unit”) will represent the right to receive an amount in cash equal to $12.35 per share or unit, as applicable, and, in each case, without interest and less any applicable withholding taxes, subject to adjustment at closing at a set daily rate representing cash expected to be generated between December 1, 2017 and closing less distributions declared (to the extent the record date has passed prior to closing) or paid after January 12, 2018 and prior to closing (as further described in the attached proxy statement), and each share or unit shall no longer be outstanding, automatically be canceled and cease to exist, upon the terms and subject to the conditions set forth in the Merger Agreement.

The conflicts committee (the “GP Conflicts Committee”) of the board of directors of the General Partner (the “General Partner Board”), consisting of three independent directors, after consultation with its independent legal and financial advisors, has unanimously (i) determined that the Mergers, including the Merger Agreement and the transactions contemplated thereby on the terms set forth therein (the “Transactions”), are advisable, fair and reasonable to, and in the best interests of, the Partnership Group (as defined in the Amended and Restated Agreement of Limited Partnership, dated as of June 24, 2015 (the “Partnership Agreement”)) and the holders of Class A shares of the Partnership (other than the General Partner, First Solar, Inc., a Delaware corporation (“First Solar”), SunPower Corporation, a Delaware corporation (“SunPower” and, together with First Solar, the “Sponsors”) and their affiliates) (the “Public Shareholders”), (ii) approved the Mergers, including the Merger Agreement and the Transactions, such approval constituting “Special Approval” pursuant to Section 7.9(a) of the Partnership Agreement, (iii) recommended to the General Partner Board that the General Partner Board approve the Mergers and consummate the Transactions on the terms set forth in the Merger Agreement and (iv) recommended to the Public Shareholders that the Public Shareholders approve the Merger Agreement and the Mergers.

The General Partner Board, based in part upon the recommendation of the GP Conflicts Committee, unanimously (i) determined that it is in the best interests of the General Partner, the Partnership Group, the Shareholders and the holders of the OpCo Common Units and OpCo Subordinated Units (the holders of such OpCo Common Units and OpCo Subordinated Units, the “Unitholders”), and declared it advisable, for the Partnership Entities to enter into the Merger Agreement and to consummate the

Mergers, (ii) approved the Mergers and the execution and delivery of the Merger Agreement and the performance of the Transactions and (iii) recommended to the Shareholders that the Shareholders approve the Merger Agreement and the Mergers.

The Partnership Merger requires, prior to the consummation thereof, the affirmative vote of (i) a majority of the outstanding Class A shares (excluding Class A shares owned by the General Partner or its affiliates), voting as a class, and (ii) a majority of the outstanding Class B shares representing limited partner interests in the Partnership (“Class B shares”), voting as a class. Simultaneously with the affirmative vote of a majority of the outstanding Class A shares (excluding the Class A shares owned by the General Partner or its affiliates), the Partnership will solicit a written consent from the Sponsors voting their Class B shares in favor of the Merger Agreement and the Partnership Merger. Additionally, the OpCo Mergers require, prior to the consummation thereof, the affirmative vote of (i) a majority of the outstanding OpCo Common Units (excluding OpCo Common Units whose voting power is, with respect to the subject vote, controlled by the General Partner or its affiliates, other than the Partnership, through ownership or otherwise), voting as a class, (ii) a majority of the outstanding OpCo Subordinated Units, voting as a class (clauses (i) and (ii) together, a “Unit Majority”) and (iii) a majority of the outstanding OpCo Common Units, voting as a class. Immediately following the approval of the OpCo Merger Proposal (as defined below), a written consent in favor of the OpCo Merger will be solicited from the Partnership, the Sponsors and their affiliates. You are being asked to consider and vote on proposals to: (1) approve the Merger Agreement and the Partnership Merger (the “Partnership Merger Proposal”) and (2) direct the Partnership to vote its OpCo Common Units in favor of the Merger Agreement and the OpCo Mergers (the “OpCo Merger Proposal” and, together with the Partnership Merger Proposal, the “Merger Proposals”). Each of the GP Conflicts Committee and the General Partner Board recommends that you vote “FOR” each of the Merger Proposals. The failure to submit a proxy or vote in person at the Shareholder Meeting will have the same effect as a vote “AGAINST” each of the Merger Proposals.

Concurrently with the execution of the Merger Agreement, the Sponsors, who indirectly own 100.0% of the outstanding Class B shares, approximately 35.6% of the outstanding OpCo Common Units and 100.0% of the outstanding OpCo Subordinated Units, have entered into a support agreement (the “Support Agreement”) with the Parent Entities. Under the Support Agreement, the Sponsors have agreed, subject to the provisions thereof, to vote their Class B shares, OpCo Common Units and OpCo Subordinated Units for the approval of the Merger Agreement and the Mergers.

Your vote is very important. Whether or not you plan to attend the Shareholder Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by the Internet or telephone. If you attend the Shareholder Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. Each of the Partnership Merger Proposal and the OpCo Merger Proposal is dependent on the other, and neither of them will be implemented unless they are both approved at the Shareholder Meeting.

If your Class A shares are held in “street name” by your bank, broker or other nominee, your bank, broker or other nominee will be unable to vote your Class A shares without instructions from you. You should instruct your bank, broker or other nominee to vote your shares in accordance with the procedures provided by your bank, broker or other nominee. The failure to instruct your bank, broker or other nominee to vote your shares “FOR” the Merger Proposals will have the same effect as a vote “AGAINST” the Merger Proposals.

The accompanying proxy statement provides you with detailed information about the Shareholder Meeting, the Merger Agreement and the Transactions. A copy of the Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the entire proxy statement and its Annexes, including the Merger Agreement, carefully. Please read “The Mergers—Material U.S. Federal Income Tax Considerations” for a discussion of the U.S. federal income tax consequences of the Transactions. All information in this proxy statement concerning the Partnership has been furnished by the Partnership. You may also obtain additional information about the Partnership from documents it has filed with the U.S. Securities and Exchange Commission.

If you have any questions or need assistance voting your Class A shares, please contact Innisfree M&A Incorporated, the Partnership’s proxy solicitor, by calling toll-free at (877) 750-8338.

Thank you in advance for your cooperation and continued support.

Sincerely,

Charles D. Boynton
Chief Executive Officer of 8point3 General Partner, LLC, the general partner of 8point3 Energy Partners LP

This proxy statement is dated April 6, 2018 and is first being mailed to Shareholders on or about April 11, 2018.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE MERGERS, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGERS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

77 RIO ROBLES, SAN JOSE, CALIFORNIA 95134

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

To the Class A Shareholders:

A special meeting (the “Shareholder Meeting”) of holders (the “Shareholders”) of Class A shares representing limited partner interests (the “Class A shares”) in 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), will be held on May 23, 2018 at 9:00 a.m. (Pacific Time), located at 77 Rio Robles, San Jose, California 95134, to consider and vote on the following matters:

•	Partnership Merger Proposal: To adopt and approve the Agreement and Plan of Merger and Purchase Agreement, dated as of February 5, 2018, by and among the Partnership, 8point3 General Partner, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), 8point3 Operating Company, LLC, a Delaware limited liability company (“OpCo” and, together with the Partnership and the General Partner, the “Partnership Entities”), 8point3 Holding Company, LLC, a Delaware limited liability company, 8point3 Solar CEI, LLC, a Delaware limited liability company (“8point3 Solar”), 8point3 Co-Invest Feeder 1, LLC, a Delaware limited liability company (“Investor Co 1”), 8point3 Co-Invest Feeder 2, LLC, a Delaware limited liability company (“Investor Co 2”), CD Clean Energy and Infrastructure V JV (Holdco), LLC, a Delaware limited liability company (“CD CEI V JV Holdco” and, together with 8point3 Solar, Investor Co 1 and Investor Co 2, collectively, “Parent”), 8point3 Partnership Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of 8point3 Solar (“Partnership Merger Sub”), 8point3 OpCo Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“OpCo Merger Sub 1”), and 8point3 OpCo Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“OpCo Merger Sub 2” and, together with OpCo Merger Sub 1, the “OpCo Merger Subs” and, the OpCo Merger Subs, together with Parent and Partnership Merger Sub, the “Parent Entities”) (as it may be amended from time to time, the “Merger Agreement”), and the merger of Partnership Merger Sub with and into the Partnership (the “Partnership Merger”).

•	OpCo Merger Proposal: To direct the Partnership to vote, by written consent or at a meeting of the holders of the common units (“OpCo Common Units”) and subordinated units (“OpCo Subordinated Units”) representing limited liability company interests in OpCo, its OpCo Common Units in favor of the Merger Agreement and the mergers of OpCo Merger Sub 1 and OpCo Merger Sub 2 with and into OpCo (the “OpCo Mergers” and, together with the Partnership Merger, the “Mergers”).

These items of business are more fully described in the proxy statement accompanying this notice.

The Partnership will transact no other business at the Shareholder Meeting except such business as may properly be brought before the Shareholder Meeting or any adjournments or postponements thereof. At this time, the Partnership knows of no other matters that will be presented for the consideration of the Shareholders at the Shareholder Meeting.

The Partnership Merger Proposal will be approved if the holders, as of the record date of the Shareholder Meeting, of a majority of the outstanding Class A shares (excluding Class A shares owned by the General Partner or its affiliates) vote “FOR” the Partnership Merger Proposal. The Partnership Merger will be approved if (i) a majority of the outstanding Class A shares (excluding Class A shares owned by the General Partner or its affiliates), voting as a class, and (ii) a majority of the outstanding Class B shares representing limited partner interests in the Partnership (“Class B shares”), voting as a class, approve the Merger Agreement and the Partnership Merger. Simultaneously with the affirmative vote of a majority of the outstanding Class A shares (excluding the Class A shares owned by the General Partner or its affiliates), the Partnership will solicit a written consent from the Sponsors (as defined below) voting their Class B shares in favor of the Merger Agreement and the Partnership Merger.

The OpCo Merger Proposal will be approved if the holders, as of the record date of the Shareholder Meeting, of a majority of the outstanding Class A shares vote “FOR” the OpCo Merger Proposal. Upon approval of the OpCo Merger Proposal, a written consent in favor of the OpCo Merger Proposal will be solicited from the Partnership, First Solar, Inc., a Delaware corporation (“First Solar”), SunPower Corporation, a Delaware corporation (“SunPower” and, together with First Solar, the “Sponsors”), and their affiliates and the Partnership will vote the number of OpCo Common Units equal to the number of Class A shares that voted in favor of the OpCo Merger Proposal in favor of the Merger Agreement and the OpCo Mergers. The OpCo Mergers will be approved if (i) a majority of the outstanding OpCo Common Units (excluding OpCo Common Units whose voting power is, with respect to the subject vote, controlled by the General Partner or its affiliates, other than the Partnership, through ownership or otherwise), voting as a class, approve the Merger Agreement and the OpCo Mergers, (ii) a majority of the outstanding OpCo Subordinated Units, voting as a class, approve the Merger Agreement and the OpCo Mergers and (iii) a majority of the outstanding OpCo Common Units, voting as a class, approve the Merger Agreement and the OpCo Mergers.

Failure to vote, abstentions and broker non-votes (if any) will have the same effect as a vote “AGAINST” the Merger Proposals.

Concurrently with the execution of the Merger Agreement, the Sponsors, as the indirect holders of all of the outstanding Class B shares, approximately 35.6% of the outstanding OpCo Common Units, and all of the outstanding OpCo Subordinated Units, have executed and delivered a support agreement, agreeing to vote their Class B shares, OpCo Common Units and OpCo Subordinated Units “FOR” the approval of the Merger Agreement and the Mergers.

The conflicts committee (the “GP Conflicts Committee”) of the board of directors of the General Partner (the “General Partner Board”), consisting of three independent directors, after consultation with its independent legal and financial advisors, unanimously (i) determined that the Mergers, including the Merger Agreement and the transactions contemplated thereby on the terms set forth therein (the “Transactions”), are advisable, fair and reasonable to, and in the best interests of, the Partnership Group (as defined in the Amended and Restated Agreement of Limited Partnership, dated as of June 24, 2015 (the “Partnership Agreement”)) and the holders of Class A shares of the Partnership (other than the General Partner, the Sponsors and their affiliates) (the “Public Shareholders”), (ii) approved the Mergers, including the Merger Agreement and the Transactions, such approval constituting “Special Approval” pursuant to Section 7.9(a) of the Partnership Agreement, (iii) recommended to the General Partner Board that the General Partner Board approve the Mergers and consummate the Transactions on the terms set forth in the Merger Agreement and (iv) recommended to the Public Shareholders that the Public Shareholders approve the Merger Agreement and the Mergers.

The General Partner Board, based in part upon the recommendation of the GP Conflicts Committee, unanimously (i) determined that it is in the best interests of the General Partner, the Partnership Group, the Shareholders and the holders of the OpCo Common Units and OpCo Subordinated Units (the holders of such OpCo Common Units and OpCo Subordinated Units, the “Unitholders”), and declared it advisable, for the Partnership Entities to enter into the Merger Agreement and to consummate the Mergers, (ii) approved the Mergers and the execution and delivery of the Merger Agreement and the performance of the Transactions contemplated by the Merger Agreement and (iii) recommended to the Shareholders that the Shareholders approve the Merger Agreement and the Mergers.

Only Shareholders of record as of the close of business on April 6, 2018, the record date of the Shareholder Meeting, are entitled to notice of and to vote at the Shareholder Meeting. A list of Shareholders entitled to vote at the Shareholder Meeting will be available for inspection to the Shareholders of record at the Partnership’s offices in San Jose, California, for any purpose relevant to the Shareholder Meeting during normal business hours for a period of ten days before the Shareholder Meeting and at the Shareholder Meeting or any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SHAREHOLDER MEETING, PLEASE CAUSE YOUR SHARES TO BE VOTED IN ONE OF THE FOLLOWING WAYS:

•	If you hold your Class A shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee for voting your shares.

•	If you hold your Class A shares in your own name, you may submit a proxy for your shares by:

•	using the toll-free telephone number shown on the proxy card;

•	using the Internet website shown on the proxy card; or

•	marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope, which requires no postage if mailed in the United States.

The enclosed proxy statement provides a detailed description of the Transactions and the Merger Agreement. The Partnership urges you to read this proxy statement, including any documents incorporated by reference and the Annexes, carefully and in its entirety. If you have any questions concerning the Transactions or this proxy statement, would like additional copies of this proxy statement or have questions about how to vote your shares, please contact the Partnership’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders Call Toll-Free: (877) 750-8338

Banks and Brokers Call Collect: (212) 750-5833

By order of 8point3 General Partner, LLC, as the general partner of 8point3 Energy Partners LP,

Jason E. Dymbort
General Counsel of 8point3 General Partner, LLC, the general partner of 8point3 Energy Partners LP

San Jose, California April 6, 2018

i

ii

SUMMARY

This proxy statement, along with a form of proxy, is first being mailed to holders (the “Shareholders”) of Class A shares representing limited partner interests (“Class A shares”) in 8point3 Energy Partners LP, a Delaware limited partnership, on or about April 11, 2018. The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, the Partnership encourages you to read carefully this entire proxy statement, its Annexes and the documents referred to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information.”

The Parties to the Transactions (see page 30)

8point3 Energy Partners LP (the “Partnership”)

The Partnership is a Delaware limited partnership formed to own, operate and acquire solar energy generation projects.

The Class A shares are listed on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “CAFD.”

The principal executive offices of the Partnership are located at 77 Rio Robles, San Jose, California 95134, and its telephone number at that address is (408) 240-5500.

8point3 General Partner, LLC (the “General Partner”)

The General Partner is the general partner of the Partnership and is solely responsible for conducting the Partnership’s business and managing its operations.

The principal executive offices of the General Partner are located at 77 Rio Robles, San Jose, California 95134, and its telephone number at that address is (408) 240-5500.

8point3 Operating Company, LLC (“OpCo” and, together with the Partnership and the General Partner, the “Partnership Entities”)

OpCo is the operating company of the Partnership that directly or indirectly owns and controls various subsidiaries, projects and assets.

The Partnership owns a controlling non-economic managing member interest in OpCo and a 35.5% limited liability company interest in OpCo, and First Solar, Inc., a Delaware corporation (“First Solar”) and SunPower Corporation, a Delaware corporation (“SunPower” and, together with First Solar, the “Sponsors”) collectively indirectly own a noncontrolling 64.5% limited liability company interest in OpCo.

The principal executive offices of OpCo are located at 77 Rio Robles, San Jose, California 95134, and its telephone number at that address is (408) 240-5500.

8point3 Holding Company, LLC (“Holdings”)

Holdings is a Delaware limited liability company jointly owned by First Solar and SunPower and is the sole parent of the General Partner. Holdings owns all issued and outstanding Incentive Distribution Rights (as defined in that certain Amended and Restated Limited Liability Company Agreement of OpCo, dated June 24, 2015 (the “OpCo LLC Agreement”)) (the “IDRs”) in OpCo, which represent a variable interest in distributions after certain distribution thresholds are met.

The principal executive offices of Holdings are located at 77 Rio Robles, San Jose, California 95134, and its telephone number at that address is (408) 240-5500.

CD Clean Energy and Infrastructure V JV (Holdco), LLC (“CD CEI V JV Holdco”)

CD CEI V JV Holdco is a Delaware limited liability company and an affiliate of CD Clean Energy Infrastructure V JV, LLC (“Capital Dynamics”), an investment vehicle managed by Capital Dynamics, Inc., which is an independent, global asset manager, investing in private equity, private credit and clean energy infrastructure (“CDI”). CD CEI V JV Holdco, together with 8point3 Solar, Investor Co 1 and Investor Co 2 (each as defined below), constitute “Parent.”

The principal executive offices of CD CEI V JV Holdco are located at 10 East 53rd Street, Floor 17, New York, New York, and its telephone number at that address is (212) 798-3400.

8point3 Solar CEI, LLC (“8point3 Solar”)

8point3 Solar is a Delaware limited liability company and an affiliate of CD CEI V JV Holdco. 8point3 Solar, together with CD CEI V JV Holdco, Investor Co 1 and Investor Co 2, constitute “Parent.”

The principal executive offices of 8point3 Solar are located at 10 East 53rd Street, Floor 17, New York, New York, and its telephone number at that address is (212) 798-3400.

8point3 Co-Invest Feeder 1, LLC (“Investor Co 1”)

Investor Co 1 is a Delaware limited liability company and an affiliate of 8point3 Co-Invest Holdco 1, LLC, an investment vehicle managed by CDI (“Co-Invest Holdco 1”). Investor Co 1, together with of CD CEI V JV Holdco, 8point3 Solar and Investor Co 2, constitute “Parent.”

The principal executive offices of Investor Co 1 are located at 10 East 53rd Street, Floor 17, New York, New York, and its telephone number at that address is (212) 798-3400.

8point3 Co-Invest Feeder 2, LLC (“Investor Co 2”)

Investor Co 2 is a Delaware limited liability company and an affiliate of 8point3 Co-Invest Holdco 2, LLC, an investment vehicle managed by CDI (“Co-Invest Holdco 2”). Investor Co 2, together with of CD CEI V JV Holdco, 8point3 Solar and Investor Co 1, constitute “Parent.”

The principal executive offices of Investor Co 2 are located at 10 East 53rd Street, Floor 17, New York, New York, and its telephone number at that address is (212) 798-3400.

8point3 Partnership Merger Sub, LLC (“Partnership Merger Sub”)

Partnership Merger Sub is a Delaware limited liability company and wholly owned subsidiary of 8point3 Solar. Partnership Merger Sub was formed by Parent solely for the purposes of effecting the Partnership Merger (as defined below).

The principal executive offices of Partnership Merger Sub are located at 10 East 53rd Street, Floor 17, New York, New York, and its telephone number at that address is (212) 798-3400.

8point3 OpCo Merger Sub 1, LLC (“OpCo Merger Sub 1”)

OpCo Merger Sub 1 is a Delaware limited liability company and wholly owned subsidiary of Parent. OpCo Merger Sub 1 was formed by Parent solely for the purposes of effecting OpCo Merger 1 (as defined below).

The principal executive offices of OpCo Merger Sub 1 are located at 10 East 53rd Street, Floor 17, New York, New York, and its telephone number at that address is (212) 798-3400.

8point3 OpCo Merger Sub 2, LLC (“OpCo Merger Sub 2” and, together with OpCo Merger Sub 1, the “OpCo Merger Subs” and, the OpCo Merger Subs, together with Parent and Partnership Merger Sub, the “Parent Entities”)

OpCo Merger Sub 2 is a Delaware limited liability company and wholly owned subsidiary of Parent. OpCo Merger Sub 2 was formed by Parent solely for the purposes of effecting OpCo Merger 2 (as defined below).

The principal executive offices of OpCo Merger Sub 2 are located at 10 East 53rd Street, Floor 17, New York, New York, and its telephone number at that address is (212) 798-3400.

For more information regarding the parties to the Transactions (as defined below), see “The Parties to the Transactions.”

The Mergers and the Equity Transfers (see page 81)

On February 5, 2018, the Partnership entered into an Agreement and Plan of Merger and Purchase Agreement (the “Merger Agreement”) with the General Partner, OpCo, Holdings, and the Parent Entities.

Pursuant to the Merger Agreement, (i) OpCo Merger Sub 1 will, upon the terms and subject to the conditions thereof, merge with and into OpCo (“OpCo Merger 1”), with OpCo surviving OpCo Merger 1, (ii) OpCo Merger Sub 2 will, upon the terms and subject to the conditions thereof, merge with and into OpCo (“OpCo Merger 2” and, together with OpCo Merger 1, the “OpCo Mergers”), with OpCo surviving OpCo Merger 2, and (iii) Partnership Merger Sub will, upon the terms and subject to the conditions thereof, merge with and into the Partnership (the “Partnership Merger” and, together with the OpCo Mergers, the “Mergers”), with the Partnership surviving the Partnership Merger. Additionally, pursuant to the Merger Agreement, Holdings will transfer to 8point3 Solar, for no consideration, (i) 100% of the issued and outstanding limited liability company interests in the General Partner, including all rights and obligations relating thereto and all economic and capital interests therein, and (ii) 100% of the IDRs (such transfers, the “Equity Transfers”).

The Merger Consideration (see page 81)

Pursuant to OpCo Merger 1, upon the effectiveness of OpCo Merger 1, the OpCo LLC Agreement shall be amended to permit a special distribution in connection with OpCo Merger 1 in an amount equal to the OpCo Merger 1 Distribution Amount (as defined in the Merger Agreement) to the members of OpCo pro rata in accordance with their ownership of OpCo Units (the “Special Distribution”).

Pursuant to OpCo Merger 2, upon the effectiveness of OpCo Merger 2, holders of each issued and outstanding common unit representing a limited liability company interest in OpCo (each, an “OpCo Common Unit”), other than the OpCo Common Units owned by the Partnership, and each issued and outstanding subordinated unit representing limited liability company interests in OpCo (each, an “OpCo Subordinated Unit” and, together with the OpCo Common Units, the “OpCo Units”) will acquire the right to receive an amount in cash equal to $12.35 per unit, reduced by the amount received by each unit from the Special Distribution and as further adjusted in accordance with the Merger Agreement and described below (the “Unit Merger Consideration”).

Pursuant to the Partnership Merger, upon the effectiveness of the Partnership Merger, holders of each issued and outstanding Class A share will acquire the right to receive an amount in cash equal to $12.35 per share, as adjusted in accordance with the Merger Agreement and described below (the “Share Merger Consideration” and, together with the Unit Merger Consideration, the “Merger Consideration”).

The Merger Consideration will be (i) increased by an amount equal to: (A) if the closing of the Mergers (the “Closing”) occurs on or prior to May 31, 2018: (1) $0.135 per Class A share or OpCo Unit, respectively, plus (2) the product of the number of days from March 1, 2018 through and including the date of Closing (the “Closing Date”) multiplied by $0.0021 per Class A share or OpCo Unit, respectively, or (B) if the Closing occurs after May 31, 2018: (1) $0.3282 per Class A share or OpCo Unit, respectively, plus (2) the product of the number of days from June 1, 2018 through and including the Closing Date multiplied by $0.0045 per Class A share or OpCo Unit, respectively, and (ii) decreased by any distributions declared (to the extent the record date has passed prior to the Closing) or after January 12, 2018 and prior to the Closing. Assuming a Closing Date of May 24, 2018, each holder of Class A shares and OpCo Units will receive $12.3833 per Class A share or OpCo Unit.

See “The Merger Agreement—Merger Consideration.”

Information about the Shareholder Meeting and Voting (see page 75)

Date, Time and Place

The Partnership will hold a special meeting of Shareholders on May 23, 2018 at 9:00 a.m., Pacific Time, at 77 Rio Robles, San Jose, California 95134 (the “Shareholder Meeting”).

Purpose

At the Shareholder Meeting, Shareholders will be asked to consider and vote on proposals to: (1) approve the Merger Agreement and the Partnership Merger (the “Partnership Merger Proposal”) and (2) direct the Partnership to vote, by written consent or at a meeting of the holders of OpCo Common Units and OpCo Subordinated Units, its OpCo Common Units in favor of the Merger Agreement and the OpCo Mergers (the “OpCo Merger Proposal” and, together with the Partnership Merger Proposal, the “Merger Proposals”).

Record Date; Shareholders Entitled to Vote

The General Partner has fixed April 6, 2018 as the record date. Only holders of record of Class A shares as of the close of business on the record date will be entitled to notice of, and to vote at, the Shareholder Meeting. As of the record date, there were 28,093,305 Class A shares issued and outstanding held by approximately four holders of record. Votes may be cast at the Shareholder Meeting in person or by proxy.

Required Votes

The approval of the Partnership Merger Proposal by the holders of the Class A shares requires the affirmative vote of a majority of the outstanding Class A shares (excluding Class A shares owned by the General Partner or its affiliates). The approval of the Partnership Merger requires the affirmative vote of (i) a majority of the outstanding Class A shares (excluding Class A shares owned by the General Partner or its affiliates), voting as a class, and (ii) a majority of the outstanding Class B shares representing limited partner interests in the Partnership (“Class B shares”), voting as a class (clauses (i) and (ii) together, the “Shareholder Approval”). Simultaneously with the affirmative vote of a majority of the outstanding Class A shares (excluding the Class A shares owned by the General Partner or its affiliates), the Partnership will solicit a written consent from the Sponsors voting their Class B shares in favor of the Merger Agreement and the Partnership Merger. The Sponsors, who indirectly own 100.0% of the outstanding Class B shares, have entered into the Support Agreement (as defined below), pursuant to which the Sponsors have agreed to vote their Class B shares for the approval of the Merger Agreement and the Partnership Merger.

The approval of the OpCo Merger Proposal by the holders of the Class A shares requires the affirmative vote of a majority of the outstanding Class A shares to direct the Partnership to vote its corresponding number of OpCo Common Units in favor of the OpCo Mergers. Pursuant to the Amended and Restated Agreement of Limited Partnership, dated as of June 24, 2015 (the “Partnership Agreement”), the Partnership, as a member of OpCo, shall vote (or refrain from voting) the OpCo Common Units it holds in the same manner as the holders of Class A shares have voted (or refrained from voting) their Class A shares on the matter. The approval of the OpCo Mergers requires the affirmative vote of (i) a majority of the outstanding OpCo Common Units (excluding OpCo Common Units whose voting power is, with respect to the subject vote, controlled by the General Partner or its affiliates, other than the Partnership, through ownership or otherwise), voting as a class, (ii) a majority of the outstanding OpCo Subordinated Units, voting as a class (clauses (i) and (ii) together, a “Unit Majority”) and (iii) a majority of the outstanding OpCo Common Units, voting as a class (such approvals, the “Unitholder Approval”). Immediately following the approval of the OpCo Merger Proposal by the holders of the Class A shares, a written consent in favor of the OpCo Merger will be solicited from the Partnership, the Sponsors and their affiliates.

The Sponsors, who indirectly own 35.6% of the outstanding OpCo Common Units and 100.0% of the outstanding OpCo Subordinated Units, have entered into the Support Agreement, pursuant to which the Sponsors have agreed to vote their OpCo Units for the approval of the Merger Agreement and the OpCo Mergers.

See “Information about the Shareholder Meeting and Voting” and “The Support Agreement.”

Recommendation of the GP Conflicts Committee and the General Partner Board (see page 49)

The conflicts committee (the “GP Conflicts Committee”) of the board of directors of the General Partner (the “General Partner Board”), consisting of three independent directors, considered the benefits of the Merger Agreement and the transactions contemplated thereby on the terms set forth therein (the “Transactions”), as well as the associated risks, and, after consultation with its independent legal and financial advisors, by unanimous vote at a meeting duly called and held on February 5, 2018, (i) determined that the Mergers, the Merger Agreement and the Transactions, are advisable, fair and reasonable to, and in the best interests of, the Partnership Group (as defined in the Partnership Agreement) and the holders of Class A shares (other than the General Partner, the Sponsors and their affiliates) (the “Public Shareholders”), (ii) approved the Mergers, including the Merger Agreement and the Transactions, such approval constituting “Special Approval” pursuant to Section 7.9(a) of the Partnership Agreement, (iii) recommended to the Board of Directors of the General Partner (the “General Partner Board”) that the General Partner Board approve the Mergers and consummate the Transactions on the terms set forth in the Merger Agreement, and (iv) recommended to the Public Shareholders that the Public Shareholders approve the Merger Agreement and the Mergers.

Taking into consideration such approval and recommendation, the General Partner Board, by unanimous vote at a meeting duly called and held on February 5, 2018, (i) determined that it is in the best interests of the General Partner, the Partnership Group, the Shareholders and the holders of OpCo Common Units and OpCo Subordinated Units (such holders of OpCo Common Units and OpCo Subordinated Units, the “Unitholders”), and declared it advisable, for the Partnership Entities to enter into the Merger Agreement and to consummate the Mergers, (ii) authorized and directed the General Partner, in its capacity as the general partner of the Partnership, acting individually and in its capacity as the managing member of OpCo, to approve the Merger Agreement and the Mergers, (iii) authorized and directed the General Partner to execute and deliver the Merger Agreement in its individual capacity and on behalf of the Partnership, acting individually and on behalf of OpCo, (iv) authorized and directed the General Partner to direct the Merger Agreement and the Mergers to be submitted to a vote of the Shareholders (voting as separate classes) at a meeting in accordance with the Partnership Agreement, (v) authorized and directed the General Partner, upon receipt of the Shareholder Approval, to obtain the consent of (a) a Unit Majority and (b) a majority of the outstanding OpCo Common Units, voting as a class, in each case in accordance with the OpCo LLC Agreement and the Partnership Agreement, to enter into the Merger Agreement and consummate the Mergers and (vi) determined to recommend that the Shareholders approve the Merger Agreement and the Mergers.

Each of the GP Conflicts Committee and the General Partner Board has unanimously approved, and recommends that you vote “FOR,” the Partnership Merger Proposal and the OpCo Merger Proposal.

See “The Mergers—Recommendation of the GP Conflicts Committee and the General Partner Board; Reasons for Recommending Approval of the Merger Proposals.”

Opinion of the Financial Advisor to the GP Conflicts Committee (see page 55)

In connection with the proposed Partnership Merger, Evercore Group L.L.C. (“Evercore”) delivered a written opinion, dated February 5, 2018, to the GP Conflicts Committee as to the fairness, from a financial point of view and as of the date of the opinion, of the Share Merger Consideration to the Partnership and the Public Shareholders. The full text of Evercore’s written opinion, dated February 5, 2018, to the GP Conflicts Committee, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The description of Evercore’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Evercore’s opinion. Evercore’s opinion was prepared at the request and for the benefit and use of the GP Conflicts Committee (in its capacity as such) in connection with its evaluation of the Share Merger Consideration from a financial point of view, and Evercore did not express any opinion on any other terms or aspects of the Partnership Merger or any other matter. Evercore expressed no opinion as to the relative merits of the Partnership Merger or any other transactions or business strategies discussed by the GP Conflicts Committee as alternatives to the Partnership Merger or the decision of the GP Conflicts Committee to proceed with the Partnership Merger. Evercore’s opinion did not constitute and is not a recommendation to the GP Conflicts Committee as to any action taken on any aspect of the Partnership Merger or any other matter. Neither Evercore’s written opinion, nor the summary of such opinion and the related analyses set forth in this proxy statement are intended to be, and they do not constitute, a recommendation as to how shareholders of the Partnership or any other person should act or vote with respect to the Partnership Merger or any other matter.

See “The Mergers—Opinion of the GP Conflicts Committee’s Financial Advisor.”

Interests of Certain Persons in the Mergers (see page 66)

In considering the recommendations of the GP Conflicts Committee and the General Partner Board with respect to the Merger Agreement and the Mergers, the Shareholders should be aware that certain of the current directors and executive officers of the General Partner and their affiliates have interests in the Mergers that differ from, or are in addition to, the interests of the Shareholders generally. The Shareholders should take these interests into account in deciding whether to vote “FOR” the Merger Proposals.

These arrangements are more fully described under “The Mergers—Interests of Certain Persons in the Mergers.”

Interests of the Sponsors

The Sponsors have a significant interest in the Partnership and OpCo through their collective indirect ownership of 100.0% of the Class B shares, approximately 35.6% of the OpCo Common Units and 100% of the OpCo Subordinated Units. First Solar owns 6,721,810 OpCo Common Units and 15,395,115 OpCo Subordinated

Units, all of which will be canceled upon the Closing and converted into the right to receive the Unit Merger Consideration. SunPower owns 8,778,190 OpCo Common Units and 20,104,884 OpCo Subordinated Units, all of which will be canceled upon the Closing and represent the right to receive the Unit Merger Consideration. Additionally, each of First Solar and SunPower owns a 50% voting and economic interest in Holdings, which owns 100% of the issued and outstanding limited liability company interests in the General Partner, including all rights and obligations relating thereto and all economic and capital interests therein (the “General Partner Interest”), and the IDRs in OpCo. The Sponsors are transferring their ownership of the General Partner Interest and the IDRS for no consideration.

Beginning after November 30, 2019, the economic interests of Holdings owned by the Sponsors will be subject to adjustment annually based on the performance of the Partnership’s subsidiary project entities and any additional assets contributed to OpCo by such Sponsor against the performance of all the Partnership’s subsidiary project entities and all additional assets held by OpCo. The percentage of the aggregate economic interests held by each Sponsor after adjustment will equal the percentage arrived at by dividing (i) the cash generated and distributed, subject to certain exclusions, by one Sponsor’s project entities and any additional assets contributed by such Sponsor to OpCo prior to the end of the most recent fiscal year, by (ii) the cash generated and distributed, subject to certain exclusions, by both Sponsors’ project entities and any additional assets contributed by the Sponsors to OpCo prior to the end of the most recent fiscal year. In addition, after November 30, 2019, payments on the economic interests are subject to an annual reallocation among the Sponsors based on the relative performance of the assets contributed by each Sponsor compared to the projected performance of such assets at the time of contribution.

The Sponsors agreed on a division of proceeds between them from the sale of the Partnership Entities or any of the Sponsors’ interests therein. Such division of proceeds was the result of negotiation regarding the consideration required by SunPower for agreeing to enter into such transaction. Such negotiations focused on the provisions of the limited liability company agreements of Holdings and the General Partner related to the consent rights of SunPower related to the proposed transactions. Pursuant to a separate agreement to effectuate the foregoing, First Solar has agreed to pay SunPower additional consideration from the proceeds received at the Closing. As a result of such agreement, based on an unadjusted Unit Merger Consideration, First Solar will receive an aggregate of approximately $242.8 million (or $10.98 per OpCo Unit) and SunPower will receive an aggregate of approximately $387.1 million (or $13.40 per OpCo Unit).

Additionally, pursuant to the terms of the Merger Agreement, each of the Sponsors and their affiliates will be fully released from providing certain indemnification and credit support obligations. The Merger Agreement also provides that, upon the effectiveness of OpCo Merger 1, OpCo (continuing as the surviving entity) will repay the loan incurred from First Solar in connection with the Partnership’s acquisition of the Stateline Project in California as further described in this proxy statement.

Interests of Certain Directors and Officers of the General Partner

Certain directors of the General Partner Board are designees and employees of the Sponsors, and certain executive officers of the General Partner are also executive officers of the Sponsors. Directors and officers who are also employees of the Sponsors are expected to continue their employment with the Sponsors, and no director or officer of the General Partner will be entitled to severance payments or benefits, change of control payments or golden parachute compensation in connection with the Transactions. Those directors and officers holding Class A shares will receive the same Share Merger Consideration as the Shareholders, in exchange for such shares, upon the effectiveness of the Partnership Merger.

The members of the GP Conflicts Committee did not receive any additional compensation for their participation with the transaction process.

Conditions to the Mergers (see page 89)

Each party’s obligation to effect the Mergers is subject to the satisfaction or waiver of certain conditions, among others:

•	Shareholder Approval and Unitholder Approval shall have been obtained;

•	all consents of any governmental or regulatory (including stock exchange) authority, agency, court commission, or other governmental body (each, a “Governmental Authority”) shall have been obtained and shall be in effect and, if applicable, the waiting period (and any extension thereof) or mandated filings thereunder shall have expired, been terminated or been made, as applicable; and

•	no law or order enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be pending or in effect enjoining, restraining, preventing or prohibiting consummation of any of the Transactions or making the consummation of any of the Transactions illegal.

The parties’ obligations are also separately subject to the satisfaction or waiver of the following conditions, among others:

•	certain fundamental representations and warranties of the parties in the Merger Agreement related to organization, standing and corporate power, authorization, Takeover Laws (as defined below under “The Merger Agreement—No Solicitation or Withdrawal of Recommendation”), brokers, and capitalization being true and correct as of the date of the Merger Agreement and as of the Closing in all material respects;

•	the other representations and warranties of the parties shall be true and correct, without giving effect to any qualifications as to materiality or material adverse effect, in each case as of the date of the Merger Agreement and as of the Closing, other than any failures to be true and correct which, individually or in the aggregate, would not reasonably be expected to have a Partnership material adverse effect or a Parent material adverse effect (each, as defined below under “The Merger Agreement—No Solicitation or Withdrawal of Recommendation”);

•	the other parties’ having performed in all material respects with all obligations that are required to be performed by them under the Merger Agreement at or prior to the Closing;

•	since the date of the Merger Agreement, there shall not have occurred and be continuing any event, change, effect, occurrence or state of facts that would, individually or in the aggregate, be reasonably likely to have, a Partnership material adverse effect;

•	the Parent Entities shall have received payoff letters with respect to (i) the Credit and Guaranty Agreement, dated as of June 5, 2015, among OpCo, the Partnership, Credit Agricole Corporate and Investment Bank, as administrative agent and collateral agent, the lenders party thereto and the other agents party thereto, as amended, (ii) the Promissory Note, dated as of December 1, 2016, by OpCo in favor of First Solar Asset Management, LLC, an affiliate of First Solar, and (iii) all other indebtedness for borrowed money of any of the Partnership, OpCo and subsidiaries of OpCo (the “Partnership Group Entities”) or other indebtedness secured by any lien on any equity interest or asset held by any of the Partnership Group Entities;

•	the transfer of certain limited liability company interests in OpCo’s subsidiaries which are held by an affiliate of SunPower to a member of the Partnership Group and the cancellation of certain other limited liability company interests in OpCo’s subsidiaries which are also held by an affiliate of SunPower;

•	each of the Sponsors and their affiliates shall have been fully released from certain credit support obligations (if any) set forth in the Merger Agreement; and

•	Parent shall have received all original limited liability company interest certificates in the possession of any Partnership Group Entity relating to the direct or indirect ownership interest of the Partnership Entities in any Partnership Group Entities and any Non-Controlled Partnership Group Entity (as defined below under “The Merger Agreement—No Solicitation or Withdrawal of Recommendation”).

For more information, see “The Merger Agreement—Conditions to the Mergers.”

Regulatory Approvals Required for the Mergers (see page 73)

Subject to the terms and conditions set forth in the Merger Agreement, Holdings, the Partnership and Parent agreed to prepare, as promptly as reasonably practicable after the date of the Merger Agreement and, in no event later than ten (10) business days, file the notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”). While a filing under the HSR Act is contemplated as a condition under the Merger Agreement, after further analysis, Holdings, the Partnership and Parent concluded and agreed that filing under the HSR Act is not required.

Subject to the terms and conditions set forth in the Merger Agreement, Holdings, the Partnership and Parent agreed to, (i) as promptly as reasonably practicable after the date of the Merger Agreement, prepare and, in no event later than ten (10) business days after the date of the Merger Agreement, submit an application for approval from the Federal Energy Regulatory Commission (“FERC”) under Section 203 of the Federal Power Act (“FPA”), and (ii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to obtain the approval from FERC so as to be able to consummate and make effective the Transactions, including taking all such further action as may be necessary to resolve such objections, if any, as the FERC may assert under applicable law (including the FPA) with respect to the Transactions so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Outside Date (as defined below)). The Partnership submitted an application for approval to FERC on February 21, 2018.

Subject to the terms and conditions set forth in the Merger Agreement, each party agreed to use its reasonable best efforts to obtain approval from the Committee on Foreign Investment in the United States and each member agency thereof acting in such capacity (“CFIUS”), including (i) exercising reasonable best efforts to promptly (and not later than fifteen (15) business days after the date of the Merger Agreement, unless otherwise agreed by the parties) making the joint draft filing required in connection with obtaining approval from CFIUS in accordance with Section 721 of the Defense Production Act of 1950, as amended (the “DPA”), (ii) promptly making the joint final filing in connection with obtaining approval from CFIUS and in accordance with the DPA after receipt of confirmation that CFIUS has no further comment to the draft filing, and (iii) providing any information requested by any Governmental Authority in connection with the CFIUS review or investigation of the Transactions within the timeframes set forth in the DPA. Pursuant to the Merger Agreement, Parent will not be in breach of its obligations under the Merger Agreement if any of its direct or indirect non-U.S. member or owner of Parent or subsidiary of a non-U.S. Person that is a direct or indirect member or owner of Parent (each, a “Non-U.S. Member”) declines to provide information that it deems to be proprietary or otherwise not advisable to make available, provided that Parent exercised reasonable best efforts in requesting such information of its Non-U.S. Members. A formal filing was made with CFIUS on March 21, 2018 and accepted for review by CFIUS on March 28, 2018.

See “The Mergers—Regulatory Approvals Required for the Mergers.”

No Solicitation or Withdrawal of Recommendation (see page 91)

No Solicitation

The Merger Agreement provides that the Partnership Entities and Holdings have agreed for themselves that they shall not, and that they shall use their commercially reasonable efforts to cause their subsidiaries and respective officers, directors, employees, agents and representatives, including any investment banker, attorney or accountant retained by the Partnership Entities (collectively, the “Representatives”) not to:

•	initiate, solicit or knowingly encourage (including by providing information; provided that any communication undertaken by the Partnership Entities or Holdings in the ordinary course of business and not related, directly or indirectly, to an Alternative Proposal (as defined below under “The Merger Agreement—No Solicitation or Withdrawal of Recommendation”) or the Mergers or any other similar transaction shall not, in and of itself be deemed an action by the Partnership Entities or Holdings to encourage) any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal;

•	engage or participate in any negotiations or discussions, approve or provide or cause to be provided any non-public information or data relating to any of the Partnership Group Entities in connection with any Alternative Proposal;

•	take any action to make the provisions of any Takeover Laws inapplicable to any transactions contemplated by any Alternative Proposal; or

•	resolve or publicly propose or announce to do any of the foregoing (subject to the exceptions set forth in the Merger Agreement).

Notwithstanding the restrictions described above, at any time prior to obtaining the Shareholder Approval, the Partnership and Holdings may furnish information, provide access to certain information, engage or participate in discussions or negotiations with any third party making a Bona Fide Alternative Proposal (as defined below under “The Merger Agreement—No Solicitation or Withdrawal of Recommendation”) received after the date of the Merger Agreement, so long as:

•	the General Partner Board (after due consideration of the recommendation of the GP Conflicts Committee) determines in good faith (after consultation with outside financial and legal advisors) that the Bona Fide Alternative Proposal constitutes or may reasonably be expected to lead to a Superior Proposal (as defined below under “The Merger Agreement—No Solicitation or Withdrawal of Recommendation”);

•	such third party has executed a customary confidentiality agreement on terms substantially similar to those contained in that certain Confidentiality Agreement, dated as of June 30, 2017 by and among First Solar, SunPower, the Partnership and Capital Dynamics Limited, a Delaware corporation; and

•	the Partnership and Holdings provides or makes available to Parent any material non-public information provided to such third party, which was not previously provided or made available to Parent.

No Withdrawal of Recommendation

The Merger Agreement provides that, other than in certain specified situations, neither the General Partner Board nor the GP Conflicts Committee may (i) withdraw or modify in a manner adverse to the Parent Entities the Board Recommendation, (ii) approve or recommend, or publicly propose to approve or recommend, any Alternative Proposal, (iii) fail to include the Board Recommendation in this proxy statement distributed to the Shareholders in connection with the Transactions, or (iv) resolve or publicly propose to do any of the foregoing (any of such actions, an “Adverse Recommendation Change”).

The General Partner Board or the GP Conflicts Committee, as applicable, will be entitled to effect, or cause the Partnership Entities to effect, an Adverse Recommendation Change or authorize the termination of the Merger Agreement in connection with a Superior Proposal only if:

•	the Partnership notifies Parent in writing at least three (3) business days before taking that action of its intention to do so, and specifies the reasons therefor, including, if applicable, the identity of the person making the Alternative Proposal;

•	to the extent Parent wishes to negotiate, the Partnership has negotiated in good faith with Parent during such three (3) business day period, to enable Parent to effect revisions to the terms and conditions of the Merger Agreement that would, if a Superior Proposal has been made, cause such Superior Proposal to no longer constitute a Superior Proposal or, in connection with an Adverse Recommendation Change, it would cause the General Partner Board or the GP Conflicts Committee to no longer believe that making an Adverse Recommendation Change would be in, or not adverse to, the best interests of the Partnership Group or the Public Shareholders or would otherwise be consistent with their duties under the Partnership Agreement or applicable law; and

•	Parent makes a proposal during such three-business day period to adjust the terms and conditions of the Merger Agreement, the General Partner Board or the GP Conflicts Committee, as applicable, after taking into consideration the adjusted terms and conditions of the Merger Agreement as proposed by Parent, continues to determine in good faith, after consultation with its outside financial and legal advisors, that such Superior Proposal continues to be a Superior Proposal, if applicable, and that the failure to make an Adverse Recommendation Change or terminate the Merger Agreement, as applicable, could be adverse to the interests of the Partnership Group or Public Shareholders or would otherwise be inconsistent with their duties under the Partnership Agreement or applicable law.

Termination of the Merger Agreement (see page 96)

The parties to the Merger Agreement can mutually agree to terminate the Merger Agreement at any time without completing the Mergers. In addition, the General Partner, on the one hand, or Parent, on the other hand, may terminate the Merger Agreement on their own without completing the Mergers in a number of situations, including if:

•	subject to certain exceptions, the Mergers have not been consummated on or before August 6, 2018, subject to extension by either party to no later than November 5, 2018 in certain circumstances as specified in the Merger Agreement (the “Outside Date”) (so long as the party seeking to terminate did not prevent the Mergers from occurring by failing to perform or observe its obligations under the Merger Agreement);

•	any law or order is enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority is in effect and has become final and nonappealable enjoining, restraining, preventing or prohibiting consummation of any of the Transactions;

•	after final adjournment of the Shareholder Meeting, Shareholder Approval has not been obtained;

•	the other parties breach any of their respective representations or warranties set forth in the Merger Agreement or fail to perform any of their respective covenants or agreements contained in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth under “The Merger Agreement—Conditions to the Mergers” relating to the accuracy of the representations and warranties of such party or the performance of such party of its obligations and (ii) is incapable of being cured or is not cured by the earlier of the Outside Date and the date that is thirty (30) days after such breach or failure;

•	the General Partner Board or the GP Conflicts Committee has made and not withdrawn an Adverse Recommendation Change (whether or not in compliance with the Merger Agreement); provided, that Parent may only terminate the Merger Agreement prior to the final adjournment of the Shareholder Meeting at which a vote of the Shareholders is taken in accordance with the Merger Agreement;

•	the General Partner Board authorizes the Partnership Entities, to the extent permitted by and subject to complying with the terms of the Merger Agreement, to enter into an alternative acquisition agreement with respect to a Superior Proposal and, concurrently with the termination of the Merger Agreement, the Partnership Entities, subject to complying with the terms of the Merger Agreement, enter into an alternative acquisition agreement providing for a Superior Proposal, subject to payment of the Termination Fee (as defined below) to Parent;

•	(i) all of the conditions set forth in the Merger Agreement to the obligations of the Partnership Entities and Holdings to consummate the Closing have been and continue to be satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to satisfaction (or waiver) of such conditions at the Closing) and the Closing has not occurred by the time required under the Merger Agreement, (ii) Parent has confirmed by irrevocable written notice delivered to the General Partner that (A) all conditions set forth in the Merger Agreement to the obligations of Parent to consummate the Closing have been and remain satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to the satisfaction (or waiver) of such conditions at the Closing) or that it has irrevocably waived any unsatisfied conditions in the Merger Agreement to the obligations of Parent to consummate the Closing and (B) each of the Parent Entities stands ready, willing and able to consummate the transactions contemplated by the Merger Agreement (including the Closing) on the date of such notice and at all times during the period that ends on the earlier of (x) the tenth business day immediately thereafter, and (y) the date that is one day prior to the Outside Date and (iii) the Partnership Entities fail to consummate the transactions contemplated by the Merger Agreement (including the Closing) within such ten business day period after the date of the delivery of such notice or the date that is one day prior to the Outside Date, as applicable; or

•	(i) all of the conditions set forth in the Merger Agreement to the obligations of the Parent Entities to consummate the Closing have been and continue to be satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to satisfaction (or waiver) of such conditions at the Closing) and the Closing has not occurred by the time required under the Merger Agreement, (ii) the General Partner has confirmed by irrevocable written notice delivered to Parent that (A) all conditions set forth in the Merger Agreement to the obligations of the Partnership Entities to consummate the Closing have been and remain satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to the satisfaction (or waiver) of such conditions at the Closing) or that it has irrevocably waived any unsatisfied conditions in the Merger Agreement to the obligations of the Partnership Entities to consummate the Closing and (B) each of the Partnership Entities stands ready, willing and able to consummate the transactions contemplated by the Merger Agreement (including the Closing) on the date of such notice and at all times during the period that ends on the earlier of (x) the tenth business day immediately thereafter, and (y) the date that is one day prior to the Outside Date and (iii) the Parent Entities fail to consummate the transactions contemplated by the Merger Agreement (including the Closing) within such ten business day period after the date of the delivery of such notice or the date that is one day prior to the Outside Date, as applicable.

For more information regarding the termination of the Merger Agreement, see “The Merger Agreement—Termination of the Merger Agreement.”

Termination Fees and Expenses (see page 98)

If the Merger Agreement is validly terminated, then, except as described below, each of the parties will be relieved of its duties and obligations and such termination will be without liability to either party. The Merger Agreement contains various amounts payable under the circumstances described below:

•	if the Merger Agreement is terminated due to an authorization by the General Partner Board for the Partnership Entities to enter into an alternative acquisition agreement to consummate a Superior Proposal and the Partnership Entities’ concurrent entry into such an alternative acquisition agreement, then OpCo shall pay Parent approximately $24.7 million (the “Termination Fee”);

•	if the Merger Agreement is terminated by Parent after the General Partner Board or GP Conflicts Committee has made and not withdrawn an Adverse Recommendation Change prior to the final adjournment of the Shareholder Meeting, then OpCo shall pay Parent the Termination Fee; and

•	if, despite the satisfaction of all of the closing conditions under the Merger Agreement, the Closing has not occurred by the required time and, despite the General Partner’s delivery to Parent by irrevocable written notice of confirmation that all closing conditions have been and remain satisfied and each of the Partnership Entities remain ready, willing and able to consummate the Transactions to effect the Closing, but Parent fails to effect the Closing by the tenth business day following the delivery of such notice or one day prior to the Outside Date, as applicable, then Parent shall pay the Partnership approximately $54.3 million (the “Parent Termination Fee”).

If the Merger Agreement is terminated under certain circumstances, including the following, OpCo shall reimburse Parent for all documented out-of-pocket expenses incurred by Parent and its affiliates in connection with the Transactions (up to $8,000,000):

•	if the Merger Agreement is terminated by Parent by written notice after the Outside Date (for any reason other than the failure to obtain one or more regulatory approval(s) from the relevant Governmental Authority);

•	if, after the final adjournment of the Shareholder Meeting at which a vote of the Shareholders has been taken in accordance with the Merger Agreement, the Shareholder Approval has not been obtained, and the Merger Agreement is terminated by the General Partner or Parent;

•	if any Partnership Entity or Holdings has breached any of its respective representations or warranties set forth in the Merger Agreement or failed to perform any of its respective covenants or agreements contained in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of a closing condition relating to the accuracy of the representations and warranties of the Partnership Entities or the performance of the Partnership Entities and Holdings of obligations and (ii) is incapable of being cured or is not cured by the earlier of the Outside Date and the date that is thirty (30) days after such breach or failure; or

•	if, despite the satisfaction of all of the closing conditions under the Merger Agreement, the Closing has not occurred by the required time and, despite Parent’s delivery to the General Partner by irrevocable written notice of confirmation that all closing conditions have been and remain satisfied and each of the Parent Entities remains ready, willing and able to consummate the Transactions to effect the Closing, but the General Partner fails to effect the Closing by the tenth business day following the delivery of such notice or one day prior to the Outside Date, as applicable.

If the Merger Agreement is terminated by Parent or the General Partner pursuant to a written notice to the other party at any time after the Outside Date, the Closing has not been consummated by such date, and none of the closing conditions under the Merger Agreement (other than obtaining CFIUS Approval) has failed or is unable to be satisfied if the Merger Agreement were not terminated, or an injunction or restraint relating to obtaining CFIUS Approval has been effected, then Parent shall reimburse OpCo for all documented out-of-pocket expenses incurred by the Sponsors or the Partnership Entities in connection with the Transactions (up to $6,000,000).

Concurrently with the execution the Merger Agreement, 8point3 Solar, OpCo, the Partnership and the Bank of New York Mellon, a New York banking corporation (the “Escrow Agent”), entered into an escrow agreement establishing an escrow account in support of the potential obligation of Parent to pay the Parent Termination Fee pursuant to the terms above, and 8point3 Solar deposited into the Escrow Account an amount equal to the Parent Termination Fee. At the Closing, each of 8point3 Solar, the Partnership and OpCo shall deliver a notice to the Escrow Agent directing the Escrow Agent to disburse all of the funds held in the escrow account on the Closing Date.

For more information regarding the termination of the Merger Agreement, see “The Merger Agreement—Termination Fees and Expenses.”

Market Price of and Distributions on the Class A Shares (see page 102)

On January 12, 2018, OpCo distributed an aggregate of $22.2 million to the holders of the OpCo Common Units and OpCo Subordinated Units, and the Partnership, in turn, distributed an aggregate of $7.9 million that it received from OpCo’s distribution to the holders of its Class A shares, or, in each case, $0.2802 per share or unit for the period from September 1, 2017 to November 30, 2017. Although the Partnership Agreement requires that the Partnership distribute its available cash each quarter, and the OpCo LLC Agreement requires OpCo to distribute its available cash each quarter, neither the Partnership nor OpCo has a legal obligation to distribute any particular amount per Class A Share or per OpCo unit. During the pendency of the Transactions, the Partnership and OpCo intend to make quarterly distributions of $0.2802 per share, which maintains the distribution level at the end of fiscal year 2017. On March 22, 2018, the General Partner Board declared a cash distribution for the Class A shares of $0.2802 per share for the first quarter of 2018, which will be paid April 13, 2018 to Shareholders of record as of April 3, 2018.

For more information, see “Market Price of and Distributions on the Class A Shares.”

The Support Agreement (see page 101)

On February 5, 2018, the Sponsors entered into a support agreement with the Parent Entities (the “Support Agreement”), pursuant to which each Sponsor agreed to vote its indirectly owned (i) Class B shares (the “Owned Shares”), (ii) OpCo Common Units, which collectively constitute approximately 35.6% of the outstanding OpCo Common Units (the “Owned OpCo Units”) and (iii) Subordinated Units, which collectively represent 100% of the outstanding OpCo Subordinated Units (the “Owned Subordinated Units,” together with the Owned Shares and Owned OpCo Units, the “Sponsor Units”) for approval of the Merger Agreement and any related proposal necessary or desirable for the consummation of the Transactions (including the Mergers) and against any alternative proposal, including any Superior Proposal.

For more information, see “The Support Agreement.”

Financing of the Mergers (see page 70)

Parent expects to fund the Mergers through (i) debt financing that has been committed to Parent by The Bank of Tokyo-Mitsubishi, UFJ, Ltd (“MUFG”), Massachusetts Mutual Life Insurance Company (“Mass Mutual”), Key Bank National Association (“Key Bank”) and Commonwealth Bank of Australia (“CBA” and collectively with MUFG, Mass Mutual and Key Bank, the “Lenders”) and (ii) committed equity financing available to the following investment vehicles managed by CDI: CD CEI V, Co-Invest Holdco 1 and Co-Invest Holdco 2 (collectively, the “Equity Investors”). The Merger Agreement does not contain a financing condition and if the debt financing or equity financing funds are not obtained, Parent shall continue to be obligated, subject to the fulfillment or waiver of the applicable conditions set forth in the Merger Agreement, to consummate the Transactions (provided that the Partnership may not seek specific performance in the event of Parent’s failure to consummate the Transactions due to the failure to obtain the debt financing, in which case Parent would be obligated to pay the Parent Termination Fee). The funding of the debt financing is subject to the satisfaction of the conditions set forth in the commitment letters pursuant to which the debt financing will be provided. Pursuant to the Merger Agreement, Parent has agreed, among other things, to take all actions and do, or cause to be done, all things necessary, proper or advisable to obtain the equity financing, and to use its reasonable best efforts to obtain the debt financing.

See “The Mergers—Financing of the Mergers.”

Accounting Treatment (see page 72)

The Mergers qualify as business combinations and the Transactions will be accounted for using the acquisition method.

See “The Mergers—Accounting Treatment.”

Material U.S. Federal Income Tax Considerations (see page 68)

The receipt of the Share Merger Consideration in the Partnership Merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, the Partnership Merger will be treated as a taxable sale of a U.S. holder’s Class A shares in exchange for the Share Merger Consideration.

A U.S. holder who receives the Share Merger Consideration in the Partnership Merger will recognize gain or loss in an amount equal to the difference between (1) the amount of cash received and (2) such U.S. holder’s adjusted tax basis in the Class A shares exchanged therefor.

Such gain or loss will generally be taxable as capital gain or loss. Capital gain or loss recognized by a U.S. holder will generally be long-term capital gain or loss if the U.S. holder has held its Class A shares for more than one year as of the closing of the Partnership Merger. Non-corporate U.S. holders are generally eligible for reduced rates of taxation on long-term capital gains. Capital losses recognized by a U.S. holder may offset capital gains and, in the case of individuals, offset no more than $3,000 of ordinary income. Capital losses recognized by U.S. holders that are corporations may only be used to offset capital gains.

The U.S. federal income tax consequences of the Partnership Merger to a U.S. holder will depend on such U.S. holder’s own personal tax situation. Accordingly, the Partnership strongly urges you to consult your tax advisor for a full understanding of the particular tax consequences of the Partnership Merger to you.

The Transactions (other than the Partnership Merger) are not taxable events with respect to U.S. holders of Class A shares and will have no U.S. federal income tax consequences for such holders.

See “The Mergers—Material U.S. Federal Income Tax Considerations” for a more complete discussion of certain U.S. federal income tax consequences of the Mergers.

No Dissenters’ or Appraisal Rights (see page 72)

Under the Delaware Revised Uniform Limited Partnership Act, as amended, and the Partnership Agreement, there are no dissenters’ or appraisal rights for the Public Shareholders with respect to the Transactions.

See “The Mergers—No Dissenters’ or Appraisal Rights.”

Litigation (see page 72)

In connection with the Mergers, purported Shareholders have filed lawsuits against the Partnership and the members of the General Partner Board. Among other remedies, the plaintiffs seek to enjoin the Transactions. The Partnership believes that these complaints are without merit. The Partnership cannot predict the outcome of or estimate the possible loss or range of loss from these matters.

For more information, see “The Mergers—Litigation.”

Delisting and Deregistration of Class A Shares (see page 73)

If the Transactions are completed, the Class A shares will be delisted from the NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (via termination of registration pursuant to Section 12(g) of the Exchange Act). After the Closing, the Partnership will also file a Form 15 to suspend its reporting obligations under Section 15(d) of the Exchange Act. As a result, the Partnership will no longer be obligated to file any periodic reports or other reports with the U.S. Securities and Exchange Commission on account of the Class A shares.

See “The Mergers—Delisting and Deregistration of Class A Shares.”

Organizational Chart

The following diagrams show the simplified organizational structure of the Partnership Entities and the Parent Entities as of the date of this proxy statement and immediately after the Closing.

As of the date of this proxy statement

Immediately following the Closing

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS AND THE SHAREHOLDER MEETING

Q:	Why am I receiving these materials?

A:	The board of directors (the “General Partner Board”) of 8point3 General Partner, LLC, a Delaware limited liability company and the general partner (the “General Partner”) of 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), is soliciting your proxy to vote at the special meeting (the “Shareholder Meeting”) of the holders (the “Shareholders”) of Class A shares representing limited partner interests (the “Class A shares”) in the Partnership because you owned Class A shares at the close of business on April 6, 2018, the record date for the Shareholder Meeting, and, therefore, are entitled to vote at the Shareholder Meeting. This proxy statement, along with a form of proxy, is first being mailed to the Shareholders on or about April 11, 2018.

Q:	Where and when is the Shareholder Meeting?

A:	The Partnership will hold a special meeting of Shareholders on May 23, 2018 at 9:00 a.m., Pacific Time, at 77 Rio Robles, San Jose, California 95134.

See “Information about the Shareholder Meeting and Voting.”

Q:	What am I being asked to vote on?

A:	You are being asked to approve the Agreement and Plan of Merger and Purchase Agreement (the “Merger Agreement”), a copy of which is attached as Annex A to this proxy statement, as such agreement may be amended from time to time, and the Mergers (as defined below) and direct the Partnership to vote its common units representing limited liability company interests in OpCo (as defined below) (“OpCo Common Units”) in favor of the transactions contemplated by the Merger Agreement on the terms set forth therein (the “Transactions”).

On February 5, 2018, the Partnership entered into the Merger Agreement with 8point3 General Partner, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), 8point3 Operating Company, LLC, a Delaware limited liability company (“OpCo” and, together with the Partnership and the General Partner, the “Partnership Entities”), 8point3 Holding Company, LLC, a Delaware limited liability company (“Holdings”), 8point3 Solar CEI, LLC, a Delaware limited liability company (“8point3 Solar”), 8point3 Co-Invest Feeder 1, LLC, a Delaware limited liability company (“Investor Co 1”), 8point3 Co-Invest Feeder 2, LLC, a Delaware limited liability company (“Investor Co 2”), CD Clean Energy and Infrastructure V JV (Holdco), LLC, a Delaware limited liability company (“CD CEI V JV Holdco” and, together with 8point3 Solar, Investor Co 1 and Investor Co 2, collectively, “Parent”), 8point3 Partnership Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of 8point3 Solar (“Partnership Merger Sub”), 8point3 OpCo Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“OpCo Merger Sub 1”), and 8point3 OpCo Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“OpCo Merger Sub 2” and, together with OpCo Merger Sub 1, the “OpCo Merger Subs” and, the OpCo Merger Subs, together with Parent and Partnership Merger Sub, the “Parent Entities”).

Pursuant to the Merger Agreement, (i) OpCo Merger Sub 1 will merge with and into OpCo (“OpCo Merger 1”) and the separate existence of OpCo Merger Sub 1 will cease and OpCo will continue as the surviving limited liability company of OpCo Merger 1 (the “Initial Surviving LLC”), (ii) OpCo Merger Sub 2 will merge with and into the Initial Surviving LLC (“OpCo Merger 2” and, together with OpCo Merger 1, the “OpCo Mergers”) and the separate existence of OpCo Merger Sub 2 will cease and the Initial Surviving LLC will continue as the surviving limited liability company of OpCo Merger 2 (the “Surviving LLC”), (iii) Partnership Merger Sub will merge with and into the Partnership (the “Partnership Merger” and, together with the OpCo Mergers, the “Mergers”) and the separate existence of Partnership Merger Sub will cease and the Partnership shall continue as the surviving partnership of the Partnership Merger (the

“Surviving Partnership” and, together with the Surviving LLC, the “Surviving Entities”), (iv) Holdings will transfer to 8point3 Solar or an affiliate of 8point3 Solar designated by 8point3 Solar, and 8point3 Solar (or its designated affiliate) will accept, for no consideration, the transfer and delivery of, 100% of the issued and outstanding limited liability company interests in the General Partner, including all rights and obligations relating thereto and all economic and capital interests therein (the “General Partner Interest”) and 100% of the issued and outstanding Incentive Distribution Rights (as defined in that certain Amended and Restated Limited Liability Company Agreement of OpCo, dated June 24, 2015 (the “OpCo LLC Agreement”)) (the “IDRs”) (such transfers, the “Equity Transfers”).

As a result of the Transactions, the Partnership will no longer be a publicly traded limited partnership, and you, as a Shareholder, will no longer have any interest in the Partnership’s future earnings or growth. In addition, upon completion of the Mergers, the Class A shares will be delisted from the NASDAQ Global Select Market (the “NASDAQ”) and will be subsequently deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Partnership will no longer file periodic reports with the U.S. Securities and Exchange Commission (“SEC”). You are being asked to consider and vote on two proposals: (1) to approve the Merger Agreement and the Partnership Merger (the “Partnership Merger Proposal”), and (2) to direct the Partnership to vote, by written consent or at a meeting of the holders of OpCo Common Units and subordinated units representing limited liability company interests in OpCo (“OpCo Subordinated Units” and, together with the OpCo Common Units, the “OpCo Units”), its OpCo Common Units in favor of the Merger Agreement and the OpCo Mergers (the “OpCo Merger Proposal” and, together with the Partnership Merger Proposal, the “Merger Proposals”).

See “Information about the Shareholder Meeting and Voting.”

Q:	What will I, as a Shareholder, receive if the Mergers are completed?

A:	Upon the effectiveness of the Partnership Merger, each Shareholder will receive $12.35 per Class A share in cash, without interest, less any applicable withholding taxes and as adjusted pursuant to the following sentence (the “Share Merger Consideration”). The final price would be adjusted upward for cash generated from December 1, 2017 through closing of the Mergers (the “Closing”) based off the expected daily cash flow accrual applicable for the quarter and downward for the amount of distributions declared (to the extent the record date has passed prior to the Closing) or paid prior to the Closing. Depending on the date of Closing (the “Closing Date”), each Shareholder may receive more or less than $12.35 per Class A share pursuant to the Partnership Merger. Assuming a Closing Date of May 24, 2018, each Shareholder will receive $12.3833 per Class A share.

See “The Merger Agreement—Merger Consideration.”

Q:	What will First Solar, Inc., a Delaware corporation (“First Solar”), and SunPower Corporation, a Delaware corporation (“SunPower” and, together with First Solar, the “Sponsors”) receive if the Mergers are completed?

A:	At or immediately prior to the effectiveness of the Mergers, the Sponsors will receive $12.35 per issued and outstanding OpCo Common Unit and OpCo Subordinated Unit, in cash, without interest and less any applicable withholding taxes and as adjusted pursuant to the following sentence (the “Unit Merger Consideration” and, together with the Share Merger Consideration, the “Merger Consideration”). The final price would be adjusted upward for cash generated from December 1, 2017 through the Closing based off the expected daily cash flow accrual applicable for the quarter and downward for the amount of distributions declared (to the extent that the record date has passed prior to the Closing) or paid prior to the Closing. As consideration required by SunPower for agreeing to enter into the Transactions, the Sponsors have agreed that First Solar would pay SunPower additional consideration from the proceeds it receives at the Closing. As a result of such agreement, based on an unadjusted Unit Merger Consideration, First Solar will receive an aggregate of approximately $242.8 million (or $10.98 per OpCo Unit) and SunPower will receive an aggregate of approximately $387.1 million (or $13.40 per OpCo Unit).

See “The Merger Agreement—Merger Consideration.”

Q:	Will the Partnership continue to pay quarterly distributions pending the Closing of the Partnership Merger?

A:	The Transactions are targeted to close in the second fiscal quarter of 2018 and are subject to the right that each of the General Partner and Parent has to terminate the Merger Agreement if the Transactions have not been consummated on or before August 6, 2018, subject to extension by either party to no later than November 5, 2018 in certain circumstances as specified in the Merger Agreement (the “Outside Date”).

Until the completion of the Transactions, the Partnership plans to declare and pay quarterly distributions of $0.2802 per share in the ordinary course of business and consistent with past practices. On March 22, 2018, the General Partner Board declared a cash distribution for the Class A shares of $0.2802 per share for the first quarter of 2018, which will be paid April 13, 2018 to Shareholders of record as of April 3, 2018.

See “Market Price of and Distributions on the Class A shares.”

Q:	How does each of the Conflicts Committee of the General Partner Board (the “GP Conflicts Committee”) and the General Partner Board recommend that I vote?

A:	Each of the GP Conflicts Committee and the General Partner Board recommends that the Shareholders vote “FOR” the Merger Proposals.

Q:	Why does each of the GP Conflicts Committee and the General Partner Board recommend that I vote “FOR” the Merger Proposals?

A:	The GP Conflicts Committee and the General Partner Board considered a number of factors in making their recommendations to the Shareholders. The factors considered by the GP Conflicts Committee to be generally positive or favorable include, but are not limited to the following:

•	The Share Merger Consideration is an all-cash amount, which the GP Conflicts Committee believed provided greater value to the holders of Class A shares (other than the General Partner, the Sponsors and their affiliates) (the “Public Shareholders”) than the long-term value of the Partnership as a publicly traded partnership, after taking into account the risks and challenges facing the Partnership’s current business and financial prospects;

•	The GP Conflicts Committee believed that neither Sponsor would be willing to lower the consideration it receives in the Transactions to benefit the Shareholders;

•	The Sponsors are transferring their General Partner Interest and their IDRs for no consideration;

•	The fact that the Mergers resulted from a comprehensive process in which the Sponsors and the Partnership contacted or received inbound interest from over 130 prospective buyers over approximately nine months and entered into non-disclosure agreements with more than 30 prospective buyers;

•	Receipt by the GP Conflicts Committee of the opinion of Evercore Group L.L.C., its financial advisor (“Evercore”), on February 5, 2018, that, as of such date and based on and subject to the assumptions, procedures, qualifications, limitations and other matters set forth in the opinion, the Share Merger Consideration to be paid by Parent pursuant to the Merger Agreement was fair, from a financial point of view, to the Partnership and the Public Shareholders;

•	The GP Conflicts Committee believed that the Partnership would face significant challenges were it to continue as a public standalone company, including, but not limited to: that the Partnership may need to refinance its non-amortizing debt due in 2020, or before 2020, with amortizing debt which would likely reduce cash available for distribution; that the Partnership’s growth prospects would be extremely limited; that it would be challenging to finance the acquisition of additional projects given its current share price and debt levels, the rising interest rate environment and restrictions on its business, including restrictions resulting from its debt obligations;

•	The terms and conditions of the Merger Agreement were determined through extensive arm’s-length negotiations among the Sponsors, the Partnership, the GP Conflicts Committee, and CD Clean Energy Infrastructure V JV, LLC (“Capital Dynamics”), an investment vehicle managed by Capital Dynamics, Inc., which is an independent global asset manager, investing in private equity, private credit and clean energy infrastructure (“CDI”), on behalf of Parent and their respective representatives and advisors;

•	Certain terms of the Merger Agreement and the related agreements support the GP Conflicts Committee’s belief that it is fair and reasonable to, and in the best interest of, the Partnership and the Public Shareholders for the Partnership to enter into the Merger Agreement and consummate the Transactions; and

•	The Transactions being subject to the approval of a majority of the outstanding Class A shares (excluding Class A shares owned by the General Partner or its affiliates), voting as a class.

For a full list of the factors, including a list of negative factors, considered by the GP Conflicts Committee and the General Partner Board, see “The Mergers—Recommendation of the GP Conflicts Committee and the General Partner Board; Reasons for Recommending Approval of the Merger Proposals.”

Q:	When do you expect the Transactions to be completed?

A:	Assuming timely satisfaction of other closing conditions, including Shareholder Approval of the Merger Proposals, the Transactions are targeted to close in the second fiscal quarter of 2018.

Q:	What if the Transactions are not completed?

A:	If the Merger Proposals are not approved by the Shareholders or if the Transactions are not completed for any other reason, you will not receive any consideration for your Class A shares in connection with the Transactions. Instead, the Partnership will remain a publicly traded limited partnership, and the Class A shares will continue to be listed and traded on the NASDAQ. Remaining as a publicly traded limited partnership could result in certain challenges including, among other things, a risk that the Partnership may need to refinance its non-amortizing debt due in or before 2020 with amortizing debt, which would likely reduce cash available for distribution, limit growth and acquisition prospects and limit ability to raise debt on suitable terms. Additionally, the subordination period of the OpCo Subordinated Units is expected to terminate in October 2018, at which time all OpCo Subordinated Units will convert into OpCo Common Units. Upon the termination of the subordination period, the provisions of the Partnership Agreement (as defined below) provide that all Class A shares and Class B shares (as defined below) vote together as a class on proposals such as the Partnership Merger Proposal and the provisions of the OpCo LLC Agreement provide that all OpCo Common Units, including the newly converted units, vote together as a class on proposals such as the OpCo Merger Proposal.

Q:	What conditions must be satisfied to complete the Transactions?

A:

Under the Merger Agreement, the respective obligations of each party to effect the Transactions is subject to the satisfaction or waiver of a number of conditions, including, among others: (i) in accordance with the applicable requirements set forth in the Partnership’s Amended and Restated Agreement of Limited Partnership, dated as of June 24, 2015 (the “Partnership Agreement”), and the OpCo LLC Agreement, receipt of the affirmative vote of (a) a majority of the outstanding Class A Shares (excluding Class A shares owned by the General Partner or its affiliates), voting as a class, (b) a majority of the outstanding Class B shares representing limited partner interests in the Partnership (“Class B shares”), voting as a class (clauses (a) and (b) together, the “Shareholder Approval”), (c) a majority of the outstanding OpCo Common Units (excluding OpCo Common Units whose voting power is, with respect to the subject vote, controlled by the General Partner or its affiliates, other than the Partnership, through ownership or otherwise), voting as a class, (d) a majority of the outstanding OpCo Subordinated Units, voting as a class (clauses (c) and (d) together, a “Unit Majority”) and (e) a majority of the outstanding OpCo Common Units, voting as a class (clauses (c) through (e) together, the “Unitholder Approval”), (ii) expiration or termination of the waiting period applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), (iii) approval from the Federal Energy Regulatory Commission (“FERC”) has been obtained, (iv) approval (“CFIUS Approval”) from the Committee on Foreign Investment in the United States and each member agency thereof acting in such capacity (“CFIUS”) has been obtained, (v) the absence of certain legal impediments to the consummation of the Transactions, (vi) all required consents have been obtained, (vii) the accuracy of the parties’ representations and warranties, (viii) the performance of the parties’ obligations under the Merger Agreement, (ix) nothing has occurred that has a material adverse effect on the ability of any Partnership Entity or Holdings to consummate the Transactions or perform its obligations under the Merger Agreement, (x) the Parent Entities shall have received payoff letters, in form and substance reasonably satisfactory to the Parent Entities with respect to the indebtedness of the Partnership, OpCo and subsidiaries of OpCo (the “Partnership Group Entities”), (xi) the termination or release of all guarantees of, and liens securing, such indebtedness of the Partnership Group Entities and the assignment or replacement of all outstanding letters of credit specified in the Merger Agreement, and (xii) the replacement of certain credit obligations of the Sponsors by the Parent Entities. While a filing under the HSR Act is contemplated as a condition under the Merger Agreement, after further analysis, Holdings, the Partnership and Parent concluded and agreed that filing under the HSR Act is not required.

For a more complete summary of the conditions that must be satisfied or waived prior to the completion of the Transactions, see “The Merger Agreement—Conditions to the Mergers.”

Q:	What happens if a third party makes an offer to acquire the Partnership before the Transactions are consummated?

A:	Under the Merger Agreement, prior to obtaining Shareholder Approval, the Partnership and Holdings may (i) in response to a bona fide alternative proposal (as defined below under “The Merger Agreement—No Solicitation or Withdrawal of Recommendation”) received after the date of the Merger Agreement and (ii) which the General Partner Board (after due consideration of the recommendation of the GP Conflicts Committee) determines in good faith constitutes or may reasonably be expected to lead to a Superior Proposal (as defined below under “The Merger Agreement—No Solicitation or Withdrawal of Recommendation”), (1) furnish information with respect to the General Partner and the Partnership Group Entities and certain non-controlled entities in which the Partnership owns an interest to the person making such alternative proposal pursuant to a customary confidentiality agreement on terms substantially similar to those contained in the confidentiality agreement with Capital Dynamics Limited and (2) engage or participate in discussions or negotiations with such person and its Representatives (as defined below under “The Merger Agreement—No Solicitation or Withdrawal of Recommendation”) regarding such alternative proposal, so long as the Partnership and Holdings disclose to Parent any material non-public information provided which was not previously provided or made available to Parent. If, after considering the recommendation of the GP Conflicts Committee, the General Partner Board determines that such alternative proposal constitutes a Superior Proposal and that the consummation of the Mergers is not in the best interests of the Partnership, then subject to the terms of the Merger Agreement, the Partnership may terminate the Merger Agreement and enter into an alternative acquisition agreement.

If the Merger Agreement is terminated by (i) the General Partner due to the General Partner Board authorizing the Partnership Entities to enter into an alternative acquisition agreement and, concurrently with the termination of the Merger Agreement, the Partnership Entities enter into an alternative acquisition agreement or (ii) by Parent because the General Partner Board or the GP Conflicts Committee has made and not withdrawn an Adverse Recommendation Change (as defined below under “The Merger Agreement—No Solicitation or Withdrawal of Recommendation”) prior to the final adjournment of the Shareholder Meeting, a termination fee of approximately $24.7 million (the “Termination Fee”) is payable by OpCo to Parent.

Q:	What is the record date for the Shareholder Meeting?

A:	The record date for the Shareholder Meeting is April 6, 2018. Only Shareholders at the close of business on the record date are entitled to notice of, and to vote at, the Shareholder Meeting.

See “Information about the Shareholder Meeting and Voting.”

Q:	How are votes counted?

A:	Approval of the Merger Proposals requires the approval of holders of a majority of the outstanding Class A shares (excluding Class A shares owned by the General Partner or its affiliates) on the record date. For the Merger Proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will count for the purpose of determining whether a quorum is present but will be counted as a vote cast “AGAINST” the Merger Proposals. If you do not provide voting instructions to your broker, your Class A shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is referred to in this proxy statement and in general as a broker non-vote. In these cases, the broker can register your Class A shares as being present at the Shareholder Meeting for purposes of determining a quorum, but will not be able to vote on those matters for which specific authorization is required. Brokers do not have discretionary authority to vote on the Merger Proposals and a broker non-vote will have the same effect as a vote “AGAINST” the Merger Proposals. If you fail to submit a proxy or to vote in person at the Shareholder Meeting, your Class A shares will not count for the purpose of determining whether a quorum is present and, like a broker non-vote (if any) or an abstention, will have the same effect as a vote cast “AGAINST” the Merger Proposals.

If you own Class A shares that are directly registered in your name and return a signed proxy card or submit your proxy via the Internet or by telephone but do not indicate how you wish your Class A shares to be voted, the Class A shares represented by your properly submitted proxy will be voted “FOR” the Merger Proposals.

See “Information about the Shareholder Meeting and Voting.”

Q:	Where can I find the voting results of the Shareholder Meeting?

A:	The preliminary voting results are expected to be announced at the Shareholder Meeting. In addition, within four (4) business days following certification of the final voting results, the Partnership intends to file the final voting results with the SEC on a Current Report on Form 8-K.

Q:	What is the difference between a holder of record of Class A shares and a beneficial owner of Class A shares?

A:	If your Class A shares are registered directly in your name with the transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those Class A shares. As the shareholder of record, you have the right to vote by granting your voting rights directly to the Partnership or to a third party or by voting in person at the meeting.

If your Class A shares are held by a bank, broker or other nominee, you are considered the beneficial owner of Class A shares held in “street name,” and your bank, broker or other nominee is considered the shareholder of record with respect to those Class A shares. Your bank, broker or other nominee should send you, as the beneficial owner, a package describing the procedure for voting your Class A shares. You should follow the instructions provided by them to vote your Class A shares. You are invited to attend the Shareholder Meeting; however, you may not vote your Class A shares in person at the meeting unless you obtain a “legal proxy” from your bank, broker, or other nominee that holds your Class A shares, giving you the right to vote the Class A shares at the meeting.

Q:	If my Class A shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my Class A shares for me?

A:	Your bank, broker or other nominee will only be permitted to vote your Class A shares if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your Class A shares. Banks, brokers or other nominees who hold Class A shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the Merger Proposals, and, as a result, absent specific instructions from the beneficial owner of such Class A shares, banks, brokers or other nominees are not empowered to vote those Class A shares on such non-routine matters. If you do not instruct your bank, broker or other nominee to vote your Class A shares, your Class A shares will not be voted, and this will have the same effect as a vote cast “AGAINST” the Merger Proposals.

Q:	How many votes do I have?

A:	You are entitled to one vote for each Class A share owned by you as of the record date, April 6, 2018. As of close of business on April 6, 2018, there were 28,093,305 outstanding Class A shares.

Q:	What constitutes a quorum for the Shareholder Meeting?

A:	The presence, in person or by proxy, at the Shareholder Meeting of holders of a majority of the outstanding Class A shares as of the close of business on the record date will constitute a quorum for the Shareholder Meeting and will permit the Partnership to conduct the proposed business at the Shareholder Meeting. Class A shares registered directly in your name with the transfer agent will be counted as present at the Shareholder Meeting if you (i) are present in person at the Shareholder Meeting or (ii) have submitted and not revoked a properly executed proxy card or have submitted and not revoked your proxy via telephone or the Internet. Proxies received but marked as abstentions will be counted as Class A shares that are present and entitled to vote for purposes of determining the presence of a quorum. If you do not provide voting instructions to your broker, your Class A shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is referred to in this proxy statement and in general as a broker non-vote. In these cases, the broker can register your Class A shares as being present at the Shareholder Meeting for purposes of determining a quorum, but will not be able to vote on those matters for which specific authorization is required. If you fail to submit a proxy or vote in person at the Shareholder Meeting, your Class A shares will not count for the purpose of determining whether a quorum is present.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement (including its Annexes and the documents referenced under “Where You Can Find More Information”), please submit your proxy by completing, signing and mailing your proxy card or via telephone or the Internet as soon as possible so that your Class A shares can be represented at the Shareholder Meeting. Your vote is important. Whether or not you plan to attend the Shareholder Meeting, you should sign and mail your proxy card or submit your proxy via telephone or the Internet at your first convenience. Remember, if you fail to vote your Class A shares, that will have the same effect as a vote cast “AGAINST” the Merger Proposals.

Shareholder of Record. If you are a shareholder of record, you may have your Class A shares voted on matters presented at the Shareholder Meeting in any of the following ways:

•	by proxy—shareholders of record have a choice of having their Class A shares voted by proxy:

•	through the Internet by logging onto the website indicated on the enclosed proxy card and following the prompts using the control number located on the enclosed proxy card;

•	by telephone (from the United States, U.S. territories and Canada) using the toll-free telephone number listed on the enclosed proxy card and following the prompts using the control number located on the enclosed proxy card; or

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•	in person—you may attend the Shareholder Meeting and cast your vote there provided that you bring a government-issued picture identification.

If you choose to submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope, and your proxy card must be received by the General Partner’s General Counsel by the time the Shareholder Meeting begins.

Beneficial Owner. If you are a beneficial owner, you should receive instructions from your bank, broker or other nominee that you must follow in order to have your Class A shares voted. Those instructions will identify which of the above choices are available to you in order to have your Class A shares voted. Please note that if you are a beneficial owner and wish to vote in person at the Shareholder Meeting, you must provide a “legal proxy” from your bank, broker or other nominee at the Shareholder Meeting. To attend the meeting in person (regardless of whether you intend to vote your Class A shares in person at the meeting), you must bring a government-issued picture ID.

For additional information regarding how to vote your Class A shares, see “Information about the Shareholder Meeting and Voting.”

Q:	What can I do if I change my mind after I have submitted my proxy for my Class A shares?

A:	If your Class A shares are registered directly in your name with the transfer agent, you may revoke your proxy at any time before it is voted at the Shareholder Meeting by:

•	submitting another proxy prior to the Shareholder Meeting through any of the methods available to you;

•	giving written notice of revocation to the General Partner’s General Counsel, which must be received by the General Counsel by the time the Shareholder Meeting begins; or

•	attending the meeting and voting your Class A shares in person.

If your Class A shares are held through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies. If your bank, broker or other nominee allows you to submit your proxy via telephone or Internet, you may be able to change your vote by submitting a proxy again by telephone or Internet.

See “Information about the Shareholder Meeting and Voting.”

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your Class A shares. The written document describing the matters to be considered and voted on at the Shareholder Meeting is called a “proxy statement.” A “proxy card” is a document used to designate a proxy to vote your Class A shares.

See “Information about the Shareholder Meeting and Voting.”

Q:	If a Shareholder gives a proxy, how are its Class A shares voted?

A:

Regardless of how you choose to vote, the individuals named on the enclosed proxy card will vote your Class A shares in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your Class A shares should be voted “FOR” or “AGAINST,” or whether you wish to “ABSTAIN” from voting, on all, some or none of the specific items of business to come before the Shareholder Meeting.

If you own Class A shares that are directly registered in your name with the transfer agent and return a signed proxy card or submit your proxy via the Internet or by telephone but do not indicate how you wish your Class A shares to be voted, the Class A shares represented by your properly submitted proxy card will be voted “FOR” the Merger Proposals.

See “Information about the Shareholder Meeting and Voting.”

Q:	What does it mean if I get more than one proxy card?

A:	If you received more than one proxy card, your Class A shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the Class A shares shown on each proxy card that you receive in order for all of your Class A shares to be voted at the meeting.

See “Information about the Shareholder Meeting and Voting.”

Q:	What happens if I sell my Class A shares before the Shareholder Meeting?

A:	The record date for Shareholders entitled to vote at the Shareholder Meeting is earlier than both the date of the Shareholder Meeting and the consummation of the Transactions. If you transfer your Class A shares after the record date of the Shareholder Meeting but before the Shareholder Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your Class A shares and each of you notifies the Partnership in writing of such special arrangements, you will retain your right to vote such Class A shares at the Shareholder Meeting but will transfer the right to receive the Share Merger Consideration if the Transactions are consummated to the person to whom you transfer your Class A shares.

See “Information about the Shareholder Meeting and Voting.”

Q:	What happens if I sell my Class A shares after the Shareholder Meeting but before the effectiveness of the Partnership Merger?

A:	If you transfer your Class A shares after the Shareholder Meeting but before the effectiveness of the Partnership Merger, you will have transferred the right to receive the Share Merger Consideration if the Transactions are consummated to the person to whom you transfer your Class A shares. In order to receive the Share Merger Consideration, you must hold your Class A shares through completion of the Transactions.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	The Partnership has engaged Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies for the Shareholder Meeting. Innisfree will be paid approximately $25,000 by the Partnership for these and other consulting, analytic and advisory services in connection with the Shareholder Meeting. In the event of obtaining Shareholder Approval, the Partnership will pay an additional $25,000 to Innisfree. In addition, the Partnership has agreed to reimburse Innisfree for certain fees and expenses and will also indemnify Innisfree, its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of Class A shares, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses.

See “Information about the Shareholder Meeting and Voting.”

Q:	How will I receive the Share Merger Consideration to which I am entitled?

A:	Promptly after the Closing, a paying agent reasonably acceptable to, and appointed by, the Partnership (the “Paying Agent”) will mail or provide to each holder of record of Class A shares certain transmittal materials and instructions for use in effecting the surrender of Class A shares to the Paying Agent. If your Class A shares are held in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions as to how to effect the surrender of your “street name” Class A shares in exchange for the Share Merger Consideration.

See “The Merger Agreement—Payment for the Class A shares.”

Q:	Am I entitled to dissenters’ or appraisal rights?

A:	No. Under the Delaware Revised Uniform Limited Partnership Act, as amended, and the Partnership Agreement, no dissenters’ or appraisal rights are available, or will be available, with respect to the Transactions.

Q:	What are the expected U.S. federal income tax consequences to a Shareholder as a result of the Transactions?

A:	The receipt of the Share Merger Consideration in the Partnership Merger will be a taxable transaction to U.S. holders (as defined in “The Mergers—Material U.S. Federal Income Tax Considerations”) for U.S. federal income tax purposes. In general, the Partnership Merger will be treated as a taxable sale of a U.S. holder’s Class A shares in exchange for the Share Merger Consideration. A U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between (1) the amount of cash received and (2) such U.S. holder’s adjusted tax basis in the Class A shares exchanged therefor.

The Transactions (other than the Partnership Merger) will have no U.S. federal income tax consequences for U.S. holders of the Class A shares.

See “The Mergers—Material U.S. Federal Income Tax Considerations” for a more complete discussion of certain U.S. federal income tax consequences of the Partnership Merger.

Q:	What is “householding”?

A:	The SEC has adopted rules that permit companies and intermediaries (such as brokers or banks) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single notice or proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies.

Banks, brokers and other nominees with accountholders who are Shareholders may be “householding” the Partnership’s proxy materials. As indicated in the notice provided by these banks, brokers and other nominees to Shareholders, a single proxy statement will be delivered to multiple Shareholders sharing an address unless contrary instructions have been received from an affected Shareholder. Once you have received notice from your bank, broker or other nominee that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and you prefer to receive a separate proxy statement, please notify your bank, broker or other nominee or contact Innisfree, the Partnership’s proxy solicitor, by calling toll-free at (877) 750-8338 or write to the following address:

8point3 Energy Partners LP

77 Rio Robles

San Jose, California

Attention: General Counsel

Telephone: (408) 240-5500

Q:	Who can help answer my questions?

A:	If you have any questions about the Transactions, need additional copies of this proxy statement or the enclosed proxy card or require assistance in voting your Class A shares, you should contact Innisfree, which is assisting us as the proxy solicitation agent in connection with the Transactions, as follows:

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders Call Toll-Free: (877) 750-8338

Banks and Brokers Call Collect: (212) 750-5833

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on the Partnership’s current expectations and assumptions and involve known and unknown risks and uncertainties and projections of results of operations or of financial condition or forecasts of future events that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential” or “continue” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this proxy statement include statements concerning the Partnership’s expectations of plans, strategies, objectives, growth and anticipated financial and operational performance, the occurrence of any event, change or other circumstance that could give rise to termination of the Merger Agreement; the inability to complete the Mergers due to the failure to obtain the requisite approvals for the Mergers or the failure to satisfy other conditions to completion of the Mergers, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Mergers; risks related to disruption of management’s attention from the Partnership’s ongoing business operations due to the Transactions; and the effects of future litigation, including litigation relating to the Mergers. Forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Partnership believes that it has chosen these assumptions or bases in good faith and believes that they are reasonable. However, when considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this proxy statement and the Partnership’s other filings with the SEC, including the Partnership’s Annual Report on Form 10-K for the year ended November 30, 2017 and any updates thereto in the Partnership’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Those risk factors and other factors noted throughout this proxy statement could cause the Partnership’s actual results to differ materially from those disclosed in any forward-looking statement. You are cautioned not to place undue reliance on any forward-looking statements.

Among other risks and uncertainties, there can be no guarantee that the Mergers will be completed, or if they are completed, the time frame in which they will be completed. The Transactions are subject to the satisfaction of certain conditions contained in the Merger Agreement.

Each forward-looking statement speaks only as of the date of the particular statement and the Partnership undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

THE PARTIES TO THE TRANSACTIONS

8point3 Energy Partners LP (the “Partnership”)

The Partnership is a Delaware limited partnership formed to own, operate and acquire solar energy generation projects.

The Class A shares are listed on the NASDAQ under the symbol “CAFD.”

The principal executive offices of the Partnership are located at 77 Rio Robles, San Jose, California 95134, and its telephone number at that address is (408) 240-5500.

8point3 General Partner, LLC (the “General Partner”)

The General Partner is the general partner of the Partnership and is solely responsible for conducting the Partnership’s business and managing its operations.

The principal executive offices of the General Partner are located at 77 Rio Robles, San Jose, California 95134, and its telephone number at that address is (408) 240-5500.

8point3 Operating Company, LLC (“OpCo” and, together with the Partnership and the General Partner, the “Partnership Entities”)

OpCo is the operating company of the Partnership that directly or indirectly owns and controls various subsidiaries, projects and assets.

The Partnership owns a controlling non-economic managing member interest in OpCo and a 35.5% limited liability company interest in OpCo and the Sponsors collectively own a noncontrolling 64.5% limited liability company interest in OpCo.

The principal executive offices of OpCo are located at 77 Rio Robles, San Jose, California 95134, and its telephone number at that address is (408) 240-5500.

8point3 Holding Company, LLC (“Holdings”)

Holdings is a Delaware limited liability company jointly owned by First Solar and SunPower and is the sole parent of the General Partner. Holdings owns all issued and outstanding Incentive Distribution Rights (“IDRs”) in OpCo, which represent a variable interest in distributions after certain distribution thresholds are met.

The principal executive offices of Holdings are located at 77 Rio Robles, San Jose, California 95134, and its telephone number at that address is (408) 240-5500.

CD Clean Energy and Infrastructure V JV (Holdco), LLC (“CD CEI V JV Holdco”)

CD CEI V JV Holdco is a Delaware limited liability company and an affiliate of CD Clean Energy Infrastructure V JV, LLC (“Capital Dynamics”), an investment vehicle managed by Capital Dynamics, Inc., which is an independent, global asset manager, investing in private equity, private credit and clean energy infrastructure (“CDI”). CD CEI V JV Holdco, together with 8point3 Solar, Investor Co 1 and Investor Co 2 (each as defined below), constitute “Parent.”

The principal executive offices of CD CEI V JV Holdco are located at 10 East 53rd Street, Floor 17, New York, New York, and its telephone number at that address is (212) 798-3400.

8point3 Solar CEI, LLC (“8point3 Solar”)

8point3 Solar is a Delaware limited liability company and an affiliate of CD CEI V JV Holdco. 8point3 Solar, together with CD CEI V JV Holdco, Investor Co 1 and Investor Co 2, constitute “Parent.” After the Closing, 8point3 Solar (or a designated affiliate) will own 100% of the issued and outstanding limited liability company interests in the General Partner, including all rights and obligations relating thereto and all economic and capital interests therein, and 100% of the issued and outstanding IDRs.

The principal executive offices of 8point3 Solar are located at 10 East 53rd Street, Floor 17, New York, New York, and its telephone number at that address is (212) 798-3400.

8point3 Co-Invest Feeder 1, LLC (“Investor Co 1”)

Investor Co 1 is a Delaware limited liability company and an affiliate of 8point3 Co-Invest Holdco 1, LLC, an investment vehicle managed by CDI (“Co-Invest Holdco 1”). Investor Co 1, together with of CD CEI V JV Holdco, 8point3 Solar and Investor Co 2, constitute “Parent.”

The principal executive offices of Investor Co 1 are located at 10 East 53rd Street, Floor 17, New York, New York, and its telephone number at that address is (212) 798-3400.

8point3 Co-Invest Feeder 2, LLC (“Investor Co 2”)

Investor Co 2 is a Delaware limited liability company and an affiliate of 8point3 Co-Invest Holdco 2, LLC, an investment vehicle managed by CDI (“Co-Invest Holdco 2”). Investor Co 2, together with of CD CEI V JV Holdco, 8point3 Solar and Investor Co 1, constitute “Parent.”

The principal executive offices of Investor Co 2 are located at 10 East 53rd Street, Floor 17, New York, New York, and its telephone number at that address is (212) 798-3400.

8point3 Partnership Merger Sub, LLC (“Partnership Merger Sub”)

Partnership Merger Sub is a Delaware limited liability company and wholly owned subsidiary of 8point3 Solar. Partnership Merger Sub was formed by Parent solely for the purposes of effecting the Partnership Merger.

The principal executive offices of Partnership Merger Sub are located at 10 East 53rd Street, Floor 17, New York, New York, and its telephone number at that address is (212) 798-3400.

8point3 OpCo Merger Sub 1, LLC (“OpCo Merger Sub 1”)

OpCo Merger Sub 1 is a Delaware limited liability company and wholly owned subsidiary of Parent. OpCo Merger Sub 1 was formed by Parent solely for the purposes of effecting OpCo Merger 1.

The principal executive offices of OpCo Merger Sub 1 are located at 10 East 53rd Street, Floor 17, New York, New York, and its telephone number at that address is (212) 798-3400.

8point3 OpCo Merger Sub 2, LLC (“OpCo Merger Sub 2” and, together with OpCo Merger Sub 1, the “OpCo Merger Subs” and, the OpCo Merger Subs, together with Parent and Partnership Merger Sub, the “Parent Entities”)

OpCo Merger Sub 2 is a Delaware limited liability company and wholly owned subsidiary of Parent. OpCo Merger Sub 2 was formed by Parent solely for the purposes of effecting OpCo Merger 2.

The principal executive offices of OpCo Merger Sub 2 are located at 10 East 53rd Street, Floor 17, New York, New York, and its telephone number at that address is (212) 798-3400.

THE MERGERS

This discussion of the Mergers is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully because it is the legal document that governs the Transactions.

Effects of the Mergers

Pursuant to the Merger Agreement, (i) OpCo Merger Sub 1 will, upon the terms and subject to the conditions thereof, merge with and into OpCo (“OpCo Merger 1”) and the separate existence of OpCo Merger Sub 1 will cease and OpCo will continue as the surviving limited liability company of OpCo Merger 1 (the “Initial Surviving LLC”), (ii) OpCo Merger Sub 2 will merge with and into the Initial Surviving LLC (“OpCo Merger 2” and, together with OpCo Merger 1, the “OpCo Mergers”) and the separate existence of OpCo Merger Sub 2 will cease and the Initial Surviving LLC will continue as the surviving limited liability company of OpCo Merger 2 (the “Surviving LLC”), and (iii) Partnership Merger Sub will merge with and into the Partnership (the “Partnership Merger” and, together with the OpCo Mergers, the “Mergers”) and the separate existence of Partnership Merger Sub will cease and the Partnership shall continue as the surviving partnership of the Partnership Merger (the “Surviving Partnership” and, together with the Surviving LLC, the “Surviving Entities”). Holdings will transfer and deliver to 8point3 Solar or an affiliate of 8point3 Solar designated by 8point3 Solar, and 8point3 Solar (or its designated affiliate) will accept, for no consideration, 100% of the issued and outstanding limited liability company interests in the General Partner, including all rights and obligations relating thereto and all economic and capital interests therein, and 100% of the issued and outstanding IDRs (the “Equity Transfers”).

Pursuant to OpCo Merger 1, upon the effectiveness of OpCo Merger 1 (the “OpCo Merger 1 Effective Time”), the OpCo LLC Agreement shall be amended to permit a special distribution in connection with OpCo Merger 1 in an amount equal to the OpCo Merger 1 Distribution Amount (as defined in the Merger Agreement) to the members of the Initial Surviving LLC pro rata in accordance with their ownership of OpCo Units (the “Special Distribution”) and the Initial Surviving LLC will pay the Special Distribution.

Pursuant to OpCo Merger 2, upon the effectiveness of OpCo Merger 2 (the “OpCo Merger 2 Effective Time,” together with the OpCo Merger 1 Effective Time, the “OpCo Mergers Effective Time”), (i) each issued and outstanding OpCo Common Unit, other than the OpCo Common Units owned by the Partnership, and each issued and outstanding OpCo Subordinated Unit will (a) be converted into the right to receive the Unit Merger Consideration, (b) no longer be outstanding, (c) automatically be canceled and (d) cease to exist, and (ii) the limited liability company interests in OpCo Merger Sub 2 issued and outstanding will be converted into a number of OpCo Common Units and OpCo Subordinated Units equal to the number of OpCo Common Units and OpCo Subordinated Units canceled pursuant to (i) above. In addition, and notwithstanding the cancellation of the OpCo Common Units and the OpCo Subordinated Units pursuant to the Merger Agreement, following the OpCo Merger 2 Effective Time, holders as of the relevant record date of the OpCo Common Units and the OpCo Subordinated Units issued and outstanding immediately prior to the OpCo Merger 2 Effective Time will have continued rights to any distributions from OpCo, without interest, with respect to such OpCo Common Units or OpCo Subordinated Units with a record date occurring prior to the OpCo Merger 2 Effective Time that was declared or made by the General Partner Board prior to the OpCo Merger 2 Effective Time with respect to such units in accordance with the terms of the OpCo LLC Agreement and the Merger Agreement and which remains unpaid as of the OpCo Merger 2 Effective Time (an “Unpaid OpCo Distribution”).

Pursuant to the Partnership Merger, upon the effectiveness of the Partnership Merger (the “Partnership Merger Effective Time”), (i) each issued and outstanding Class A share will (a) be converted into the right to receive the Share Merger Consideration, (b) no longer be outstanding, (c) automatically be canceled and (d) cease to exist, (ii) each issued and outstanding Class B share will (a) automatically be canceled and (b) cease to exist, and (iii) the limited liability company interests in Partnership Merger Sub issued and outstanding will be converted into a number of Class A shares equal to the number of Class A shares canceled pursuant to (i) above. In addition, and notwithstanding the cancellation of Class A shares pursuant to the Merger Agreement, following the Partnership Merger Effective Time, holders as of the relevant record date of Class A shares issued and outstanding immediately prior to the Partnership Merger Effective Time will have continued rights to any distribution from the Partnership, without interest, with respect to such Class A shares with a record date occurring prior to the Partnership Merger Effective Time that was declared or made by the General Partner Board prior to the Partnership Merger Effective Time with respect to such shares in accordance with the terms of the Partnership Agreement and the Merger Agreement and which remains unpaid as of the Partnership Merger Effective Time (an “Unpaid Partnership Distribution”)

The Merger Consideration will be adjusted at the Closing at a set daily rate representing cash expected to be generated between December 1, 2017 and the Closing, less distributions declared (to the extent the record date has passed prior to the Closing) or paid after January 12, 2018 and prior to the Closing.

The General Partner Interest (as defined in the Partnership Agreement) will be unaffected by the Mergers and will remain outstanding, such that, upon the Equity Transfers, the General Partner Interest will be owned, directly or indirectly, by 8point3 Solar or an affiliate of 8point3 Solar designated by 8point3 Solar.

Background of the Mergers

The Partnership conducted its initial public offering in June 2015, at which time the Partnership stated that its primary business objective was to generate predictable cash distributions that grow at a sustainable rate. The Partnership stated that it intended to achieve this objective by acquiring high-quality solar assets primarily developed by the Sponsors that generate long-term contracted cash flows and serve utility, commercial and industrial and residential customers in the United States and other select markets, primarily within the countries that comprise the Organization for Economic Co-operation and Development. In connection with the initial public offering, each Sponsor granted the Partnership rights of first offer on certain of such Sponsor’s solar energy projects that were contracted or were expected to be constructed and contracted prior to being sold, should such Sponsor decide to sell such projects before June 24, 2020. Primarily as a result of the acquisition of certain solar energy projects pursuant to the Partnership’s right of first offer, the Partnership increased its quarterly distributions over time from its initial quarterly distribution of $0.2097 per Class A share in the third quarter of 2015 (prorated to $0.157 per Class A share due to a shortened post-initial public offering quarter) to $0.2802 per Class A share in the fourth quarter of 2017, or an increase of approximately 34% in less than two and half years.

Despite such initial success in achieving its objective, in mid-2016, the Partnership started to experience market conditions which challenged its ability to finance additional growth. Such market conditions included an increase in the Partnership’s cost of capital, which made it more difficult for the Partnership to access the equity capital markets on an attractive and consistent basis. In addition, the Partnership did not consider it practicable to access the debt capital markets due to its leverage and restrictions in the Existing Credit Facility on incurring additional senior indebtedness. As a result of these challenges, the Partnership required a loan from First Solar, which was issued as subordinated indebtedness to comply with such restrictions in the Existing Credit Facility, to be able to complete its acquisition of the Stateline Project (the Partnership’s last acquisition of a new project) and found it necessary to waive its rights of first offer on a number of the other projects offered to it. In addition to the challenges that the Partnership was experiencing related to its inability to finance acquisitions, the nature of the solar industry was evolving which enabled the Sponsors to sell projects at an earlier stage of construction than was best suited for the Partnership. In order to acquire such projects, the Partnership, whose primary business objective is to generate predictable cash distributions from acquiring complete or substantially complete projects, would need to start acquiring projects that were still under construction, which would require additional capital to fund such projects to commercial operation. For these reasons, and because First Solar had been taking actions to strategically align its resources and capital in support of its transition to its new Series 6 product offering, First Solar decided to explore options for the sale of its interests in the Partnership.

On March 23, 2017, at a meeting of the General Partner Board, First Solar advised the General Partner Board that it would be considering alternatives for its interests in the Partnership Entities. During the discussion, Mr. Charles Boynton, chairman of the General Partner Board and chief executive officer of the General Partner as well as chief financial officer of SunPower, noted that SunPower, after learning of First Solar’s strategic review process, held several discussions with potential purchasers of First Solar’s interests, none of which progressed to concrete proposals, and Mr. Boynton indicated SunPower’s willingness to review alternatives in respect of its interests in the Partnership Entities. At the conclusion of the meeting, it was determined that the members of the General Partner Board and representatives of each of the Sponsors would confer to address the Sponsors’ next steps. Ultimately, the Sponsors decided to launch a formal transaction process. To assist with this process, First Solar retained Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) to act as financial advisor to First Solar.

While SunPower initially desired to retain its interests in the Partnership Entities and to replace First Solar with a new strategic partner that had a portfolio of assets it could sell to the Partnership, SunPower also initiated a broader strategic review of its interests to consider all options. SunPower retained Goldman Sachs & Co. LLC (“Goldman Sachs” and, together with BofA Merrill Lynch, the “Sponsor Financial Advisors”) to act as financial advisor to SunPower in connection with such process.

On March 31, 2017, the GP Conflicts Committee held a meeting with representatives of Richards, Layton & Finger, P.A., legal advisor to the GP Conflicts Committee (“RL&F”), to discuss the Sponsors’ planned announcement of their intention to explore strategic options for disposing of their interests in the Partnership Entities, the potential impact of such disposition on the outlook for the Partnership and the publicly held Class A shares and the potential role for the GP Conflicts Committee in connection with such a disposition.

On April 5, 2017, First Solar issued a press release stating that it was working together with its financial and legal advisors to review alternatives for the sale of its interests in the Partnership Entities. Likewise, SunPower issued a press release stating that it was evaluating strategic options for its investment in the Partnership Entities. First Solar and SunPower stated that they would be coordinating their review of their alternatives related to the Partnership Group, which would include a replacement of First Solar.

On April 5, 2017, the Partnership announced in its earnings release for the first quarter of 2017 stating that (i) the General Partner Board had been informed of the strategic review that had been initiated by the Sponsors, (ii) the Sponsors’ strategic review process may result in interest from third parties about acquiring the public ownership in the Partnership as well as the Sponsors’ interests and (iii) any potential transaction arising out of such review that involved the potential acquisition by a third party of the public Class A Shares would be referred to the GP Conflicts Committee.

On April 7, 2017, representatives of each of the Sponsors, the Sponsor Financial Advisors, Baker Botts L.L.P., counsel for SunPower and the Partnership (“Baker Botts”), and Skadden, Arps, Slate, Meagher & Flom LLP, counsel for First Solar and the Partnership (“Skadden”), met to discuss preliminary matters pertaining to the contemplated transaction and alternatives, including (i) a sale of just First Solar’s interests in the Partnership Entities to SunPower or a third party, with the Partnership remaining a publicly traded partnership, (ii) a sale of both First Solar’s and SunPower’s interests in the Partnership Entities, with the Partnership remaining a publicly traded partnership, and (iii) a sale of all of the interests in the Partnership Entities, with the Partnership no longer remaining a publicly traded partnership, and the viability of each alternative, and to coordinate outreach for the contemplated transaction. If either SunPower or First Solar ceased to be a sponsor, it would be removed as a potential source of acquisition opportunities and therefore remove committed sources of projects that would enable the Partnership’s primary business objective of generating predictable cash distributions that grow at a sustainable rate.

On April 10, 2017, representatives of the Sponsors and the members of the GP Conflicts Committee met to discuss the status of the strategic review process, including the engagement of the Sponsor Financial Advisors by the Sponsors, the proposed acquisition alternatives, the breadth of the “Phase I” confidentiality agreements and an expected timeline of the process.

From April 7, 2017 to May 16, 2017, representatives of each of the Sponsor Financial Advisors and the Sponsors began their marketing efforts and engaged in discussions with 131 different potential counterparties regarding a possible transaction through various alternatives. These counterparties included infrastructure investors, pension funds, public corporations and partnerships, and other strategic and financial investors. These discussions advanced with 37 counterparties to a point where most counterparties and each Sponsor executed a confidentiality agreement, at which time such counterparty received a “Phase I” process letter and management presentation that included only publicly available information. A minority of the counterparties did not execute a confidentiality agreement and continued their respective due diligence efforts on solely public information. The “Phase I” process letter provided guidelines for the submission of a preliminary non-binding indication of interest (“Indication of Interest”), which included identifying (i) the prospective counterparty, (ii) the counterparty’s preferences regarding the various transaction alternatives, (iii) the valuation methodology used and assumptions made by the counterparty, (iv) the counterparty’s sources of financing and (v) any material conditions or approvals applicable with respect to such Indication of Interest. The “Phase I” process letter also detailed that due diligence during this phase would be limited to public information.

During the course of April 2017, the GP Conflicts Committee held multiple meetings with representatives of Evercore and RL&F to discuss potential dropdown transactions proposed by First Solar involving the California Flats solar generation project in California (the “California Flats Project”) and the Cuyama solar generation project in California (the “Cuyama Project”) and, as further discussed below, to discuss the potential of an offer being made by SunPower for a dropdown transaction involving the Boulder Solar I solar generation project in Nevada (the “Boulder Solar Project”). Following a consideration of, among other things, a review of financial projections for each of the California Flats Project and the Cuyama Project, the Partnership’s ability to finance one or more of the transactions, restrictions on the Partnership in the loan from First Solar in connection with the acquisition of interests in the Stateline Project, the fact that the California Flats Project and Cuyama Project were offered without a tax equity buyer or a joint venture partner in place and would therefore require the Partnership to fund the projects to commercial operation, the GP Conflicts Committee recommended that OpCo waive the 45-day negotiation period under the Right of First Offer Agreement, dated as of June 24, 2015, as amended, by and between OpCo and First Solar (the “First Solar ROFO Agreement”) with respect to the California Flats Project and the Cuyama Project. On May 15, 2017, OpCo waived the 45-day negotiation period under the First Solar ROFO Agreement with respect to the California Flats Project and the Cuyama Project. On July 27, 2017, First Solar sold the Cuyama Project to a third party and on August 21, 2017, First Solar sold the California Flats Project to an affiliate of Capital Dynamics; both projects were sold at a purchase price above the price offered to the Partnership.

On May 8, 2017, representatives of the Sponsors and the members of the GP Conflicts Committee met to discuss the status of the strategic review process, including the timeline of the next phase of the process and certain tax matters.

From May 23, 2017 to May 25, 2017, the Sponsor Financial Advisors received a total of nine written Indications of Interest from potential counterparties (of which eight preferred to acquire the entire Partnership Group). Later, on June 25, 2017, the Sponsor Financial Advisors received a written Indication of Interest from Capital Dynamics, which also preferred to acquire the entire Partnership Group (collectively, the “Phase I Bidders”). In addition to these Indications of Interest being non-binding, they were subject to various conditions, including completion of due diligence on the Partnership Group, the negotiation of definitive documentation and the receipt of internal approvals of the Phase I Bidders, and could not be transacted upon in their current state. Additionally, the Sponsor Financial Advisors received seven informal, verbal expressions of interest from separate potential counterparties. Representatives of the Sponsor Financial Advisors subsequently had conversations with many of these potential counterparties to discuss and clarify the Indications of Interest or the informal expressions of interest.

From May 25, 2017 through June 18, 2017, given the overwhelming preference of the potential counterparties for a sale of the entire Partnership Group, the Sponsors negotiated with each other regarding the consideration required by SunPower for agreeing to enter into such transaction. Such negotiations focused on the provisions of the limited liability company agreement of Holdings and the General Partner related to the consent rights of SunPower related to the sale of First Solar’s interests in the Partnership Entities. On June 19, 2017, the Sponsors agreed that First Solar would pay SunPower additional consideration from the proceeds it receives at the Closing. The effect of this agreement is that, based upon the unadjusted Unit Merger Consideration of $12.35 per unit, First Solar will receive an aggregate of approximately $242.8 million (or $10.98 per OpCo Unit) and SunPower will receive an aggregate of approximately $387.1 million (or $13.40 per OpCo Unit). See “The Mergers—Interests of Certain Persons in the Mergers—Interests of the Sponsors” for a description of this agreement.

On May 30, 2017, representatives of the Sponsors and the members of the GP Conflicts Committee met to discuss the status of the strategic review process and next steps. At the meeting, Mr. Boynton reviewed the materials regarding the strategic review process prepared by the Sponsor Financial Advisors, which were previously circulated to the GP Conflicts Committee. Mr. Boynton discussed the marketing efforts, the number of Phase I Bidders, the range of bids received and remaining due diligence efforts to be completed by the Phase I Bidders.

Between June 19, 2017 and June 28, 2017, representatives of the Sponsor Financial Advisors contacted the Phase I Bidders to inform them of next steps, including selection for the “Phase IIA” process, which required the execution of a revised confidentiality agreement and included access to non-public information related to the Partnership. In addition, some of the bidders that only showed verbal interest were, at the direction of the Sponsors, invited to sign a revised confidentiality agreement and participate in the next round. The form confidentiality agreement covered all documents, analyses, forecasts, and other information provided to the bidders, including the status of the transaction, and included a standstill provision.

On June 28, 2017, the General Partner Board held its regular quarterly meeting, at which the Sponsor Financial Advisors reviewed materials regarding the transaction process, including an update with regard to the number of Indications of Interest received, the identity of the Phase I Bidders (including specifics of each bid) and the next steps. The General Partner Board reviewed the discussions between the Sponsors related to the process and the agreement among the Sponsors related to a division of proceeds from a sale of the Sponsors’ interests. In addition, the GP Conflicts Committee held a meeting with representatives of RL&F to discuss the initial Indications of Interest and that such bidders were predominantly interested in buying both the publicly held Class A shares of the Partnership and the Sponsors’ interests in the Partnership Entities, which would result in the acquisition of 100% of the Partnership Group. The GP Conflicts Committee discussed its role in connection with the sales process and its need to be fully informed and engaged with respect to the sales process.

Between June 28, 2017 and July 25, 2017, the Sponsors negotiated the revised confidentiality agreements with some of the Phase I Bidders and some of the bidders that only showed verbal interest. Of these 15 bidders invited to participate in “Phase IIA,” 14, including Capital Dynamics, executed the revised confidentiality agreement and received a detailed project overview presentation and a financial model. Of the 14 bidders that executed the revised confidentiality agreement, seven submitted Phase IIA Bids (as defined below) and the remaining bidders declined to continue.

Beginning on July 13, 2017, at the direction of the Sponsors, the Sponsor Financial Advisors sent the “Phase IIA” process letter and financial projections that had been prepared by management (which were the same as those later given to Evercore) to the various counterparties that executed the revised confidentiality agreement. The process letter outlined the procedures for submitting a non-binding indication of interest for the proposed transaction by July 31, 2017. The process letter required potential counterparties to indicate their preference for transaction options among (i) only acquiring the Sponsors’ combined stakes in the Partnership Entities and (ii) acquiring 100% of the Partnership Group. In addition to the information requested by the “Phase I” process letter, the “Phase IIA” process letter also requested the prospective counterparties to submit their expectations regarding (a) the Sponsors’ continued activities under the operations and maintenance agreements and management services agreements for the existing Partnership Group projects, (b) the potential sources of financing for the transactions and (c) the level of review, authorization and approvals needed within each bidder’s organization. Following the distribution of the “Phase IIA” process letter, at the direction of the Sponsors, representatives of the Sponsor Financial Advisors held meetings with many of these bidders (the “Phase IIA Bidders”) to discuss the financial model, including a call with Capital Dynamics on July 26, 2017.

On July 28, 2017, the GP Conflicts Committee held a meeting with representatives of RL&F. The GP Conflicts Committee discussed, among other things, organizational matters in connection with the possibility that the Sponsors, after consulting with the Sponsor Financial Advisors, could come to the conclusion that the most attractive offers received as a result of the Sponsors’ sale process were for all of the Sponsors’ interests in the Partnership Entities and also for all the publicly held Class A shares. The GP Conflicts Committee had an initial discussion regarding the potential future engagement of Evercore as its financial advisor with respect to the potential transaction and Evercore’s experience. The GP Conflicts Committee also discussed the potential of an offer being made by SunPower for a dropdown transaction involving the Boulder Solar Project. Following consideration of, among other things, the difficulty the Partnership would face in financing the acquisition of the Boulder Solar Project, the GP Conflicts Committee concluded that, if an offer were received, it would likely recommend that OpCo waive the 45-day negotiation period under the Right of First Offer Agreement, dated as of June 24, 2015, as amended, by and between OpCo and SunPower (“the SunPower ROFO Agreement”) with respect to the Boulder Solar Project. Later, on July 28, 2017, OpCo received an offer from SunPower with respect to the Boulder Solar Project and on August 11, 2017, OpCo waived the 45-day negotiation period under the SunPower ROFO Agreement with respect to the Boulder Solar Project. SunPower subsequently sold the Boulder Solar Project on February 15, 2018 to a third party at a price above the price offered to the Partnership.

On July 31, 2017 and August 1, 2017, the Sponsor Financial Advisors received seven “Phase IIA” non-binding bids, including a non-binding bid from Capital Dynamics (the “Phase IIA Bids”). Of the seven Phase IIA Bidders, six preferred acquiring 100% of the interests in the Partnership Entities. Two bidders (Bidder B and, initially, Capital Dynamics) suggested they would be open to the possibility of either investment alternative. One bidder preferred acquiring only the Sponsors’ combined stakes in the Partnership Entities (but was open to the possibility of acquiring all of the interests in the Partnership Entities). All Phase IIA Bids were subject to continued due diligence. Additionally, on July 31, 2017, the Sponsor Financial Advisors received a telephone call from one of the Phase I Bidders that had not submitted a Phase IIA Bid. On the call, the counterparty verbalized an offer to purchase all interests in the Partnership Entities for approximately $11.00 per share. The Sponsor Financial Advisors had no further discussions with this counterparty, nor did they receive a Phase IIA bid from such counterparty despite additional follow-up. The following is a summary of each non-binding Phase IIA Bid received by the Sponsor Financial Advisors:

•	Bidder A, a publicly traded strategic buyer, submitted a Phase IIA Bid on July 31, 2017. The non-binding bid contemplated a combination of stock and cash consideration and valued the Partnership Entities at approximately $949-$989 million (or $12.00-$12.50 per share). Additionally, Bidder A proposed that it would pay cash to the Sponsors, but a combination of stock and cash to the Public Shareholders.

•	Bidder B, a publicly traded strategic buyer, submitted a Phase IIA Bid on July 31, 2017. The non-binding bid contemplated cash consideration and valued the Partnership Entities between approximately $1.107 billion and $1.147 billion (or $14.00-$14.50 per share). Bidder B’s bid assumed that the Partnership’s cash balance would be approximately $42 million at the closing of the transactions.

•	Bidder C, a publicly traded strategic buyer, submitted a Phase IIA Bid on July 31, 2017. The non-binding bid contemplated cash consideration and valued the Partnership Entities at approximately $1.147 billion (or $14.50 per share).

•	Bidder D, a publicly traded strategic buyer, submitted a Phase IIA Bid on August 1, 2017. The non-binding bid contemplated a combination of stock and cash consideration and valued the Partnership Entities at approximately $1.201 billion (or $15.19 per share).

•	Bidder E, a financial sponsor, submitted a Phase IIA Bid on July 31, 2017. The non-binding bid contemplated cash consideration and valued the Partnership Entities at $11.50-$12.50 per share. Bidder E stated that it would require a period of exclusivity to conduct its final due diligence.

•	Bidder F, a financial sponsor, submitted a Phase IIA Bid on August 1, 2017. The non-binding bid contemplated cash consideration and valued the Partnership Entities at approximately $909 million (or $11.50 per share). Bidder F indicated that it preferred acquiring only the Sponsors’ interests but that it was also open to the possibility of acquiring all of the interests in the Partnership Entities.

•	Capital Dynamics submitted a Phase IIA Bid on July 31, 2017. The non-binding bid contemplated cash consideration and valued the Partnership Entities at $976 million (or $12.35 per share). Capital Dynamics initially indicated that it preferred acquiring all of the interests in the Partnership Entities, but it was also open to the possibility of acquiring only the Sponsors’ interests. On August 2, 2017, Capital Dynamics clarified that it was solely interested in acquiring all of the interests in the Partnership Entities.

On August 1, 2017, SunPower announced its earnings release, which stated that the strategic review process of the sale of the Partnership Group was continuing and that the Sponsors had received significant initial interest in the acquisition of the Sponsors’ interest in the General Partner or the sale of the Partnership Group. The earnings release also stated that SunPower had made the decision not to actively seek a replacement partner for First Solar and to focus its efforts on the monetization of its ownership stake in the Partnership Group.

On August 1, 2017 and August 2, 2017, representatives of the Sponsor Financial Advisors had conversations with all seven Phase IIA Bidders to discuss and clarify the Phase IIA Bids. The focus of these calls was to clarify points made in the bid letters, gauge level of engagement and understand the status of the Phase IIA Bidders’ due diligence processes. The Sponsor Financial Advisors discussed potential improvements to the Phase IIA Bids with each Phase IIA Bidder in order to provide feedback prior to the binding bid, which was expected after conducting detailed due diligence in the next phase of the process. The Sponsor Financial Advisors’ questions focused on key assumptions used by the Phase IIA Bidders in their bids (e.g., capital structure, merchant power pricing, asset useful life, California property tax impact and operating assumptions), remaining due diligence, and source of funding.

On August 2, 2017 and August 4, 2017, representatives of each of the Sponsors met with their respective Sponsor Financial Advisors to review the Phase IIA Bids along with a bid summary prepared by the Sponsor Financial Advisors. After this review, the Sponsors agreed to invite each of the Phase IIA Bidders to “Phase IIB” of the process, recognizing that some of the Phase IIA Bidders would require extensive additional due diligence and would ultimately be unlikely to submit a competitive bid.

On August 9, 2017, all seven Phase IIA Bidders, including Capital Dynamics, started “Phase IIB.” During “Phase IIB,” the Phase IIA Bidders received access to a virtual data room, which contained additional non-public information about the Partnership Group. Phase IIA Bidders were also entitled to make selected site visits to the Partnership Group’s project sites and had multiple calls with representatives of the Sponsor Financial Advisors. Additionally, most of the Phase IIA Bidders conducted detailed formal Q&A interactions with the Sponsors during Phase IIB.

On August 10, 2017, members of the General Partner Board, including the members of the GP Conflicts Committee, and representatives of each of the Sponsors, the Sponsor Financial Advisors and RL&F met to receive an update from the Sponsor Financial Advisors regarding the process and timing for Phase IIB and the substance of the subsequent interactions with the Phase IIA Bidders.

From August 14, 2017 to October 13, 2017, representatives of each of the Sponsors, the Sponsor Financial Advisors and the Phase IIB Bidders (as defined below) had numerous telephone calls to discuss the Partnership’s projects, tax and insurance questions and general due diligence items.

Throughout the process, at the direction of the Sponsors, the Sponsor Financial Advisors also conducted many “check-in” calls with the Phase IIB Bidders to gauge the level of interest from each bidder.

On August 28, 2017, the GP Conflicts Committee held a meeting with representatives of RL&F to further discuss the potential engagement of Evercore as financial advisor to the GP Conflicts Committee in connection with a potential sale of the Partnership Group as a whole. The GP Conflicts Committee considered Evercore’s knowledge and experience with respect to similar transactions, publicly traded partnerships in general, the Partnership and its business and operations in particular, and the fact that Evercore had previously acted as advisor to the GP Conflicts Committee and delivered excellent work product and financial advice. The GP Conflicts Committee also considered disclosures from Evercore with respect to its services and relationships with certain potential bidders in connection with the potential transaction (which showed that Evercore did not receive any fees from Capital Dynamics during the immediately prior two-year period). The GP Conflicts Committee determined that Evercore was well-positioned to provide high quality, independent financial advice to the GP Conflicts Committee.

On August 29, 2017, Bidder F notified representatives of the Sponsor Financial Advisors that it was ending its participation in the transaction process because Bidder F believed it would be unable to submit a competitive Phase IIB Bid (as defined below) after conversations with the Sponsor Financial Advisors.

On September 6, 2017, Bidder E notified representatives of the Sponsor Financial Advisors that it was ending its participation in the transaction process because Bidder E believed it would be unable to submit a competitive Phase IIB Bid after conversations with the Sponsor Financial Advisors.

On September 12, 2017, Baker Botts, Skadden and the Sponsors finalized drafts of the Merger Agreement, the partnership disclosure letter and the support agreement (collectively, the “Bid Documents”), which were then uploaded to the data room. At the direction of the Sponsors, the Sponsor Financial Advisors sent a “Phase IIB” letter to each of the five remaining bidders (Bidders A, B, C, D and Capital Dynamics) (the “Phase IIB Bidders”), which requested each bidder to submit comments to each of the Bid Documents along with a binding acquisition proposal (each, a “Phase IIB Bid”). The Sponsor Financial Advisors indicated that the deadline to submit a Phase IIB Bid was October 9, 2017. After receiving feedback from some of the Phase IIB Bidders that they required more time for their due diligence efforts, the Sponsors directed representatives of the Sponsor Financial Advisors to extend the deadline to receive “Phase IIB” bids to October 16, 2017.

On September 21, 2017, the General Partner Board held its regular quarterly meeting, at which representatives of each of the Sponsor Financial Advisors reviewed materials regarding the transaction process, the investment profile of the Phase IIB Bidders, the various phases for the receipt of bids submitted by the Phase IIB Bidders, the materials provided to the Phase IIB Bidders and an update with regard to next steps. Representatives of the Sponsor Financial Advisors also reviewed the due diligence performed to date by the Phase IIB Bidders, including site visits, volume and nature of the due diligence questions and Phase IIA Bids received. The meeting was limited to process-related topics, and there was no discussion on valuations or a financial analysis of the bids. At such meeting, the General Partner Board authorized the GP Conflicts Committee to (i) review and evaluate the terms and conditions, and determine the advisability, of the potential transaction on behalf of the Partnership and its subsidiaries and the public holders of Class A shares, (ii) evaluate the merits of the potential transaction relative to the merits of maintaining the status quo, as the GP Conflicts Committee deemed necessary or appropriate, (iii) negotiate on behalf of the Partnership and its subsidiaries and the public holders of Class A shares, or delegate the ability to negotiate to any persons, with any party the GP Conflicts Committee deemed appropriate, with respect to the terms and conditions of the potential transaction, (iv) determine whether to give or withhold the GP Conflicts Committee’s approval of the potential transaction, including by “Special Approval” pursuant to Section 7.9(a) of the Amended and Restated Agreement of Limited Partnership of the Partnership dated June 24, 2015, as heretofore amended (the “Partnership Agreement”), (v) make a recommendation to the General Partner Board whether to approve the potential transaction, and (vi) if the potential transaction is approved by the GP Conflicts Committee and if applicable, make a recommendation to the public holders of Class A shares whether to approve the potential transaction. The General Partner Board also authorized the GP Conflicts Committee to select and retain its own independent advisors in connection with the potential transaction. In addition, the GP Conflicts Committee held a meeting with representatives of RL&F and discussed the bids that had been received by the Sponsors for their interests in the Partnership Entities and also for all the publicly held Class A shares, the sale process in general, the current participants in the process, preliminary bid amounts, status of due diligence and the contemplated timing of the process. The GP Conflicts Committee also discussed the terms of the authority granted to it by the General Partner Board with respect to the potential transaction.

On September 29, 2017, Bidder B notified representatives of the Sponsor Financial Advisors that it was ending its participation in the transaction process because the Phase IIB Bid that it was prepared to submit, after completing due diligence and its valuation analysis and considering various internal issues, was materially lower than its bid of July 31, 2017 and, after conversations with the Sponsor Financial Advisors, unlikely to be competitive with other Phase IIB Bids.

On October 3, 2017, Bidder A informed representatives of the Sponsor Financial Advisors that it desired to partner with Bidder E to prepare and submit a joint bid. Bidder E believed it could provide a more competitive bid if it bid jointly with Bidder A. After discussing such request with representatives of the Sponsor Financial Advisors, the Sponsors permitted Bidder A and Bidder E to submit a joint bid.

On October 11, 2017, Bidder C notified representatives of the Sponsor Financial Advisors that it was ending its participation in the transaction process because the Phase IIB Bid that it was prepared to submit, after completing due diligence and its valuation analysis and considering various internal issues, was materially lower than its bid of July 31, 2017 and, after conversations with the Sponsor Financial Advisors, unlikely to be competitive with other Phase IIB Bids.

On October 11, 2017, following negotiation of the terms of Evercore’s engagement, the GP Conflicts Committee engaged Evercore as its financial advisor in connection with the potential sale of the Partnership Group and, upon request of the GP Conflicts Committee, Evercore agreed to deliver an opinion to the GP Conflicts Committee in accordance with its customary practice and subject to the assumptions, procedures, qualifications and limitations to be set forth in its written opinion with respect to the fairness, from a financial point of view, to the Partnership and to the public holders of the Class A shares of the consideration to be received by the public holders of the Class A shares in the potential transaction.

On October 16, 2017, Bidder D notified representatives of the Sponsor Financial Advisors that it was ending its participation in the transaction process because the Phase IIB Bid that it was prepared to submit, after completing due diligence and its valuation analysis and considering various internal issues, was materially lower than its bid of August 1, 2017 and, after conversations with the Sponsor Financial Advisors, unlikely to be competitive with other Phase IIB Bids.

On October 16, 2017, Capital Dynamics submitted its Phase IIB Bid (including a mark-up of the proposed merger agreement). Capital Dynamics proposed a total equity market value of the Partnership Group of $985 million, representing a per share valuation of $12.45 per share/unit (subject to confirmatory due diligence), which would be paid equally to holders of Class A shares, OpCo Common Units and OpCo Subordinated Units in cash. No consideration would be paid to the Sponsors for the IDRs or the General Partner Interest. The proposed financing of the transaction would come from a combination of equity financing from Capital Dynamics’ investors and debt financing arranged through a committed bridge facility, which would be put in place at signing of the merger agreement. Capital Dynamics proposed that its obligation to consummate the transaction would not be contingent on its obtaining financing.

On October 17, 2017, Bidders A and E submitted their joint Phase IIB Bid (including a mark-up of the proposed merger agreement), which detailed a proposal for the acquisition of 100% of the outstanding Class A shares on a fully diluted basis as well as 100% of the OpCo Common Units, OpCo Subordinated Units, IDRs and the General Partner Interest. The bid confirmed that, since it was submitted as a joint bid between Bidders A and E, both bidders had reached an agreement on the primary commercial terms of a partnership agreement between them prior to submission. The bid was made without any site visits and only limited due diligence and proposed total consideration for the Partnership Entities’ interests of approximately $977 million (subject to possible reductions after additional due diligence), and such consideration was not divided equally among the Class A shares, OpCo Common Units and OpCo Subordinated Units. Pursuant to the terms of the bid, the consideration payable on the Class A shares would be a combination of cash and stock valued at $13.00 per share, while all OpCo Common Units and OpCo Subordinated Units held by the Sponsors would receive $12.00 per unit in cash. Further, up to $1.00 per unit of the consideration for the OpCo Common Units and OpCo Subordinated Units held by the Sponsors was contingent on the Partnership’s obtaining security for certain third-party obligations under the Maryland Solar project lease, potentially reducing the amount to be received by the Sponsors on their OpCo Units to $11.00 per unit. No consideration would be paid to the Sponsors for the IDRs or the General Partner Interest. The proposal also required gradual, pre-set termination of certain existing operation and maintenance services and asset management agreements to which the Sponsors were parties, and the loss of cash flows associated with these agreements would further reduce the economic value to be received by the Sponsors in connection with such proposal. In addition, the proposal requested a grant of exclusivity in negotiations and that the Sponsors retain certain tax liabilities. The proposal also contemplated using one or more bridge lenders to finance the transaction, but did not require the transaction be subject to a financing contingency.

Between October 16, 2017 and October 24, 2017, representatives of each of the Sponsors, the Sponsor Financial Advisors, Baker Botts and Skadden reviewed the Phase IIB bids from Bidders A and E and from Capital Dynamics and met several times to discuss the terms of the Phase IIB Bids. During such time, at the direction of the Sponsors, representatives of the Sponsor Financial Advisors had a call with Bidder A to clarify some of the terms of its joint bid with Bidder E. The Sponsors, the Sponsor Financial Advisors, Baker Botts and Skadden discussed each Phase IIB Bid at length, and the Sponsors concluded that each of the Phase IIB Bids was incomplete and that each of Bidders A and E and Capital Dynamics needed additional time to perform due diligence to refine and finalize their Phase IIB Bids. The Phase IIB Bid from Bidders A and E contained a detailed schedule of remaining due diligence that included items such as operations, tax and accounting matters. Additionally, the proposal from Bidders A and E requested exclusivity to proceed. Due to the reasons mentioned above and the Sponsors’ belief that the joint-bid was not firm, the Sponsors did not provide exclusivity to Bidders A and E.

On October 24, 2017, the Sponsors directed representatives of the Sponsor Financial Advisors to deliver feedback to each of the remaining Phase IIB Bidders, which entailed providing such bidders an additional month to finalize their due diligence and produce a complete, binding offer that was subject to as few contingencies as possible. Representatives of the Sponsor Financial Advisors advised each of the remaining Phase IIB Bidders to improve the terms of their respective proposals, specifically on increasing their price.

Between October 24, 2017 and November 21, 2017, representatives of each of the Sponsors, the Sponsor Financial Advisors and Baker Botts (i) held numerous calls with the remaining Phase IIB Bidders concerning their respective comments to the merger agreement and other key issues, (ii) worked with each bidder to develop a transaction timeline for a definitive, binding bid, and (iii) provided additional due diligence to the bidders, including permitting additional site visits.

On October 31, 2017, the GP Conflicts Committee held a meeting with representatives of Evercore and RL&F to discuss bids that had been received by the Sponsors for all of the direct and indirect interests in the Partnership Entities. The GP Conflicts Committee discussed the status of the bids, including initial markups of a proposed merger agreement submitted by the Phase IIB Bidders, the current state of the yield-oriented public company, or YieldCo, market generally, the Partnership’s current trading price and other industry dynamics that may affect the bids. The GP Conflicts Committee received an initial presentation from Evercore with respect to its preliminary financial analysis of the potential transaction, the status of Evercore’s preliminary due diligence and management’s projections for the future financial performance of the Partnership (which were the same as those provided to the Phase IIB Bidders), including projections with respect to the refinancing of the Partnership’s debt obligations and with respect to free cash flow available to equity. Following the meeting on October 31, 2017 and regularly until approval of the transaction, RL&F and Baker Botts and/or representatives of the Sponsors had discussions regarding the terms of the merger agreement and the views of the GP Conflicts Committee with respect to the terms of the merger agreement.

On November 3, 2017, Capital Dynamics delivered a revised mark-up of the proposed merger agreement. The representatives of each of the Sponsors, the Sponsor Financial Advisors, Baker Botts and Skadden met to discuss Capital Dynamics’ comments and noted a number of material issues, including, but not limited to, Capital Dynamics’ request for post-closing indemnification from the Sponsors (the scope of which was later narrowed to shareholder litigation only), the reimbursement of Capital Dynamics’ fees and out-of-pocket expenses in the event the transaction did not close, the termination fee payable by Capital Dynamics in certain circumstances (including the potential escrow of the termination fee), certain covenants related to the condition of the assets, the materiality standard used throughout the representation and warranties of the parties, certain valuation issues related to working capital, certain tax matters and the acquisition of interests held by SunPower in certain of OpCo’s lower-tier Partnership Group entities.

On November 7, 2017 and November 14, 2017, at the direction of the Sponsors, representatives of the Sponsor Financial Advisors met with representatives of the investment bank assisting Bidders A and E to assess Bidders A and E’s commitment to complete a transaction and to discuss commercial aspects of their joint Phase IIB Bid. Bidders A and E’s bid raised a number of high-level commercial issues (as detailed above), which they wanted resolved before they invested resources on further due diligence efforts. Representatives of the Sponsors, Bidder A and Bidder E met to discuss these issues, but most remained unresolved at the end of the meeting. Following that meeting, Bidders A and E reduced their due diligence activity in the post-“Phase IIB” period and requested exclusivity, which the Sponsors decided to not provide due to the extent of the unresolved issues and the Sponsors’ belief that Bidders A and E would most likely seek additional reductions to the proposed merger consideration and material modifications to the merger agreement once they had completed due diligence. Ultimately, Bidders A and E did not re-engage the Sponsors on the commercial issues and eventually stopped participating in the transaction process. On November 14, 2017, representatives of the Sponsors met with the GP Conflicts Committee to discuss the status of the commercial negotiations with Bidders A and E.

Also on November 7, 2017, representatives of SunPower met with representatives of Capital Dynamics to provide feedback on Capital Dynamics’ bid and to assess Capital Dynamics’ commitment to complete a transaction. As a result of that meeting, Capital Dynamics proposed further comments on the merger agreement to the Sponsor Financial Advisors on November 10, 2017. Representatives of each of the Sponsors, the Sponsor Financial Advisors, Baker Botts and Skadden met to discuss Capital Dynamics’ comments to the merger agreement, which reiterated the business issues highlighted in their November 3, 2017 comments to the proposed merger agreement. The Sponsors, with the assistance of Baker Botts and Skadden, prepared a revised draft of the merger agreement, which representatives of the Sponsor Financial Advisors delivered to Capital Dynamics on November 14, 2017 with a request that Capital Dynamics provide their most competitive bid by the following week.

On November 8, 2017, in lieu of Capital Dynamics’ request for exclusivity, the Sponsors and Capital Dynamics entered into a letter agreement regarding the reimbursement of expenses incurred by Capital Dynamics during the transaction process. The Sponsors agreed to reimburse Capital Dynamics for half of the costs (up to $450,000 per Sponsor) associated with its due diligence efforts in the event that (i) Capital Dynamics’ binding bid met certain conditions, including a binding proposal with a valuation of greater than, or equal to, $12.55 per Class A share, or OpCo Unit, respectively, and (ii) Capital Dynamics was ultimately not selected as the final bidder.

On November 20, 2017, the GP Conflicts Committee held a meeting with representatives of Evercore and RL&F to discuss the bids that had been received by the Sponsors for all of the interests in the Partnership

Entities, including the bid submitted by Capital Dynamics. RL&F presented the GP Conflicts Committee with a summary of the terms of the draft merger agreement circulated by the Sponsors to potential bidders, which included the Partnership Agreement requirement that the transaction be approved by the holders of a majority of the Class A shares of the Partnership that are not affiliated with the Sponsors, and a summary of the material comments to the draft merger agreement provided by Capital Dynamics in connection with its bid.

On November 21, 2017, Capital Dynamics submitted its revised, binding proposal to acquire the Partnership Group for cash. The revised bid implied a maximum total equity market value of $993 million, representing a per share valuation of $12.55. In its bid, Capital Dynamics requested a reduction of $0.13 per share due to differences in value between the model provided by the Sponsors and the calculations with respect to tax basis and depreciation performed by Capital Dynamics’ tax advisor. Additionally, Capital Dynamics proposal suggested that the valuation was subject to First Solar’s executing a 6-year extension of the Maryland Solar lease. The final price would be adjusted upward for cash generated from December 1, 2017 through the Closing based on the expected daily cash flow accrual applicable for the quarter and downward for the amount of distributions declared (to the extent that the record date has passed prior to the Closing) or paid prior to the Closing. The bid stated that Capital Dynamics desired to complete the transaction with investments from certain investors, including certain non-U.S. investors that would become co-purchasers through a co-investment process, and that it had secured written commitments from such investors; however, the proposal was clear that it was not dependent or contingent on that process or any co-investors. Attached as part of the proposal was a binding commitment letter provided by The Bank of Tokyo-Mitsubishi, UFJ, Ltd. for a bridge facility of $1.1 billion. The proposal stated that, aside from outstanding due diligence questions, Capital Dynamics required no further confirmatory due diligence. The proposal was not subject to any financing contingencies. On November 22, 2017, Capital Dynamics clarified its bid to representatives of the Sponsor Financial Advisors that the proposed valuation would be subject to a further reduction of $0.23 per share if First Solar did not enter into an extension of the Maryland Solar lease. This reduction and the others mentioned above would potentially result in Capital Dynamics’ valuing the Partnership Entities at $12.19 per share.

Between November 21, 2017 and December 17, 2017, representatives of each of the Sponsors, the Sponsor Financial Advisors, Baker Botts and Skadden negotiated the terms of the proposed merger agreement and the terms of the Debt Commitment Letters (as defined below under “—Financing of the Mergers—Debt Financing”) with representatives of Capital Dynamics and Amis, Patel & Brewer, LLP, legal counsel to Capital Dynamics (“APB”).

On November 28, 2017, the GP Conflicts Committee held a meeting with representatives of Evercore and RL&F to discuss the potential transaction with Capital Dynamics. The GP Conflicts Committee received a presentation from Evercore discussing, among other things, Capital Dynamics’ then-current bid, key issues that Capital Dynamics had identified as potentially affecting the financial terms of its bid, management’s financial projections for the Partnership (which were the same as those provided to Evercore), the key assumptions made by management in connection with its financial projections, certain sensitivity cases to management’s financial projections, Evercore’s preliminary financial analysis of the potential transaction, and the proposed division of proceeds between the public holders of Class A shares and the Sponsors. Based upon the then-current bid from Capital Dynamics, Evercore’s presentation to the GP Conflicts Committee considered a transaction in which the public holders of Class A shares would receive consideration for their Class A shares in an amount less than the then-current trading price of the Class A shares. Following discussion, the GP Conflicts Committee determined to propose to the Sponsors that the public holders of Class A shares receive $15.00 per Class A share in the potential transaction with a corresponding reduction to the amount to be received by the Sponsors in the event that Capital Dynamics was not prepared to increase its offer price. Following the meeting on November 28, 2017, Mr. O’Connor, the chair of the GP Conflicts Committee, informed Mr. Boynton of the GP Conflicts Committee’s proposal and Messrs. O’Connor and Boynton agreed to have a follow-up conversation shortly.

On November 30, 2017, at the direction of the Sponsors and the GP Conflicts Committee, representatives of the Sponsor Financial Advisors met with representatives of Evercore to discuss the GP Conflicts Committee’s proposal.

On December 4, 2017, representatives of each of the Sponsors and the GP Conflicts Committee discussed the GP Conflicts Committee’s request that the public holders of Class A shares receive additional consideration on a per Class A share basis relative to the per Class A share consideration received by the Sponsors from Capital Dynamics. Representatives of the Sponsors explained the extensive nature of the process, the indications of value from the bids received and the unattractive alternatives for the Partnership as a standalone company due to the concerns mentioned above (see “The Mergers—Recommendation of the GP Conflicts Committee and the General Partner Board; Reasons for Recommending Approval of the Merger Proposals”). Mr. Boynton informed Mr. O’Connor that the Sponsors would consider and respond to the GP Conflicts Committee.

The Sponsors, with the assistance of Baker Botts and Skadden, prepared a revised draft of the merger agreement which, at the direction of the Sponsors, the Sponsor Financial Advisors delivered to Capital Dynamics on December 7, 2017.

On December 11, 2017, Mr. Boynton, after discussion with representatives of each of the Sponsors, informed Mr. O’Connor that the Sponsors were not willing to provide the public holders of Class A shares with any additional consideration on a per Class A share basis relative to the per OpCo Unit consideration being received by the Sponsors from Capital Dynamics. Mr. Boynton emphasized to Mr. O’Connor the Sponsors’ position that they would be receiving the same per share/unit consideration from Capital Dynamics as the public holders of Class A shares and would not be receiving any consideration for the IDRs and General Partner Interest, although sponsors often receive additional consideration for such interests, as well as the fact that the Sponsors had run a comprehensive process to identify the most compelling proposals.

On December 12, 2017, the GP Conflicts Committee held a meeting with representatives of Evercore and RL&F to discuss Mr. Boynton’s response to the GP Conflicts Committee’s proposal and the status of the potential transaction. The GP Conflicts Committee discussed the Sponsors’ rationale for not agreeing to provide more consideration to the public holders of Class A shares and factors that argued for and against the public holders of Class A shares receiving different consideration than the Sponsors. The GP Conflicts Committee further discussed the prospects for the Partnership if the potential transaction did not occur, including uncertainty surrounding the Partnership’s outlook for growth projects and uncertainty as to the level of Sponsor support with respect to future potential transactions. The GP Conflicts Committee determined that it would not respond to Mr. Boynton at this time pending receipt by the Partnership of an expected further revised bid from Capital Dynamics.

Later on December 12, 2017, Capital Dynamics sent to representatives of the Sponsor Financial Advisors comments to the merger agreement. In such comments, Capital Dynamics acknowledged that a pre-signing increase to the policy limits on the Partnership’s directors’ and officers’ insurance in lieu of post-closing indemnification by the Sponsors may be acceptable, but the valuation and expense reimbursement issues remained. Additionally, the comments reflected resolution of various issues including escrowing the termination fee payable by Parent in certain circumstances, the materiality standard used throughout the representation and warranties of the parties, certain covenants related to the condition of the assets, and certain tax matters. Capital Dynamics’ comments included a request that SunPower’s Class A interests and Class C interests in certain lower-tier Partnership Group entities be transferred to Capital Dynamics for no consideration and a request to increase the cap for expense reimbursement should the transaction not be consummated. Capital Dynamics’ comments also proposed limiting Capital Dynamics’ liability if the transactions did not close due to a lack of CFIUS Approval even if the lack of CFIUS Approval were due to the failure of Capital Dynamics or its affiliates to provide certain information to a governmental authority. These comments rejected the Sponsors’ proposal for Parent to pay a termination fee in the event that a lack of CFIUS Approval was due to the failure to provide such requested information.

On December 15, 2017, the General Partner Board held a special telephonic meeting, at which representatives of the Sponsors discussed with the independent directors on the General Partner Board (who comprise the GP Conflicts Committee) details of the negotiations with Capital Dynamics, an anticipated timeline for executing a transaction with Capital Dynamics if negotiations continued to advance, the continuing process of providing the GP

Conflicts Committee and Evercore with information from management of the Sponsors and representatives of the Sponsor Financial Advisors, and proposed financial consideration for the various interests in the Partnership Entities. Mr. Boynton, speaking in his capacity as a representative of SunPower, reiterated the Sponsors’ position that the Sponsors would not provide incremental value to the public holders of Class A shares because the Sponsors would collectively be receiving the same per share/unit consideration from Capital Dynamics as the public holders of Class A shares and would not be receiving any consideration for the IDRs and the General Partner Interest. The independent directors on the General Partner Board also provided an update on the GP Conflicts Committee’s evaluation of Capital Dynamics’ proposed consideration and draft merger agreement.

On December 17, 2017, representatives of each of the Sponsors, the Sponsor Financial Advisors, Baker Botts and Skadden met with representatives of Capital Dynamics and APB to discuss the issues that remained in the most recent comments provided by Capital Dynamics.

Between December 17, 2017 and January 4, 2018, advancement of the merger agreement continued as the parties considered internally the remaining open issues in respect of all aspects of the proposed transaction, and, during this time, the parties continued to discuss a pre-signing increase to the policy limits on the Partnership’s directors’ and officers’ insurance in lieu of post-closing indemnification by the Sponsors. The parties also discussed scheduling an in-person negotiation session.

On December 20, 2017, the GP Conflicts Committee held a meeting with Evercore and RL&F to further discuss Evercore’s preliminary financial analysis of the potential transaction with Capital Dynamics and open issues in the Merger Agreement. The GP Conflicts Committee received a presentation from Evercore with respect to the potential transaction with Capital Dynamics and discussed, among other things, (i) Evercore’s preliminary financial analysis of the potential transaction assuming that the holders of Class A shares receive $12.19 per Class A share in connection with the potential transaction, (ii) the fact that the Sponsors likely could not consummate the potential transaction unless the Class A shares were part of the transaction because Capital Dynamics indicated that it was not willing to agree to purchase only the Sponsors’ interests in the Partnership Entities, (iii) the comprehensive auction process run by the Sponsors to identify potential bids for the Partnership Entities, (iv) potential factors that argue for and against the public holders of Class A shares receiving more per share than the Sponsors in the potential transaction, (v) the fact that the Sponsors were proposing to transfer the General Partner Interest in the Partnership and their incentive distribution rights in OpCo to Capital Dynamics for no consideration, and (vi) that the Sponsors had firmly rejected the GP Conflicts Committee’s proposal that the public holders of Class A shares receive premium consideration relative to the Sponsors. Following extensive discussion, the members of the GP Conflicts Committee concluded that the Sponsors would not agree to allocate additional consideration to the public holders of Class A shares as part of the transaction and that the per Class A share price offered by Capital Dynamics was likely going to be more attractive to the public holders of Class A shares than no transaction.

On December 22, 2017, at the direction of the Sponsors and the GP Conflicts Committee, representatives of the Sponsor Financial Advisors met with representatives of Evercore and RL&F to explain and discuss the Sponsors’ marketing process for the contemplated transaction.

On January 5, 2018, representatives of each of the Sponsors, the Sponsor Financial Advisors, Baker Botts and Skadden discussed with representatives of Capital Dynamics and APB the issues that remained in the draft merger agreement.

On January 7, 2018, the Sponsors, with the assistance of Baker Botts and Skadden, prepared a revised draft of the proposed merger agreement with Capital Dynamics, and, at the direction of the Sponsors, representatives of the Sponsor Financial Advisors sent that draft to Capital Dynamics.

On January 9, 2018, representatives of each of the Sponsors, the Sponsor Financial Advisors, Baker Botts and Skadden and representatives of Capital Dynamics and APB met in New York City to discuss the issues that remained in the draft merger agreement. At such meeting, the parties discussed issues related to the requested post-closing indemnification from the Sponsors and Capital Dynamics’ expense reimbursement. The parties agreed to obtain additional directors’ and officers’ insurance in lieu of a post-closing indemnity from the Sponsors related to shareholder litigation, and agreed to the amount of the cap of expense reimbursement. Additionally, the parties discussed the issue regarding the required efforts to obtain CFIUS Approval and remedies in the event CFIUS Approval was not obtained. The parties agreed to use their reasonable best efforts to obtain such approval; however, with respect to Capital Dynamics, such efforts did not require obtaining certain information from their non-U.S. investors if such investors objected to disclosing information in certain situations. As a result, Capital Dynamics agreed to reimburse the Partnership’s expenses (subject to a cap) if CFIUS Approval was not obtained for any reason. Also at such meeting, representatives of the Sponsors and Capital Dynamics met privately to finalize the merger consideration (including open valuation issues discussed above, which at the time represented a reduction of approximately $0.36 to Capital Dynamics’ proposed offer of $12.55 per share/unit). As a result of such discussions, Capital Dynamics and SunPower agreed to give First Solar the option of final merger consideration for all Class A shares and OpCo Units equal to either (i) $12.30 per share/unit without an amendment to the Maryland Solar lease that eliminated automatic termination in the event of FirstEnergy Solutions Corp.’s bankruptcy or (ii) $12.35 per share/unit with such an amendment of the Maryland Solar lease. See “The Merger Agreement—Maryland Solar Lease Amendment” for a description of this amendment.

On January 13, 2018, First Solar, after a review of financial impacts, chose the proposal described in clause (ii) of the prior paragraph. The final price for all Class A shares and OpCo Units would be adjusted upward for cash generated from December 1, 2017 through Closing based on the expected daily cash flow accrual applicable for the quarter and downward for the amount of distributions declared (to the extent that the record date has passed prior to Closing) or paid prior to Closing.

On January 16, 2018, the GP Conflicts Committee held a meeting with representatives of Evercore and RL&F to discuss Capital Dynamics’ revised merger consideration proposal and other elements of the potential transaction. The GP Conflicts Committee received a presentation from Evercore with respect to the potential transaction with Capital Dynamics and discussed, among other things, (i) Evercore’s preliminary financial analysis of the revised merger consideration proposed, (ii) a proposal by the Sponsors regarding the manner of paying the fees and expenses of the Sponsors, the Partnership and OpCo in connection with the potential transaction (which proposal would not result in the Partnership or OpCo paying any fees of BofA Merrill Lynch or Goldman Sachs in connection with the potential transaction), (iii) the agreement between the Sponsors regarding the division of the Sponsors’ aggregate transaction consideration among them in connection with the consideration required by SunPower for agreeing to enter into such transaction, (iv) the Sponsors’ position that the Sponsors would not take less consideration per OpCo Unit to provide incremental value to the public holders of Class A shares and (v) the open issues in the merger agreement being negotiated with Capital Dynamics. The GP Conflicts Committee considered the fact that First Solar had agreed to pay some of the consideration it receives in the transaction to SunPower as described in clause (iii) of this paragraph. Following discussion, the GP Conflicts Committee decided to propose to the Sponsors that the public holders of Class A shares would receive consideration that was equivalent to the consideration that SunPower would be receiving, taking into account the division of proceeds from First Solar to SunPower. Following the meeting on January 16, 2018, Mr. O’Connor informed Mr. Boynton of the GP Conflicts Committee’s proposal.

On January 16, 2018, Capital Dynamics sent its comments to the merger agreement to Baker Botts, which Baker Botts forwarded to representatives of the Sponsors, the Sponsor Financial Advisors and Skadden.

On January 17, 2018, representatives of the Sponsors and Capital Dynamics, respectively, had a conversation to discuss outstanding issues, including certain obligations of Capital Dynamics and its investors to provide responsive documentation to obtain CFIUS Approval and other regulatory approvals. The parties also discussed the terms of a transition services agreement to be entered into at Closing.

On January 17, 2018, SunPower notified representatives of the GP Conflicts Committee, that it would be requesting a waiver from the requirements of the SunPower ROFO Agreement for all projects still subject thereto during the pendency of the Mergers, since the draft merger agreement did not permit acquisitions during such time and, even if that were not the case, the Partnership Group would not have the financial ability to acquire such projects.

On January 19, 2018, Mr. Boynton, after discussions between representatives of First Solar and SunPower, responded by email to the GP Conflicts Committee’s proposal that the public holders of Class A shares should receive consideration that is equivalent to the consideration that SunPower will receive, taking into account the additional consideration that SunPower is receiving from First Solar and explained SunPower’s basis for why the public holders of Class A shares should not receive the same consideration on a per Class A share basis as SunPower, including SunPower’s view of (i) SunPower’s superior project performance in relation to First Solar’s project performance and SunPower’s resulting expectations for payments on the IDRs, (ii) a provision in the limited liability company agreement of Holdings that may have resulted in a reallocation of distributions payable by Holdings from First Solar to SunPower as a result of the performance of SunPower’s projects relative to First Solar’s projects, (iii) the fact that the Sponsors are jointly receiving the same $12.35 per share/unit consideration as the public holders of Class A shares and have not requested a payment for the IDRs or the General Partner Interest in the Partnership, and (iv) the fact that (a) SunPower agreed to transfer all of its Class A interests and Class C interests in certain lower-tier Partnership Group entities to Capital Dynamics for no additional consideration and (b) First Solar agreed to amend the Maryland Solar lease to eliminate termination in the event of FirstEnergy Solutions Corp.’s bankruptcy for no additional consideration in order to secure the higher merger consideration offered by Capital Dynamics on behalf of all shareholders. See “The Merger Agreement—Maryland Solar Lease Amendment” for a description of this amendment.

On January 22, 2018, SunPower held a meeting of its board of directors to evaluate the proposed transaction with Capital Dynamics and all present board members voted to approve the transaction.

On January 23, 2018, First Solar held a meeting of its board of directors to evaluate the proposed transaction with Capital Dynamics and all present board members voted to approve the transaction.

On January 24, 2018, Baker Botts sent a further revised draft of the merger agreement to APB.

On January 25, 2018, the GP Conflicts Committee met with representatives of Evercore and RL&F to discuss the Sponsors’ view that the public holders of Class A shares should not receive the same consideration as SunPower, taking into account the additional consideration that SunPower is receiving from First Solar. The GP Conflicts Committee discussed Mr. Boynton’s response rejecting the GP Conflicts Committee’s proposal, including SunPower’s rationale. The GP Conflicts Committee further discussed (i) the current proposed terms for the potential transaction with Capital Dynamics, including the fact that the consideration had been increased to $12.35 per Class A share, (ii) the then current trading price of Class A shares, (iii) the outlook for the Partnership, including management’s financial projections for the Partnership (which were the same as those provided to Evercore) and a related sensitivity case, (iv) that the potential transaction requires approval of the holders of a majority of the Class A shares that are not affiliates of the Sponsors, (v) that the transaction had been broadly marketed, (vi) updates to the merger agreement with Capital Dynamics, and (vii) a request by SunPower that the GP Conflicts Committee approve a waiver to SunPower’s ROFO Agreement that would allow SunPower to sell projects during the period between signing and closing of the merger without offering them to OpCo. Following discussion, the GP Conflicts Committee determined that Mr. O’Connor should again contact Mr. Boynton and discuss the GP Conflicts Committee’s request that the public holders of Class A shares receive consideration that is no lower than the consideration that SunPower will receive, taking into account the additional consideration that SunPower is receiving from First Solar.

On January 25, 2018, Messrs. Boynton and O’Connor discussed Mr. Boynton’s January 19th e-mail response to the GP Conflicts Committee, Mr. Boynton reaffirmed that the Sponsors would not re-allocate any consideration payable to them by Capital Dynamics in the transaction to the public holders of Class A shares due to the extensive sale process, the overall value being provided to the Class A shareholders given the challenging outlook for the Partnership, the fact that the Sponsors are collectively receiving the same per unit consideration as the public shareholders and no consideration for the General Partner Interest or the IDRs, First Solar’s agreement with Parent to waive certain lease termination rights with Maryland Solar for no additional consideration and SunPower’s agreement with Parent to transfer ownership interests in certain entities to Parent for no additional consideration. Later on January 25, 2018, Mr. Boynton sent a confirmatory e-mail on behalf of the Sponsors reiterating that they would not agree to any re-allocation of consideration to the public holders of Class A shares.

On January 28, 2018, Capital Dynamics, through APB, sent Baker Botts comments to the merger agreement, which Baker Botts forwarded to representatives of the Sponsors, the Sponsor Financial Advisors and Skadden. Over the ensuing days, the parties sent multiple revised drafts to finalize the outstanding remaining issues.

On January 30, 2018, the General Partner Board held its regular quarterly meeting, at which representatives of the Sponsor Financial Advisors and Baker Botts reviewed the transaction process, the terms of the proposed transaction with Capital Dynamics and expected timeline for the approval process. The General Partner Board asked numerous questions of management and Baker Botts regarding the terms, process and timeline. In addition, the GP Conflicts Committee met with representatives of Evercore and RL&F to discuss the status of the potential transaction with Capital Dynamics. The GP Conflicts Committee received a presentation from Evercore with respect to the potential transaction with Capital Dynamics and discussed, among other things, (i) Evercore’s financial analysis of the potential transaction with Capital Dynamics at $12.35 per Class A share, (ii) matters related to the payment of distributions by the Partnership after execution of the merger agreement and how such payments adjust the amount payable to holders of Class A shares, including the upward adjustments to the final price for cash generated from December 1, 2017 through Closing based on the expected daily cash flow accrual applicable for the quarter and downward adjustments for the amount of distributions declared (to the extent that the record date has passed prior to Closing) or paid prior to Closing, (iii) the agreement between First Solar and SunPower on the manner of allocating their aggregate consideration between them in connection with the consideration required by SunPower for agreeing to enter into such transaction, (iv) the material terms of the merger agreement, including an update on the negotiations between the Partnership and Capital Dynamics with respect to Capital Dynamics’ obligation to pursue CFIUS Approval, (v) the letter agreement between the Partnership and the Sponsors that allocates certain transaction expenses among the parties, (vi) the duties and obligations of the GP Conflicts Committee under Delaware law and the Partnership Agreement, and (vii) SunPower’s request for a waiver of SunPower’s obligation to offer projects to the Partnership during the period between signing and closing of the merger and the reasons for SunPower’s request.

Over the course of January 31, 2018 through the morning of February 5, 2018, representatives of the various parties and the GP Conflicts Committee finalized documentation and resolved the remaining issues.

On February 5, 2018, the GP Conflicts Committee met with representatives of Evercore and RL&F to discuss the near final terms of the merger agreement with Capital Dynamics. The GP Conflicts Committee received a presentation from Evercore with respect to the potential transaction with Capital Dynamics and discussed Evercore’s financial analysis of the potential transaction with Capital Dynamics and the updates to its analysis since the GP Conflicts Committee’s prior meeting, and RL&F summarized the terms of the merger agreement for the GP Conflicts Committee, including an update on the negotiations between the Partnership and Capital Dynamics with respect to Capital Dynamics’ obligation to pursue CFIUS Approval. Later that same day, the GP Conflicts Committee held a second meeting with representatives of Evercore and RL&F, wherein RL&F summarized Capital Dynamics’ obligations under the merger agreement to obtain CFIUS Approval and Evercore confirmed that there were no material changes to the financial analysis it presented to the GP Conflicts Committee earlier in the day. At the GP Conflicts Committee’s request, Evercore orally delivered its opinion (which was subsequently confirmed in writing) that, subject to the assumptions, procedures, qualifications and limitations to be set forth in the written opinion, the consideration to be paid by Capital Dynamics pursuant to the merger agreement for each Class A share is fair, from a financial point of view, to the Partnership and the Public Shareholders. Thereafter, the GP Conflicts Committee unanimously (i) determined that the Mergers, including the Merger Agreement and the Transactions, are advisable, fair and reasonable to, and in the best interests of, the Partnership Group and the Public Shareholders, (ii) approved the Mergers, including the Merger Agreement and the Transactions, such approval constituting “Special Approval” pursuant to Section 7.9(a) of the Partnership Agreement, (iii) recommended to the General Partner Board that the General Partner Board approve the Mergers and consummate the Transactions on the terms set forth in the Merger Agreement, (iv) recommended to the Public Shareholders that the Public Shareholders approve the Merger Agreement and the Mergers and (v) approved a waiver from the requirements of the SunPower ROFO Agreement for all projects still subject thereto during the pendency of the Mergers.

Promptly after the GP Conflicts Committee meeting, the General Partner Board held a meeting to review the final changes to the proposed transaction documents. After reviewing the final terms of the proposed transactions, Mr. Boynton asked for a report from the GP Conflicts Committee. Mr. O’Connor reported to the General Partner Board (i) that Evercore had orally delivered its opinion (which was subsequently confirmed in writing) to the GP Conflicts Committee that, subject to the assumptions, procedures, qualifications and limitations to be set forth in the written opinion, the consideration to be paid by Capital Dynamics pursuant to the Merger Agreement for each Class A share is fair, from a financial point of view to the Partnership and the Public Shareholders, and (ii) that, following consideration of the uncertainty of the long-term outlook of the Partnership, concerns of maintaining sustainable distribution growth, the Partnership’s high cost of capital, the fairness opinion of Evercore and the terms and provisions of the proposed transactions, the GP Conflicts Committee had approved the resolutions described in the preceding paragraph. Thereafter, the members of the General Partner Board voted unanimously to approve the Transactions and recommend that the shareholders of the Partnership vote in favor of the Merger and the Merger Agreement. The members of the General Partner Board also approved a waiver from the requirements of the SunPower ROFO Agreement for all projects still subject thereto during the pendency of the Mergers.

Thereafter, on February 5, 2018, the parties executed the Merger Agreement, the Support Agreement and the Escrow Agreement, and issued press releases announcing the Transactions.

Recommendation of the GP Conflicts Committee and the General Partner Board; Reasons for Recommending Approval of the Merger Proposals

The GP Conflicts Committee

The GP Conflicts Committee consists of three independent directors: Thomas C. O’Connor, Norman J. Szydlowski and Michael W. Yackira. The General Partner Board authorized the GP Conflicts Committee to (i) review and evaluate the terms and conditions, and determine the advisability, of the Mergers on behalf of the Partnership Group and the Public Shareholders, (ii) evaluate the merits of the Mergers relative to the merits of maintaining the status quo, as the GP Conflicts Committee deems necessary or appropriate, (iii) negotiate on behalf of the Partnership Group and the Public Shareholders, or delegate the ability to negotiate to any persons, with any party the GP Conflicts Committee deemed appropriate, with respect to the terms and conditions of the Mergers, (iv) determine whether to give or withhold the GP Conflicts Committee’s approval of the Mergers, including by “Special Approval” pursuant to Section 7.9(a) of the Partnership Agreement, (v) make a recommendation to the General Partner Board whether to approve the Mergers, and (vi) if the Mergers were approved by the GP Conflicts Committee, make a recommendation to the Shareholders whether to approve the Mergers if applicable.

The GP Conflicts Committee retained RL&F as its legal counsel and Evercore as its financial advisor. The GP Conflicts Committee oversaw the performance of financial and legal due diligence by its advisors, conducted an extensive review and evaluation of the Sponsors’ proposal, evaluated the merits of the Mergers relative to the merits of maintaining the Partnership’s status quo, and conducted negotiations with the Parent Entities, the Sponsors and their respective representatives with respect to the Merger Agreement, the Merger Agreement and the related documents (the “Transaction Documents”) and the Transactions.

The GP Conflicts Committee considered the benefits of the Merger Agreement, including the Mergers, as well as the associated risks, and at a meeting held on February 5, 2018, unanimously (i) determined that the Mergers, including the Merger Agreement and the Transactions, are advisable, fair and reasonable to, and in the best interests of, the Partnership Group and the Public Shareholders, (ii) approved the Mergers, including the Merger Agreement and the Transactions, such approval constituting “Special Approval” pursuant to Section 7.9(a) of the Partnership Agreement, (iii) recommended to the General Partner Board that the General Partner Board approve the Mergers and consummate the Transactions on the terms set forth in the Merger Agreement, and (iv) recommended to the Public Shareholders that they approve the Merger Agreement and the Transactions.

The General Partner Board, at a meeting held on February 5, 2018, based in part upon the recommendation of the GP Conflicts Committee, unanimously (i) determined that it is in the best interests of the General Partner, the Partnership Group, the Shareholders and the holders of OpCo Common Units and OpCo Subordinated Units (such holders of OpCo Common Units and OpCo Subordinated Units, the “Unitholders”), and declared it advisable, for the Partnership Entities to enter into the Merger Agreement and consummate the Mergers, (ii) authorized and directed the General Partner to approve the Merger Agreement and the Mergers in its capacity as the general partner of the Partnership, acting individually and in its capacity as the managing member of OpCo, to approve the Merger Agreement and the Mergers, (iii) authorized and directed the General Partner to execute and deliver the Merger Agreement in its individual capacity and on behalf of the Partnership, acting individually and on behalf of OpCo, (iv) authorized and directed the General Partner to direct the Merger Agreement and the Mergers to be submitted to a vote of the Shareholders (voting as separate classes) at a meeting in accordance with the Partnership Agreement, (v) authorized and directed the General Partner, upon receipt of the Shareholder Approval, to obtain the consent of (a) a Unit Majority and (b) a majority of the outstanding OpCo Common Units, voting as a class, in each case in accordance with the OpCo LLC Agreement and the Partnership Agreement, to enter into the Merger Agreement and consummate the Mergers and (vi) determined to recommend that the Shareholders approve the Merger Agreement and the Mergers.

In reaching its determination, the GP Conflicts Committee viewed the following factors as generally positive or favorable in arriving at its determinations and recommendation with respect to the Mergers:

•	The Share Merger Consideration is an all-cash amount, which the GP Conflicts Committee believed provided greater value to the Public Shareholders than the long-term value of the Partnership as a publicly traded partnership, after taking into account the risks and challenges facing the Partnership’s current business and financial prospects.

•	As part of the Share Merger Consideration, Public Shareholders will be entitled to receive the following: (1) if closing of the Partnership Merger occurs on or prior to May 31, 2018: (A) $0.135 per Class A share, plus (B) the product of the number of days from March 1, 2018 through and including the Closing Date multiplied by $0.0021 per Class A share, or (2) if closing of the Partnership Merger occurs after May 31, 2018: (A) $0.3282 per Class A share, plus (B) the product of the number of days from June 1, 2018 through and including the Closing Date multiplied by $0.0045 per Class A share. The GP Conflicts Committee understood that the Partnership will be permitted to pay distributions between the signing and the Closing, subject to certain permitted increases, and the Share Merger Consideration would be decreased by the amount of any distributions paid by the Partnership after January 12, 2018.

•	The GP Conflicts Committee believed that $12.35 per Class A share was Capital Dynamics’ final offer and was the highest price per Class A share that Capital Dynamics would be willing to pay to the Public Shareholders at the time of the GP Conflicts Committee’s determination and approval.

•	The GP Conflicts Committee believed that neither Sponsor would be willing to lower the consideration it receives in the Mergers to benefit the Public Shareholders, which belief was based on the Sponsors’ rejection of multiple requests by the GP Conflicts Committee that the Sponsors decrease their Unit Merger Consideration in order to benefit the Public Shareholders. The GP Conflicts Committee also believed that the negotiated Merger Consideration was based, in part, on concessions made by the Sponsors to Capital Dynamics for no additional consideration, and that the Sponsors would agree to no further concessions to Capital Dynamics.

•	The Sponsors are transferring their General Partner Interest and their IDRs in OpCo for no consideration.

•	The Mergers resulted from a comprehensive process in which the Sponsors and the Partnership contacted or received inbound interest from over 130 prospective buyers over approximately nine months and entered into non-disclosure agreements with more than 30 prospective buyers.

•	Prior to initiating a comprehensive process to contact prospective buyers, each Sponsor publicly announced its intention to explore alternatives related to its interests in the Partnership.

•	The potential for downward pressure on the public share price of Class A shares as a result of the Sponsor’s OpCo Subordinated Units converting into OpCo Common Units (which would be exchangeable for Class A shares in the Partnership) as a result of the expected expiration of the subordination period in the second half of 2018.

•	The delivery of an opinion by Evercore to the GP Conflicts Committee on February 5, 2018, that, as of such date and based on and subject to the assumptions, procedures, qualifications, limitations and other matters set forth in the opinion, the Share Merger Consideration to be paid by Parent pursuant to the Merger Agreement was fair, from a financial point of view, to the Partnership and the Public Shareholders.

•	The GP Conflicts Committee believed that the Partnership would face significant challenges were it to continue as a public standalone company, which challenges included, among other things:

•	The GP Conflicts Committee’s belief that the growth prospects for the Partnership if it continues as a standalone entity are extremely limited and that it would be challenging for the Partnership to finance the acquisition of additional projects given its current share price and current debt levels, the rising interest rate environment and restrictions on its business, including restrictions resulting from its debt obligations.

•	The risk that the Partnership may not be able to re-finance its debt obligations that come due in calendar year 2020 on favorable terms.

•	Management’s view that the Partnership will be required to amortize the principal amount of its debt obligations over the term of any re-financed debt period, which would likely reduce the Partnership’s cash available for distribution.

•	The challenges to the Partnership’s ability to acquire additional projects and grow its distribution in light of the Sponsors’ public announcements that they were exploring alternatives for their investments in the Partnership and the Sponsors’ desire to exit their investments in the Partnership and therefore remove committed sources of projects that would enable the Partnership’s primary business objective of generating predictable cash distributions that grow at a sustainable rate.

•	The evolving nature of the solar industry has enabled the Sponsors to sell projects at an earlier stage of construction and development than is best suited for the Partnership.

•	The Mergers being subject to the approval of a majority of the outstanding Class A shares (excluding Class A shares owned by the General Partner or its affiliates), voting as a class.

•	The terms and conditions of the Merger Agreement having been determined through extensive arm’s-length negotiations among the Sponsors, the Partnership, the GP Conflicts Committee, Capital Dynamics and their respective representatives and advisors.

•	Certain terms of the Merger Agreement, principally:

•	The Partnership’s right, subject to certain conditions, to negotiate certain unsolicited acquisition proposals, and the Partnership’s ability under certain circumstances to terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to a Superior Proposal, subject to Parent’s right to receive payment of the Termination Fee of approximately $24.7 million.

•	The provision of the Merger Agreement allowing the GP Conflicts Committee to withdraw its recommendation in specified circumstances relating to a Superior Proposal or Intervening Event (as defined below under “The Merger Agreement—No Solicitation or Withdrawal of Recommendation”), subject to Parent’s right to terminate the Merger Agreement and receive payment of the Termination Fee of approximately $24.7 million.

•	The Merger Agreement may not be amended or modified in any respect without the approval of the GP Conflicts Committee.

•	The agreement by the Sponsors to vote their indirectly owned Class B shares and common and subordinated units in OpCo in favor of the Merger Agreement and the Transactions.

•	The Mergers and the Transactions not being conditioned upon Parent’s obtaining sufficient financing and Parent’s having entered into a debt commitment letter to fund, together with the equity funds available to Parent, the Merger Consideration.

•	The Mergers not being subject to a vote of Parent’s equity owners.

•	In connection with the consideration of the Mergers, the GP Conflicts Committee retained its own independent financial and legal advisors with knowledge and experience advising publicly traded companies with respect to transactions similar to the Mergers.

•	The GP Conflicts Committee understood that it had no obligation to approve or recommend any transaction.

In addition, the GP Conflicts Committee considered the following factors to be generally negative or unfavorable in making its determination and approvals, and the related recommendation to the General Partner Board and the Public Shareholders:

•	The Share Merger Consideration represents (i) an approximate 13.6% discount to the closing price of the Class A shares as of February 2, 2018, and (ii) an approximate 5.7% discount to the closing price of the Class A shares as of April 4, 2017, which was the closing price on the day before the Sponsors publicly announced their intention to explore alternatives related to their interests in the Partnership.

•	The Share Merger Consideration could be decreased below $12.35 as a result of any distributions declared (to the extent the record date has passed prior to the Closing) or paid by the Partnership after January 12, 2018.

•	As a result of an agreement between First Solar and SunPower, First Solar will pay certain of the proceeds it receives in the Transactions to SunPower, which will result in SunPower receiving approximately $13.40 for each OpCo Common Unit and OpCo Subordinated Unit and First Solar receiving approximately $10.98 for each OpCo Common Unit and OpCo Subordinated Unit. Consequently, the Public Shareholders will receive less, on a per share/unit basis, than SunPower, although the GP Conflicts Committee recognized the Public Shareholders would receive more, on a per share/unit basis, than First Solar.

•	The Sponsors are receiving the Unit Merger Consideration, which is identical to the Share Merger Consideration, notwithstanding the fact that the subordinated units of OpCo are subordinated with respect to distributions and are not currently exchangeable into Class A shares which are freely-tradeable on a public securities exchange.

•	The Class A shares are currently, and have in the past, traded at levels that exceed the Share Merger Consideration that each Public Shareholder will be entitled to receive. The 52-week high for the Class A shares as of February 2, 2018 was $15.90.

•	The Public Shareholders will not have any equity participation in the Partnership or Parent or any of its affiliates following the OpCo Mergers Effective Time and Partnership Merger Effective Time, and the Public Shareholders will accordingly cease to participate in the Partnership’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the Class A shares.

•	The Partnership Merger will be a taxable transaction to the Public Shareholders for U.S. federal income tax purposes, which will generally cause Public Shareholders who have tax gain in their Class A shares to incur a tax liability.

•	The GP Conflicts Committee was not authorized to, and did not, conduct its own independent auction process or other solicitation of interest from third parties for the acquisition of the Partnership.

•	Certain terms of the Merger Agreement, principally:

•	the provisions limiting the ability of the Partnership to solicit, or to consider unsolicited, offers from third parties for the Partnership;

•	the Termination Fee payable by OpCo to Parent in connection with termination of the Merger Agreement in certain circumstances;

•	the expense reimbursement payable by OpCo to Parent in connection with termination of the Merger Agreement in certain circumstances; and

•	if there is a failure of Parent’s Debt Financing (as defined below), Parent could refuse to close the Mergers notwithstanding the satisfaction of all of the closing conditions, in which case Parent would be obligated to pay a termination fee to OpCo of approximately $54.3 million (the “Parent Termination Fee”).

•	The Mergers may not be completed in a timely manner, or at all, and a failure to complete the Mergers could result in significant costs and disruption to the Partnership’s normal business and negatively affect the trading price of the Class A shares.

•	Litigation may be commenced in connection with the Mergers or the Transactions, and such litigation may increase costs and result in a diversion of management focus.

•	The Public Shareholders are not entitled to dissenters’ or appraisal rights under the Merger Agreement, the Partnership Agreement or Delaware law.

•	The Sponsors and certain members of the Partnership’s management or General Partner Board may have interests in the Mergers that are different from, or in addition to, the interests of the Partnership’s Public Shareholders.

After taking into account all of the factors set forth above, as well as others, the GP Conflicts Committee concluded that the potential benefits of the Mergers outweighed any negative or unfavorable considerations and determined that that it is advisable, fair and reasonable to, and in the best interests of, the Partnership Group and the Public Shareholders for the Partnership to enter into the Transaction Documents and consummate the Mergers.

The foregoing discussion is not intended to be exhaustive, but is intended to address material information and principal factors considered by the GP Conflicts Committee. In view of the number and variety of factors and the amount and complexity of information considered, the GP Conflicts Committee did not find it practicable or useful to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination and recommendation. In addition, the GP Conflicts Committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the GP Conflicts Committee may have given different weights to different factors. The GP Conflicts Committee made its recommendation based on the totality of information presented to, and the investigation conducted by, the GP Conflicts Committee. It should be noted that certain statements and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

The General Partner Board

The General Partner Board consists of seven directors, three of whom are independent (Messrs. O’Connor, Szydlowski and Yackira), one of whom is the Chief Executive Officer of the General Partner and a designee of the Sponsors (Mr. Boynton) and three of whom are also designees of the Sponsors (Messrs. Widmar and Bradley and Ms. Jackson). As such, certain members of the General Partner Board may have different interests in the Partnership Merger than do the Shareholders. For a complete discussion of these and other interests of the members of the General Partner Board in the Mergers, see “—Interests of Certain Persons in the Mergers.” Because of such possible and actual conflicts of interest, the General Partner Board delegated to the GP Conflicts Committee the full power and authority of the General Partner Board to (i) review and evaluate the terms and conditions, and determine the advisability, of the Mergers on behalf of the Partnership Group and the Public Shareholders, (ii) evaluate the merits of the Mergers relative to the merits of maintaining the status quo, as the GP Conflicts Committee deems necessary or appropriate, (iii) negotiate on behalf of the Partnership Group and the Public Shareholders, or delegate the ability to negotiate to any persons, with any party the GP Conflicts Committee deemed appropriate, with respect to the terms and conditions of the Mergers, (iv) determine whether to give or withhold the GP Conflicts Committee’s approval of the Mergers, including by “Special Approval” pursuant to Section 7.9(a) of the Partnership Agreement, (v) make a recommendation to the General Partner Board whether to approve the Mergers, and (vi) if the Mergers were approved by the GP Conflicts Committee, make a recommendation to the Shareholders whether to approve the Mergers if applicable.

The GP Conflicts Committee considered the benefits of the Merger Agreement, including the Mergers, as well as the associated risks, and at a meeting held on February 5, 2018, unanimously (i) determined that the Mergers, including the Merger Agreement and the Transactions, are advisable, fair and reasonable to, and in the best interests of, the Partnership Group and the Public Shareholders, (ii) approved the Mergers, including the Merger Agreement and the Transactions, such approval constituting “Special Approval” pursuant to Section 7.9(a) of the Partnership Agreement, (iii) recommended to the General Partner Board that the General Partner Board approve the Mergers and consummate the Transactions on the terms set forth in the Merger Agreement and (iv) recommended to the Public Shareholders that the Public Shareholders approve the Merger Agreement and the Mergers.

Later that day, the General Partner Board, acting based in part upon the recommendation of the GP Conflicts Committee, unanimously (i) determined that it is in the best interests of the General Partner, the Partnership Group, the Shareholders and the Unitholders, and declared it advisable, for the Partnership Entities to enter into the Merger Agreement and to consummate the Mergers, (ii) authorized and directed the General Partner, in its capacity as the general partner of the Partnership, acting individually and in its capacity as the managing member of OpCo, to approve the Merger Agreement and the Mergers, (iii) authorized and directed the General Partner to execute and deliver the Merger Agreement in its individual capacity and on behalf of the Partnership, acting individually and on behalf of OpCo, (iv) authorized and directed the General Partner to direct the Merger Agreement and the Mergers to be submitted to a vote of the Shareholders (voting as separate classes) at a meeting in accordance with the Partnership Agreement, (v) authorized and directed the General Partner, upon receipt of the Shareholder Approval, to obtain the consent of (a) a Unit Majority and (b) a majority of the outstanding OpCo Common Units, voting as a class, in each case in accordance with the OpCo LLC Agreement and the Partnership Agreement, to enter into the Merger Agreement and consummate the Mergers and (vi) determined to recommend that the Shareholders approve the Merger Agreement and the Mergers.

The General Partner Board considered a number of factors, including the following material factors:

•	the unanimous determinations and recommendations of the GP Conflicts Committee;

•	the factors considered by the GP Conflicts Committee, including the material factors considered by the GP Conflicts Committee described under “—The GP Conflicts Committee” above;

•	the belief that the Partnership’s current cost of capital relative to the market and inability to access the capital markets on a consistent basis would hinder the Partnership’s growth prospects and would make it unlikely that the Partnership could acquire projects; and

•

the current price of the Class A shares would create difficulties in financing accretive acquisitions and any failure of the Partnership’s acquired solar energy projects to be accretive could have a material adverse effect on the Partnership’s ability to grow its business and make increased cash distributions to Shareholders.

In doing so, the General Partner Board conducted its review of factors it has determined to be relevant, including the analysis, recommendations and approval of the GP Conflicts Committee, which is discussed above.

The foregoing discussion of the information and factors considered by the General Partner Board is not intended to be exhaustive, but includes material factors the General Partner Board considered. In view of the variety of factors considered in connection with its evaluation of the Mergers and the complexity of these matters, the General Partner Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors considered in making its determination and recommendation. In addition, each of the members of the General Partner Board may have given differing weights to different factors.

Recommendation

Each of the GP Conflicts Committee and the General Partner Board recommends that the Shareholders vote “FOR” the Merger Proposals.

Opinion of the GP Conflicts Committee’s Financial Advisor

Introduction

The GP Conflicts Committee retained Evercore as its financial advisor with respect to the provision of (i) financial advisory services to the GP Conflicts Committee and (ii) an opinion to the GP Conflicts Committee as to the fairness, from a financial point of view, of the Share Merger Consideration to the Partnership and the Public Shareholders. At the request of the GP Conflicts Committee at a meeting of the GP Conflicts Committee held on February 5, 2018, Evercore rendered its oral opinion to the GP Conflicts Committee that, as of February 5, 2018, based upon and subject to the assumptions, procedures, qualifications, limitations and other matters considered by Evercore in connection with the preparation of its opinion, the Share Merger Consideration to be paid by Parent pursuant to the Merger Agreement is fair, from a financial point of view, to the Partnership and the Public Shareholders. Evercore subsequently confirmed its oral opinion in a written opinion on the same date.

Evercore’s opinion speaks only as of the date it was delivered and not as of the time the Partnership Merger will be completed or any other date. The opinion does not reflect changes that may occur or may have occurred after February 5, 2018, which could alter the facts and circumstances on which Evercore’s opinion was based. It is understood that subsequent events may affect Evercore’s opinion, but Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore’s opinion was directed to the GP Conflicts Committee (in its capacity as such), and only addressed the fairness, from a financial point of view, as of February 5, 2018, of the Share Merger Consideration to the Partnership and the Public Shareholders. Evercore’s opinion did not address any other term or aspect of the Partnership Merger. The full text of the written opinion that describes the assumptions made, procedures followed, qualifications and limitations of the review undertaken, and other matters considered by Evercore in rendering its opinion, is attached hereto as Annex B. The summary of Evercore’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. However, neither the written opinion nor the summary of such opinion and the related analyses set forth in this proxy statement are intended to be, and they do not constitute, a recommendation as to how Shareholders or any other person should act or vote with respect to the Partnership Merger or any other matter.

Evercore’s opinion to the GP Conflicts Committee was among several factors taken into consideration by the GP Conflicts Committee in making its recommendation to the board of directors of the General Partner regarding the Partnership Merger.

In connection with rendering its opinion and performing its related financial analysis, Evercore, among other things:

•	reviewed certain publicly available historical business and financial information relating to the Partnership and OpCo that Evercore deemed to be relevant, including the Partnership’s Annual Report on Form 10-K for the fiscal year ended November 30, 2016 and certain Current Reports on Form 8-K, in each case, as filed with or furnished to the SEC by the Partnership since December 1, 2016;

•	reviewed certain non-public historical financial and operating data relating to the Partnership and OpCo provided to Evercore by management of the Partnership;

•	reviewed certain non-public projected financial and operating data relating to the Partnership and OpCo that were provided to Evercore by management of the Partnership and a sensitivity case prepared by Evercore that was recommended by and developed utilizing assistance and certain assumptions from management of the Partnership;

•	discussed the historical and current operations, financial projections and current financial condition of the Partnership and OpCo with management of the Partnership (including such management’s views on the risks and uncertainties of achieving such projections);

•	reviewed publicly available research analyst estimates for the Partnership’s future financial performance on a standalone basis;

•	performed discounted cash flow analyses based on projected financial data and other data of the Partnership and OpCo provided by management of the Partnership;

•	reviewed the reported prices and historical trading activity of the Class A shares;

•	compared the financial performance of the Partnership with the stock market trading multiples of certain publicly traded companies that Evercore deemed relevant based on various metrics;

•	reviewed certain historical transactions that Evercore deemed relevant;

•	reviewed a draft, dated February 5, 2018, of the Merger Agreement; and

•	performed such other analyses and examinations, reviewed such other information and considered such other factors as Evercore deemed appropriate for purposes of providing the opinion.

For purposes of Evercore’s analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumes no liability therefor. With respect to the projected financial and operating data relating to the Partnership and OpCo referred to above, Evercore assumed that such data were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Partnership as to the future financial performance of the Partnership and OpCo, as applicable, under the business assumptions reflected therein. Evercore did not express a view as to any projected financial and operating data or any judgments, estimates or assumptions on which they are based. Evercore relied, at the GP Conflicts Committee’s direction, without independent verification, upon the assessments of the management of the Partnership as to the future financial and operating performance of the Partnership and OpCo. In addition, Evercore did not produce any retail or wholesale market electricity forecasts and is not an expert in such and relied, with the GP Conflicts Committee’s consent, upon electricity forecasts provided by management of the Partnership.

For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the Merger Agreement and related documents that were reviewed by Evercore would be executed and delivered (in the draft form reviewed by Evercore), that the representations and warranties of each party contained in the Merger Agreement (in the draft form reviewed by Evercore) would be true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Partnership Merger and the related transactions in the Merger

Agreement will be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Partnership Merger and the related transactions in the Merger Agreement will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Partnership or the Public Shareholders or the consummation of the Partnership Merger and the related transactions in the Merger Agreement or materially reduce the benefits of the Partnership Merger to the Public Shareholders.

Evercore did not make nor assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Partnership or OpCo, nor was Evercore furnished with any such appraisals, nor did Evercore evaluate the solvency or fair value of the Partnership or OpCo under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to Evercore as of the date of its opinion and financial, economic, monetary, market, regulatory and other conditions and circumstances as they existed and as could be evaluated by Evercore as of the date of its opinion. It is understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

The estimates contained in Evercore’s analyses and the results from any particular analysis are not necessarily indicative of future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, Evercore’s analyses and estimates are inherently subject to substantial uncertainty.

In arriving at its opinion, Evercore did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Several analytical methodologies were employed by Evercore in its analyses, and no one single method of analysis should be regarded as determinative of the overall conclusion reached by Evercore. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the significance of particular techniques. Accordingly, Evercore believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Evercore, therefore, is based on the application of Evercore’s experience and judgment to all analyses and factors considered by Evercore, taken as a whole.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than whether the Share Merger Consideration is fair, from a financial point of view, to the Partnership and the Public Shareholders. Evercore’s opinion did not express any opinion as to the structure, terms (other than the Share Merger Consideration) or effect or any other aspect of the Partnership Merger, including, without limitation, the tax consequences of the Partnership Merger. Evercore did not express any view on, and its opinion does not address, the fairness of the Unit Merger Consideration to, or any consideration paid or received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Partnership or its affiliates nor any view as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Partnership or its affiliates, or any class of such persons, whether relative to the Share Merger Consideration or otherwise. Evercore assumed that any modification to the structure of the Partnership Merger and the related transactions in the Merger Agreement will not vary in any respect material to its analysis. Evercore’s opinion did not address the relative merits of the Partnership Merger as compared to other business or financial strategies that might have been available to the Partnership, nor did it address the underlying business decision of the Partnership to engage in the Partnership Merger. In arriving at its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the limited partner interests in the Partnership or any business combination or other extraordinary transaction involving the Partnership. Evercore’s opinion did not constitute a recommendation to the GP Conflicts Committee or to any other persons in respect of the Partnership Merger, including as to how any holders of Class A shares should vote or act in respect of the Partnership Merger. Evercore expressed no opinion as to the price at which the Class A shares will trade at any time. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by the Partnership and its advisors with respect to legal, regulatory, accounting and tax matters.

The following is a summary of the material financial analyses performed by Evercore in connection with the preparation of its opinion and reviewed with the GP Conflicts Committee on February 5, 2018. Unless the context indicates otherwise, enterprise values and equity values used in the selected partnerships and corporations analysis described below were calculated using the closing price of the selected partnerships and corporations listed below as of February 2, 2018, and transaction values for the selected transactions analysis described below were calculated on an enterprise value basis based on the value of the equity consideration and other public information available at the time of the relevant transaction’s announcement. The analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed, the tables must be considered together with the textual summary of the analyses.

No entity or transaction used in the analyses of entities or transactions summarized below is identical or directly comparable to the Partnership or the Partnership Merger. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful, and these analyses must take into account differences in the financial and operating characteristics of the selected entities and differences in the structure and timing of the selected transactions and other factors that would affect the public trading value and acquisition value of the entities considered.

Projections

See “—Certain Financial Projections” for a description of certain non-public historical and projected financial and operating data and assumptions, relating to the Partnership, prepared and furnished to Evercore by management of the Partnership and a sensitivity case prepared by Evercore that was recommended by and developed utilizing assistance and certain assumptions from management of the Partnership.

Analysis of the Partnership

Evercore performed a series of analyses to derive indicative valuation ranges for the Partnership’s Class A shares and applied each of the resulting implied valuation ranges to derive a range of implied values of the Partnership’s Class A shares and compared these values to the Share Merger Consideration.

Evercore performed its analyses utilizing financial projections for the Partnership as provided by the Partnership’s management and as adjusted to reflect a going concern scenario per Partnership management’s recommendations, which financial projections are referred to as the “8point3 Financial Projections – Base Case.” Evercore also utilized a sensitivity case in its analysis, which is referred to as the “8point3 Financial Projections – MD Solar Merchant Sensitivity,” that contemplates a scenario wherein the Partnership’s Maryland Solar Project sells all of its generation on a merchant basis beginning in 2018 and which was developed under the Partnership’s management’s recommendation and assistance and which utilizes assumptions provided by the Partnership’s management. The Partnership’s management provided information to, and answered the questions of, Evercore during the performance of Evercore’s analyses, including the preparation of 8point3 Financial Projections – MD Solar Merchant Sensitivity, but did not review or evaluate the results of such analyses.

Levered Discounted Cash Flow Analysis

Evercore performed a levered discounted cash flow analysis of the Partnership by valuing the after-tax free cash flows to be received by the Partnership based on the 8point3 Financial Projections – Base Case and the 8point3 Financial Projections – MD Solar Merchant Sensitivity. In addition, Evercore performed the levered discounted cash flow analysis sensitizing (i) the 8point3 Financial Projections – Base Case’s forward price curve for merchant power for a 10.0% increase and a 10.0% decrease (the “Merchant Price Curve Sensitivity”) and (ii) the 8point3 Financial Projections – Base Case’s total projected generation for a 5.0% increase and a 5.0% decrease (the “Generation Sensitivity”). The Partnership’s after-tax free cash flows to equity reflect the use by the Partnership of net operating losses to offset taxable income and are equivalent to the Cash Available for Distribution as defined and set forth in the following section of this document entitled “Certain Financial Projections.” Evercore calculated the per share value range for the Partnership’s Class A shares by utilizing a range of discount rates with a mid-point equal to the Partnership’s cost of equity, as estimated by Evercore based on the Capital Asset Pricing Model (“CAPM”). Evercore assumed a range of discount rates of 6.0% to 8.0%. The applicable tax rate was assumed to be 27.2%, per management of the Partnership.

Evercore’s levered discounted cash flow analysis for the Partnership resulted in implied equity value per share ranges of $10.53 per share to $12.44 per share based on the 8point3 Financial Projections – Base Case, $10.13 per share to $12.03 per share based on the 8point3 Financial Projections – MD Solar Merchant Sensitivity Case, $10.35 per share to $12.72 per share based on the Merchant Price Curve Sensitivity, and $9.54 per share to $13.59 per share based on the Generation Sensitivity.

Unlevered Discounted Cash Flow Analysis

Evercore performed an unlevered discounted cash flow analysis of the Partnership by valuing the unlevered after-tax free cash flows to be received by the Partnership based on the 8point3 Financial Projections – Base Case and the 8point3 Financial Projections – MD Solar Merchant Sensitivity. In addition, Evercore performed the unlevered discounted cash flow analysis under the assumptions of (i) the Merchant Price Curve Sensitivity and (ii) the Generation Sensitivity. The Partnership’s unlevered free cash flows reflect the use by the Partnership of net operating losses to offset taxable income and are equivalent to the Unlevered Free Cash Flow as defined and set forth in the following section of this document entitled “Certain Financial Projections.” Evercore calculated the per share value range for the Partnership’s Class A shares by utilizing a range of discount rates with a mid-point equal to the Partnership’s weighted average cost of capital (“WACC”), as estimated by Evercore based on CAPM and assuming that 22.2% of the Partnership’s total capitalization is comprised of debt with a time-weighted, after-tax cost of 3.28%. Evercore assumed a range of discount rates of 5.0% to 7.0%. The applicable tax rate was assumed to be 27.2%, per management of the Partnership.

Evercore’s unlevered discounted cash flow analysis for the Partnership resulted in implied equity value per share ranges of $9.81 per share to $13.13 per share based on the 8point3 Financial Projections – Base Case, $9.43 per share to $12.73 per share based on the 8point3 Financial Projections – MD Solar Merchant Sensitivity Case, $9.58 per share to $13.48 per share based on the Merchant Price Curve Sensitivity, and $8.76 per share to $14.38 per share based on the Generation Sensitivity.

Peer Group Trading Analysis

Evercore performed a peer group trading analysis of the Partnership by reviewing and comparing the market values and trading multiples of the following renewable power dividend growth-oriented public companies commonly referred to as “YieldCos” (“YieldCos”) that Evercore deemed to have certain characteristics that are similar to those of the Partnership:

US YieldCos:

•	NextEra Energy Partners LP

•	Pattern Energy Group Inc.

Canadian YieldCos:

•	Brookfield Renewable Partners LP

•	Northland Power Inc.

•	TransAlta Renewables Inc.

•	Innergex Renewable Energy Inc.

International YieldCos:

•	Atlantica Yield plc

YieldCos Under Sale Process:

•	NRG Yield Inc.

Although the peer group was compared to the Partnership for purposes of this analysis, no partnership or corporation used in the peer group analysis is identical or directly comparable to the Partnership. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC and other regulatory agencies and equity research analyst estimates.

For each of the peer group partnerships or corporations, Evercore calculated the following trading multiples:

•	Enterprise Value / 2018 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2018; and

•	Current Annualized Dividend Yield, which is defined as the most recently declared quarterly distribution annualized divided by current share price.

The mean and median trading multiples are set forth below. The table also includes relevant multiple ranges selected by Evercore based on the resulting range of multiples and certain other considerations related to the specific characteristics of the Partnership noted by Evercore.

Benchmark (US YieldCos)	Mean	Median
Enterprise Value / 2018 EBITDA	11.6x	11.6x
Current Annualized Dividend Yield	6.0%	6.0%

Benchmark (Canadian YieldCos)	Mean	Median
Enterprise Value / 2018 EBITDA	12.1x	12.7x
Current Annualized Dividend Yield	6.0%	5.6%

Benchmark (Based on US and Canadian YieldCos)	Reference Range
Enterprise Value / 2018 EBITDA	11.0x – 13.0x
Current Annualized Dividend Yield	8.0% – 5.0%

Evercore applied the Enterprise Value to EBITDA multiple reference ranges illustrated above to estimated 2018 EBITDA from the 8point3 Financial Projections – Base Case. Evercore determined an implied equity value per share range by utilizing the 8point3 Financial Projections – Base Case of $9.38 per share to $12.66 per share.

Evercore applied the current annualized dividend yield reference ranges illustrated above to current annualized dividend per share, as announced by the Partnership in a press release on December 20, 2017. Evercore determined an implied equity value per share range by utilizing this current annualized dividend per share of $14.01 per share to $22.42 per share.

Evercore also applied the current annualized dividend yield reference ranges illustrated above to estimated 2018 – 2022 average implied dividend per share from the 8point3 Financial Projections – Base Case. Evercore determined an implied equity value per share range by utilizing this estimated 2018 – 2022 average implied dividend per share of $11.66 per share to $18.66 per share.

Precedent M&A Transaction Analysis

Evercore reviewed selected publicly available information for historical transactions involving YieldCos announced since January 2016 and selected 22 transactions that involved assets that Evercore deemed to have certain characteristics similar to those of the Partnership, although Evercore noted that none of the selected transactions were directly comparable to the Partnership Merger:

Date Announced	Acquiror / Target (Seller)
11/1/2017	Algonquin Power & Utilities Corp. / Abengoa S.A (25% Stake in Atlantica Yield plc)
10/26/2017	NextEra Energy Partners LP / NextEra Energy Inc. Assets
8/1/2017	NRG Yield Inc. / NRG Energy Inc. Asset
7/5/2017	Innergex Renewable Energy Inc. / BayWa r. e. renewable energy GmbH Assets
6/19/2017	PSP Investments / Pattern Energy Group Inc. Asset
6/19/2017	Pattern Energy Group Inc. / Pattern Energy Group LP Asset
6/19/2017	Pattern Energy Group Inc. / Pattern Energy Group LP Asset
4/21/2017	NextEra Energy Partners LP / NextEra Energy Inc. Asset
3/31/2017	John Hancock Life Insurance Company (U.S.A.) / Exelon Generation Company LLC
3/7/2017	Brookfield Renewable Partners LP / TerraForm Power
2/24/2017	NRG Yield Inc. / NRG Energy Inc. Asset
11/14/2016	8point3 Energy Partners LP / First Solar Inc. Asset
9/22/2016	Pattern Energy Group Inc. / Pattern Energy Group LP Asset
9/20/2016	8point3 Energy Partners LP / SunPower Corporation Asset
9/8/2016	NextEra Energy Partners LP / NextEra Energy Inc. Asset
8/9/2016	Axium Infrastructure, Alberta Teachers’ Retirement Fund Board, and Manulife Financial Corporation / Samsung Renewable Energy Asset
6/30/2016	Pattern Energy Group Inc. / Pattern Energy Group LP Asset
3/31/2016	8point3 Energy Partners LP / SunPower Corporation Asset
3/31/2016	8point3 Energy Partners LP / First Solar Inc. Asset
3/7/2016	Southern Power Co. / First Solar Inc. Asset
2/22/2016	NextEra Energy Partners LP / NextEra Energy Inc. Asset
1/27/2016	8point3 Energy Partners LP / SunPower Corporation Asset

Evercore reviewed the EBITDA multiples paid in the selected historical transactions and derived a range of relevant implied multiples of transaction value to EBITDA of 10.0x to 12.0x for 2018 EBITDA for its precedent transactions analysis. Evercore then applied this range of selected multiples to estimated 2018 EBITDA from the 8point3 Financial Projections – Base Case. Evercore determined an implied equity value per share range of $7.75 per share to $11.02 per share.

Evercore reviewed the cash available for distribution yield paid in the selected historical transactions and derived a range of relevant implied yields of 10.0% to 8.5% for its precedent transactions analysis. Evercore then applied this range of selected yields to estimated 2018 – 2022 average corporate cash available for distribution from the 8point3 Financial Projections – Base Case. Evercore determined an implied equity value per share range of $10.98 per share to $12.91 per share.

General

Evercore and its affiliates engage in a wide range of activities for their own accounts and the accounts of customers. In connection with these businesses or otherwise, Evercore and its affiliates and/or their respective employees, as well as investment vehicles in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products relating to the Partnership and its respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

The GP Conflicts Committee selected Evercore to provide financial advice in connection with its evaluation of the Partnership Merger because of, among other reasons, Evercore’s experience, reputation and familiarity with the solar sector of the energy industry and because its investment banking professionals have substantial experience in transactions similar to the Partnership Merger.

The description set forth above constitutes a summary of the analyses employed and factors considered by Evercore in rendering its opinion to the GP Conflicts Committee. The preparation of a fairness opinion is a complex, analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description.

Pursuant to the terms of the engagement of Evercore, Evercore will receive a fee of $1,650,000 for its services, of which $200,000 became payable upon the execution of its engagement letter, $550,000 became payable upon delivery of the opinion and $900,000 will become payable upon the Closing of the Partnership Merger. In addition, the Partnership has agreed to reimburse certain of Evercore’s expenses and to indemnify Evercore against certain liabilities arising out of its engagement.

During the two year period prior to the date hereof, no material relationship existed between Evercore or any of its affiliates, on the one hand, and the Partnership or any of its respective affiliates, on the other hand, pursuant to which compensation was or is intended to be received by Evercore or its affiliates as a result of such a relationship except with respect to (a) Evercore’s opinion and work performed for the GP Conflicts Committee in connection with the GP Conflicts Committee’s consideration of the Partnership’s acquisition of (i) interests in the Henrietta Project from SunPower, (ii) the Stateline Project in California from First Solar and subsidiaries of SunPower and (iii) FSAM Kingbird Solar Holdings, LLC from a subsidiary of SunPower and (b) Evercore’s work performed for the GP Conflicts Committee in connection with other potential acquisitions by the Partnership of certain assets from SunPower, First Solar and their respective affiliates. For each of the engagements described in this paragraph Evercore received fees and reimbursement of certain out-of-pocket expenses. Evercore may provide financial or other services to the Partnership in the future and in connection with any such services Evercore may receive compensation.

Certain Financial Projections

The Partnership does not, as a matter of course, publicly disclose long-term financial projections because of, among other reasons, the uncertainty of the underlying assumptions and estimates and the unpredictability of its business and competitive markets in which it operates. While the Partnership prepares forecasts annually for internal budgeting and business planning purposes, such forecasts generally focus on the current fiscal year and the immediately following fiscal year. However, in connection with the evaluation of a potential transaction, the Partnership provided multi-year projections to prospective strategic and financial participants in connection with their due diligence review and to Evercore and the GP Conflicts Committee in connection with their consideration of the Mergers.

The summary financial projections included in this proxy statement should not be regarded as predictive of actual future results nor should they be construed as financial guidance. The summary of the financial projections is not intended to influence or induce any Shareholder to vote in favor of the Merger Proposals but has been included solely because these financial projections were made available to the GP Conflicts Committee and used by Evercore in connection with the rendering of its fairness opinion to the GP Conflicts Committee and performing its related financial analyses, as described in the section entitled “—Opinion of the GP Conflicts Committee’s Financial Advisor.”

The financial projections were prepared for prospective strategic and financial participants and the GP Conflicts Committee and the General Partner Board in connection with the proposed transactions. The Partnership has not updated, and does not intend to update or otherwise revise, the projections or the prospective financial information contained therein to reflect circumstances existing or arising since their preparation, including any changes in general economic or industry conditions, or to reflect the occurrence of unanticipated events. The projections and the prospective financial information contained therein do not necessarily reflect current estimates or assumptions management of the General Partner may have about prospects for the

Partnership’s business, changes in general business or economic conditions, or any other transaction, event or circumstance that has occurred or that may occur and that was not anticipated, or that has occurred or that may occur differently than as anticipated, at the time the projections or any of the prospective financial information contained therein were prepared. Neither the Partnership nor any of its affiliates, advisors, directors, officers, employees, agents or representatives has made or makes any representation or warranty to any shareholder of the Partnership or other person regarding the ultimate performance of the Partnership compared to the information contained in the prospective financial information or that the projections will be achieved.

The Partnership’s financial projections are subjective in many respects. There can be no assurance that these financial projections will be realized or that actual results will not be significantly higher or lower than forecasted. In addition, the financial projections were not prepared with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants with respect to preparation or presentation of prospective financial information, but, in the view of management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of the Partnership’s management’s knowledge and belief, the Partnership’s expected future financial performance. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the forecasted financial information.

The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, the Partnership’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this proxy statement relates to the Partnership’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.

In developing the financial projections, the Partnership made numerous material assumptions with respect to its business for the periods covered by the projections. The Partnership developed the 8point3 Financial Projections – Base Case based on the performance of its current portfolio of financial projections, and the 8point3 Financial Projections – Base Case assumptions included, but were not limited to, the following:

•	terms of existing offtake agreements and contracts with residential customers;

•	project useful life and solar power generation at each project;

•	merchant solar power pricing after expiration of existing offtake agreements;

•	operations and maintenance services and asset management costs based on existing O&M Agreements (as defined below) and asset management agreements;

•	schedule of reimbursement of network upgrade costs;

•	operating costs, general and administrative costs and maintenance capital expenditure;

•	average default rate of contracts in the residential portfolio;

•	distributions from unconsolidated affiliates to the Partnership;

•	payments under existing tax equity financing agreements;

•	no additional acquisition of new solar projects after completion of the Stateline acquisition;

•	utilization of deferred tax assets; and

•	other general business, market, industry, commodity pricing and interest rate assumptions.

In addition to performing its analyses using the 8point3 Financial Projections – Base Case, Evercore utilized a sensitivity case in its analysis. In particular, the sensitivity was adjusted for the underlying assumptions affecting the Partnership’s Maryland Solar Project. If not explicitly stated to the contrary, the underlying assumptions in the 8point3 Financial Projections – Base Case remained intact in the sensitivity case.

The adjustments to the 8point3 Financial Projections – Base Case for the Maryland Solar Merchant Sensitivity were based on the following recommendations by the Partnership’s management:

•	with respect to the Maryland Solar Project, termination of the current power purchase agreement with FirstEnergy Solutions Corp. as of January 1, 2018; and

•	with respect to the Maryland Solar Project, merchant power generation, renewable energy credit, and PJM capacity sales from 2018E to 2047E, in each case, based on third-party forecasts provided to Evercore by the management of the Partnership.

Important factors that may affect actual results and cause these financial projections not to be achieved include, but are not limited to, risks and uncertainties relating to the Partnership’s business, industry performance, general business and economic conditions, the regulatory environment and other factors described in or referenced under “Cautionary Statement Regarding Forward-Looking Statements” and those risks and uncertainties detailed in the Partnership’s public filings with the SEC. In addition, the projections also reflect assumptions that are subject to change and do not reflect revised prospects for the Partnership’s business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared. Accordingly, there can be no assurance that these financial projections will be realized or that the Partnership’s future financial results will not materially vary from these financial projections. No one has made or makes any representation to any Shareholder regarding the information included in the financial projections set forth below. The Partnership has made no representation to the Parent Entities in the Merger Agreement concerning these or any financial projections.

8point3 Financial Projections – Base Case for 2018 through 2022

	Year Ended in November 30,
($ in millions)	2018	2019	2020	2021	2022

Revenue(1)	$79	$80	$84	$85	$85
Adjusted EBITDA	$129	$129	$133	$135	$136
Unlevered Free Cash Flow(2)	$141	$141	$141	$134	$125
Interest Expense(2)	$25	$27	$33	$31	$28
Principal Amortization of Indebtedness(2,3)	$—	$—	$11	$46	$47
Cash Available for Distribution(2)	$115	$114	$97	$58	$50

8point3 Financial Projections – MD Solar Merchant Sensitivity Case for 2018 through 2022

	Year Ended in November 30,
($ in millions)	2018	2019	2020	2021	2022

Adjusted EBITDA	$125	$125	$127	$129	$131
Unlevered Free Cash Flow(2)	$136	$137	$137	$129	$119
Interest Expense(2)	$25	$27	$33	$31	$28
Principal Amortization of Indebtedness(2,3)	$—	$—	$11	$46	$47
Cash Available for Distribution(2)	$110	$110	$93	$52	$44

(1) Excludes revenues from unconsolidated affiliates, including Solar Gen 2, North Star, Lost Hills Blackwell, Henrietta and Stateline.

(2) As calculated by Evercore, with assistance and certain assumptions provided by the management of the Partnership.

(3) Excludes principal repayments related to any refinancing activities.

Definitions of Certain Financial Terms

Adjusted EBITDA

The Partnership defines Adjusted EBITDA as net income (loss) plus interest expense, net of interest income, income tax provision, depreciation, amortization and accretion, including the Partnership’s proportionate share of net interest expense, interest income, income taxes and depreciation, amortization and accretion from its unconsolidated affiliates that are accounted for under the equity method, and share-based compensation and transaction costs incurred for its acquisitions of projects; and excluding the effect of certain other non-cash or non-recurring items that the Partnership does not consider to be indicative of its ongoing operating performance such as, but not limited to, mark to market adjustments to the fair value of derivatives related to its interest rate hedges. Adjusted EBITDA is not a United States generally accepted accounting principle (“U.S. GAAP”) financial measure. This measurement is not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The U.S. GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). The presentation of Adjusted EBITDA should not be construed as an inference that the Partnership’s future results will be unaffected by unusual or non-recurring items.

The Partnership believes Adjusted EBITDA is useful to investors in evaluating its operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and borrowers’ ability to service debt. In addition, Adjusted EBITDA is used by the Partnership’s management for internal planning purposes including certain aspects of its consolidated operating budget and capital expenditures. It is also used by investors to assess the ability of the Partnership’s assets to generate sufficient cash flows to make distributions to the Shareholders.

However, Adjusted EBITDA has limitations as an analytical tool because it does not reflect the Partnership’s cash expenditures or future requirements for capital expenditures or contractual commitments, does not reflect changes in, or cash requirements for, working capital, does not reflect significant interest expense or the cash requirements necessary to service interest or principal payments on the Partnership’s outstanding debt or cash distributions on tax equity, does not reflect payments made or future requirements for income taxes, and excludes the effect of certain other cash flow items, all of which could have a material effect on the Partnership’s financial condition and results of operations. Adjusted EBITDA is a non-U.S. GAAP measure and should not be considered an alternative to net income (loss) or any other performance measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund the Partnership’s cash needs. In addition, the Partnership’s calculations of Adjusted EBITDA are not necessarily comparable to EBITDA as calculated by other companies. Investors should not rely on this measure as a substitute for any U.S. GAAP measure, including net income (loss).

Unlevered Free Cash Flow

The Partnership defines Unlevered Free Cash Flow as Adjusted EBITDA less equity in earnings of unconsolidated affiliates, cash income taxes paid, maintenance capital expenditures, cash distributions to noncontrolling interests and principal amortization payments on any project-level indebtedness plus cash distributions from unconsolidated affiliates, indemnity payments and promissory notes from Sponsors, test electricity generation, cash proceeds from sales-type residential leases, state and local rebates and cash proceeds for reimbursable network upgrade costs. The Partnership’s cash flow is generated from distributions it receives from OpCo each quarter. OpCo’s cash flow is generated primarily from distributions from the Partnership’s subsidiary project entities. As a result, the Partnership’s ability to make distributions to Shareholders depends primarily on the ability of such project entities to make cash distributions to OpCo and the ability of OpCo to make cash distributions to its unitholders.

The Partnership believes that unlevered free cash flow is useful to evaluate the future performance of the Partnership independent of the Partnership’s capital structure. However, unlevered free cash flow has limitations as an analytical tool because, among other items, it does not reflect the Partnership’s cost of capital. Unlevered free cash flow is a non-U.S. GAAP measure and should not be considered an alternative to net income (loss) or any other performance measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund the Partnership’s cash needs. In addition, the Partnership’s calculations of unlevered free cash flow are not necessarily comparable to unlevered free cash flow as calculated by other companies. Investors should not rely on this measure as a substitute for any U.S. GAAP measure.

Cash Available for Distribution

The Partnership uses cash available for distribution, which the Partnership defines as Adjusted EBITDA less equity in earnings of unconsolidated affiliates, cash interest paid, cash income taxes paid, maintenance capital expenditures, cash distributions to noncontrolling interests and principal amortization payments on any corporate or project-level indebtedness plus cash distributions from unconsolidated affiliates, indemnity payments and promissory notes from Sponsors, test electricity generation, cash proceeds from sales-type residential leases, state and local rebates and cash proceeds for reimbursable network upgrade costs. The Partnership’s cash flow is generated from distributions it receives from OpCo each quarter. OpCo’s cash flow is generated primarily from distributions from the Partnership’s subsidiary project entities. As a result, the Partnership’s ability to make distributions to Shareholders depends primarily on the ability of such project entities to make cash distributions to OpCo and the ability of OpCo to make cash distributions to its unitholders.

The Partnership believes cash available for distribution is useful to investors in evaluating the Partnership’s operating performance because securities analysts and other interested parties use such calculations as a measure of the Partnership’s ability to generate sustainable distributions. In addition, when evaluating a potential acquisition, the Partnership’s management team projects expected cash available for distribution to determine whether to make such acquisition. The U.S. GAAP measure most directly comparable to cash available for distribution is net income (loss).

However, cash available for distribution has limitations as an analytical tool because it does not capture the level of capital expenditures necessary to maintain the operating performance of the Partnership’s projects, does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on the Partnership’s financial condition and results from operations. Cash available for distribution is a non-U.S. GAAP measure and should not be considered an alternative to net income (loss) or any other performance measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund the Partnership’s cash needs. In addition, the Partnership’s calculations of cash available for distribution are not necessarily comparable to cash available for distribution as calculated by other companies. Investors should not rely on this measure as a substitute for any U.S. GAAP measure, including net income (loss).

Interests of Certain Persons in the Mergers

In considering the recommendations of the GP Conflicts Committee and the General Partner Board with respect to the Merger Agreement and the Mergers, the Shareholders should be aware that certain of the current directors and executive officers of the General Partner and their affiliates have interests in the Mergers that differ from, or are in addition to, the interests of the Shareholders generally. The Shareholders should take these interests into account in deciding whether to vote “FOR” the Merger Proposals. These interests are described in more detail below.

Interests of the Sponsors

The Sponsors have a significant interest in the Partnership and OpCo through their collective indirect ownership of 100.0% of the Class B shares, approximately 35.6% of the OpCo Common Units and 100% of the

OpCo Subordinated Units. First Solar owns 6,721,810 OpCo Common Units and 15,395,115 OpCo Subordinated Units, all of which will be canceled upon the Closing and converted into the right to receive the Unit Merger Consideration. SunPower owns 8,778,190 OpCo Common Units and 20,104,884 OpCo Subordinated Units, all of which will be canceled upon the Closing and represent the right to receive the Unit Merger Consideration. Additionally, each of First Solar and SunPower owns a 50% voting and economic interest in Holdings, which owns the General Partner Interest and the IDRs in OpCo. The Sponsors are transferring their ownership of the General Partner Interest and the IDRs for no consideration.

Beginning after November 30, 2019, the economic interests of Holdings owned by the Sponsors will be subject to adjustment annually based on the performance of the Partnership’s subsidiary project entities and any additional assets contributed to OpCo by such Sponsor against the performance of all the Partnership’s subsidiary project entities and all additional assets held by OpCo. The percentage of the aggregate economic interests held by each Sponsor after adjustment will equal the percentage arrived at by dividing (i) the cash generated and distributed, subject to certain exclusions, by one Sponsor’s project entities and any additional assets contributed by such Sponsor to OpCo prior to the end of the most recent fiscal year, by (ii) the cash generated and distributed, subject to certain exclusions, by both Sponsors’ project entities and any additional assets contributed by the Sponsors to OpCo prior to the end of the most recent fiscal year. In addition, after November 30, 2019, payments on the economic interests are subject to an annual reallocation among the Sponsors based on the relative performance of the assets contributed by each Sponsor compared to the projected performance of such assets at the time of contribution.

The Sponsors agreed on a division of proceeds between them from the sale of the Partnership Entities or any of the Sponsors’ interests therein. Such division of proceeds was the result of negotiation regarding the consideration required by SunPower for agreeing to enter into such transaction. Such negotiations focused on the provisions of the limited liability company agreement of Holdings, and the General Partner related to the consent rights of SunPower related to the proposed transactions. Pursuant to a separate agreement to effectuate the foregoing, First Solar has agreed to pay SunPower additional consideration from the proceeds received at the Closing. As a result of such agreement, based on an unadjusted Unit Merger Consideration, First Solar will receive an aggregate of approximately $242.8 million (or $10.98 per OpCo Unit) and SunPower will receive an aggregate of approximately $387.1 million (or $13.40 per OpCo Unit).

Additionally, the Partnership entered into the Amended and Restated Omnibus Agreement, dated as of April 6, 2016, as amended, with First Solar, SunPower, the General Partner, OpCo and Holdings (the “Omnibus Agreement”) and certain other agreements with the Sponsors, in which the Sponsors agreed to provide a variety of operation, maintenance and asset management services, and certain performance warranties or availability guarantees (the “O&M Agreements”). In addition, the Omnibus Agreement provided for certain indemnification obligations by the Sponsors relating to the ownership and operation of each of First Solar’s and SunPower’s contributed projects. Simultaneous with the Closing, the parties will terminate the obligations, including such indemnification obligations, under the Omnibus Agreement. The O&M Agreements will remain effective after the Closing under the same terms and obligations.

On or prior to the Closing Date, pursuant to the terms of the Merger Agreement, each of the Sponsors and their affiliates will be fully released from providing certain credit support obligations, including but not limited to, performance bonds and surety bonds in connection with certain contributed projects and guaranty agreements in favor of third parties. In addition, pursuant to the terms of the Merger Agreement, upon the effectiveness of OpCo Merger 1, the Initial Surviving LLC will repay the loan incurred from First Solar in connection with the Partnership’s acquisition of the Stateline Project.

Interests of Certain Directors and Officers of the General Partner

Certain directors of the General Partner Board are designees and employees of the Sponsors. Mr. Boynton, Chief Executive Officer of the General Partner and director of the General Partner Board, is the Executive Vice President and Chief Financial Officer of SunPower; Ms. Jackson, Vice President of Operations of the General Partner and director of the General Partner Board, is the Vice President for Project & Structured Finance at

SunPower; Mr. Widmar, a director of the General Partner Board, is a director of First Solar and the Chief Executive Officer of First Solar; and Mr. Bradley, a director of the General Partner Board, is the Chief Financial Officer of First Solar.

Additionally, certain executive officers of the General Partner are also employees of the Sponsors. Mr. Schumaker, Chief Financial Officer of the General Partner, is the Chief Accounting Officer and Senior Vice President of First Solar; Mr. Gardner, Vice President of Operations of the General Partner, is the Vice President, Financial Planning and Corporate Development for First Solar; and Mr. Dymbort, General Counsel of the General Partner, is the Deputy General Counsel – Americas for First Solar.

The directors and executive officers of the General Partner who are also employees of the Sponsors are expected to continue their employment with the Sponsors. No director or officer of the General Partner will be entitled to severance payments or benefits, change of control payments or golden parachute compensation in connection with the Transactions.

Certain of the directors and officers of the General Partner own Class A shares and will receive the same Share Merger Consideration as the Shareholders, in exchange for such shares, upon the effectiveness of the Partnership Merger. For detailed ownership information, see “Security Ownership of Certain Beneficial Owners and Management.”

Indemnification; Directors’ and Officers’ Insurance

All of the directors and executive officers of the General Partner will receive continued indemnification for their actions as directors and executive officers after the OpCo Mergers Effective Time and Partnership Merger Effective Time.

The Merger Agreement requires the Partnership to maintain, or to cause the surviving entities in the Mergers to maintain, for six years after the Closing Date, directors’ and officers’ liability insurance for the benefit of persons who are or were at any time prior to the Closing covered by the existing directors’ and officers’ liability insurance policies applicable to the Partnership Entities.

GP Conflicts Committee

The members of the GP Conflicts Committee did not receive any additional compensation for their participation with the transaction process.

Material U.S. Federal Income Tax Considerations

The following is a summary of certain material U.S. federal income tax considerations with respect to the Transactions for U.S. holders (as defined below) of the Class A shares. This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. A ruling from the IRS with respect to the statements made and the conclusions reached in the following summary has not been sought, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary is limited to U.S. holders of Class A shares that hold their Class A shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary is general in nature and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws, or any tax treaties. This summary also does not address tax considerations that may be applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	dealers in securities or foreign currencies;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell Class A shares under the constructive sale provisions of the Code;

•	persons that acquired Class A shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	certain former citizens or long-term residents of the United States;

•	persons that hold Class A shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

•	persons that are part of a group that is in control of us (within the meaning of Section 304 of the Code) both immediately before and immediately after the Partnership Merger.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Class A shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. A partner in a partnership (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding Class A shares should consult its own tax advisor regarding the U.S. federal income tax consequences of the Transactions.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Class A shares that, for U.S. federal income tax purposes, is:

•	an individual who is a U.S. citizen or U.S. resident alien;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (1) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (2) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS. EACH HOLDER OF CLASS A SHARES IS STRONGLY URGED TO CONSULT WITH AND RELY UPON ITS OWN TAX ADVISOR AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO SUCH HOLDER OF THE TRANSACTIONS.

Tax Characterization of the Partnership Merger

The receipt of the Share Merger Consideration in the Partnership Merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, the Partnership Merger will be treated as a taxable sale of a U.S. holder’s Class A shares in exchange for the Share Merger Consideration.

Amount and Character of Gain or Loss Recognized

A U.S. holder who receives the Share Merger Consideration in the Partnership Merger will recognize gain or loss in an amount equal to the difference between (1) the amount of cash received and (2) such U.S. holder’s adjusted tax basis in the Class A shares exchanged therefor.

Such gain or loss will generally be taxable as capital gain or loss. Capital gain or loss recognized by a U.S. holder will generally be long-term capital gain or loss if the U.S. holder has held its Class A shares for more than one year as of the closing of the Partnership Merger. Non-corporate U.S. holders are generally eligible for reduced rates of taxation on long-term capital gains. Capital losses recognized by a U.S. holder may offset capital gains and, in the case of individuals, offset no more than $3,000 of ordinary income. Capital losses recognized by U.S. holders that are corporations may only be used to offset capital gains.

Backup Withholding

Under the U.S. federal backup withholding tax rules, unless an exemption applies, the Paying Agent will be required to withhold, and will withhold, 24% of the Share Merger Consideration to which a U.S. holder is entitled unless the holder provides a tax identification number, certifies that such number is correct and that no backup withholding is otherwise required and otherwise complies with such backup withholding rules. The Paying Agent will provide U.S. holders with instructions regarding the appropriate certification documentation.

The Transactions (Other Than the Partnership Merger) Are Not Taxable Events to U.S. Holders

The Transactions (other than the Partnership Merger) are not taxable events with respect to U.S. holders of Class A shares because the Public Shareholders are not direct parties to such Transactions. Such Transactions will have no U.S. federal income tax consequences for such holders.

Financing of the Mergers

Parent estimates that the total amount of funds required to complete the Mergers, including to retire indebtedness, pay fees and expenses in connection with the Mergers, is approximately $1.7 billion. Parent expects to fund this amount through a combination of:

•	committed equity financing available to Parent by CD CEI V, Co-Invest HoldCo 1 and Co-Invest HoldCo 2 (collectively, the “Equity Investors”), which is described below under “—Equity Financing”; and

•	debt financing that has been committed to Parent by The Bank of Tokyo-Mitsubishi, UFJ, Ltd (“MUFG”), Massachusetts Mutual Life Insurance Company (“Mass Mutual”), Key Bank National Association (“Key Bank”) and Commonwealth Bank of Australia (“CBA” and collectively with MUFG, Mass Mutual and Key Bank, the “Lenders”), which is described below under “—Debt Financing.”

The Merger Agreement does not contain a financing condition and if the debt financing or equity financing funds are not obtained, Parent shall continue to be obligated, subject to the fulfillment or waiver of the applicable conditions set forth in the Merger Agreement, to consummate the Transactions (provided that the Partnership may not seek specific performance in the event of Parent’s failure to consummate the Transactions due to the failure to obtain the debt financing, in which case Parent would be obligated to pay the Parent Termination Fee). The funding of the debt financing is subject to the satisfaction of conditions set forth in the commitment letters pursuant to which the debt financing will be provided. Pursuant to the Merger Agreement, Parent has agreed, among other things, to take all actions and do, or cause to be done, all things necessary, proper or advisable to obtain the equity financing, and to use its reasonable best efforts to obtain the debt financing.

Equity Financing

The equity funds for the Mergers (which will be equal to all funds necessary to consummate the Transactions less any amounts received pursuant to the debt financing (the “Equity Commitment Amount”)) will come from existing commitments from the Equity Investors, which are investment vehicles managed by CDI.

The Equity Investors’ obligations to fund the Equity Commitment Amount are subject to the condition that the conditions to the Closing have occurred and that the full amount of the Debt Financing (as defined below) has been funded concurrently with the Equity Commitment Amount.

The Equity Investors’ obligations to fund the Equity Financing will terminate upon the earliest to occur of:

•	the Closing; and

•	the valid termination of the Merger Agreement in accordance with its terms.

Debt Financing

In connection with entering into the Merger Agreement, Parent has obtained a commitment letter from the Lenders (as amended from time to time to the extent expressly permitted by, and in accordance with, the Merger Agreement, the “Debt Commitment Letter”) pursuant to which the Lenders have committed to provide, upon the terms and subject to the conditions set forth in the Debt Commitment Letter, debt financing consisting of (i) a term loan facility in an aggregate principal amount of $1.1 billion (the “Term Facility”), and (ii) an up to $60 million dollar letter of credit facility. The financing described above in clauses (i) and (ii) collectively is referred to as the “Debt Financing.”

The Debt Financing contemplated by the Debt Commitment Letter is conditioned on (i) the consummation of the Mergers in accordance with the Merger Agreement (as amended from time to time to the extent expressly permitted by, and in accordance with, the Debt Commitment Letter) and (ii) other customary conditions, including, but not limited to:

•	the execution and delivery by the borrowers and certain guarantors of definitive documentation consistent with the Debt Commitment Letter;

•	the accuracy of representations and warranties made by or with respect to the General Partner, the Partnership, OpCo and all of their respective direct and indirect subsidiaries in the Merger Agreement as are material to the interests of the Lenders under the Debt Financing, but only to the extent Parent has the right not to consummate the Transactions, or to terminate its obligations (or otherwise does not have an obligation to close), under the Merger Agreement as a result of a failure of such representations and warranties in the Merger Agreement to be true and correct, and the accuracy of certain other specified representations and warranties in the loan documents;

•	there having not occurred, since November 30, 2016, any event that has resulted in a Partnership material adverse effect (as defined below under “The Merger Agreement—No Solicitation or Withdrawal of Recommendation”);

•	the receipt by Parent of the Equity Commitment Amount (or such other funds necessary), which along with the proceeds of the Debt Financing, are sufficient to consummate the Transactions;

•	the repayment of all existing indebtedness for borrowed money of the General Partner, the Partnership, OpCo and all of their respective direct and indirect the subsidiaries shall have been repaid and any liens associated therewith have been released;

•	payment of all applicable costs, fees and expenses;

•	delivery of certain audited and unaudited financial statements and base case projections;

•	receipt by the lead arrangers under the Debt Commitment Letter of documentation and other information about the borrowers and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the USA PATRIOT Act);

•	the execution and delivery of guarantees by the guarantors and the taking of certain actions necessary to establish and perfect a security interest in specified items of collateral, subject to certain limitations specified in the Debt Commitment Letter;

•	the receipt of consent from a third party under a certain power purchase agreement;

•	cancellation of all Class A interests and the transfer of all Class C interests, in each case, in the lower-tier Partnership Group entities that are owned by SunPower;

•	the delivery of certain environmental reports; and

•	the completion of a marketing period to syndicate the Term Facility prior to the Closing date, such marketing period to be at least thirty (30) consecutive business days after the date Parent shall have delivered certain marketing material specified in the Debt Commitment Letter.

If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letter and the related fee letter, Parent is required to use its reasonable best efforts to, among other things, arrange and obtain as promptly as practicable alternative financing on terms and conditions that do not contain conditions to funding that are materially more adverse, in the aggregate, to Parent than the terms and conditions of the Debt Commitment Letter and the related fee letter in an amount at least equal to the amount of the Debt Financing or such unavailable portion thereof.

The Lenders may invite other banks, financial institutions and institutional lenders to participate in the Debt Financing contemplated by the Debt Commitment Letter and to undertake a portion of the commitments to provide such Debt Financing, in each case as set forth in the Debt Commitment Letter.

Escrow Agreement

Concurrently with the execution of the Merger Agreement, 8point3 Solar, OpCo, the Partnership and the Bank of New York Mellon, a New York banking corporation (the “Escrow Agent”), entered into an escrow agreement establishing an escrow account in support of the potential obligation of Parent to pay the Parent Termination Fee pursuant to the terms of the Merger Agreement, and 8point3 Solar deposited into the Escrow Account an amount equal to the Parent Termination Fee. At the Closing, each of 8point3 Solar, the Partnership and OpCo shall deliver a notice to the Escrow Agent directing the Escrow Agent to disburse all of the funds held in the escrow account on the Closing Date.

Accounting Treatment

The Mergers qualify as business combinations and the Transactions will be accounted for using the acquisition method.

No Dissenters’ or Appraisal Rights

Under the Delaware Revised Uniform Limited Partnership Act, as amended, and the Partnership Agreement, there are no dissenters’ or appraisal rights for the Public Shareholders with respect to the Transactions.

Litigation

On March 31, 2018, John Taylor, a purported Shareholder, filed a putative class action complaint against the Partnership and the members of the General Partner Board (collectively, the “Defendants”) in the U.S. District Court for the Northern District of California. The case is captioned John Taylor v. 8point3 Energy Partners LP, et al., Case No. 5:18-cv-01989 (N.D. Cal.). The complaint alleges that (1) the Defendants violated Section 14(a)

of the Exchange Act, and Rule 14a-9 promulgated thereunder, by allegedly misrepresenting or failing to disclose material information about the Transactions in this proxy statement, and (2) the members of the General Partner Board, as alleged control persons of the Partnership, violated Section 20(a) of the Exchange Act in connection with the filing of an allegedly materially deficient proxy statement. Mr. Taylor has asked the court to, among other things, (i) declare that his action is properly maintainable as a class action and certifying him as class representative, (ii) enjoin Defendants from proceeding with or consummating the Transactions, unless and until the Partnership discloses additional material information which Mr. Taylor believes was omitted from this proxy statement, (iii) direct the Defendants to account to Mr. Taylor and the class alleged damages sustained and (iv) award Mr. Taylor attorneys’ and experts’ fees and expenses.

On April 3, 2018, Adam Franchi, a purported Shareholder, filed a putative class action complaint against the Defendants on behalf of a class of Shareholders in the U.S. District Court for the District of Delaware. The case is captioned Adam Franchi v. 8point3 Energy Partners LP, et al., Case No. 1:18-cv-00493-UNA (D. Del.). The complaint alleges that (1) Defendants violated Section 14(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder, by allegedly disseminating false and misleading material information or failing to disclose material information about the Transactions in this proxy statement, and (2) the members of the General Partner Board, as alleged control persons of the Partnership, violated Section 20(a) of the Exchange Act in connection with the filing of an allegedly materially deficient proxy statement. Mr. Franchi has asked the court to, among other things, (i) enjoin Defendants from proceeding with or consummating the Transactions; (ii) alternatively, if the Transactions are consummated, rescind the Transactions or award rescissory damages, (iii) direct the members of the General Partner Board to disclose the material information allegedly misstated or omitted from this proxy statement, (iv) declare that Defendants violated Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, and/or Section 20(a) of the Exchange Act, and (v) award Mr. Franchi attorneys’ and experts’ fees.

The Partnership believes that the complaints described above are without merit. The Partnership cannot predict the outcome of or estimate the possible loss or range of loss from these matters. It is possible that additional, similar complaints may be filed or the complaints described above are amended. If this occurs, the Partnership does not intend to announce the filing of each additional, similar complaint or any amended complaint unless it contains materially new or different allegations.

Delisting and Deregistration of Class A Shares

If the Transactions are completed, the Class A shares will be delisted from the NASDAQ and deregistered under the Exchange Act (via termination of registration pursuant to Section 12(g) of the Exchange Act). After the Closing, the Partnership will also file a Form 15 to suspend its reporting obligations under Section 15(d) of the Exchange Act. As a result, the Partnership will no longer be obligated to file any periodic reports or other reports with the SEC on account of the Class A shares.

Regulatory Approvals Required for the Mergers

Subject to the terms and conditions set forth in the Merger Agreement, Holdings, the Partnership and Parent agreed to prepare, as promptly as reasonably practicable after the date of the Merger Agreement and, in no event later than ten (10) business days, file the notifications required under the HSR Act. While a filing under the HSR Act is contemplated as a condition under the Merger Agreement, after further analysis, Holdings, the Partnership and Parent concluded and agreed that filing under the HSR Act is not required.

Subject to the terms and conditions set forth in the Merger Agreement, Holdings, the Partnership and Parent agreed to, (i) as promptly as reasonably practicable after the date of the Merger Agreement, prepare and, in no event later than ten (10) business days after the date of this Agreement, submit an application for approval from the FERC under Section 203 of the Federal Power Act (“FPA”), and (ii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to obtain the approval from FERC so as to be able to consummate and make effective the Transactions, including taking all such further action as may be necessary to resolve such objections, if any, as the FERC may assert under applicable law (including the FPA) with respect to the Transactions so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than August 6, 2018). The Partnership submitted an application for approval to FERC on February 21, 2018.

Subject to the terms and conditions set forth in the Merger Agreement, each party agreed to use its reasonable best efforts to obtain CFIUS Approval, including (i) exercising reasonable best efforts to promptly (and not later than fifteen (15) business days after the date of the Merger Agreement, unless otherwise agreed by the parties) making the joint draft filing required in connection with obtaining CFIUS Approval in accordance with Section 721 of the Defense Production Act of 1950, as amended (the “DPA”), (ii) promptly making the joint final filing in connection with obtaining CFIUS Approval and in accordance with the DPA after receipt of confirmation that CFIUS has no further comment to the draft filing, and (iii) providing any information requested by any Governmental Authority (as defined below under “The Merger Agreement—Cooperation”) in connection with the CFIUS review or investigation of the Transactions within the timeframes set forth in the DPA. Pursuant to the Merger Agreement, Parent will not be in breach of its obligations under the Merger Agreement if any of its direct or indirect non-U.S. member or owner of Parent or subsidiary of a non-U.S. Person (as defined below under “The Merger Agreement—No Solicitation or Withdrawal of Recommendation”) that is a direct or indirect member or owner of Parent (each, a “Non-U.S. Member”) declines to provide information that it deems to be proprietary or otherwise not advisable to make available, provided that Parent exercised reasonable best efforts in requesting such information of its Non-U.S. Members. A formal filing was made with CFIUS on March 21, 2018 and accepted for review by CFIUS on March 28, 2018.

INFORMATION ABOUT THE SHAREHOLDER MEETING AND VOTING

Date, Time and Place

The Partnership will hold a special meeting of Shareholders on May 23, 2018 at 9:00 a.m. (Pacific Time), at 77 Rio Robles, San Jose, California 95134.

Purpose

At the Shareholder Meeting, Shareholders will be asked to consider and vote on the Merger Proposals.

Record Date and Quorum Requirement

The General Partner has fixed April 6, 2018 as the record date. Only holders of record of Class A shares as of the close of business on the record date will be entitled to notice of, and to vote at, the Shareholder Meeting. As of the record date, there were 28,093,305 Class A shares issued and outstanding held by approximately four holders of record. Votes may be cast at the Shareholder Meeting in person or by proxy.

Each holder of record of Class A shares at the close of business on the record date is entitled to one vote for each Class A share then held on each matter submitted to a vote of shareholders at the Shareholder Meeting. Pursuant to the terms of the Partnership Agreement, if any person or group (other than the General Partner and its affiliates) owns, controls or holds 20% or more of the outstanding Class A shares, none of the Class A shares owned by such person or group shall be entitled to vote on any matter. This loss of voting rights does not apply to any person or group that acquired the Class A shares from the General Partner or its affiliates (other than the Partnership) and any transferees of that person or group approved by the General Partner or to any person or group who acquired the shares with the prior approval of the General Partner Board. At the Shareholder Meeting, the presence, in person or by proxy, of holders of a majority of the outstanding Class A shares as of the close of business on the record date will constitute a quorum for the Shareholder Meeting and will permit the Partnership to conduct the proposed business at the Shareholder Meeting. Class A shares registered directly in your name with the transfer agent will be counted as present at the Shareholder Meeting if you (1) are present in person at the Shareholder Meeting or (2) have submitted and not revoked a properly executed proxy card or have submitted and not revoked your proxy via telephone or the Internet. Proxies received but marked as abstentions will be counted as Class A shares that are present and entitled to vote for purposes of determining the presence of a quorum. If you do not provide voting instructions to your broker, your Class A shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is referred to in this proxy statement and in general as a broker non-vote. In these cases, the broker can register your Class A shares as being present at the Shareholder Meeting for purposes of determining a quorum, but will not be able to vote on those matters for which specific authorization is required. Brokers do not have discretionary authority to vote on the Merger Proposals and a broker non-vote will have the same effect as a vote “AGAINST” the Merger Proposals. If you fail to submit a proxy or do not vote in person at the Shareholder Meeting, your Class A shares will not count for the purpose of determining whether a quorum is present. Assuming there is a quorum, failures to vote, broker non-votes (if any) and abstentions will have the same effect as a vote cast “AGAINST” the Merger Proposals.

Submitting a Proxy Card

Holders of record can ensure that their shares are voted at the Shareholder Meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-prepaid envelope. Submitting instructions by this method will not affect your right to attend the Shareholder Meeting.

If you hold your Class A shares through a bank, broker or other nominee, you should follow the separate voting instructions, if any, provided by the bank, broker or other nominee with this proxy statement.

Submitting a Proxy via Telephone or Internet

Submitting a proxy via telephone or the Internet is fast and convenient. If you are a holder of record and choose to submit your proxy via telephone or the Internet, instructions to do so are set forth on the enclosed proxy card. The telephone and Internet proxy procedures are designed to authenticate proxies by use of a personal control number, which appears on the proxy card. These procedures, which comply with Delaware law, allow you to appoint a proxy to vote your Class A shares and to confirm that your instructions have been properly recorded. If you submit your proxy via telephone or the Internet, you do not have to mail in your proxy card.

If your Class A shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if Internet or telephone proxy submission is available. If your bank, broker or other nominee does make Internet or telephone proxy submission available, please follow the instructions provided on the voting form supplied by your bank, broker or other nominee.

Revoking Your Proxy

If your Class A shares are registered directly in your name with the transfer agent, you may revoke your proxy at any time before it is voted at the Shareholder Meeting by:

•	submitting another proxy prior to the Shareholder Meeting through any of the methods available to you;

•	giving written notice of your revocation to the General Partner’s General Counsel, which must be received by the General Counsel by the time the Shareholder Meeting begins; or

•	attending the Shareholder Meeting and voting your Class A shares in person.

If your Class A shares are held through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies. If your bank, broker or other nominee allows you to submit your proxy via telephone or the Internet, you may be able to change your voting instructions by submitting a proxy again via telephone or the Internet.

Questions and Additional Information

If you have more questions about the Mergers or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Innisfree, the Partnership’s proxy solicitor, by calling toll-free at (877) 750-8338.

Voting at the Shareholder Meeting

Submitting a proxy now will not limit your right to vote at the Shareholder Meeting if you decide to attend in person. If you plan to attend the Shareholder Meeting and wish to vote in person, you will be given a ballot at the Shareholder Meeting. Please note, however, that if your Class A shares are held in “street name,” which means your Class A shares are held of record by a bank, broker or other nominee, and you wish to vote at the Shareholder Meeting, you must bring to the Shareholder Meeting a proxy from the record holder of the Class A shares authorizing you to vote at the Shareholder Meeting. Please contact your bank, broker or other nominee for specific instructions.

Votes Required; How Shares Are Voted

Partnership Merger Proposal

The approval of the Partnership Merger Proposal requires the affirmative vote of a majority of the outstanding Class A shares (excluding Class A shares owned by the General Partner or its affiliates). The approval of the Partnership Merger requires the affirmative vote of (i) a majority of the outstanding Class A shares (excluding Class A shares owned by the General Partner or its affiliates), voting as a class, and (ii) a majority of the outstanding Class B shares, voting as a class. Simultaneously with the affirmative vote of a majority of the outstanding Class A shares (excluding the Class A shares owned by the General Partner or its affiliates), the Partnership will solicit a written consent from the Sponsors voting their Class B shares in favor of the Merger Agreement and the Partnership Merger. The Sponsors, who indirectly own 100.0% of the outstanding Class B shares, have entered in to the Support Agreement (as defined below), pursuant to which the Sponsors have agreed to vote their Class B shares for the approval of the Merger Agreement and the Transactions, including the Partnership Merger.

OpCo Merger Proposal

The approval of the OpCo Merger Proposal requires the affirmative vote of a majority of the outstanding Class A shares to direct the Partnership to vote its corresponding number of OpCo Common Units in favor of the OpCo Mergers. The approval of the OpCo Mergers requires the affirmative vote of (i) a majority of the outstanding OpCo Common Units (excluding OpCo Common Units whose voting power is, with respect to the subject vote, controlled by the General Partner or its affiliates, other than the Partnership, through ownership or otherwise), voting as a class, (ii) a majority of the outstanding OpCo Subordinated Units, voting as a class and (iii) a majority of the outstanding OpCo Common Units, voting as a class. Immediately following the approval of the OpCo Merger Proposal, a written consent in favor of the OpCo Merger 1 Proposal will be solicited from the Partnership, the Sponsors and their affiliates.

Pursuant to the Partnership Agreement, the Partnership, as a member of OpCo, shall vote (or refrain from voting) the OpCo Common Units it holds in the same manner as the holders of Class A shares have voted (or refrained from voting) their Class A shares on the matter. The Sponsors, who indirectly own 35.6% of the outstanding OpCo Common Units and 100.0% of the outstanding OpCo Subordinated Units, have entered in to the Support Agreement, pursuant to which the Sponsors have agreed to vote their OpCo Units for the approval of the Merger Agreement and the Transactions, including the OpCo Mergers.

Subject to revocation, all shares represented by each properly submitted proxy will be voted in accordance with the instructions indicated. If you return a signed proxy card or submit your proxy via the Internet or by telephone but do not provide voting instructions (other than in the case of any broker non-votes), the shares represented by your properly submitted proxy will be voted (1) “FOR” the Partnership Merger Proposal and (2) “FOR” the OpCo Merger Proposal, and in such manner as the persons named on the proxy card in their discretion determine with respect to such other business as may properly come before the Shareholder Meeting or any adjournments or postponements thereof.

Failures to vote, broker non-votes (if any) and abstentions will have the same effect as a vote (1) “AGAINST” the Partnership Merger Proposal and (2) “AGAINST” the OpCo Merger Proposal.

Submitting a proxy confers discretionary authority on the persons named on the proxy card to vote the shares represented by the proxy on any other matter that is properly presented for action at the Shareholder Meeting or any reconvened meeting following an adjournment of the Shareholder Meeting, so long as the General Partner Board is not aware of any such other matter a reasonable time before the Shareholder Meeting. As of the date of this proxy statement, the Partnership does not know of any other matter to be raised at the Shareholder Meeting.

As of April 6, 2018, the record date for the Shareholder Meeting, the directors and executive officers of the General Partner held and were entitled to vote, in the aggregate, Class A shares representing less than 1% of the outstanding Class A shares. The Partnership believes that the directors and executive officers of the General Partner intend to vote all of their Class A shares “FOR” the Merger Proposals.

As of April 6, 2018, the record date for the Shareholder Meeting, the Sponsors indirectly held and were entitled to vote, in the aggregate, 100.0% of the outstanding Class B shares, approximately 35.6% of the outstanding OpCo Common Units and 100.0% of the outstanding OpCo Subordinated Units. The Sponsors have agreed to vote in favor of the Mergers pursuant to a support agreement entered into among the Sponsors and the Parent Entities (the “Support Agreement”). Also see “The Support Agreement.”

Proxy Solicitation

This proxy statement is being furnished in connection with the solicitation of proxies by the Partnership and the General Partner. The expenses of such solicitation, including the expenses of preparing, printing and mailing the proxy statement and materials used in the solicitation, will be borne one-half by the Partnership Entities and one-half by Parent. The directors, executive officers and regular employees of the General Partner may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, the Internet, facsimile or personal conversation, as well as by mail. The Partnership has retained Innisfree, a proxy solicitation firm, to assist with the solicitation of proxies for the Shareholder Meeting for a fee estimated not to exceed $50,000, plus expenses. The Partnership may also reimburse brokers, custodians, nominees, fiduciaries and others for expenses incurred in forwarding proxy materials to the beneficial owners of Class A shares.

THE MERGER PROPOSALS

The Proposals

The Partnership is asking you to vote “FOR” the Partnership Merger Proposal and vote “FOR” the OpCo Merger Proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Board Recommendation

The GP Conflicts Committee, by unanimous vote at a meeting duly called and held, (i) determined that the Mergers, including the Merger Agreement and the Transactions, are advisable, fair and reasonable to, and in the best interests of, the Partnership Group and the Public Shareholders, (ii) approved the Mergers, including the Merger Agreement and the Transactions, such approval constituting “Special Approval” pursuant to Section 7.9(a) of the Partnership Agreement, (iii) recommended to the General Partner Board that the General Partner Board approve the Mergers and consummate the Transactions on the terms set forth in the Merger Agreement, and (iv) recommended to the Public Shareholders that the Public Shareholders approve the Merger Agreement and the Mergers.

The General Partner Board, by unanimous vote at a meeting duly called and held, (i) determined that it is in the best interests of the General Partner, the Partnership Group, the Shareholders and the Unitholders, and declared it advisable, for the Partnership Entities to enter into the Merger Agreement and to consummate the Mergers, (ii) authorized and directed the General Partner, in its capacity as the general partner of the Partnership, acting individually and in its capacity as the managing member of OpCo, to approve the Merger Agreement and the Mergers, (iii) authorized and directed the General Partner to execute and deliver the Merger Agreement in its individual capacity and on behalf of the Partnership, acting individually and on behalf of OpCo, (iv) authorized and directed the General Partner to direct the Merger Agreement and the Mergers to be submitted to a vote of the Shareholders (voting as separate classes) at a meeting in accordance with the Partnership Agreement, (v) authorized and directed the General Partner, upon receipt of the Shareholder Approval, to obtain the consent of (a) a Unit Majority and (b) a majority of the outstanding OpCo Common Units, voting as a class, in each case in accordance with the OpCo LLC Agreement and the Partnership Agreement, to enter into the Merger Agreement and consummate the Mergers and (vi) determined to recommend that the Shareholders approve the Merger Agreement and the Mergers.

Votes Required

Partnership Merger Proposal

The approval of the Partnership Merger Proposal requires the affirmative vote of a majority of the outstanding Class A shares (excluding Class A shares owned by the General Partner or its affiliates). The approval of the Partnership Merger requires the affirmative vote of (i) a majority of the outstanding Class A shares (excluding Class A shares owned by the General Partner or its affiliates), voting as a class, and (ii) a majority of the outstanding Class B shares, voting as a class. The Sponsors, who indirectly own 100.0% of the outstanding Class B shares, have entered in to the Support Agreement, pursuant to which the Sponsors have agreed to vote their Class B shares for the approval of the Merger Agreement and the Transactions, including the Partnership Merger. Simultaneously with the affirmative vote of a majority of the outstanding Class A shares (excluding the Class A shares owned by the General Partner or its affiliates), the Partnership will solicit a written consent from the Sponsors voting their Class B shares in favor of the Merger Agreement and the Partnership Merger.

Accordingly, each of the GP Conflicts Committee and the General Partner Board recommends that the Shareholders vote “FOR” the Merger Proposals.

OpCo Merger Proposal

The approval of the OpCo Merger Proposal requires the affirmative vote of a majority of the outstanding Class A shares to direct the Partnership to vote its corresponding number of OpCo Common Units in favor of the

OpCo Mergers. The approval of the OpCo Mergers requires the affirmative vote of (i) a majority of the outstanding OpCo Common Units (excluding OpCo Common Units whose voting power is, with respect to the subject vote, controlled by the General Partner or its affiliates, other than the Partnership, through ownership or otherwise), voting as a class, (ii) a majority of the outstanding OpCo Subordinated Units, voting as a class and (iii) a majority of the outstanding OpCo Common Units, voting as a class. Immediately following the approval of the OpCo Merger Proposal, a written consent in favor of the OpCo Merger will be solicited from the Partnership, the Sponsors and their affiliates.

Pursuant to the Partnership Agreement, the Partnership, as a member of OpCo, shall vote (or refrain from voting) the OpCo Common Units it holds in the same manner as the holders of Class A shares have voted (or refrained from voting) their Class A shares on the matter. The Sponsors, who indirectly own 35.6% of the outstanding OpCo Common Units and 100.0% of the outstanding OpCo Subordinated Units, have entered in to the Support Agreement, pursuant to which the Sponsors have agreed to vote their OpCo Units for the approval of the Merger Agreement and the Transactions, including the OpCo Mergers.

Accordingly, each of the GP Conflicts Committee and the General Partner Board recommends that the Shareholders vote “FOR” the OpCo Merger Proposal.

POSTPONEMENT OR ADJOURNMENT

Pursuant to the Partnership Agreement, prior to the date of the Shareholder Meeting, the General Partner, as the general partner of the Partnership, may postpone the Shareholder Meeting one or more times for any reason by giving no fewer than two days’ notice to each Shareholder entitled to vote at the meeting and a new record date does not need to be fixed if the postponement is not for more than 45 days. In addition, pursuant to the Partnership Agreement, the General Partner may adjourn the Shareholder Meeting one or more times for any reason. No vote of the Shareholders is required for any adjournment. The Shareholder Meeting may be adjourned to a date within 45 days of the Shareholder Meeting without further notice other than by an announcement made at the Shareholder Meeting (or such adjourned meeting) and without setting a new record date. If the requisite shareholder votes to approve the Merger Proposals have not been received at the time of the Shareholder Meeting (or such adjourned meeting), the Partnership may choose to solicit additional proxies in favor of the Merger Proposals.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the General Partner Board knows of no matters that will be presented for consideration at the Shareholder Meeting other than as described in this proxy statement.

Householding of Special Meeting Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers or banks) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single notice or proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies. Some banks, brokers and other nominees may be participating in the practice of “householding” proxy statements and annual reports. As indicated in the notice provided by these banks, brokers and other nominees to Shareholders, a single proxy statement will be delivered to multiple Shareholders sharing an address unless contrary instructions have been received from an affected Shareholder. Once you have received notice from your bank, broker or other nominee that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you would prefer to receive separate copies of the proxy statement either now or in the future, please contact your bank, broker or other nominee or contact Innisfree, the Partnership’s proxy solicitor, by written or oral request to the Partnership at the address and telephone number stated above.

THE MERGER AGREEMENT

The following describes the material provisions of the Merger Agreement, which is attached as Annex A and incorporated by reference herein. The description of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The Partnership encourages you to read the Merger Agreement carefully and in its entirety before making any decisions regarding the Mergers, as it is the legal document governing the Mergers. The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement.

Factual disclosures about the Partnership contained in this proxy statement or its respective reports filed with the SEC may supplement, update or modify the factual disclosures about the Partnership contained in the Merger Agreement and described in these summaries. The representations, warranties and covenants made in the Merger Agreement by the Partnership Entities, Holdings or the Parent Entities, as applicable, were qualified and subject to important limitations agreed to by the Partnership Entities, Holdings or the Parent Entities, respectively, in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders or unitholders and reports and documents filed with the SEC and in some cases, were qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the Merger Agreement or otherwise publicly disclosed.

The Mergers and the Equity Transfers

Pursuant to the Merger Agreement, (i) OpCo Merger Sub 1 will, upon the terms and subject to the conditions thereof, merge with and into OpCo and the separate existence of OpCo Merger Sub 1 will cease and OpCo will continue as the surviving limited liability company of OpCo Merger 1, (ii) OpCo Merger Sub 2 will merge with and into the Initial Surviving LLC and the separate existence of OpCo Merger Sub 2 will cease and the Initial Surviving LLC will continue as the surviving limited liability company of OpCo Merger 2, and (iii) Partnership Merger Sub will merge with and into the Partnership and the separate existence of Partnership Merger Sub will cease and the Partnership shall continue as the Surviving Partnership. Holdings will transfer to 8point3 Solar or an affiliate of 8point3 Solar designated by 8point3 Solar, and 8point3 Solar (or its designated affiliate) will accept, for no consideration, the transfer and delivery of the Equity Transfers. The Mergers will be effective at the time the respective certificates of merger are duly filed with the Secretary of State of the State of Delaware (or at a later time, if agreed upon by the parties and specified in the certificates of merger filed with the Secretary of State of the State of Delaware).

Merger Consideration

Pursuant to OpCo Merger 1, upon the OpCo Merger 1 Effective Time, (i) the OpCo LLC Agreement shall be amended to permit the Special Distribution to the members of OpCo pro rata in accordance with their ownership of OpCo Units, (ii) each issued and outstanding limited liability company interest in OpCo Merger Sub 1 will be canceled for no consideration, (iii) the Initial Surviving LLC shall make the Special Distribution, and (iv) the Initial Surviving LLC shall use a portion of the Debt Financing Proceeds (as defined in the Merger Agreement) equal to the Existing Debt Payment Amount (as defined in the Merger Agreement) to make the payments to OpCo’s indebtedness pursuant to the terms of the Merger Agreement.

Pursuant to OpCo Merger 2, upon the OpCo Merger 2 Effective Time, (i) each issued and outstanding OpCo Common Unit, other than the OpCo Common Units owned by the Partnership, and each issued and outstanding

OpCo Subordinated Unit will (a) be converted into the right to receive an amount in cash equal to $12.35 per unit, reduced by the amount received by each unit from the Special Distribution and as further adjusted pursuant to the Merger Agreement and as described below, (b) no longer be outstanding, (c) automatically be canceled and (d) cease to exist, and (ii) the limited liability company interests in OpCo Merger Sub 2 issued and outstanding will be converted into a number of OpCo Common Units and OpCo Subordinated Units equal to the number of OpCo Common Units and OpCo Subordinated Units canceled pursuant to (i) above. In addition, and notwithstanding the cancellation of the OpCo Common Units and the OpCo Subordinated Units pursuant to the Merger Agreement, following the OpCo Merger 2 Effective Time, holders as of the relevant record date of the OpCo Common Units and the OpCo Subordinated Units issued and outstanding immediately prior to the OpCo Merger 2 Effective Time will have continued rights to any Unpaid OpCo Distribution.

Pursuant to the Partnership Merger, upon the Partnership Merger Effective Time, (i) each issued and outstanding Class A share will (a) be converted into the right to receive an amount in cash equal to $12.35 per share, as adjusted pursuant to the Merger Agreement and as described below, (b) no longer be outstanding, (c) automatically be canceled and (d) cease to exist, (ii) each issued and outstanding Class B share will (a) automatically be canceled and (b) cease to exist, and (iii) the limited liability company interests in Partnership Merger Sub issued and outstanding will be converted into a number of Class A shares equal to the number of Class A shares canceled pursuant to (i) above. In addition, and notwithstanding the cancellation of Class A shares pursuant to the Merger Agreement, following the Partnership Merger Effective Time, holders as of the relevant record date of Class A shares issued and outstanding immediately prior to the Partnership Merger Effective Time will have continued rights to any Unpaid Partnership Distribution.

In addition to receiving the Merger Consideration of $12.35 per Class A share, OpCo Common Unit (other than OpCo Common Units owned by the Partnership), and OpCo Subordinated Unit, Public Shareholders and Unitholders will be entitled to receive an amount equal to: (i) (A) if the Closing (as defined below) occurs on or prior to May 31, 2018: (1) $0.135 per Class A share, OpCo Common Unit or OpCo Subordinated Unit, plus (2) the product of the number of days from March 1, 2018 through and including the Closing Date multiplied by $0.0021 per Class A share, OpCo Common Unit or OpCo Subordinated Unit, or (B) if the Closing occurs after May 31, 2018: (1) $0.3282 per Class A share, OpCo Common Unit or OpCo Subordinated Unit, plus (2) the product of the number of days from June 1, 2018 through and including the Closing Date multiplied by $0.0045 per Class A share, OpCo Common Unit or OpCo Subordinated Unit, minus (ii) any distributions paid after January 12, 2018 and prior to the Closing (the “Consideration Adjustment”). Assuming a Closing Date of May 24, 2018, each Public Shareholder and each Unitholder will receive $12.3833 per Class A share, OpCo Common Unit or OpCo Subordinated Unit.

The General Partner Interest will be unaffected by the Mergers and will remain outstanding, such that, upon the Equity Transfers, the General Partner Interest will be owned, directly or indirectly, by 8point3 Solar or an affiliate of 8point3 Solar designated by 8point3 Solar.

Payment for the Class A Shares

The conversion of Class A shares into the right to receive the Share Merger Consideration will occur automatically upon the Partnership Merger Effective Time. On or prior to the Closing, Parent will appoint the Paying Agent for the purpose of exchanging Class A shares held of record in book-entry form (“Book-Entry Shares”) for the applicable Share Merger Consideration and any Unpaid Partnership Distribution.

At or prior to the Closing Date, Parent will deposit with the Paying Agent an amount of cash equal to the sum of the aggregate Share Merger Consideration as adjusted for the Consideration Adjustment and any Unpaid Partnership Distribution (which shall include the amount of cash received by the Partnership in the Special Distribution) (the “Exchange Fund”). The Paying Agent will deliver the Share Merger Consideration and any Unpaid Partnership Distribution contemplated to be paid pursuant to the Merger Agreement out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

As soon as reasonably practicable after the Partnership Merger Effective Time, Parent will send, or will cause the Paying Agent to send, to each holder of Book-Entry Shares (other than The Depository Trust Company

(“DTC”)) as of the Partnership Merger Effective Time (and, to the extent commercially practicable, Parent will, or will cause the Paying Agent to, make available for collection by hand, during customary business hours commencing immediately after the Partnership Merger Effective Time, if so elected by a holder of Book-Entry Shares) a letter of transmittal (each such letter, a “Letter of Transmittal”) to be used for surrender of Book-Entry Shares. Each holder of Book-Entry Shares (other than DTC), upon surrender thereof by delivery of a Letter of Transmittal, duly executed and completed in accordance with the terms of such Letter of Transmittal, and such other documents as may reasonably be required by the Paying Agent, will be entitled to receive in exchange for each surrendered Book-Entry Share a cash amount equal to the Share Merger Consideration to which such Shareholder is entitled, after giving effect to any required tax withholdings, plus any Unpaid Partnership Distribution. DTC, upon surrender of its Book-Entry Shares in accordance with the customary surrender procedures of DTC and the Paying Agent, will be entitled to receive in exchange for each surrendered Book-Entry Share a cash amount equal to the Share Merger Consideration, plus any Unpaid Partnership Distribution. Each Book-Entry Share so surrendered will be canceled.

The Share Merger Consideration and Unpaid Partnership Distribution will be paid to (i) the holders of Book-Entry Shares (other than DTC), as promptly as practicable after receipt by the Paying Agent of the Letter of Transmittal in respect thereof, by wire transfer of immediately available funds and (ii) DTC, as promptly as practicable after the Partnership Merger Effective Time, by wire transfer of immediately available funds. Generally, payment of the Share Merger Consideration and Unpaid Partnership Distribution with respect to Book-Entry Shares will only be made to the person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until surrendered and paid as contemplated in the Merger Agreement, each Book-Entry Share will be deemed at any time after the Partnership Merger Effective Time, as applicable, to represent only the right to receive the Share Merger Consideration and any Unpaid Partnership Distribution in cash as contemplated by the Merger Agreement. The Share Merger Consideration and any Unpaid Partnership Distribution paid upon surrender of such Book-Entry Shares will be deemed to have been paid in full satisfaction of all rights pertaining to such Book-Entry Shares.

No person beneficially owning Class A shares through DTC will be required to deliver a Letter of Transmittal to receive the Share Merger Consideration or any Unpaid Partnership Distribution that such holder is entitled to receive through DTC. Any such Person will receive its Share Merger Consideration and any Unpaid Partnership Distribution in accordance with the customary payment procedures of DTC following the Partnership Merger Effective Time.

Representations and Warranties

The Merger Agreement contains representations and warranties made by the Partnership Entities to the Parent Entities, including representations and warranties relating to:

•	the organization, standing and power and other similar matters relating to the Partnership Group Entities and the Non-Controlled Partnership Group Entities (as defined below under “The Merger Agreement—No Solicitation or Withdrawal of Recommendation”);

•	the capitalization of the Partnership Group Entities;

•	the validity of title and interest in, the absence of all liens (except certain permitted liens) on, all material personal property assets;

•	the authorization, execution, delivery, performance and enforceability of the Merger Agreement and the related transaction agreements;

•	the absence of conflicts or violations under the Partnership Group Entities’ and the Non-Controlled Partnership Group Entities’ organizational documents, permits, contracts or law and required consents and approvals;

•	required governmental approvals;

•	reports, schedules, forms, statements and other documents filed with the SEC, the accuracy of the information in those documents and the establishment and maintenance of internal controls and procedures designed to uphold such accuracy;

•	the absence of undisclosed liabilities since November 30, 2016;

•	the absence of certain changes or events since November 30, 2016;

•	the absence of material legal proceedings;

•	compliance with applicable laws and permits;

•	tax matters;

•	employee benefit plans and labor relations;

•	compliance with environmental laws and other environmental matters;

•	material contracts;

•	real property;

•	intellectual property;

•	insurance policies;

•	related party transactions;

•	the investment activities of the Partnership;

•	the truthfulness of the information supplied in this proxy statement or other SEC filings;

•	the inapplicability of takeover statutes and the absence of a rights plan or poison pill;

•	the opinion of the Partnership’s financial advisor;

•	the brokers’ and finders’ fees and other expenses payable by the Partnership Group Entities and the Non-Controlled Partnership Group Entities with respect to the Transactions; and

•	energy regulatory matters.

The Merger Agreement also contains representations and warranties made by Holdings to the Parent Entities, including representations and warranties relating to:

•	the organization, standing and power and other corporate matters of Holdings;

•	the ownership of the IDRs;

•	the capitalization of the General Partner;

•	the authorization, execution, delivery, performance and enforceability of the Merger Agreement and the related transaction agreements;

•	the absence of conflicts or violations under Holdings’ or the General Partner’s organizational documents, permits, contracts or law and required consents and approvals;

•	required governmental approvals;

•	certain matters relating to the General Partner, including ownership of the General Partner Interest in the Partnership, contracts entered into by the General Partners and the assets and liabilities of the General Partner;

•	the absence of certain changes or events since November 30, 2016;

•	the absence of material legal proceedings;

•	compliance with applicable laws and permits;

•	tax matters;

•	employee benefit plans and labor relations;

•	the investment activities of the General Partner; and

•	the absence of brokers’ and finders’ fees and other expenses payable by Holdings with respect to the Transactions.

The Merger Agreement also contains representations and warranties made by the Parent Entities to the Partnership Entities and Holdings, including representations and warranties relating to:

•	the organization, standing and power and other related matters of the Parent Entities;

•	the capitalization of each of the Partnership Merger Sub, OpCo Merger Sub 1 and OpCo Merger Sub 2;

•	the authorization, execution, delivery, performance and enforceability of the Merger Agreement and the related transaction agreements;

•	the absence of conflicts or violations under the Parent Entities’ organizational documents, permits, contracts or law and required consents and approvals;

•	required governmental approvals;

•	the absence of material legal proceedings;

•	tax matters;

•	the information supplied for the Partnership’s SEC filings;

•	the solvency of the Parent Entities;

•	the availability of funds and certain matters related to the Parent Entities’ debt and equity financings;

•	the financial statements of the Parent Entities; and

•	the absence of brokers’ and finders’ fees and other expenses payable by any of the Parent Entities with respect to the Transactions.

The representations and warranties of each of the parties to the Merger Agreement will expire upon the Closing.

Conduct of Business Pending the Mergers

Until the Partnership Merger Effective Time or, if earlier, the termination of the Merger Agreement, each of the Partnership Entities has agreed (and has agreed to cause their respective subsidiaries), subject to certain exceptions, to use commercially reasonable efforts to conduct their business in all material respects in the ordinary course of business (including maintaining the assets of the Partnership Group Entities in accordance with past practice), to preserve substantially intact their business organizations and to preserve their present relationships with customers, suppliers and other Persons with which they have material business relations with the Partnership Entities or any of their subsidiaries.

In addition, during the same period, each of the Partnership Entities has also agreed that, subject to certain exceptions, without the prior written consent of Parent, it will not, and will not permit its subsidiaries to:

•	amend or otherwise change the organizational documents of the General Partner or any Partnership Group Entity;

•	issue, deliver, sell, pledge, dispose of or encumber any shares of capital stock (excluding the exchange of OpCo Common Units and Class B shares for Class A shares pursuant to the Exchange Agreement, dated as of June 24, 2015, by and among SunPower YC Holdings, LLC, First Solar 8point3 Holdings, LLC, OpCo, the General Partner and the Partnership), or grant to any Person any right to acquire any shares of its capital stock, except (i) the grant of equity awards (and issuances of shares pursuant thereto) to non-employee directors of the General Partner pursuant to the 8point3 General Partner, LLC Long-Term Incentive Plan made in the ordinary course of business consistent with past practice, or (B) the creation or assumption of any lien to secure the Obligations (as defined under the Credit and Guaranty Agreement, dated as of June 5, 2015, among OpCo, the Partnership, Credit Agricole Corporate and Investment Bank, as administrative agent and collateral agent, the lenders party thereto and the other agents party thereto, as amended (the “Existing Credit Facility”)) to the extent each such lien will be extinguished at the Closing;

•	declare, set aside, make or pay any dividend or distribution to Shareholders (as defined in the Partnership Agreement) or Unitholders (as defined in the OpCo LLC Agreement) (whether payable in cash, stock, property or otherwise), other than regular quarterly cash distributions to Shareholders and Unitholders declared and made in accordance with and subject to the limitations of the Merger Agreement;

•	adjust, split, combine, redeem, repurchase or otherwise acquire any of its equity interests (except in connection with the settlement of equity awards or obligations outstanding as of the date of the Merger Agreement or permitted to be granted after the date of the Merger Agreement), or adjust, split, combine, reclassify, subdivide or otherwise amend the terms of its equity interests;

•	(i) acquire from any Person (other than a Partnership Group Entity or Non-Controlled Partnership Group Entity) (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, which is or are material to any Partnership Group Entity, other than purchases of inventory, other assets in the ordinary course of business or pursuant to existing contracts, (ii) sell or otherwise dispose of any non-cash assets to any Person (other than a Partnership Group Entity or a Non-Controlled Partnership Group Entity), in each case, which is or are material to the Partnership Group Entities taken as a whole, other than sales or dispositions of obsolete or worthless equipment, inventory, other assets in the ordinary course of business or pursuant to existing contracts or (iii) merge, consolidate or enter into any other business combination transaction with any Person;

•	(i) enter into, materially amend or terminate any (A) power purchase agreement or other contract for the sale of electricity or renewable energy credits or (B) agreements or documents relating to the tax equity financing entered into by any Partnership Group Entity or Non-Controlled Partnership Group Entity (except, in each case, for any amendment necessary to obtain a required consent contemplated by the Merger Agreement, provided that such amendment does not negatively adjust the expected economic benefit of such agreement or contract or otherwise adversely impact any Partnership Group Entity); or (ii) other than in the ordinary course of business consistent with past practice, enter into, materially amend or terminate any other material contract, provided that the Partnership Entities provided notice (and where practical, reasonable advance notice) to Parent of any such new material contract or the amendment or termination of a material contract;

•	other than expenditures made in response to any emergency, whether caused by weather events, public health events, outages or otherwise, authorize any material expenses which are, in the aggregate, in excess of a specified threshold of the aggregate expenses set forth in the budget of the Partnership Group Entities as set forth in the Merger Agreement;

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(i) make any loans, advances or capital contributions to, or investments in, any other Person (other than a Partnership Group Entity or a Non-Controlled Partnership Group Entity), (ii) incur any indebtedness for borrowed money (excluding (A) intercompany indebtedness incurred by any Partnership Group Entity or Non-Controlled Partnership Group Entity and (B) borrowings under the Existing Credit

Facility that will be repaid at the Closing) or issue any debt securities or (iii) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another Person (other than a guaranty by the Partnership or OpCo on behalf of the other Partnership Group Entities or the Non-Controlled Partnership Group Entities), in each case, (A) in excess of $1,000,000 individually or $5,000,000 in the aggregate, provided that the Partnership Entities provided notice (and where practical, reasonable advance notice) to Parent of any such action, or (B) other than in the ordinary course of business consistent with past practice;

•	(i) make, change or revoke any of its express or deemed elections relating to taxes, including elections for any and all subsidiaries or other investments where it has the capacity to make such binding election, (ii) settle or compromise any material proceeding relating to taxes, (iii) file any amended tax return, (iv) surrender any right to claim any material refund of taxes, or (v) consent to any extension or waiver of the limitation period applicable to any material taxes (other than as a result of any extensions of time to file tax returns obtained in the ordinary course of business consistent with past practices);

•	except to the extent required by (i) applicable law (including Section 409A of the U.S. Internal Revenue Code of 1986, as amended) or (ii) any arrangement in effect as of the date of the Merger Agreement or as consistent with past practice, materially increase the compensation or benefits of any director or executive officer of the Partnership;

•	hire any employees of or for the General Partner or any Partnership Group Entity;

•	implement or adopt any material change in its methods of accounting, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or U.S. GAAP or regulatory requirements with respect thereto;

•	except for certain circumstances set forth in the Merger Agreement, compromise, settle or agree to settle any proceeding (including any proceeding relating to the Merger Agreement or the Transactions), or consent to the same, other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of money damages not in excess of $1,000,000 individually or $5,000,000 in the aggregate;

•	vote or exercise management rights of any of the Partnership Group Entities in any Non-Controlled Partnership Entity in connection with any decisions substantially similar to those described above; and

•	agree to take any of the actions described above.

Shareholder Approval

The Partnership has agreed to hold a special meeting of the Shareholders as promptly as practicable for purposes of obtaining Shareholder Approval. See “Information about the Shareholder Meeting and Voting.”

The Merger Agreement also requires the Partnership, through the GP Conflicts Committee and the General Partner Board, to recommend to the Shareholders that they approve the Merger Agreement and the Mergers and use reasonable best efforts to obtain Shareholder Approval. The Partnership’s obligation to submit the Merger Agreement to the Shareholders for approval at the Shareholder Meeting is not affected by an Adverse Recommendation Change by the GP Conflicts Committee or the General Partner Board’s approval of the Merger Agreement or the Mergers.

Cooperation

Subject to the terms and conditions set forth in the Merger Agreement, the Partnership Entities and the Parent Entities have agreed to cooperate with each other and use, and cause their respective subsidiaries to use, reasonable best efforts to cause the Transactions to be consummated as promptly as reasonably practicable, including, but not limited to, using reasonable best efforts to accomplish the following: (i) make all filings (if any) and give all notices (if any) required to be made by such party with any governmental or regulatory (including stock exchange) authority, agency, court commission, or other governmental body (each, a “Governmental Authority”) in connection with the Transactions, and shall submit as promptly as reasonably practicable any additional information requested in connection with such filings and notices, (ii) obtain each consent (if any) required to be obtained (pursuant to any applicable law or contract, or otherwise) by such party in connection with the Transactions, and (iii) oppose or to lift, as the case may be, any restraint, injunction, or other legal bar to the Transactions. The foregoing obligations shall not apply to obtaining CFIUS Approval, which shall be governed by the obligations set forth below.

Subject to the terms and conditions set forth in the Merger Agreement, Holdings, the Partnership and Parent agreed to prepare, as promptly as reasonably practicable after the date of the Merger Agreement and, in no event later than ten (10) business days, file the notifications required under the HSR Act. Without limiting the foregoing, Holdings, the Partnership and Parent shall take all such further action as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction, or any other person, may assert under any applicable law with respect to the Transactions, and to avoid or eliminate, and minimize the impact of, each and every impediment under any applicable law that may be asserted by any Governmental Authority with respect to the Transactions, in each case so as to enable the Closing to occur as promptly as reasonably practicable (and in any event no later than the Outside Date (as defined below)). While a filing under the HSR Act is contemplated as a condition under the Merger Agreement, after further analysis, Holdings, the Partnership and Parent concluded and agreed that filing under the HSR Act is not required.

Subject to the terms and conditions set forth in the Merger Agreement, Holdings, the Partnership and Parent agreed to, (i) as promptly as reasonably practicable after the date of the Merger Agreement, prepare and, in no event later than ten (10) business days after the date of this Agreement, submit an application for approval from the FERC under Section 203 of the FPA, and (ii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to obtain the approval from FERC so as to be able to consummate and make effective the Transactions, including taking all such further action as may be necessary to resolve such objections, if any, as the FERC may assert under applicable law (including the FPA) with respect to the Transactions so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Outside Date). The Partnership submitted an application for approval to FERC on February 21, 2018.

Subject to the terms and conditions set forth in the Merger Agreement, each party agreed to use its reasonable best efforts to obtain CFIUS Approval, including (i) exercising reasonable best efforts to promptly (and not later than fifteen (15) business days after the date of the Merger Agreement, unless otherwise agreed by the parties) making the joint draft filing required in connection with obtaining CFIUS Approval in accordance with Section 721 of the DPA, (ii) promptly making the joint final filing in connection with obtaining CFIUS Approval and in accordance with the DPA after receipt of confirmation that CFIUS has no further comment to the draft filing, and (iii) providing any information requested by any Governmental Authority in connection with the CFIUS review or investigation of the Transactions within the timeframes set forth in the DPA. Pursuant to the Merger Agreement, Parent will not be in breach of its obligations under the Merger Agreement if any Non-U.S. Member declines to provide information that it deems to be proprietary or otherwise not advisable to make available, provided that Parent exercised reasonable best efforts in requesting such information of its Non-U.S. Members. A formal filing was made with CFIUS on March 21, 2018 and accepted for review by CFIUS on March 28, 2018.

Conditions to the Mergers

The consummation of the Mergers is subject to certain customary closing conditions, as described further below.

Conditions to Each Party’s Obligations

Each party’s obligation to effect the Mergers is subject to the satisfaction or waiver of the following conditions:

•	Shareholder Approval and Unitholder Approval shall have been obtained;

•	any waiting period (and any extensions thereof) applicable to the Mergers under the HSR Act shall have been terminated or expired;

•	all consents of any Governmental Authority shall have been obtained and shall be in effect and, if applicable, the waiting period (and any extension thereof) or mandated filings thereunder shall have expired, been terminated or been made, as applicable;

•	no law or order enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be pending or in effect enjoining, restraining, preventing or prohibiting consummation of any of the Transactions or making the consummation of any of the Transactions illegal; and

•	certain required third-party consents shall have been obtained and shall be in full force and effect, and the Partnership shall have delivered copies of each such consent to Parent.

Pursuant to the Merger Agreement, Holdings, the Partnership and Parent had agreed to make the filings pursuant to the HSR Act within ten (10) business days after the date of the Merger Agreement. While a filing under the HSR Act is contemplated as a condition under the Merger Agreement, after further analysis, Holdings, the Partnership and Parent concluded and agreed that filing under the HSR Act is not required.

Conditions to the Parent Entities’ Obligations

The obligations of the Parent Entities to effect the Mergers are further subject to the satisfaction by the Partnership Entities and Holdings (or waiver by Parent) of the following conditions:

•	(i) the representations and warranties of the Partnership Entities in the Merger Agreement related to organization, standing and corporate power, authorization, Takeover Laws (as defined below under “The Merger Agreement—No Solicitation or Withdrawal of Recommendation”) and brokers shall be true and correct in all respects (except for any breach of such representations or warranties that are de minimis in scope and liability), (ii) the representations and warranties of Holdings related to organization, standing and corporate power, authorization and brokers shall be true and correct in all respects (except for any breach of such representations or warranties that are de minimis in scope and liability), (iii) the representations and warranties of the Partnership Entities in the Merger Agreement related to capitalization shall be true and correct in each case as of the date of the Merger Agreement and as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for any de minimis inaccuracies and (iv) the representations and warranties of Holdings in the Merger Agreement related to capitalization of the General Partner shall be true and correct in each case as of the date of the Merger Agreement and as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for any de minimis inaccuracies;

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the representations and warranties of the Partnership Entities and Holdings (other than those covered directly above) shall be true and correct, without giving effect to any qualifications as to materiality or material adverse effect, in each case as of the date of the Merger Agreement and as of the Closing with the same effect as though made as of the Closing (other than representations and warranties that by their terms speak as of a specified date, the accuracy of which will be determined as of such date), other than any failures to be true and correct which, individually or in the aggregate, would not reasonably be expected to have a Partnership material adverse effect;

•	the Partnership Entities and Holdings shall have performed in all material respects all obligations that are required to be performed by them under the Merger Agreement at or prior to the Closing;

•	since the date of the Merger Agreement, there shall not have occurred and be continuing any event, change, effect, occurrence or state of facts that would, individually or in the aggregate, be reasonably likely to have, a Partnership material adverse effect;

•	the Parent Entities shall have received (i) a certificate signed on behalf of the Partnership Entities by a senior executive officer of the General Partner certifying satisfaction of each of the above conditions and (ii) a certificate signed on behalf of Holdings by an authorized representative of Holdings certifying satisfaction of each of the above conditions;

•	the Parent Entities shall have received payoff letters, in form and substance reasonably satisfactory to the Parent Entities with respect to (i) the Existing Credit Facility, (ii) the Promissory Note, dated as of December 1, 2016, by OpCo in favor of First Solar Asset Management, LLC (the “First Solar Note”), and (iii) all other indebtedness for borrowed money of any Partnership Group Entities or other indebtedness secured by any lien on any equity interest or asset held by any of the Partnership Group Entities;

•	the CFIUS Approval shall have been obtained;

•	the limited liability company interests that are owned by SunPower AssetCo, LLC in each of (i) Parrey Class B Member, LLC, (ii) SunPower Commercial II Class B, LLC, (iii) SSCO III Class B Holdings, LLC, and (iv) SunPower Commercial III Class B, LLC have been canceled or redeemed such that the only limited liability company interests of the above entities issued and outstanding at the time of the Closing are the Upper Tier SPWR Entity Class B Interests (as defined in the Merger Agreement);

•	the limited liability company interests that are owned by SunPower Capital Services, LLC in each of (i) SunPower Commercial Holding Company II, LLC, (ii) SSCO III Holding Company, LLC, (iii) SunPower Commercial Holding Company III, LLC, (iv) SSCA XIII Holding Company, LLC, (v) SunPower Commercial Holding Company I, LLC, and (vi) SSCA XXXI Holding Company, LLC shall have been transferred to the relevant SPWR Tax Equity Entity Class B Member (as defined in the Merger Agreement), such that at the time of the Closing, the relevant SPWR Tax Equity Entity Class B Member owns all of the applicable limited liability company interests that are owned by SunPower Capital Services, LLC in each of the entities above; and

•	Parent shall have received all original limited liability company interest certificates in the possession of any Partnership Group Entity relating to the direct or indirect ownership interest of the Partnership Entities in any Partnership Group Entities and any Non-Controlled Partnership Group Entity.

Conditions to the Partnership Entities’ and Holdings’ Obligations

The Partnership Entities’ and Holdings’ obligations to effect the Mergers is further subject to the satisfaction by the Parent Entities or waiver by the General Partner of the following conditions:

•	(i) the representations and warranties of the Parent Entities contained in the Merger Agreement related to organization, standing and power, capitalization of Partnership Merger Sub and OpCo Merger Subs, authorization and brokers are true and correct in all material respects, and (ii) the other representations and warranties of the Parent Entities are true and correct except as have not had and would not reasonably be expected to have a Parent material adverse effect (as defined below under “—No Solicitation or Withdrawal of Recommendation”) on the ability of the Parent Entities to consummate the Transactions;

•	the Parent Entities shall have performed in all material respects all obligations that are required to be performed by them under the Merger Agreement at or prior to the Closing Date;

•	the Partnership and Holdings shall have received a certificate at the Closing signed by a senior executive officer of Parent certifying satisfaction of the above conditions;

•	each of the Sponsors and their affiliates shall have been fully released from certain credit support obligations (if any) set forth in the Merger Agreement; and

•	all guarantees of, and liens securing, the indebtedness related to the Existing Credit Facility and the First Solar Note shall have been terminated or released, and all outstanding letters of credit under the Existing Credit Facility shall have been assigned or replaced, in each case.

THE PARTNERSHIP CAN GIVE NO ASSURANCE WHEN OR IF ALL OF THE CONDITIONS TO THE MERGERS WILL BE EITHER SATISFIED OR, TO THE EXTENT PERMISSIBLE UNDER APPLICABLE LAW, WAIVED, OR THAT THE MERGERS WILL BE CONSUMMATED. IF THE MERGER PROPOSALS ARE NOT APPROVED BY THE HOLDERS OF A MAJORITY OF CLASS A SHARES OR IF THE MERGERS ARE NOT COMPLETED FOR ANY OTHER REASON, YOU WILL NOT RECEIVE ANY CONSIDERATION FOR YOUR CLASS A SHARES IN CONNECTION WITH THE MERGERS. INSTEAD, THE PARTNERSHIP WILL REMAIN A PUBLICLY TRADED LIMITED PARTNERSHIP, AND THE CLASS A SHARES WILL CONTINUE TO BE LISTED AND TRADED ON THE NASDAQ.

No Solicitation or Withdrawal of Recommendation

No Solicitation

The Merger Agreement provides that the Partnership Entities and Holdings have agreed for themselves that they shall not, and that they shall use their commercially reasonable efforts to cause their subsidiaries and respective officers, directors, employees, agents and representatives, including any investment banker, attorney or accountant retained by the Partnership Entities (collectively, the “Representatives”) not to: (i) initiate, solicit or knowingly encourage (including by providing information; provided that any communication undertaken by the Partnership Entities or Holdings in the ordinary course of business and not related, directly or indirectly, to an Alternative Proposal (as defined below) or the Mergers or any other similar transaction shall not, in and of itself be deemed an action by the Partnership Entities or Holdings to encourage) any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal, (ii) engage or participate in any negotiations or discussions (other than to (x) state that they are not permitted to have discussions or (y) seek clarification regarding the terms of an Alternative Proposal), approve or provide or cause to be provided any non-public information or data relating to any of the Partnership Group Entities in connection with, an Alternative Proposal, (iii) take any action to make the provisions of any Takeover Laws inapplicable to any transactions contemplated by any Alternative Proposal, or (iv) resolve or publicly propose or announce to do any of the foregoing (subject to the exceptions set forth in the Merger Agreement).

The Merger Agreement provides that the Partnership Entities and Holdings will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Alternative Proposal. Notwithstanding the foregoing, (i) the Partnership may grant a waiver, amendment or release under any confidentiality agreement, standstill agreement or similar agreement to the extent necessary to allow an Alternative Proposal to be made to the Partnership or the General Partner Board or any committee thereof (including the GP Conflicts Committee), and (ii) the Partnership shall be deemed to have waived, as of immediately prior to the execution of the Merger Agreement, any provision in any such agreement to the extent necessary to allow the applicable counterparty to convey an Alternative Proposal to the Partnership or the General Partner Board or any committee thereof (including the GP Conflicts Committee).

Notwithstanding the restrictions described above, at any time prior to obtaining the Shareholder Approval, the Partnership and Holdings may, (i) in response to a Bona Fide Alternative Proposal (as defined below)

received after the date of the Merger Agreement and (ii) which the General Partner Board (after due consideration of the recommendation of the GP Conflicts Committee) determines in good faith (after consultation with outside financial and legal advisors) constitutes or may reasonably be expected to lead to a Superior Proposal, (as defined below) (A) furnish information with respect to the General Partner and the Partnership Group Entities and the Non-Controlled Partnership Group Entities to the Person (as defined below) making such Alternative Proposal pursuant to a customary confidentiality agreement on terms substantially similar to those contained in that certain Confidentiality Agreement, dated as of June 30, 2017 by and among First Solar, SunPower, the Partnership and Capital Dynamics Limited, a Delaware corporation (except for such changes specifically necessary in order for the Partnership Entities and Holdings to be able to comply with their obligations under the Merger Agreement and it being understood that the Partnership Entities and Holdings may enter into a confidentiality agreement without a standstill provision) and (B) engage or participate in discussions or negotiations with such Person and its Representatives regarding such Alternative Proposal; provided, however, that the Partnership and Holdings shall provide or make available to Parent any material non-public information concerning the General Partner and the Partnership Group Entities and the Non-Controlled Partnership Group Entities that is provided to the Person making such Alternative Proposal or its Representatives which was not previously provided or made available to Parent.

No Withdrawal of Recommendation

The Merger Agreement provides that neither the General Partner Board nor the GP Conflicts Committee may (i) withdraw or modify in a manner adverse to the Parent Entities the Board Recommendation (as defined below), (ii) approve or recommend, or publicly propose to approve or recommend, any Alternative Proposal, (iii) fail to include the Board Recommendation in this proxy statement distributed to the Shareholders in connection with the Transactions, or (iv) resolve or publicly propose to do any of the foregoing (any of such actions, an “Adverse Recommendation Change”).

Notwithstanding the restrictions described above and subject to compliance with the procedures described below, at any time prior to obtaining Shareholder Approval,

(i)	an Intervening Event (as defined below) has occurred and is continuing and the General Partner Board or the GP Conflicts Committee determines in good faith, after consultation with outside financial and legal advisors, that the consummation of the Mergers would not be in, or would be adverse to, the best interests of the Partnership Group or the Public Shareholders or would otherwise be inconsistent with its duties under the Partnership Agreement or applicable Law, then the General Partner Board or the GP Conflicts Committee may effect an Adverse Recommendation Change; and/or

(ii)	the Partnership receives a Bona Fide Alternative Proposal and the General Partner Board after due consideration of the recommendation of the GP Conflicts Committee determines in good faith, after consultation with outside financial and legal advisors, that (A) such Alternative Proposal constitutes a Superior Proposal and (B) the consummation of the Mergers would not be in, or would be adverse to, the best interests of the Partnership Group or the Public Shareholders or would otherwise be inconsistent with its duties under the Partnership Agreement or applicable law, then the General Partner Board may effect an Adverse Recommendation Change and/or the Partnership, upon receiving such authorization from the General Partner Board, may enter into a definitive alternative acquisition agreement with respect to such Superior Proposal if, with respect to this clause (B), the Partnership concurrently terminates the Merger Agreement pursuant to the terms therein. If the GP Conflicts Committee determines in good faith, after consultation with outside financial and legal advisors, that (A) such Alternative Proposal constitutes (or could reasonably be expected to constitute) a Superior Proposal and (B) the consummation of the Mergers would not be in, or would be adverse to the best interests of the Partnership Group or the Public Shareholders or would otherwise be inconsistent with its duties under the Partnership Agreement or applicable law and the General Partner Board does not act consistently with the recommendation of the GP Conflicts Committee, the GP Conflicts Committee may effect an Adverse Recommendation Change.

The General Partner Board or the GP Conflicts Committee, as applicable, will be entitled to effect, or cause the Partnership Entities to effect, an Adverse Recommendation Change or authorize the termination of the Merger Agreement in connection with a Superior Proposal only if: (i) the Partnership notifies Parent in writing at least three (3) business days before taking that action of its intention to do so, and specifies the reasons therefor, including, if applicable, the identity of the person making the Alternative Proposal; (ii) to the extent Parent wishes to negotiate, the Partnership has negotiated, and has caused its Representatives to negotiate, in good faith with Parent and its Representatives during such three (3) business day period, to enable Parent to effect revisions to the terms and conditions of the Merger Agreement that would, if a Superior Proposal has been made, cause such Superior Proposal to no longer constitute a Superior Proposal or, in connection with an Adverse Recommendation Change, it would cause the General Partner Board or the GP Conflicts Committee to no longer believe that making an Adverse Recommendation Change would be in, or not adverse to, the best interests of the Partnership Group or the Public Shareholders or would otherwise be consistent with their duties under the Partnership Agreement or applicable law; and (iii) if Parent makes a proposal during such three (3) business day period to adjust the terms and conditions of the Merger Agreement, the General Partner Board or the GP Conflicts Committee, as applicable, after taking into consideration the adjusted terms and conditions of the Merger Agreement as proposed by Parent, continues to determine in good faith, after consultation with its outside financial and legal advisors, that such Superior Proposal continues to be a Superior Proposal, if applicable, and that the failure to make an Adverse Recommendation Change or terminate the Merger Agreement, as applicable, could be adverse to the interests of the Partnership Group or Public Shareholders or would otherwise be inconsistent with their duties under the Partnership Agreement or applicable law.

The Partnership promptly (and in any event within 48 hours) must disclosure to Parent orally and in writing of the receipt of any written Alternative Proposal and any written request for non-public information relating to the General Partner and the Partnership Group Entities and the Non-Controlled Partnership Group Entities (other than requests for information not reasonably expected to be related to an Alternative Proposal), and, in each case, shall disclose to Parent the identity of the Person making the written Alternative Proposal or request, and in the case of an Alternative Proposal, the material terms and conditions of such Alternative Proposal. The Partnership shall, upon the request of Parent, keep Parent reasonably informed of any material developments with respect to any Alternative Proposal.

Certain Defined Terms

The term “Alternative Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent and its subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions, and whether through a tender offer, exchange offer, merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or other transaction), outside of the ordinary course of business, of assets of the Partnership Group Entities equal to 20% or more of the consolidated assets, cash available for distribution (as defined in the documents filed by the Partnership with the SEC) or Adjusted EBITDA (as defined in the documents filed by the Partnership with the SEC) of the Partnership Group Entities or to which 20% or more of the consolidated revenues or earnings of the Partnership Group Entities are attributable, or (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions, and whether through a tender offer, exchange offer, merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or other transaction) of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of 20% or more of any class of equity securities of the Partnership or OpCo.

The term “Board Recommendation” means the recommendation to approve the Merger Agreement and the Mergers by the Partnership through the GP Conflicts Committee and the General Partner Board.

The term “Bona Fide Alternative Proposal” means an unsolicited written bona fide Alternative Proposal that was not received or obtained in material violation of the Merger Agreement.

The term “Intervening Event” means any material event, development, or change in circumstances that first occurs, arises or becomes known to the General Partner Board or the GP Conflicts Committee after the date of the Merger Agreement, to the extent that such event, development or change in circumstances was not reasonably foreseeable as of or prior to the date of the Merger Agreement, which event, development, or change in circumstances becomes known to the General Partner Board or the GP Conflicts Committee prior to receipt of the Shareholder Approval; provided, however, that in no event shall the following events, developments or changes in circumstances constitute an Intervening Event: (a) the receipt, existence or terms of an Alternative Proposal or any matter relating thereto or consequence thereof, (b) any event, development or change in circumstances relating to the Parent Entities or any of their respective Affiliates or (c) the entry into, or amendment of, the Merger Agreement and the Mergers.

The term “Non-Controlled Partnership Group Entity” means each of SG2 Holdings, LLC, SG2 Imperial Valley LLC, NS Solar Holdings, LLC, North Star Solar, LLC, Lost Hills Blackwell Holdings, LLC, Lost Hills Solar Holdco, LLC, Lost Hills Solar, LLC, Blackwell Solar Holding, LLC, Blackwell Solar, LLC, Parrey Holding Company, LLC, Parrey Parent, LLC, Parrey, LLC, Desert Stateline Holdings, LLC and Desert Stateline LLC, as non-controlled direct or indirect subsidiaries of the Partnership.

The term “Parent material adverse effect” means any change, event, development, condition, occurrence or effect that, individually or in the aggregate, would be reasonably likely to have material adverse effect on the ability of any of Parent, Partnership Merger Sub or any OpCo Merger Sub to consummate the Transactions or perform their respective obligations under the Merger Agreement.

The term “Partnership material adverse effect” means any change, event, effect, occurrence, state of facts or development that, individually or in the aggregate, (a) would reasonably be expected to have a material adverse effect on the business, results of operations, assets, liabilities or financial condition of the Partnership Group Entities and the Non-Controlled Partnership Group Entities, taken as a whole, or (b) has a material adverse effect on the ability of any Partnership Entity or Holdings to consummate the Transactions or perform its obligations under the Merger Agreement, except, in the each case, to the extent an Excluded Matter. “Excluded Matter” means any: (i) changes, events, effects, occurrences, states of facts or developments generally affecting the United States or global economy or the financial, credit, debt, securities or other capital markets in the United States or any other jurisdiction, including changes in interest rates or commodity prices, (ii) changes in GAAP or the interpretation thereof or changes in laws, the interpretation thereof or political, legislative or regulatory conditions generally affecting the industries in which the Partnership Group Entities operate, (iii) changes in currency exchange rates, (iv) acts of war or terrorism (or the escalation of the foregoing) or natural or weather-related disasters or other force majeure events (including hurricanes, floods or earthquakes), (v) changes in the market price or trading volume of the Class A shares or the Equity Interests of either Sponsor or any failure of any Partnership Entity or Sponsor to meet internal or published projections, forecasts or revenue or earnings predictions for any period, except that the underlying causes of such change or failure will not be excluded by this clause (v), (vi) the downgrade in rating of any debt or debt securities of Sponsor, except that the underlying causes of such downgrade will not be excluded by this clause (vi), (vii) the announcement, pendency or consummation of the Merger Agreement and the Transactions, including the initiation of litigation by any Person with respect to the Merger Agreement, and including any termination of, reduction in or other negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of any Partnership Group Entity due to the announcement and performance of the Merger Agreement or the identity of the Parties, or the performance of the Merger Agreement and the Transactions, including compliance with the covenants set forth in the Merger Agreement, (viii) changes, events, effects, occurrences, states of facts or developments generally affecting the business of the ownership and operation of photovoltaic solar facilities, (ix) any action taken by the Partnership Entities or Holdings, or which the Partnership or Holdings causes to be taken by any of their Subsidiaries, in each case which is required or permitted by or resulting from or arising in connection with the Merger Agreement, or (x) any actions taken (or omitted to be taken) at the request of Parent; provided however that no such matter listed in items (i), (ii), (iv) or (viii) above shall be considered “Excluded Matters” and may be taken into account in determining whether a “Partnership material adverse effect” has occurred to the extent that such matter has a disproportionate effect on any Partnership Group Entity or Non-Controlled Partnership Group Entity relative to other participants in the solar power generation industry in the United States.

The term “Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity or group (as such term is used in Section 13 of the Exchange Act) of any kind or nature.

The term “Superior Proposal” means a Bona Fide Alternative Proposal that the General Partner Board after due consideration of the recommendation of the GP Conflicts Committee has determined in good faith, after consultation with its outside financial and legal advisors, (a) is reasonably likely to be consummated in accordance with its terms (provided, however, that the fact that any requisite vote or consent of the Shareholders that may be required to effect such Bona Fide Alternative Proposal has not yet been obtained shall not be taken into account in determining whether a proposal is reasonably likely to be consummated) and (b) if consummated, would be more favorable to the Public Shareholders (in their capacity as Shareholders) than the Transactions; provided, however, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Alternative Proposal shall be deemed to be references to “50%.”

The term “Takeover Laws” means “fair price,” “moratorium,” “control share acquisition” or similar antitakeover Law enacted under any state Laws in the United States.

Financing Cooperation

The Partnership agreed to provide reasonable cooperation in connection with the arrangement and consummation of, and the negotiation of agreements with respect to, the Debt Financing. Subject to the terms of the Merger Agreement, the Partnership shall (a) cause the management of the Partnership, OpCo and their respective subsidiaries to be reasonably available, on reasonable advance notice, to Parent and the sources providing the Debt Financing to participate in due diligence sessions, (b) assist in the preparation of one or more appropriate and customary offering documents and assisting Parent and the sources providing the Debt Financing in preparing other appropriate and customary marketing materials, in each case to be used in connection with the Debt Financing, and (c) request the independent auditors with respect to the Partnership, OpCo and their respective subsidiaries to prepare and deliver “comfort letters,” dated the date of each offering document used in connection with any transaction in connection with the Debt Financing (with appropriate bring down comfort letters delivered on the closing date of the Debt Financing), in compliance with professional standards and otherwise on terms reasonably acceptable to Parent, as the case may be, in each of the foregoing cases as may be necessary and customary in connection with a financing substantially similar to the Debt Financing; provided, however, that the Partnership shall be reimbursed promptly (and in any event with ten (10) business days of providing invoices to Parent) by Parent for all reasonable out-of-pocket expenses incurred by the Partnership in connection with the foregoing.

Related Party Transactions

Prior to the Closing, the Partnership Entities and Holdings shall, and shall cause their subsidiaries to, take such actions as are necessary or required to terminate in full all contracts by and between the Partnership Group Entities, on the one hand, and the General Partner and any of its affiliates (other than the Partnership Group Entities), on the other hand, other than those contracts identified in the Merger Agreement, without any liability, obligation or additional cost for any party thereto or their affiliates following the Closing.

Transition Services Agreement

In order to ensure the orderly transition of the business of the Partnership Group Entities to Parent, the Partnership shall negotiate in good faith with the Sponsors one or more transition services agreement(s) between the Partnership and the Sponsors or their affiliates, pursuant to which the Sponsors or their affiliates shall provide customary information technology and financial reporting, tax, treasury, insurance, legal and other general support services to the Partnership.

Maryland Solar Lease Amendment

As required by the Merger Agreement, on April 5, 2018, the Partnership Entities entered into an amendment to the Facility Lease Agreement, dated May 21, 2015, between Maryland Solar LLC, as lessor, and Maryland Solar Holdings, Inc. (a subsidiary of First Solar), as lessee, as may be amended. Such amendment will cause the Maryland Solar lease to remain in effect if the underlying power purchase agreement is terminated as a result of the bankruptcy of FirstEnergy Solutions Corp.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Partnership Merger Effective Time:

•	by mutual written consent of the General Partner and Parent;

•	by either the General Partner or Parent:

•	subject to certain exceptions, by written notice to the other party at any time after August 6, 2018, if the Mergers have not been consummated on or before August 6, 2018; except that if on August 6, 2018 the conditions to the Closing related to antitrust regulatory approvals or injunctions or restraints have not been satisfied, but all other conditions have been, or are capable of being, satisfied, then such date may be extended on one or more occasions to a date not later than the Outside Date;

•	if any law or order is enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority is in effect and has become final and nonappealable enjoining, restraining, preventing or prohibiting consummation of any of the Transactions (so long as the party seeking to terminate or any of its affiliates did not cause the applicable legal restraint by failing to perform or observe its obligations under the Merger Agreement); or

•	if, after final adjournment of the Shareholder Meeting, Shareholder Approval has not been obtained.

•	by Parent:

•	if any Partnership Entity or Holdings has breached any of its respective representations or warranties set forth in the Merger Agreement or Partnership Entity or Holdings has failed to perform any of its respective covenants or agreements contained in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth under “The Merger Agreement—Conditions to the Mergers—Conditions to the Parent Entities’ Obligations” relating to the accuracy of the representations and warranties of the Partnership Entities or the performance of the Partnership Entities and Holdings of obligations and (ii) is incapable of being cured or is not cured by the earlier of the Outside Date and the date that is thirty (30) days after such breach or failure;

•	if the General Partner Board or the GP Conflicts Committee has made and not withdrawn an Adverse Recommendation Change (whether or not in compliance with the Merger Agreement); provided, that Parent may only terminate the Merger Agreement prior to the final adjournment of the Shareholder Meeting at which a vote of the Class A shares is taken in accordance with the Merger Agreement; or

•	if (i) all of the conditions set forth in the Merger Agreement to the obligations of the Partnership Entities and Holdings to consummate the Closing have been and continue to be satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to satisfaction (or waiver) of such conditions at the Closing) and the Closing has not occurred by the time required under the Merger Agreement, (ii) Parent has confirmed by irrevocable written notice delivered to General Partner that (A) all conditions set forth in the Merger Agreement to the obligations of Parent to consummate the Closing have been and remain satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to the satisfaction (or waiver) of such conditions at the Closing) or that it has irrevocably waived any unsatisfied conditions in the Merger Agreement to the obligations of Parent to consummate the Closing and (B) each of the Parent Entities stands ready, willing and able to consummate the transactions contemplated by the Merger Agreement (including the Closing) on the date of such notice and at all times during the period that ends on the earlier of (x) the tenth business day immediately thereafter, and (y) the date that is one day prior to the Outside Date and (iii) the Partnership Entities fail to consummate the transactions contemplated by the Merger Agreement (including the Closing) within such ten (10) business day period after the date of the delivery of such notice or the date that is one day prior to the Outside Date, as applicable.

•	by the General Partner:

•	if any Parent Entity has breached any of its respective representations or warranties contained in the Merger Agreement or any Parent Entity fails to perform its respective covenants or agreements, which breach or failure to perform (i) would give rise to the failure of a condition set forth under “The Merger Agreement—Conditions to the Mergers—Conditions to the Partnership Entities’ and Holdings’ Obligations” relating to the accuracy of the representations and warranties of the Parent Entities or the performance of the Parent Entities of obligations and (ii) is incapable of being cured, or is not cured, by Parent by the earlier of the Outside Date and the date that is thirty (30) days following receipt of written notice from the Partnership of such breach or failure;

•	the General Partner Board authorizes the Partnership Entities, to the extent permitted by and subject to complying with the terms of the Merger Agreement, to enter into an alternative acquisition agreement with respect to a Superior Proposal and, concurrently with the termination of the Merger Agreement, the Partnership Entities, subject to complying with the terms of the Merger Agreement, enter into an alternative acquisition agreement providing for a Superior Proposal, provided that prior to, and as a condition of, the termination, the Partnership paid the Termination Fee to Parent; or

•

if (i) all of the conditions set forth in the Merger Agreement to the obligations of the Parent Entities to consummate the Closing have been and continue to be satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to satisfaction (or waiver) of such conditions at the Closing) and the Closing has not occurred by the time required under the Merger Agreement, (ii) the General Partner has confirmed by irrevocable written notice delivered to Parent that (A) all conditions set forth in the Merger Agreement to the obligations of the Partnership Entities to consummate the Closing have been and remain satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to the satisfaction (or waiver) of such conditions at the Closing) or that it has irrevocably waived any unsatisfied conditions in the Merger Agreement to the obligations of the Partnership Entities to consummate the Closing and (B) each of the Partnership Entities stands ready, willing and able to consummate the transactions contemplated by the Merger Agreement (including the Closing) on the date of such notice and at all times during the period that ends on the earlier of (x) the tenth business day immediately thereafter, and (y) the date that is one day prior to the Outside Date and (iii) the Parent Entities fail to consummate the transactions contemplated by the Merger Agreement (including the Closing) within such ten (10) business day period after the date of the delivery of such notice or the date that is one day prior to the Outside Date, as applicable.

Termination Fees and Expenses

Termination Fee

OpCo shall pay Parent the Termination Fee of approximately $24.7 million by wire transfer of immediately available funds, prior to, and as a condition of, such termination, in the following circumstances:

•	if the General Partner Board authorizes the Partnership Entities to enter into an alternative acquisition agreement to consummate a Superior Proposal and, concurrently with the termination of the Merger Agreement, the Partnership Entities enter into an alternative acquisition agreement to consummate a Superior Proposal; or

•	in the event that the General Partner Board or the GP Conflicts Committee has made and not withdrawn an Adverse Recommendation Change (whether or not is it in compliance with the Merger Agreement) and Parent terminates the Merger Agreement prior to the final adjournment of the Shareholder Meeting at which a vote of the Shareholders is taken in accordance with the Merger Agreement.

Parent Termination Fee

Parent must pay the Parent Termination Fee of approximately $54.3 million to the Partnership if the Merger Agreement is terminated by the General Partner because (i) all of the conditions set forth in the Merger Agreement to the obligations of the Parent Entities to consummate the Closing have been and continue to be satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to satisfaction (or waiver) of such conditions at the Closing) and the Closing has not occurred by the time required under the Merger Agreement, (ii) the General Partner has confirmed by irrevocable written notice delivered to Parent that (A) all conditions set forth in the Merger Agreement to the obligations of the Partnership Entities to consummate the Closing have been and remain satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to the satisfaction (or waiver) of such conditions at the Closing) or that it has irrevocably waived any unsatisfied conditions in the Merger Agreement to the obligations of the Partnership Entities to consummate the Closing and (B) each of the Partnership Entities stands ready, willing and able to consummate the transactions contemplated by the Merger Agreement (including the Closing) on the date of such notice and at all times during the period that ends on the earlier of (x) the tenth business day immediately thereafter, and (y) the date that is one day prior to the Outside Date and (iii) the Parent Entities fail to consummate the transactions contemplated by the Merger Agreement (including the Closing) within such ten (10) business day period after the date of the delivery of such notice or the date that is one day prior to the Outside Date, as applicable. Concurrently and pursuant to the terms of the Merger Agreement, 8point3 Solar, OpCo, the Partnership and the Escrow Agent have executed an escrow agreement establishing an escrow account in support of the potential obligation of Parent to pay the Parent Termination Fee, and 8point3 Solar has deposited with the Escrow Agent an amount equal to the Parent Termination Fee.

Parent Expense Reimbursement

OpCo shall pay Parent an amount equal to all documented out-of-pocket expenses incurred by Parent or its affiliates in connection with the Transactions, but not in excess of $8,000,000 (the “Parent Expense Reimbursement”), by wire transfer of immediately available funds, prior to, and as a condition of, such termination, in the following circumstances:

•	if the Merger Agreement is terminated by Parent by written notice after the Outside Date (for any reason other than the failure to obtain one or more regulatory approval(s) from the relevant Governmental Authority);

•	if, after the final adjournment of the Shareholder Meeting at which a vote of the Shareholders has been taken in accordance with the Merger Agreement, the Shareholder Approval has not been obtained, and the Merger Agreement is terminated by the General Partner or Parent;

•	if any Partnership Entity or Holdings has breached any of its respective representations or warranties set forth in the Merger Agreement or Partnership Entity or Holdings has failed to perform any of its respective covenants or agreements contained in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth under “—Conditions to the Mergers—Conditions to the Parent Entities’ Obligations” relating to the accuracy of the representations and warranties of the Partnership Entities or the performance of the Partnership Entities and Holdings of obligations and (ii) is incapable of being cured or is not cured by the earlier of the Outside Date and the date that is thirty (30) days after such breach or failure;

•	if (i) all of the conditions set forth in the Merger Agreement to the obligations of the Partnership Entities and Holdings to consummate the Closing have been and continue to be satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to satisfaction (or waiver) of such conditions at the Closing) and the Closing has not occurred by the time required under the Merger Agreement, (ii) Parent has confirmed by irrevocable written notice delivered to General Partner that (A) all conditions set forth in the Merger Agreement to the obligations of Parent to consummate the Closing have been and remain satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to the satisfaction (or waiver) of such conditions at the Closing) or that it has irrevocably waived any unsatisfied conditions in the Merger Agreement to the obligations of Parent to consummate the Closing and (B) each of the Parent Entities stands ready, willing and able to consummate the transactions contemplated by the Merger Agreement (including the Closing) on the date of such notice and at all times during the period that ends on the earlier of (x) the tenth business day immediately thereafter, and (y) the date that is one day prior to the Outside Date and (iii) the Partnership Entities fail to consummate the transactions contemplated by the Merger Agreement (including the Closing) within such ten (10) business day period after the date of the delivery of such notice or the date that is one day prior to the Outside Date, as applicable.

In no event shall the Partnership Entities be required to pay the Termination Fee or the Parent Expense Reimbursement on more than one occasion. In the event that both the Termination Fee and the Parent Expense Reimbursement are payable under the terms of the Merger Agreement, Parent shall only be entitled to receive, and the Partnership Entities shall only be required to pay, the Termination Fee.

Partnership Expense Reimbursement

Parent shall pay to OpCo an amount equal to all documented out-of-pocket expenses incurred by the Sponsors or the Partnership Entities in connection with the Transactions, but not in excess of $6,000,000 (the “Partnership Expense Reimbursement”), by wire transfer of immediately available funds, in the event that the Merger Agreement is terminated by Parent or the General Partner (A) pursuant to a written notice to the other Party at any time after the Outside Date, if the Closing has not been consummated on or before the Outside Date and none of the conditions set forth in “—Conditions to the Mergers—Conditions to Each Party’s Obligations” and “—Conditions to the Mergers—Conditions to the Parent Entities’ Obligations” (other than obtaining CFIUS Approval) have previously failed or are unable to be satisfied if the Merger Agreement were not terminated or (B) due to an injunction or restraint related to obtaining CFIUS Approval.

In no event shall Parent be required to pay the Partnership Expense Reimbursement on more than one occasion nor shall the Partnership Entities be permitted or entitled to receive more than one of specific performance as contemplated by the Merger Agreement, the Parent Termination Fee or the Partnership Expense Reimbursement.

Amendment, Extension and Waiver

The parties may amend provisions of the Merger Agreement at any time, whether before or after receipt of the Shareholder Approval. None of the General Partner, the Partnership or OpCo may take or authorize any such amendment or modification unless the General Partner Board has first referred such action to the GP Conflicts Committee for its consideration and the GP Conflicts Committee has approved such amendment or modification. No amendment that requires approval by Shareholders following the Shareholder Approval will be permitted without the further approval of such Shareholders. In addition, no amendments or modifications that affect MUFG and any permitted assignees shall be effective without the prior written consent of MUFG and any permitted assignees. All such amendments must be in writing and signed by each of the parties.

At any time prior to the Partnership Merger Effective Time, the parties may (i) waive any inaccuracies in the representations and warranties contained in the Merger Agreement, (ii) extend the time for the performance of any of the obligations or other acts of the other parties or (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise does not constitute a waiver of such rights.

In addition to any approvals required by the Partnership or the General Partner’s governing documents or under the Transaction Documents, any determination, discussion, approval, consent or agreement of any Partnership Entity or the General Partner Board required to be made pursuant to the Merger Agreement or any Transaction Document, and any decision or determination by any Partner Entity or the General Partner Board to (x) terminate the Merger Agreement or (y) enforce the Merger Agreement, must be made or approved, as applicable, by both the GP Conflicts Committee and the General Partner Board, and such action shall not require approval of the Public Shareholders.

Specific Enforcement

The Merger Agreement provides that, except as set forth below, each party to the Merger Agreement will be entitled to seek against the other parties (i) injunctions to prevent breaches of the Merger Agreement, (ii) specific enforcement of its terms and provisions and (iii) any other remedies to which they are entitled at law or in equity in the Delaware Court of Chancery or any federal court sitting in the State of Delaware.

Pursuant to the Merger Agreement, the Parent Entities are not permitted or entitled to receive more than one of a grant of specific performance, the Termination Fee or the Parent Expense Reimbursement, as applicable, in respect of the same underlying claim. Similarly, pursuant to the Merger Agreement, the Partnership Entities are not permitted or entitled to receive more than one of a grant of specific performance, the Parent Termination Fee or the Partnership Expense Reimbursement, as applicable, in respect of the same underlying claim.

The Merger Agreement provides that if, despite the parties’ satisfaction of all closing conditions, Parent fails or is unable to consummate the Closing due to the failure to obtain the debt financing, the General Partner and the Partnership Entities will not be entitled to pursue (or continue pursuing) specific performance, in which case Parent would be obligated to pay the Parent Termination Fee.

THE SUPPORT AGREEMENT

The following describes the material provisions of the Support Agreement, which is attached as Annex C to this proxy statement and incorporated by reference herein. The description of the Support Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the Support Agreement. This summary does not purport to be complete and may not contain all of the information about the Support Agreement that is important to you. The Partnership encourages you to read the Support Agreement carefully and in its entirety.

On February 5, 2018, the Sponsors entered into the Support Agreement with the Parent Entities, pursuant to which each Sponsor agreed to vote its indirectly owned (i) Class B shares representing limited partner interests in the Partnership (the “Owned Shares”), (ii) OpCo Common Units, which collectively constitute approximately 35.6% of the outstanding OpCo Common Units (the “Owned OpCo Units”) and (iii) Subordinated Units, which collectively represent 100% of the outstanding OpCo Subordinated Units (the “Owned Subordinated Units,” together with the Owned Shares and Owned OpCo Units, the “Sponsor Units”) for approval of the Merger Agreement and any related proposal necessary or desirable for the consummation of the Transactions (including the Mergers) and against any alternative proposal, including any Superior Proposal.

Support Covenants; Proxy

Each Sponsor has agreed that, while the Support Agreement remains in effect and except as otherwise contemplated by the Support Agreement or the Merger Agreement, such Sponsor will vote its Sponsor Units, as applicable, or cause its Sponsor Units to be voted, (i) for approval of the Merger Agreement and any related proposal necessary or desirable for the consummation of the Transactions (including the Mergers), and (ii) against (A) any alternative proposal, including any Superior Proposal, (B) any action that would reasonably be expected to result in (x) a breach of or failure to perform in any material respect any representation, warranty, covenant or agreement of any Partnership Entity under the Merger Agreement or (y) any of the conditions described in “The Merger Agreement—Conditions to the Mergers” not being satisfied or (C) any action that would prevent or materially delay, or would reasonably be expected to prevent or materially delay, the consummation of the Mergers or the Equity Transfers.

Further, each Sponsor has agreed that, while the Support Agreement remains in effect and except as otherwise contemplated by the Support Agreement or the Merger Agreement, such Sponsor will not (i) offer to transfer or consent to any transfer of any or all of its Sponsor Units, (ii) enter into any contract, including any option, with respect to any transfer of any or all of its Sponsor Units, (iii) grant any proxy, power-of-attorney or other authorization, other than one that (A) is revocable and (B) directs the holder or grantee thereof to vote the Sponsor Units in accordance with the Support Agreement, or (iv) deposit any or all of its Sponsor Units into a voting trust or enter into a voting agreement or arrangement with respect to any or all of its Sponsor Units.

Termination

The Support Agreement terminates on the earliest to occur of (i) mutual agreement of the parties thereto, (ii) an Adverse Recommendation Change (as defined in the Merger Agreement), (iii) the consummation of the Closing and (iv) termination of the Merger Agreement in accordance with its terms.

MARKET PRICE OF AND DISTRIBUTIONS ON THE CLASS A SHARES

The Class A shares, which represent limited partner interests in the Partnership, began trading on the NASDAQ under the symbol “CAFD” on June 19, 2015. The Partnership’s Class B shares representing limited partner interests are not publicly traded.

As of April 5, 2018, there were four holders of record of the Class A shares representing limited partner interests, and two holders of record of the Partnership’s Class B shares representing limited partner interests. In determining the number of Shareholders, the Partnership considers clearing agencies and security position listings as one Class A shareholder for each agency or listing. A substantially greater number of holders of the Class A shares are in “street name” or beneficial holders, whose shares are held of record by banks, brokers and other financial institutions.

The table below sets forth, for the periods indicated, the intraday high and low sale prices per Class A share and cash distributions declared to Shareholders for the indicated periods:

	Class A Share
	Sale Price
Year ending November 30, 2018:	High	Low	Cash Distributions (1)		Record Date	Payment Date
Second Quarter(2)	$12.30	$11.69	$	N/A	N/A	N/A
First Quarter	$15.92	$11.77		$0.2802	April 3, 2018	April 13, 2018

Year ended November 30, 2017:
Fourth Quarter	$15.79	$14.06		$0.2802	January 2, 2018	January 12, 2018
Third Quarter	$15.25	$13.61		$0.2721	October 3, 2017	October 13, 2017
Second Quarter	$13.99	$11.51		$0.2642	July 6, 2017	July 14, 2017
First Quarter	$14.77	$12.04		$0.2565	April 4, 2017	April 14, 2017

Year ended November 30, 2016:
Fourth Quarter	$15.98	$12.44		$0.2490	January 3, 2017	January 13, 2017
Third Quarter	$17.34	$14.00		$0.2406	October 3, 2016	October 14, 2016
Second Quarter	$16.49	$13.54		$0.2325	July 5, 2016	July 15, 2016
First Quarter	$16.93	$12.22		$0.2246	April 5, 2016	April 14, 2016

Year ended November 30, 2015:
Fourth Quarter	$15.45	$10.26		$0.2170	January 4, 2016	January 14, 2016
Third Quarter (June 19, 2015 to August 31, 2015)	$21.15	$13.41		$0.1570	October 6, 2015	October 15, 2015

(1)	Represents cash distributions attributable to the quarter. Cash distributions declared in respect of a quarter are paid in the following quarter.
(2)	Through April 5, 2018.

Completion of the Transactions is expected to occur, subject to satisfaction of certain customary conditions, government approvals and vote by the Shareholders, in the second quarter of 2018. Upon completion of the Transactions, the Partnership will no longer have publicly listed or traded shares, nor will it be a reporting company under the SEC’s rules and regulations.

On January 12, 2018, OpCo distributed an aggregate of $22.2 million to the holders of the OpCo Common Units and OpCo Subordinated Units, and the Partnership, in turn, distributed an aggregate of $7.9 million that it received from OpCo’s distribution to the holders of its Class A shares, or, in each case, $0.2802 per share or unit for the period from September 1, 2017 to November 30, 2017. Although the Partnership Agreement requires that the Partnership distribute its available cash each quarter, and the OpCo LLC Agreement requires OpCo to distribute its available cash each quarter, neither the Partnership nor OpCo has a legal obligation to distribute any particular amount per Class A Share or per OpCo Unit. During the pendency of the Transactions, the Partnership and OpCo intend to make quarterly distributions of $0.2802 per share, which maintains the distribution level at the end of fiscal year 2017. On March 22, 2018, the General Partner Board declared a cash distribution for the Class A shares of $0.2802 per share for the first quarter of 2018, which will be paid April 13, 2018 to Shareholders of record as of April 3, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Class A shares as of April 6, 2018, held by:

•	each person known by the Partnership to be a beneficial owner of more than 5% of the Class A shares;

•	each of the directors of the General Partner;

•	each of the General Partner’s named executive officers; and

•	all of the General Partner’s directors and executive officers as a group.

The amounts and percentage of Class A shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all of the Class A and Class B shares shown as beneficially owned by them, subject to community property laws where applicable.

Percentage of total Class A shares beneficially owned is based on 28,093,305 Class A shares outstanding as of April 6, 2018. Percentage of total Class B shares beneficially owned is based on 51,000,000 Class B shares outstanding as of April 6, 2018.

Name of Beneficial Owner (1)	Class A Shares Beneficially Owned	Percentage of Class A Shares Beneficially Owned	Class B Shares Beneficially Owned	Percentage of Class B Shares Beneficially Owned	Percentage of Class A Shares and Class B Shares Beneficially Owned
First Solar (2)	—	—	22,116,925	43.4%	28.0%
SunPower (3)	—	—	28,883,075	56.6%	36.5%
Wellington Management Group LLP (4)	3,681,897	13.11%	—	—	4.7%
Vanguard Explorer Fund (5)	1,728,749	6.15%	—	—	2.2%
Eventide Asset Management, LLC (6)	1,461,400	5.2%	—	—	2.0%
Charles D. Boynton	17,668	*	—	—	*
Bryan Schumaker	2,158	*	—	—	*
Jason E. Dymbort	1,600	*	—	—	*
Natalie F. Jackson	—	—	—	—	—
Max Gardner	—	—	—	—	—
Alexander R. Bradley	—	—	—	—	—
Thomas C. O’Connor	20,935	*	—	—	*
Norman J. Szydlowski	18,435	*	—	—	*
Mark R. Widmar	—	—	—	—	—
Michael W. Yackira	26,935	*	—	—	*
All directors and executive officers as a group (10 persons)	83,099	*	—	—	*

*	Less than 1%
(1)	Unless otherwise indicated, the address for all beneficial owners in this table is c/o 8point3 Energy Partners LP, 77 Rio Robles, San Jose, California 95134.
(2)	As of April 6, 2018, First Solar beneficially owned 22,116,925 Class B shares, that provide First Solar with an aggregate number of votes on certain matters that may be submitted for a vote of the Partnership’s Shareholders, which is equal to the aggregate number of OpCo Common Units and OpCo Subordinated Units held by First Solar on the relevant record date.

(3)	As of April 6, 2018, SunPower beneficially owned 28,883,075 Class B shares, that provide SunPower with an aggregate number of votes on certain matters that may be submitted for a vote of the Partnership’s Shareholders, which is equal to the aggregate number of OpCo Common Units and OpCo Subordinated Units of OpCo held by SunPower on the relevant record date.
(4)	Based on information provided by Wellington Management Group LLP, c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210, in a Schedule 13G/A filed with the SEC on February 8, 2018 reporting beneficial ownership as of December 29, 2017. According to such Schedule 13G/A, Wellington Management Group LLP has shared voting power with respect to 1,823,520 shares and shared dispositive power with respect to 3,681,897 shares.
(5)	Based on the information provided by Vanguard Explorer Fund, PO Box 2600, V26, Valley Forge, PA 19482, in a Schedule 13G/A filed with the SEC on February 2, 2018 reporting beneficial ownership as of December 31, 2017. According to such Schedule 13G/A, Vanguard Explorer Fund has shared voting power and shared dispositive power with respect to 1,728,749 shares.
(6)	Based on the information provided by Eventide Asset Management, LLC, One International Place, 35th Floor, Boston, MA 02110, in a Schedule 13G/A filed with the SEC on February 12, 2018 reporting beneficial ownership as of December 31, 2017. According to such Schedule 13G/A, Eventide Asset Management, LLC has shared voting power and shared dispositive power with respect to 1,461,400 shares.

SHAREHOLDER PROPOSALS

Under applicable Delaware law and the Partnership Agreement, the Partnership is not required to hold an annual meeting of its Shareholders. Under the Partnership Agreement, a special meeting of the Shareholders may be called by the General Partner or by Shareholders owning 20% or more of the outstanding shares of the class or classes for which a meeting is proposed. Such Shareholders may call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Shareholders wish to call a special meeting and indicating the specific purposes for which the special meeting is to be called and the class or classes of shares for which the meeting is proposed. No business may be brought by any Shareholder before such special meeting except the business listed in the related request. However, Shareholders are not allowed to vote on matters that would cause the Shareholders to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Shareholders’ limited liability under Delaware law or the law of any other state in which the Partnership is qualified to do business.

OTHER MATTERS

If any other matters are properly presented at the Shareholder Meeting, or any adjournments or postponements of the Shareholder Meeting, and are voted upon, including matters incident to the conduct of the meeting, the enclosed proxy will confer discretionary authority on the individuals named as proxy to vote the Class A shares represented by proxy as to any other matters so long as the General Partner Board is not aware of any such other matter a reasonable time before the Shareholder Meeting. As of the date of this proxy statement, the General Partner Board knows of no other matters that will be presented for consideration at the Shareholder Meeting other than as described in this proxy statement. It is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on any such matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Partnership is incorporating by reference specified documents that it files with the SEC, which means that it can disclose important information to you by referring you to those documents that are considered part of this proxy statement. Any later information filed by the Partnership with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) up until the date of the Shareholder Meeting will be deemed to be incorporated by reference into this proxy statement and will automatically update and supersede this information. The Partnership incorporates by reference into this proxy statement the documents listed below (other than portions of these documents that are described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC).

•	The Partnership’s Annual Report on Form 10-K for the year ended November 30, 2017;

•	The Partnership’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2018;

•	The Partnership’s Current Reports on Form 8-K as filed with the SEC on February 5, 2018, February 6, 2018, February 16, 2018 and April 5, 2018 other than portions of a Current Report on Form 8-K that are furnished under Item 2.02 or Item 7.01, including any exhibits included with such Items unless otherwise indicated therein).

Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes the statement.

WHERE YOU CAN FIND MORE INFORMATION

The Partnership makes available free of charge on its website the Partnership’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after the Partnership electronically files these materials with, or furnishes them to, the SEC.

The Partnership also posts its beneficial ownership reports filed by officers, directors and principal security holders under Section 16(a) of the Exchange Act, its corporate governance principles and guidelines, the charters of the Partnership’s audit committee, conflicts committee, and project operations committee and the Partnership’s code of business conduct and ethics on its website. In addition, the Partnership uses its website as one means of disclosing material non-public information and for complying with its disclosure obligations under the SEC’s Regulation FD. Such disclosures will typically be included within the “Investors” section of the Partnership’s website (http://ir.8point3energypartners.com). Accordingly, investors should monitor such portions of the Partnership’s website in addition to following its press releases, SEC filings, public conference calls and webcasts. The information contained in or connected to the Partnership’s website is not incorporated by reference into this report.

You can obtain any of these documents from the SEC through the SEC’s website at www.sec.gov, or the Partnership will provide you with copies of these documents (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates), without charge, upon written or oral request to:

8point3 Energy Partners LP

77 Rio Robles

San Jose, California 95134

Attention: General Counsel

(408) 240-5500

If you would like to request documents from the Partnership, please do so at least five (5) business days before the date of the Shareholder Meeting in order to receive timely delivery of those documents prior to the Shareholder Meeting.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of the Partnership since the date of this proxy statement or that the information herein is correct as of any later date regardless of the time of delivery of this proxy statement.

The provisions of the Merger Agreement are extensive and not easily summarized. You should carefully read the Merger Agreement in its entirety because it, and not this proxy statement, is the legal document that governs the Mergers, including the Partnership Merger, of the Partnership in which you own Class A shares.

The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties have been made solely for the benefit of the other parties to such Merger Agreement and:

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other parties in connection with the negotiation of the Mergers, which disclosures are not reflected in the Merger Agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

The Partnership has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 6, 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, or that the information contained in the Form 10-K, Form 10-Q and Form 8-Ks incorporated by reference into this proxy statement is accurate as of the date that such form was filed. Neither the mailing of the proxy statement to shareholders nor the issuance of the Share Merger Consideration pursuant to the Partnership Merger will create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER AND PURCHASE AGREEMENT

by and among

8POINT3 ENERGY PARTNERS LP,

8POINT3 OPERATING COMPANY, LLC,

8POINT3 GENERAL PARTNER, LLC,

8POINT3 HOLDING COMPANY, LLC,

8POINT3 SOLAR CEI, LLC,

8POINT3 CO-INVEST FEEDER 1, LLC,

8POINT3 CO-INVEST FEEDER 2, LLC,

CD CLEAN ENERGY AND INFRASTRUCTURE V JV (HOLDCO), LLC,

8POINT3 PARTNERSHIP MERGER SUB, LLC,

8POINT3 OPCO MERGER SUB 1, LLC

and

8POINT3 OPCO MERGER SUB 2, LLC

Dated as of February 5, 2018

A-i

A-ii

SCHEDULE 5.10 BALANCE SHEET OF CD CLEAN ENERGY AND INFRASTRUCTURE V JV (HOLDCO), LLC, AS OF DECEMBER 31, 2017

A-iii

INDEX OF DEFINED TERMS

Defined Term	Reference
8point3 Solar	Preamble
A&A Agreement	Section 2.8
Adverse Recommendation Change	Section 6.3(c)
Affiliate	Section 9.18
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.3(c)
Alternative Debt Financing	Section 6.16(d)
Alternative Proposal	Section 9.18
Amended OpCo Agreement	Section 1.1(e)
Antitrust Laws	Section 9.18
Audit Proceeding	Section 6.15(e)
Baker Botts	Section 9.17(a)
Bankruptcy and Equity Exception	Section 3.4
Board Recommendation	Section 6.1(a)
Bona Fide Alternative Proposal	Section 9.18
Book-Entry Shares	Section 2.5(a)
Book-Entry Units	Section 2.4(a)
Business Day	Section 9.18
CFIUS	Section 9.18
CFIUS Approval	Section 9.18
Class A Share	Section 9.18
Class B Share	Section 9.18
Closing	Section 1.4
Closing Date	Section 1.4
Closing Failure Notice	Section 8.1(c)(iii)
Code	Section 2.6
Confidentiality Agreement	Section 9.18
Consents	Section 9.18
Contract	Section 9.18
D&O Insurance	Section 6.7(c)
Debt Commitment Letter	Section 5.9(a)
Debt Fee Letter	Section 5.9(a)
Debt Financing	Section 5.9(a)
Debt Financing Proceeds	Section 9.18
Debt Financing Sources	Section 5.9(a)
Disqualified Person	Section 9.18
DLLCA	Section 9.18
DPA	Section 9.18
DRULPA	Section 9.18
DTC	Section 9.18
Environment	Section 9.18
Environmental Laws	Section 9.18
Environmental Permits	Section 9.18
Equity Interest	Section 9.18
Equity Funds	Section 5.9(a)
Equity Security	Section 9.18
Equity Transfers	Section 1.3
ERISA	Section 9.18
ERISA Affiliate	Section 9.18

A-iv

Defined Term	Reference
Escrow Account	Recitals
Escrow Agent	Section 9.18
EWG	Section 9.18
Exchange Act	Section 9.18
Exchange Agreement	Section 9.18
Exchange Fund	Section 2.5(b)
Existing Credit Facility	Section 9.18
Existing Debt Payment Amount	Section 9.18
FERC	Section 9.18
FERC Approval	Section 9.18
Financing Claim	Section 9.18
First Solar	Section 9.18
First Solar Note	Section 6.9(b)
FPA	Section 9.18
GAAP	Section 3.6(b)
General Partner	Preamble
General Partner Board	Section 9.18
General Partner Interest	Section 9.18
General Partner LLC Agreement	Section 9.18
Governmental Authority	Section 3.5(b)
GP Conflicts Committee	Section 9.18
GP Equity Interest	Recitals
GP Equity Transfer	Section 1.3
Hazardous Materials	Section 9.18
Henrietta Holdings	Section 3.2(d)
Holdings	Preamble
Holdings LLC Agreement	Section 9.18
HSR Act	Section 9.18
IDR Transfer	Section 1.3
IDRs	Recitals
Indebtedness	Section 9.18
Indemnified Person	Section 9.18
Initial Surviving LLC	Section 1.1(a)
Intellectual Property	Section 9.18
Intervening Event	Section 9.18
InvestorCo1	Preamble
InvestorCo2	Preamble
Knowledge	Section 9.18
Laws	Section 9.18
Leased Real Property	Section 3.15(a)
Letter of Transmittal	Section 2.5(a)(ii)
Lien	Section 9.18
Listed Partnership Project Company	Section 9.18
Losses	Section 6.7(a)
Lost Hills Holdings	Section 3.2(d)
Managing Member Interest	Section 9.18
Market-Based Rate Authorization	Section 9.18
Maryland Solar Lease Amendment	Section 9.18
Material Contract	Section 3.14(a)
Member	Section 9.18
Membership Interest	Section 9.18

A-v

Defined Term	Reference
Merger Consideration	Section 9.18
Mergers	Recitals
NASDAQ	Section 9.18
New Debt Commitment Letter	Section 6.16(d)
Non-Controlled Leased Real Property	Section 3.15(b)
Non-Controlled Partnership Group Entity	Section 9.18
Non-U.S. Member	Section 9.18
North Star Holdings	Section 3.2(d)
OpCo	Preamble
OpCo Certificate	Section 3.1(b)
OpCo Certificate of Merger 1	Section 1.1(c)
OpCo Certificate of Merger 2	Section 1.1(d)
OpCo Common Units	Section 9.18
OpCo Income Tax Returns	Section 9.18
OpCo LLC Agreement	Section 3.1(b)
OpCo Managing Member Interest	Section 3.2(b)
OpCo Merger 1	Recitals
OpCo Merger 1 Distribution Amount	Section 9.18
OpCo Merger 1 Effective Time	Section 1.1(c)
OpCo Merger 1 OpCo Distribution	Section 9.18
OpCo Merger 1 Partnership Distribution	Section 9.18
OpCo Merger 2	Recitals
OpCo Merger 2 Effective Time	Section 1.1(d)
OpCo Mergers	Recitals
OpCo Merger Consideration	Section 9.18
OpCo Merger Consideration Allocation	Section 6.15(g)
OpCo Merger Sub 1	Preamble
OpCo Merger Sub 2	Preamble
OpCo Merger Subs	Preamble
OpCo Organizational Documents	Section 3.1(b)
OpCo Subordinated Units	Section 9.18
OpCo Units	Section 9.18
Orders	Section 9.18
Organizational Documents	Section 9.18
Outside Date	Section 9.18
Parent	Preamble
Parent Balance Sheet	Section 5.10(a)
Parent Entities	Preamble
Parent Expense Reimbursement	Section 9.18
Parent Material Adverse Effect	Section 9.18
Parent Termination Fee	Section 8.2(c)(i)
Partnership	Preamble
Partnership Agreement	Section 3.1(b)
Partnership Benefit Plan	Section 9.18
Partnership Certificate	Section 3.1(b)
Partnership Certificate of Merger	Section 1.2(c)
Partnership Committee Financial Advisor	Section 3.22
Partnership Disclosure Letter	Article III
Partnership Entities	Preamble
Partnership Equity Plan	Section 9.18
Partnership Expense Reimbursement	Section 9.18

A-vi

Defined Term	Reference
Partnership Fairness Opinion	Section 3.22
Partnership General Partner Interest	Section 4.6(b)
Partnership Group	Section 9.18
Partnership Group Entities	Section 9.18
Partnership Interest	Section 9.18
Partnership Material Adverse Effect	Section 9.18
Partnership Merger	Recitals
Partnership Merger Effective Time	Section 1.2(c)
Partnership Merger Sub	Preamble
Partnership Organizational Documents	Section 3.1(b)
Partnership Owned OpCo Common Units	Section 3.2(b)
Partnership Owned OpCo Interests	Section 3.2(b)
Partnership Owned Units	Section 2.1(b)
Partnership SEC Documents	Section 3.6(a)
Party	Preamble
Paying Agent	Section 2.5(a)
Permits	Section 9.18
Permitted Liens	Section 9.18
Person	Section 9.18
Proceeding	Section 9.18
Project Company	Section 9.18
Proxy Statement	Section 6.1(b)
Prudent Solar Industry Practice	Section 9.18
Public Shareholders	Section 9.18
PUHCA	Section 9.18
QF	Section 9.18
Real Property	Section 3.15(c)
Real Property Contract	Section 3.15(c)
Release	Section 9.18
Representatives	Section 6.3(a)
Required Consents	Section 9.18
Restraints	Section 7.1(c)
Rights	Section 9.18
SEC	Section 3.5(b)
Secretary of State	Section 1.1(c)
Securities Act	Section 9.18
SG2 Holdings	Section 3.2(d)
Share Majority	Section 9.18
Share Merger Consideration	Section 9.18
Shareholder	Section 9.18
Shareholder Approval	Section 3.4
Shareholder Meeting	Section 6.1(a)
Skadden	Section 9.17(b)
Solvent	Section 5.8
Sponsor OpCo Owner	Section 9.18
Sponsors	Section 9.18
SPWR Tax Equity Entity	Section 9.18
SPWR Tax Equity Entity Class B Member	Section 9.18
SPWR Tax Equity Entity Class C Interests	Section 9.18
SPWR Tax Equity Entity Class C Member	Section 9.18
SPWR Tax Equity Transfer	Section 6.22

A-vii

Defined Term	Reference
Stateline Holdings	Section 3.2(d)
Subsidiary	Section 9.18
SunPower	Section 9.18
Superior Proposal	Section 9.18
Support Agreement	Recitals
Support Obligations	Section 9.18
Surviving Entities	Section 1.1(a)
Surviving LLC	Section 1.1(a)
Surviving Partnership	Section 1.2(a)
Takeover Laws	Section 3.21
Tax or Taxes	Section 9.18
Tax Return	Section 9.18
Termination Fee	Section 9.18
Transaction Documents	Section 9.18
Transaction Filings	Section 3.20
Transaction Litigation	Section 6.8
Transactions	Recitals
Transfer Taxes	Section 6.15(h)
Unit Majority	Section 9.18
Unitholder Approval	Section 3.4
Unitholders	Section 9.18
Unpaid Partnership Distribution	Section 2.3(a)
Unpaid OpCo Distribution	Section 2.2(a)
Upper Tier SPWR Entity	Section 9.18
Upper Tier SPWR Entity Class A Interests	Section 9.18
Upper Tier SPWR Entity Class A Member	Section 9.18
Upper Tier SPWR Entity Class B Interests	Section 9.18
Upper Tier SPWR Redemption	Section 6.22

A-viii

AGREEMENT AND PLAN OF MERGER AND PURCHASE AGREEMENT

This AGREEMENT AND PLAN OF MERGER AND PURCHASE AGREEMENT, dated as of February 5, 2018 (this “Agreement”), is by and among 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), 8point3 General Partner, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), 8point3 Operating Company, LLC, a Delaware limited liability company (“OpCo” and, together with the Partnership and the General Partner, the “Partnership Entities”), 8point3 Holding Company, LLC, a Delaware limited liability company (“Holdings”), 8point3 Solar CEI, LLC, a Delaware limited liability company (“8point3 Solar”), 8point3 Co-Invest Feeder 1, LLC, a Delaware limited liability company (“InvestorCo1”), 8point3 Co-Invest Feeder 2, LLC, a Delaware limited liability company (“InvestorCo2”), CD Clean Energy and Infrastructure V JV (Holdco), LLC, a Delaware limited liability company (“CD CEI V JV Holdco” and, together with 8point3 Solar, Investor Co 1 and Investor Co 2, collectively, “Parent”), 8point3 Partnership Merger Sub, LLC, a Delaware limited liability company and wholly owned Subsidiary of 8point3 Solar (“Partnership Merger Sub”), 8point3 OpCo Merger Sub 1, LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent (“OpCo Merger Sub 1”), and 8point3 OpCo Merger Sub 2, LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent (“OpCo Merger Sub 2” and, together with OpCo Merger Sub 1, the “OpCo Merger Subs” and, the OpCo Merger Subs, together with Parent and Partnership Merger Sub, the “Parent Entities”). The Partnership Entities, Holdings and the Parent Entities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the GP Conflicts Committee, by unanimous vote at a meeting duly called and held, (i) determined that this Agreement and the transactions contemplated hereby are in the best interests of the Partnership Group and the Public Shareholders and approved this Agreement and the consummation of the merger of Partnership Merger Sub with and into the Partnership (the “Partnership Merger”), the merger of OpCo Merger Sub 1 with and into OpCo (“OpCo Merger 1”) and the merger of OpCo Merger Sub 2 with and into the Initial Surviving LLC (“OpCo Merger 2” and, together with OpCo Merger 1, the “OpCo Mergers” and the OpCo Mergers together with the Partnership Merger, the “Mergers”), (ii) approved this Agreement and the Mergers by Special Approval (as defined in the Partnership Agreement), (iii) recommended to the General Partner Board the approval of this Agreement and the Mergers and (iv) determined to recommend that the Shareholders approve this Agreement and the Mergers.

WHEREAS, (i) the General Partner Board, by unanimous vote at a meeting duly called and held, (A) determined that it is in the best interests of the General Partner, the Partnership Group, the Shareholders and the Unitholders, and declared it advisable, for the Partnership Entities to enter into this Agreement and to consummate the Mergers, (B) authorized and directed the General Partner, in its capacity as the general partner of the Partnership, acting individually and in its capacity as the managing member of OpCo, to approve this Agreement and the Mergers, (C) authorized and directed the General Partner to execute and deliver this Agreement in its individual capacity and on behalf of the Partnership, acting individually and on behalf of OpCo, (D) authorized and directed the General Partner to direct this Agreement and the Mergers to be submitted to a vote of the Shareholders (voting as separate classes) at a meeting in accordance with the Partnership Agreement, (E) authorized and directed the General Partner, upon receipt of the Shareholder Approval, to obtain the consent of each class of Unitholders in accordance with the OpCo LLC Agreement and the Partnership Agreement, and (F) determined to recommend that the Shareholders approve this Agreement and the Mergers, and (ii) the General Partner has approved this Agreement and the Mergers.

WHEREAS, the managing members of each of CD CEI V JV Holdco, 8point3 Solar, InvestorCo1 and InvestorCo2 have approved this Agreement and the transactions contemplated hereby (the “Transactions”).

WHEREAS, 8point3 Solar, in its capacity as the sole member of Partnership Merger Sub, and each of 8point3 Solar, InvestorCo1 and InvestorCo2, in their capacity as the members of each OpCo Merger Sub, approved this Agreement and the Transactions, including the Mergers and the Equity Transfers.

WHEREAS, Holdings, in its individual capacity and as the sole member of the General Partner, approved this Agreement and the Transactions, including the Mergers and the Equity Transfers.

WHEREAS, SunPower YC Holdings, LLC and First Solar 8point3 Holdings, LLC, acting as the Management Members (as defined in the Amended and Restated Limited Liability Company Agreement of Holdings) of Holdings, have approved this Agreement and the Transactions, including the Mergers and the Equity Transfers.

WHEREAS, concurrently with the closing of the Mergers, Holdings desires to transfer to 8point3 Solar, and 8point3 Solar desires to accept, for no consideration, (i) 100% of the issued and outstanding membership interests in the General Partner, including all rights and obligations relating thereto and all economic and capital interests therein (the “GP Equity Interest”), and (ii) 100% of the issued and outstanding Incentive Distribution Rights (as defined in the OpCo LLC Agreement) (the “IDRs”).

WHEREAS, concurrently with the execution and delivery of this Agreement, 8point3 Solar, OpCo, Partnership and the Escrow Agent have executed an escrow agreement establishing an escrow account (the “Escrow Account”) in support of the potential obligation of Parent to pay the Parent Termination Fee pursuant to Section 8.2(c), and 8point3 Solar CEI has deposited into the Escrow Account an amount equal to the Parent Termination Fee.

WHEREAS, concurrently with the execution and delivery of this Agreement, First Solar and SunPower have executed and delivered to the Parent Entities a support agreement (the “Support Agreement”), pursuant to which, among other things, First Solar and SunPower will agree to approve this Agreement and the Transactions at the Shareholder Meeting and as holders of OpCo Units.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

ARTICLE I

THE MERGERS; THE GP EQUITY TRANSFER

Section 1.1 Mergers of OpCo Merger Subs into OpCo.

(a) OpCo Mergers. Upon the terms and subject to the conditions set forth in this Agreement, at the OpCo Merger 1 Effective Time, OpCo Merger Sub 1 shall be merged with and into OpCo and the separate existence of OpCo Merger Sub 1 shall cease. Following the OpCo Merger 1 Effective Time, OpCo shall continue as the surviving limited liability company of OpCo Merger 1 (the “Initial Surviving LLC”). Upon the terms and subject to the conditions set forth in this Agreement, at the OpCo Merger 2 Effective Time, OpCo Merger Sub 2 shall be merged with and into the Initial Surviving LLC and the separate existence of OpCo Merger Sub 2 shall cease. Following the OpCo Merger 2 Effective Time, the Initial Surviving LLC shall continue as the surviving limited liability company of OpCo Merger 2 (the “Surviving LLC” and, together with the Surviving Partnership, the “Surviving Entities”).

(b) Effect of the OpCo Mergers. The OpCo Mergers shall have the effects set forth in this Agreement and in the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the OpCo Merger 1 Effective Time, all the property, rights, privileges, powers and franchises of each of OpCo and OpCo Merger Sub 1 shall vest in the Initial Surviving LLC, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of OpCo and OpCo Merger Sub 1 shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Initial Surviving LLC. At the OpCo Merger 2 Effective Time, all the property, rights, privileges, powers and franchises of each of the Initial Surviving LLC and OpCo Merger Sub 2 shall vest in the Surviving LLC, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Initial Surviving LLC and OpCo Merger Sub 2 shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving LLC.

(c) OpCo Merger 1 Effective Time. Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of, and executed in accordance with the relevant provisions of, the DLLCA (the “OpCo Certificate of Merger 1”) shall, at the Closing, be filed with the Secretary of State of the State of Delaware (the “Secretary of State”). The OpCo Merger 1 shall become effective upon the later of: (i) the date and time of the filing of the OpCo Certificate of Merger 1 with the Secretary of State, or (ii) such later date and time as may be specified in the OpCo Certificate of Merger 1 as agreed to by the Parties. The date and time the OpCo Merger 1 becomes effective is referred to in this Agreement as the “OpCo Merger 1 Effective Time.” If the Secretary of State requires any changes in the OpCo Certificate of Merger 1 as a condition to filing or issuing a certificate that the OpCo Merger 1 is effective, the Parties shall execute any necessary revisions incorporating such changes; provided that such changes are not inconsistent with this Agreement.

(d) OpCo Merger 2 Effective Time. Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of, and executed in accordance with the relevant provisions of, the DLLCA (the “OpCo Certificate of Merger 2”) shall, at the Closing, be filed with the Secretary of State. The OpCo Merger 2 shall become effective upon the later of: (i) the date and time of the filing of the OpCo Certificate of Merger 2 with the Secretary of State, or (ii) such later date and time as may be specified in the OpCo Certificate of Merger 2 as agreed to by the Parties; provided, however, that in no event shall the OpCo Merger 2 Effective Time occur prior to, or simultaneously with, the OpCo Merger 1 Effective Time. The date and time the OpCo Merger 2 becomes effective is referred to in this Agreement as the “OpCo Merger 2 Effective Time.” If the Secretary of State requires any changes in the OpCo Certificate of Merger 2 as a condition to filing or issuing a certificate that the OpCo Merger 2 is effective, the Parties shall execute any necessary revisions incorporating such changes; provided that such changes are not inconsistent with this Agreement.

(e) Organizational Documents. At the OpCo Merger 1 Effective Time, the certificate of formation of OpCo as in effect immediately prior to the OpCo Merger 1 Effective Time shall remain unchanged and shall be the certificate of formation of the Initial Surviving LLC until thereafter amended in accordance with its terms and applicable Law. At the OpCo Merger 2 Effective Time, the certificate of formation of the Initial Surviving LLC as in effect immediately prior to the OpCo Merger 2 Effective Time shall remain unchanged and shall be the certificate of formation of the Surviving LLC until thereafter amended in accordance with its terms and applicable Law. At the OpCo Merger 1 Effective Time, (i) pursuant to Section 14.3(e) of the OpCo LLC Agreement and Section 18-209(f) of the DLLCA, Amendment No. 1 to the OpCo LLC Agreement, a form of which is attached hereto as Exhibit A, shall be effective and shall amend the OpCo LLC Agreement as set forth therein (as so amended, the “Amended OpCo Agreement”), and (ii) the Amended OpCo Agreement shall be the limited liability company agreement of the Initial Surviving LLC until thereafter amended in accordance with its terms and applicable Law. At the OpCo Merger 2 Effective Time, the Amended OpCo Agreement shall remain unchanged and shall be the limited liability company agreement of the Surviving LLC until thereafter amended in accordance with the subsequent sentence. Immediately following the Partnership Merger Effective Time, the Amended OpCo Agreement shall be amended and restated with a form of limited liability company agreement as elected by the Partnership and shall be the limited liability company agreement of the Surviving LLC until thereafter amended in accordance with its terms and applicable Law.

Section 1.2 Merger of Partnership Merger Sub into the Partnership.

(a) Partnership Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Partnership Merger Effective Time, Partnership Merger Sub shall be merged with and into the Partnership and the separate existence of Partnership Merger Sub shall cease. Following the Partnership Merger Effective Time, the Partnership shall continue as the surviving partnership of the Partnership Merger (the “Surviving Partnership”).

(b) Effect of the Partnership Merger. The Partnership Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DRULPA and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Partnership Merger Effective Time, all the property, rights, privileges, powers and franchises of each of the Partnership and Partnership Merger Sub shall vest in the Surviving Partnership, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Partnership and Partnership Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Partnership.

(c) Partnership Merger Effective Time. Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of, and executed in accordance with the relevant provisions of, the DRULPA and the DLLCA (the “Partnership Certificate of Merger”) shall, at the Closing, be filed with the Secretary of State. The Partnership Merger shall become effective upon the later of: (i) the date and time of the filing of the Partnership Certificate of Merger with the Secretary of State, or (ii) such later date and time as may be specified in the Partnership Certificate of Merger as agreed to by the Parties; provided, however, that in no event shall the Partnership Merger Effective Time occur prior to, or simultaneously with, the OpCo Merger 2 Effective Time. The date and time the Partnership Merger becomes effective is referred to in this Agreement as the “Partnership Merger Effective Time.” If the Secretary of State requires any changes in the Partnership Certificate of Merger as a condition to filing or issuing a certificate that the Partnership Merger is effective, the Parties shall execute any necessary revisions incorporating such changes; provided that such changes are not inconsistent with this Agreement.

(d) Organizational Documents. At the Partnership Merger Effective Time, the certificate of limited partnership of the Partnership as in effect immediately prior to the Partnership Merger Effective Time shall remain unchanged and shall be the certificate of limited partnership of the Surviving Partnership until thereafter amended in accordance with its terms and applicable Law. At the Partnership Merger Effective Time, the limited partnership agreement of the Partnership prior to the Partnership Merger Effective Time shall remain unchanged and shall be the limited partnership agreement of the Surviving Partnership until thereafter amended in accordance with the subsequent sentence. Immediately after the Partnership Merger Effective Time, the limited partnership agreement of the Partnership prior to the Partnership Merger Effective Time shall be amended and restated with a form of limited partnership agreement as elected by 8point3 Solar and shall be the limited partnership agreement of the Surviving Partnership until thereafter amended in accordance with its terms and applicable Law.

Section 1.3 The Equity Transfers. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLCA, Holdings will transfer and deliver to 8point3 Solar or an Affiliate of 8point3 Solar designated by 8point3 Solar for no additional consideration, and 8point3 Solar (or its designated Affiliate) will accept from Holdings the transfer and delivery of, the IDRs (at the OpCo Merger 1 Effective Time) and the GP Equity Interest (at the Partnership Merger Effective Time), free and clear of all Liens, except for any transfer restrictions under the General Partner LLC Agreement, the OpCo LLC Agreement and any applicable securities Laws (the transfer and delivery of IDRs, the “IDR Transfer” and, the transfer and delivery of the GP Equity Interest, the “GP Equity Transfer” and, together, the “Equity Transfers”).

Section 1.4 Closing. Subject to the provisions of Article VII, unless otherwise agreed by Parent and the General Partner in writing, the closing of the Transactions (the “Closing”) will take place at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002 at 9:30 A.M., Houston, Texas time, on the second Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions); provided that in no event shall the Closing occur prior to March 1, 2018. The date on which the Closing actually occurs is referred to as the “Closing Date.”

ARTICLE II

EFFECT ON SHARES AND UNITS; TRANSFER OF THE GENERAL PARTNER

INTERESTS

Section 2.1 Effect of OpCo Merger 1. Upon the terms and subject to the conditions set forth in this Agreement, at the OpCo Merger 1 Effective Time by virtue of OpCo Merger 1 and without any action on the part of the Partnership Entities, the Parent Entities, Holdings or the holder of any securities of any of them:

(a) Common Units and OpCo Subordinated Units Owned by the Sponsors Unaffected. At the OpCo Merger 1 Effective Time, all issued and outstanding OpCo Common Units held by a Sponsor OpCo Owner and all issued and outstanding OpCo Subordinated Units, in each case as of immediately prior to the OpCo Merger 1 Effective Time, will (A) be unaffected by OpCo Merger 1 and (B) remain outstanding.

(b) Partnership Owned OpCo Units Unaffected. Any OpCo Common Units owned by the Partnership (the “Partnership Owned Units”) immediately prior to the OpCo Merger 1 Effective Time will (i) be unaffected by OpCo Merger 1 and (ii) remain outstanding.

(c) Incentive Distribution Rights Unaffected. The IDRs issued and outstanding as of immediately prior to the OpCo Merger 1 Effective Time will (i) be unaffected by OpCo Merger 1 and (ii) remain outstanding; provided, however, that, upon the IDR Transfer, the IDRs will be owned, directly or indirectly, by 8point3 Solar or an Affiliate of 8point3 Solar designated by 8point3 Solar.

(d) Managing Member Interest Unaffected. The Managing Member Interest issued and outstanding as of immediately prior to the OpCo Merger 1 Effective Time will (i) be unaffected by OpCo Merger 1 and (ii) remain outstanding.

(e) Cancellation of the Limited Liability Company Interests of OpCo Merger Sub 1. The limited liability company interests in OpCo Merger Sub 1 issued and outstanding immediately prior to the OpCo Merger 1 Effective Time will be cancelled for no consideration.

(f) OpCo Merger 1 Distribution. At the OpCo Merger 1 Effective Time, the Initial Surviving LLC shall use the OpCo Merger 1 Distribution Amount to (i) make the OpCo Merger 1 OpCo Distribution to each Sponsor OpCo Owner to the account designated in writing by each Sponsor OpCo Owner, as applicable, to Parent, in an amount in cash equal to the percentage of the OpCo Merger 1 OpCo Distribution corresponding to each Sponsor OpCo Owner according to the definition of OpCo Merger 1 OpCo Distribution, and (ii) make the OpCo Merger 1 Partnership Distribution to the Partnership.

(g) Existing Debt Payment. At the OpCo Merger 1 Effective Time, the Initial Surviving LLC shall use a portion of the Debt Financing Proceeds equal to the Existing Debt Payment Amount to make the payments required by Section 6.9(a)(i) and Section 6.9(b)(i).

Section 2.2 Effect of OpCo Merger 2. Upon the terms and subject to the conditions set forth in this Agreement, at the OpCo Merger 2 Effective Time by virtue of OpCo Merger 2 and without any action on the part of the Partnership Entities, the Parent Entities, Holdings or the holder of any securities of any of them:

(a) Conversion of OpCo Common Units and OpCo Subordinated Units Owned by the Sponsors. At the OpCo Merger 2 Effective Time, all of the issued and outstanding OpCo Common Units held by a Sponsor OpCo Owner and all of the issued and outstanding OpCo Subordinated Units, in each case as of immediately prior to the OpCo Merger 2 Effective Time, will (A) be converted into the right to receive the OpCo Merger Consideration, (B) no longer be outstanding, (C) automatically be canceled and (D) cease to exist. In addition and notwithstanding the cancellation of OpCo Units pursuant to this Agreement, following the OpCo Merger 2 Effective Time, holders as of the relevant record date of OpCo Units issued and outstanding immediately prior to the OpCo Merger 2 Effective Time will have continued rights to any distribution from OpCo, without interest, with respect to such OpCo Units with a record date occurring prior to the OpCo Merger 2 Effective Time that was declared or made by the General Partner Board prior to the OpCo Merger 2 Effective Time with respect to such units in accordance with the terms of the OpCo LLC Agreement and this Agreement and which remains unpaid as of the OpCo Merger 2 Effective Time (an “Unpaid OpCo Distribution”).

(b) Partnership Owned OpCo Units Unaffected. Any OpCo Common Units owned by the Partnership (the “Partnership Owned Units”) immediately prior to the OpCo Merger 2 Effective Time will (i) be unaffected by OpCo Merger 2 and (ii) remain outstanding.

(c) Incentive Distribution Rights Unaffected. The IDRs issued and outstanding as of immediately prior to the OpCo Merger 2 Effective Time will (i) be unaffected by OpCo Merger 2 and (ii) remain outstanding; provided, however, that, upon the IDR Transfer, the IDRs will be owned, directly or indirectly, by 8point3 Solar or an Affiliate of 8point3 Solar designated by 8point3 Solar.

(d) Managing Member Interest Unaffected. The Managing Member Interest issued and outstanding as of immediately prior to the OpCo Merger 2 Effective Time will (i) be unaffected by OpCo Merger 2 and (ii) remain outstanding.

(e) Conversion of the Limited Liability Company Interests of OpCo Merger Sub 2. The limited liability company interests in OpCo Merger Sub 2 issued and outstanding immediately prior to the OpCo Merger 2 Effective Time will be converted into a number of OpCo Common Units and OpCo Subordinated Units equal to the number of OpCo Common Units and OpCo Subordinated Units canceled pursuant to Section 2.2(a). At the OpCo Merger 2 Effective Time, the books and records of the Surviving LLC will be revised to reflect the removal of the Sponsors or their Affiliates as Members of the Surviving LLC, the number of OpCo Units held by Parent and the Surviving Partnership and the simultaneous cancellation of all other limited liability company interests (other than the Managing Member Interest, the Partnership Owned Units and the IDRs) in OpCo (as the Surviving LLC).

(f) Adjustment to the OpCo Merger Consideration. If, between the date of this Agreement and the OpCo Merger 2 Effective Time, the outstanding OpCo Common Units or OpCo Subordinated Units are changed into a different number or class of units by reason of any interest split, interest distribution, reverse interest split, reclassification, recapitalization, or other similar transaction or event, or there occurs a record date with respect to any of the foregoing, then the OpCo Merger Consideration and any similarly dependent items, as the case may be, shall be appropriately adjusted to provide the holders of OpCo Common Units and OpCo Subordinated Units with the same economic effect as was contemplated by this Agreement prior to giving effect to such event.

Section 2.3 Effect of the Partnership Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the Partnership Entities, the Parent Entities, Holdings or the holder of any securities of any of them:

(a) Conversion of Class A Shares. Each issued and outstanding Class A Share immediately prior to the Partnership Merger Effective Time will (i) be converted into the right to receive the Share Merger Consideration, (ii) no longer be outstanding, (iii) automatically be canceled and (iv) cease to exist. In addition and notwithstanding the cancellation of Class A Shares pursuant to this Agreement, following the Partnership Merger Effective Time, holders as of the relevant record date of Class A Shares issued and outstanding immediately prior to the Partnership Merger Effective Time will have continued rights to any distribution from the Partnership, without interest, with respect to such Class A Shares with a record date occurring prior to the Partnership Merger Effective Time that was declared or made by the General Partner Board prior to the Partnership Merger Effective time with respect to such shares in accordance with the terms of the Partnership Agreement and this Agreement and which remains unpaid as of the Partnership Merger Effective Time (an “Unpaid Partnership Distribution”).

(b) Cancellation of Class B Shares. Each issued and outstanding Class B Share immediately prior to the Partnership Merger Effective Time will (i) automatically be canceled and (ii) cease to exist. No consideration will be delivered in exchange for such canceled Class B Shares.

(c) General Partner Interest Unaffected. The General Partner Interest issued and outstanding immediately prior to the Partnership Merger Effective Time will (i) be unaffected by the Partnership Merger and (ii) remain outstanding; provided, however, that upon the GP Equity Transfer, the General Partner Interest will be owned, directly or indirectly, by 8point3 Solar or an Affiliate of 8point3 Solar designated by 8point3 Solar.

(d) Conversion of the Limited Partner Interests of Partnership Merger Sub. The limited liability company interests in Partnership Merger Sub issued and outstanding immediately prior to the Partnership Merger Effective Time will be converted into a number of Class A Shares equal to the number of Class A Shares canceled pursuant to Section 2.3(a). At the Partnership Merger Effective Time, the books and records of the Surviving Partnership will be revised to reflect the admission of 8point3 Solar as the only Shareholder holding all the Class A Shares of the Surviving Partnership and the simultaneous cancellation of all other Partnership Interests (other than the General Partner Interest) in the Partnership (as the Surviving Partnership).

(e) Adjustment to the Share Merger Consideration. If, between the date of this Agreement and the Partnership Merger Effective Time, the outstanding Class A Shares are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization, or other similar transaction or event, or there occurs a record date with respect to any of the foregoing, then the Share Merger Consideration and any similarly dependent items, as the case may be, shall be appropriately adjusted to provide the holders of Class  A Shares with the same economic effect as was contemplated by this Agreement prior to giving effect to such event.

Section 2.4 Exchange of OpCo Units.

(a) Exchange. As promptly as practicable after the OpCo Merger 2 Effective Time, (i) the Sponsor OpCo Owners shall deliver, or cause to be delivered, any applicable certificates representing OpCo Units to Parent duly endorsed or, with respect to OpCo Units held of record by the Sponsor OpCo Owners in book-entry form (“Book-Entry Units”), a duly executed unit power for such Book-Entry Units, in each case instructing the cancellation of such OpCo Units in accordance with the terms of this Agreement and (ii) upon Parent’s receipt thereof, Parent shall pay, or cause to be paid, to each Sponsor OpCo Owner, by wire transfer of immediately available funds to the account designated in writing by such Sponsor OpCo Owner, as applicable, to Parent, an amount in cash equal to the OpCo Merger Consideration plus any Unpaid OpCo Distribution pursuant to Section 2.2(a) with respect to each OpCo Unit so surrendered by such Sponsor OpCo Owner. For the avoidance of doubt, no amount of the OpCo Merger Consideration or any Unpaid OpCo Distribution shall be used to make payments to the Partnership in connection with OpCo Units owned by the Partnership.

(b) No Further Transfers. From and after the Partnership Merger Effective Time, there will be no further registration on the books of OpCo of transfers of OpCo Units. From and after the OpCo Merger 2 Effective Time, the Unitholders as of immediately prior to the OpCo Merger 2 Effective Time (other than the Partnership and Parent) will cease to have any rights with respect to such OpCo Units, except as otherwise provided in this Agreement.

Section 2.5 Exchange of Book-Entry Shares.

(a) Paying Agent.

(i) At or prior to the Closing Date, Parent shall appoint a paying agent reasonably acceptable to the Partnership (the “Paying Agent”) for the purpose of exchanging Class A Shares held of record by Shareholders in book-entry form (“Book-Entry Shares”) for the Share Merger Consideration and any Unpaid Partnership Distribution.

(ii) Subject to Section 2.5(c), as soon as reasonably practicable after the Partnership Merger Effective Time, Parent will send, or will cause the Paying Agent to send, to each holder of Book-Entry Shares (other than DTC) as of the Partnership Merger Effective Time (and, to the extent commercially practicable, Parent will, or will cause the Paying Agent to, make available for collection by hand, during customary business hours commencing immediately after the Partnership Merger Effective Time, if so elected by a holder of Book-Entry Shares), a letter of transmittal in customary form (each such letter, a “Letter of Transmittal”) to be used for surrender of Book-Entry Shares pursuant to this Article II.

(b) Deposit.

(i) At the Closing, each of 8point3 Solar CEI, the Partnership and OpCo shall cause to be delivered to the Escrow Agent a written notice, in form and substance reasonably acceptable to the Escrow Agent, directing the Escrow Agent to disburse all of the funds held in the Escrow Account to the Paying Agent on the Closing Date.

(ii) At the Closing, Parent will deposit or cause to be deposited with the Paying Agent, in trust for the benefit of the holders of Book-Entry Shares, an amount of cash in U.S. dollars equal to the Share Merger Consideration to be paid pursuant to Section 2.3(a) (which shall include the amount of the OpCo Merger 1 Partnership Distribution distributed with respect to each such Unit to the Partnership at the OpCo Merger 1 Effective Time pursuant to Section 2.1(f)) plus any Unpaid Partnership Distribution pursuant to Section 2.3(a), less any amount deposited pursuant to Section 2.5(b)(i), payable upon due surrender of the Book-Entry Shares pursuant to the provisions of this Article II. All cash deposited with the Paying Agent is referred to as the “Exchange Fund.” The Paying Agent will, pursuant to irrevocable instructions delivered by Parent at or prior to the Partnership Merger Effective Time, deliver the Share Merger Consideration and any Unpaid Partnership Distribution contemplated to be paid pursuant to this Article II out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

(c) Exchange.

(i) Each holder of Book-Entry Shares other than DTC, upon surrender thereof by delivery of a Letter of Transmittal, duly executed and completed in accordance with the terms of such Letter of Transmittal, and such other documents as may reasonably be required by the Paying Agent, will be entitled to receive in exchange for each surrendered Book-Entry Share a cash amount equal to the Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.6) plus any Unpaid Partnership Distribution. DTC, upon surrender of its Book-Entry Shares in accordance with the customary surrender procedures of DTC and the Paying Agent, will be entitled to receive in exchange for each surrendered Book-Entry Share a cash amount equal to the Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.6) plus any Unpaid Partnership Distribution. Each Book-Entry Share surrendered pursuant to this Section 2.5(c)(i) will be canceled.

(ii) The Share Merger Consideration and any Unpaid Partnership Distribution will be paid (A) to the holders of Book-Entry Shares other than DTC, as promptly as practicable after receipt by the Paying Agent of the Letter of Transmittal in respect thereof, by wire transfer of immediately available funds, and (B) to DTC, as promptly as practicable after the Partnership Merger Effective Time, by wire transfer of immediately available funds.

(iii) Payment of the Share Merger Consideration and any Unpaid Partnership Distribution with respect to Book-Entry Shares will only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until surrendered and paid as contemplated hereby, each Book-Entry Share will be deemed at any time after the Partnership Merger Effective Time, as applicable, to represent only the right to receive the Share Merger Consideration and any Unpaid Partnership Distribution in cash as contemplated by this Agreement. The Share Merger Consideration and any Unpaid Partnership Distribution paid upon surrender of such Book-Entry Shares will be deemed to have been paid in full satisfaction of all rights pertaining to such Book-Entry Shares.

(iv) No Person beneficially owning Class A Shares through DTC will be required to deliver a Letter of Transmittal to receive the Share Merger Consideration or any Unpaid Partnership Distribution that such holder is entitled to receive through DTC. Any such Person will receive its Share Merger Consideration and any Unpaid Partnership Distribution in accordance with the customary payment procedures of DTC following the Partnership Merger Effective Time.

(d) No Further Transfers. From and after the Partnership Merger Effective Time, there will be no further registration on the books of the Partnership of transfers of Class A Shares. From and after the Partnership Merger Effective Time, the Shareholders as of immediately prior to the Partnership Merger Effective Time will cease to have any rights with respect to such Class A Shares, except as otherwise provided in this Agreement.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of Book-Entry Shares on the first anniversary of the Partnership Merger Effective Time shall be returned to 8point3 Solar or an Affiliate of 8point3 Solar designated by 8point3 Solar, upon demand, and any such holder who has not exchanged its Book-Entry Shares for the Share Merger Consideration and any Unpaid Partnership Distribution in accordance with this Section 2.5 and any Unpaid Partnership Distribution prior to that time will thereafter look only to 8point3 Solar for delivery of the Share Merger Consideration and any Unpaid Partnership Distribution in respect of such holder’s Book-Entry Shares. Any Share Merger Consideration remaining unclaimed by holders of Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Authority will, to the extent permitted by applicable Law, become the property of 8point3 Solar or an Affiliate of 8point3 Solar designated by 8point3 Solar, free and clear of any claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Partnership Merger Sub, OpCo Merger Subs, the Partnership, OpCo, the General Partner or any of their respective Affiliates will be liable to any holder of Book-Entry Shares for any Share Merger Consideration and any Unpaid Partnership Distribution duly delivered to a public official pursuant to applicable abandoned property Laws.

Section 2.6 Withholding Taxes. Each of Parent, the General Partner, the Partnership, OpCo, Partnership Merger Sub, OpCo Merger Subs, any Affiliate of Parent that has been designated by Parent pursuant to this Article II, and the Paying Agent will be entitled to deduct and withhold, without duplication, from the consideration payable pursuant to this Agreement, including to a Shareholder or Unitholder, such amounts as are required to be deducted and withheld with respect to the making of such payment under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, or under any provision of applicable state, local or non-U.S. Tax Law. The Partnership Entities shall cooperate with Parent in coordinating the deduction and withholding of any Taxes required to be deducted and withheld under applicable Tax Law. To the extent amounts are so withheld, such withheld amounts (i) will promptly be paid over to the appropriate Tax authority and (ii) will be treated for the purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made.

Section 2.7 No Dissenters’ Rights. No dissenters’ or appraisal rights are or will be available with respect to the Transactions.

Section 2.8 Transfer Covenants. At the Partnership Merger Effective Time, (a) Holdings and 8point3 Solar will each execute and deliver to one another the assignment and assumption agreement substantially in the form attached hereto as Exhibit B (the “A&A Agreement”), (b) the General Partner will (i) register the GP Equity Transfer in its books and records and (ii) update its records to reflect 8point3 Solar, or an Affiliate of 8point3 Solar designated by 8point3 Solar (as applicable), as the member of the General Partner and the registered owner of the GP Equity Interest, (c) OpCo will (i) register the IDR Transfer in its books and records and (ii) update its records to reflect 8point3 Solar, or an Affiliate of 8point3 Solar designated by 8point3 Solar (as applicable), as a member of OpCo and the registered owner of the IDRs and (d) Holdings will deliver to 8point3 Solar, or an Affiliate of 8point3 Solar, the resignations of such managers, officers and directors of the General Partner and any of its Subsidiaries as are requested by 8point3 Solar prior to the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP ENTITIES

Except (a) as disclosed or reflected in the Partnership SEC Documents filed prior to the date of this Agreement or (b) as set forth in the disclosure letter delivered by the Partnership to Parent prior to the execution of this Agreement (the “Partnership Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Partnership Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent), the Partnership Entities jointly and severally represent and warrant to the Parent Entities as follows:

Section 3.1 Organization.

(a) Each of the Partnership Group Entities and, to the Knowledge of the Partnership Entities, the Non-Controlled Partnership Group Entities (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite limited partnership, limited liability company or similar entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified or licensed or in good standing as would not, individually or in the aggregate, be reasonably likely to have a Partnership Material Adverse Effect.

(b) The Partnership has previously furnished or otherwise made available to Parent a true and complete copy of the Partnership’s certificate of limited partnership (the “Partnership Certificate”) and the Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement” and, together with the Partnership Certificate, the “Partnership Organizational Documents”), OpCo’s certificate of formation (the “OpCo Certificate”) and the Amended and Restated Limited Liability Company Agreement (the “OpCo LLC Agreement” and, together with the OpCo Certificate, the “OpCo Organizational Documents”) and the Organizational Documents of the General Partner, each of OpCo’s Subsidiaries and the Non-Controlled Partnership Group Entities, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. Neither the Partnership nor OpCo is in violation of any provision of the Partnership Organizational Documents or the OpCo Organizational Documents, respectively, in any material respect and each other Partnership Group Entity and, to the Knowledge of the Partnership Entities, each Non-Controlled Partnership Group Entity is in material compliance with its respective Organizational Documents.

Section 3.2 Capitalization.

(a) As of the date of this Agreement, the issued and outstanding Partnership Interests of the Partnership consist of 28,088,673 Class A shares, 51,000,000 Class B Shares and the General Partner Interest. Except as set forth in the preceding sentence, no other Equity Interests in the Partnership are issued or outstanding. All of the Shares and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA).

(b) As of the date of this Agreement, the issued and outstanding limited liability company interests of OpCo consists of 43,588,673 OpCo Common Units, 35,500,000 OpCo Subordinated Units, the OpCo

Managing Member Interest and the IDRs. Except as set forth in the preceding sentence, no other Equity Interests in OpCo are issued or outstanding. All of the OpCo Units and IDRs and the limited liability company interests represented thereby have been duly authorized and validly issued in accordance with the OpCo LLC Agreement, and are fully paid (to the extent required under the OpCo LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA). As of the date of this Agreement, the Partnership owns (i) 28,088,673 OpCo Common Units (“Partnership Owned OpCo Common Units”), and (ii) a non-economic managing member interest in OpCo (the “OpCo Managing Member Interest” and, together with the Partnership Owned OpCo Common Units, the “Partnership Owned OpCo Interests”); and the Partnership owns such Partnership Owned OpCo Interests free and clear of all Liens except for restrictions on transferability contained in the OpCo LLC Agreement, the Existing Credit Facility and under applicable securities Laws. There are no certificates representing any Membership Interests, and no such certificates have been issued.

(c) Except for this Agreement and the Partnership Agreement, there are no outstanding Contracts or obligations binding on any of the Partnership Group Entities with respect to any of their respective Equity Securities, including any Contract (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring any registration for sale of, or (v) granting any preemptive or anti-dilutive rights with respect to, any such Equity Security.

(d) Other than OpCo, the Partnership has no direct Subsidiaries. Section 3.2(d) of the Partnership Disclosure Letter sets forth a complete list of the Subsidiaries of OpCo. All the outstanding Equity Interests of each Subsidiary of OpCo have been duly authorized and validly issued in accordance with such entity’s limited liability company agreement, and are fully paid (to the extent required under such entity’s limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA). OpCo or a Subsidiary of OpCo owns such Equity Interests free and clear of all Liens except for restrictions on transferability contained in such entity’s limited liability company agreement, the Existing Credit Facility and under applicable securities Laws. Other than (i) OpCo’s direct or indirect ownership of the Subsidiaries, (ii) OpCo’s indirect ownership of certain non-controlling limited liability company interests of SG2 Holdings, LLC (“SG2 Holdings”), NS Solar Holdings, LLC (“North Star Holdings”), Lost Hills Blackwell Holdings, LLC (“Lost Hills Holdings”), Parrey Holding Company, LLC (“Henrietta Holdings”) and Desert Stateline Holdings, LLC (“Stateline Holdings”) as further described in Section 3.2(d) of the Partnership Disclosure Letter, (iv) SG2 Holdings’ direct ownership of all of the limited liability company interests of SG2 Imperial Valley LLC, (v) North Star Holdings’ direct ownership of all of the limited liability company interests of North Star Solar, LLC, (vi) Lost Hills Holdings’ direct or indirect ownership of all of the limited liability company interests of Lost Hills Solar Holdco, LLC, Lost Hills Solar, LLC, Blackwell Solar Holdings, LLC and Blackwell Solar, LLC, (vii) Henrietta Holdings’ direct or indirect ownership of all of the limited liability company interests of Parrey Parent, LLC and Parrey, LLC and (viii) Stateline Holdings’ direct or indirect ownership of all of the limited liability company interests of Desert Stateline, LLC, neither the Partnership nor OpCo owns, directly or indirectly, any equity or debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

Section 3.3 Title to Assets. Each Partnership Group Entity and, to the Knowledge of the Partnership Entities, each Non-Controlled Partnership Group Entity has good and valid title to, or a valid leasehold interest in, all of its material personal property assets, free and clear of all Liens except Permitted Liens. As of the date hereof, all material equipment and facilities included in the photovoltaic solar facilities owned by each Listed Partnership Project Company have been maintained, in all material respects, in accordance with Prudent Solar Industry Practice and in good repair and operating condition (subject to ordinary wear and tear), except for such material equipment and facilities that are entitled to be repaired, replaced or otherwise remediated under an existing manufacturers’ warranty or other contractual warranty which remains in effect.

Section 3.4 Authorization. Each of the Partnership Entities has all necessary limited liability company or limited partnership power and authority and has taken all action necessary in order to execute and deliver this Agreement and to consummate the Transactions to which it is a party, subject to, only in the case of consummating the Mergers, (a) obtaining the approval of the holders of a Share Majority approving this Agreement and the Partnership Merger in compliance with the DRULPA and the Partnership Agreement (the “Shareholder Approval”), and (b) obtaining the consent of the holders of a Unit Majority and the consent of a majority of the holders of the OpCo Common Units, voting as a class, approving this Agreement and the OpCo Merger in compliance with the DLLCA, the OpCo LLC Agreement and the Partnership Agreement (the “Unitholder Approval”). Subject to obtaining the Shareholder Approval and the Unitholder Approval, the execution, delivery and performance by the Partnership Entities of this Agreement, and the consummation by the Partnership Entities of the Transactions, have been duly authorized and approved by the General Partner Board. Except for obtaining the Shareholder Approval and the Unitholder Approval, no other entity action on the part of the Partnership Entities is necessary to authorize the execution, delivery and performance by the Partnership Entities of this Agreement and the consummation of the Transactions other than such actions that have been taken as of the date of this Agreement. This Agreement has been, and any other agreements contemplated hereby, when executed, will be, duly executed and delivered by each of the Partnership Entities, as applicable, and, assuming the due authorization, execution and delivery of this Agreement by the other Parties and any such other agreement by the other parties thereto, constitute a legal, valid and binding obligation of each of the Partnership Entities, as applicable, enforceable against each of them in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law) and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law (the “Bankruptcy and Equity Exception”).

Section 3.5 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by the Partnership Entities, and the consummation by the Partnership Entities of the Transactions to which they are a party, do not and will not (i) assuming the Shareholder Approval and Unitholder Approval are obtained, conflict with or violate the Partnership Organizational Documents, the OpCo Organizational Documents or the equivalent Organizational Documents of the General Partner or any of OpCo’s Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (ix) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law (A) applicable to the General Partner or any Partnership Group Entity or by which any of their respective properties are bound or (B), to the Knowledge of the Partnership Entities, applicable to any Non-Controlled Partnership Group Entity or by which any of their respective properties are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which (A) the General Partner or any Partnership Group Entity is a party or by which the General Partner or any Partnership Group Entities or any of their respective properties are bound or (B), to the Knowledge of the Partnership Entities, any Non-Controlled Partnership Group Entity is a party or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on any Listed Partnership Project Company, or reasonably likely to have a Partnership Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by the Partnership Entities, and the consummation by the Partnership Entities of the Transactions to which they are a party, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory (including stock exchange) authority, agency, court commission, or other governmental body (each, a “Governmental Authority”), except for (i) the filing of the Proxy Statement with the Securities and Exchange Commission (the “SEC”), (ii) such filings as may be required under applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and under state securities, takeover or “blue sky” laws, (iii) the filing of a Notification and Report Form by the Partnership pursuant to the HSR Act and the termination or expiration of the waiting period required thereunder and any other filings required under the HSR Act, (iv) the FERC Approval, (v) the CFIUS Approval, (vi) the filing of the Partnership Certificate of Merger, the OpCo Certificate of Merger 1, and the OpCo Certificate of Merger 2 with the Secretary of State, (vii) such filings as are necessary to comply with the applicable requirements of NASDAQ, (viii) any Consent obtained prior to the date of this Agreement and (ix) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on any Listed Partnership Project Company, or reasonably likely to have a Partnership Material Adverse Effect.

Section 3.6 Partnership SEC Documents.

(a) The Partnership has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since November 30, 2016 (all such forms, reports, statements, certificates and other documents filed since November 30, 2016, and prior to the date of this Agreement, collectively, the “Partnership SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Partnership SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed. As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, as of the date of such amendment or superseding filing), none of the Partnership SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Partnership SEC Documents.

(b) The audited consolidated financial statements of the Partnership (including any related notes thereto) included in the Partnership’s Annual Report on Form 10-K for the fiscal year ended November 30, 2016, filed with the SEC have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Partnership Group Entities at the respective dates thereof and the results of their operations and cash flows for the periods indicated. The unaudited consolidated financial statements of the Partnership (including any related notes thereto) included in the Partnership’s Quarterly Reports on Form 10-Q filed with the SEC since December 1, 2016, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and fairly present in all material respects the consolidated financial position of the Partnership Group Entities as of the respective dates thereof and the results of their operations and cash flows for the periods indicated (subject to normal period-end adjustments).

(c) The Partnership maintains disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to the Partnership, including its consolidated Subsidiaries, is made known to the principal executive officer and the principal financial officer of the Partnership by others within those entities; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms. The Partnership maintains internal control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

Section 3.7 Undisclosed Liabilities. None of the Partnership Group Entities and, to the Knowledge of the Partnership Entities, none of the Non-Controlled Partnership Group Entities has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of the Partnership Group Entities, except for liabilities and obligations (a) reflected or reserved against in the Partnership’s consolidated balance sheet as of November 30, 2016 (or the notes thereto) included in the Partnership SEC Documents, (b) incurred in the ordinary course of business since November 30, 2016, (c) which have been discharged or paid in full prior to the date of this Agreement, (d) incurred pursuant to, or otherwise related to, the Transactions or (e) that would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on any Listed Partnership Project Company, or reasonably likely to have a Partnership Material Adverse Effect.

Section 3.8 Absence of Certain Changes or Events. Since November 30, 2016, through the date of this Agreement, except as otherwise contemplated or permitted by this Agreement, the businesses of the Partnership Group Entities and, to the Knowledge of the Partnership Entities, the Non-Controlled Partnership Group Entities have been conducted in all material respects in the ordinary course of business consistent with past practice, and there has not been any event, development or state of circumstances that would, individually or in the aggregate, be reasonably likely to have a Partnership Material Adverse Effect.

Section 3.9 Litigation.

(a) There is no Proceeding pending for which the Partnership Group Entities or, to the Knowledge of the Partnership Entities, the Non-Controlled Partnership Group Entities have received written notice or, to the Knowledge of the Partnership Entities, threatened in writing against the Partnership Group Entities, the Non-Controlled Partnership Group Entities or any of their respective properties by or before any Governmental Authority that (i) would, individually or in the aggregate, be reasonably likely to result in a Partnership Material Adverse Effect or (ii) challenges the validity of the Agreement or any of the Transactions or otherwise seeks to prevent or materially delay consummation of any of the Transactions or performance by the Partnership Entities of any of their respective material obligations under this Agreement.

(b) None of the Partnership Group Entities or any of their respective properties and, to the Knowledge of the Partnership Entities, none of the Non-Controlled Partnership Group Entities or any of their respective properties is or are subject to any Order that (i) would, individually or in the aggregate, be reasonably likely to result in a Partnership Material Adverse Effect or (ii) as of the date of this Agreement prevents or would materially delay consummation of the Transactions or performance by the Partnership Entities of any of their respective material obligations under this Agreement.

Section 3.10 Compliance with Laws; Permits. Except with respect to taxes and environmental matters (which are the subject of Section 3.11 and Section 3.13, respectively), the Partnership Group Entities and, to the Knowledge of the Partnership Entities, the Non-Controlled Partnership Group Entities are in compliance with all Laws applicable to them or by which any of their respective properties are bound, except where any non-compliance would not, individually or the aggregate, be reasonably likely to have a material adverse effect on any Listed Partnership Project Company, or reasonably likely to have a Partnership Material Adverse Effect. Except with respect to Environmental Laws (which are the subject of Section 3.13), the Partnership Group Entities and, to the Knowledge of the Partnership Entities, the Non-Controlled Partnership Group Entities have obtained all Permits that are necessary for owning and operating their respective properties and businesses as presently conducted, except for any Permits the absence of which would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on any Listed Partnership Project Company, or reasonably likely to have a Partnership Material Adverse Effect. The Partnership Group Entities and, to the Knowledge of the Partnership Entities, the Non-Controlled Partnership Group Entities are in compliance with the terms of all such Permits, except for instances of noncompliance where neither the costs to comply nor the failure to comply would, individually or in the aggregate, be reasonably likely to have a material adverse effect on any Listed Partnership Project Company, or reasonably likely to have a Partnership Material Adverse Effect. No suspension, modification, revocation or cancellation of any of such Permits is pending or, to the Knowledge of the Partnership Entities, threatened, nor, to the Knowledge of the Partnership Entities, do reasonable grounds exist for any such action, except for any such suspension, modification, revocation or cancellation that would not, individually or in the aggregate, reasonably be likely to result in a Partnership Material Adverse Effect.

Section 3.11 Tax Matters. Except for failures, violations, inaccuracies, omissions or Proceedings that would not, individually or in the aggregate, be reasonably likely to have a Partnership Material Adverse Effect:

(a) All income Tax Returns and other material Tax Returns required by applicable Law to be filed by or on behalf of the Partnership Group Entities have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns were true and complete in all material respects.

(b) The Partnership Group Entities have timely paid all Taxes due and owing, other than Taxes that are being contested in good faith, which have not been finally determined, and have been adequately reserved against in accordance with GAAP.

(c) No Liens for Taxes exist with respect to any assets or properties of the Partnership Group Entities, other than Permitted Liens.

(d) As of the date of this Agreement, there are no Proceedings now pending or, to the Knowledge of the Partnership Entities, threatened against or with respect to the Partnership Group Entities with respect to any material Tax.

(e) None of the Partnership Group Entities has been a “distributing corporation” or a “controlled corporation” in any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(f) Except with respect to the Partnership, no election has been made for any of the Partnership Group Entities or, to the Knowledge of the Partnership Entities, any of the Non-Controlled Partnership Group Entities, to be treated as an association taxable as a corporation for U.S. federal and applicable state income tax purposes.

(g) To the Knowledge of the Partnership Entities, all of the Partnership Group Entities and Non-Controlled Partnership Group Entities have timely complied in all material respects with all Laws relating to obligations to collect and withhold Taxes and to report and remit such Taxes to the applicable Governmental Authority.

(h) The Partnership SEC Documents filed prior to the date of this Agreement fully disclose:

(i) all tax allocations or sharing agreements or similar contracts, arrangements or agreements of which the Partnership Entities have Knowledge that obligate any Partnership Group Entity or Non-Controlled Partnership Group Entity to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person (other than commercial agreements the primary purpose of which does not relate to Taxes);

(ii) all Proceedings of which the Partnership Entities have Knowledge relating to Taxes by a Governmental Authority in any jurisdiction in which Tax Returns are not filed by the applicable Partnership Group Entity or Non-Controlled Partnership Group Entity;

(iii) all extensions of time of which the Partnership Entities have Knowledge for any Partnership Group Entity or Non-Controlled Partnership Group Entity to file any income Tax or other material Tax Return;

(iv) all waivers of which the Partnership Entities have Knowledge of any statute of limitations relating to Taxes of any Partnership Group Entity or Non-Controlled Partnership Group Entity; and

(v) all elections of which the Partnership Entities have Knowledge made pursuant to Section 1101(g)(4) of Public Law 114-74.

Section 3.12 Employee Benefits.

(a) No Partnership Group Entity and, to the Knowledge of the Partnership Entities, no Non-Controlled Partnership Group Entity, since their respective inceptions, has ever had any employees. The Partnership Group Entities and, to the Knowledge of the Partnership Entities, the Non-Controlled Partnership Group Entities are neither party to, nor bound by, any collective bargaining agreements or any other labor-related agreements with any labor union or labor organization. There are no strikes, lockouts, work stoppages, slowdowns or other material labor disputes against or affecting, in any material respect, any Partnership Group Entity or, to the Knowledge of the Partnership Entities, any Non-Controlled Partnership Group Entity.

(b) No Partnership Group Entity and, to the Knowledge of the Partnership Entities, no Non-Controlled Partnership Group Entity maintains, sponsors or contributes or is required to contribute to any Partnership Benefit Plan, other than the Partnership Equity Plan. There does not exist now, nor do any circumstances exist that reasonably could be expected to result in any liability of any Partnership Group Entity or, to the Knowledge of the Partnership Entities, any Non-Controlled Partnership Group Entity, with respect to any employee benefit plan now maintained or previously maintained by any Partnership Entity or any ERISA Affiliate of any Partnership Entity (or to which such an entity ever contributed or was required to contribute), other than reimbursements of costs as may be provided in intercompany agreements with Sponsors or their Affiliates.

Section 3.13 Environmental Matters.

(a) The Partnership Group Entities and, to the Knowledge of the Partnership Entities, the Non-Controlled Partnership Group Entities are in material compliance with all Environmental Laws applicable to the ownership or operation of their businesses.

(b) The Partnership Group Entities and, the Knowledge of the Partnership Entities, the Non-Controlled Partnership Group Entities possess, and are in material compliance with, all material Environmental Permits required under applicable Environmental Laws for the ownership or operation of their businesses as they are presently conducted, and all such Environmental Permits have been issued, remain in full force and effect, all applicable appeal periods with respect thereto shall have expired, and no lawsuit, appeal or any other legal proceeding shall have been commenced during such applicable appeal periods challenging the validity of any such Environmental Permit.

(c) There are no pending or, to the Knowledge of the Partnership Entities, threatened material Proceedings against the Partnership Group Entities or, to the Knowledge of the Partnership Entities, the Non-Controlled Partnership Group Entities under any Environmental Laws and, to the Knowledge of the Partnership Entities, there are no facts, circumstances or conditions concerning any of the Real Property or any photovoltaic solar facility located therein that individually or in the aggregate reasonably would be anticipated to result in a material violation of or any material liability under Environmental Laws.

(d) Notwithstanding anything to the contrary contained elsewhere in this Agreement, the Partnership Entities make no representation in this Agreement regarding any compliance or failure to comply with, or any actual or contingent liability under, or Proceedings with respect to, any Environmental Law, except as set forth in this Section 3.13.

Section 3.14 Contracts.

(a) Section 3.14(a) of the Partnership Disclosure Letter sets forth a true and complete list of all of the following Contracts to which any Partnership Group Entity or, to the Knowledge of the Partnership Entities, any Non-Controlled Partnership Group Entity is a party or by which any Partnership Group Entity or, to the

Knowledge of the Partnership Entities, any Non-Controlled Partnership Group Entity or its properties or other assets are otherwise bound (each, a “Material Contract”):

(i) loan agreements, credit agreements, sale-leaseback agreements, security agreements, indentures and other Contracts that provide for (A) the borrowing of moneys by or extensions of credit to any Partnership Group Entity or, to the Knowledge of the Partnership Entities, any Non-Controlled Partnership Group Entity by any other Person, (B) the guaranty by any Partnership Group Entity or, to the Knowledge of the Partnership Entities, any Non-Controlled Partnership Group Entity of obligations in respect of the borrowings of money by or extensions of credit to any other Person, or (C) reimbursement agreements relating to guarantees;

(ii) partnership, shareholder, joint venture, joint development or limited liability company agreements or other agreements setting forth arrangements between the members or partners thereto;

(iii) power purchase, sale or exchange agreements (including sales of capacity, energy, ancillary services or related attributes or renewable energy credits or renewable attributes);

(iv) (A) electricity interconnection agreements and (B) transmission agreements;

(v) (A) engineering, procurement and construction agreements, (B) material equipment supply agreements, (C) material warranty agreements and performance guarantee agreements, (D) operation and maintenance agreements, and (E) asset management agreements; and

(vi) any Contract (other than the leases or subleases with respect to Leased Real Property or Non-Controlled Leased Real Property) that any Partnership Group Entity or, to the Knowledge of the Partnership Entities, any Non-Controlled Partnership Group Entity is a party or by which any Partnership Group Entity or, to the Knowledge of the Partnership Entities, any Non-Controlled Partnership Group Entity or its properties or other assets are otherwise bound, for which the reasonably expected potential cost or liability from and after the date hereof to the Partnership Group Entity or Non-Controlled Partnership Group Entity in performing such Contract exceeds $1,000,000.

(b) Except for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect, there is no default (i) on the part of any Partnership Group Entity or (ii) to the Knowledge of the Partnership Entities, on the part of any Non-Controlled Partnership Group Entity or any other Person, in each case, under any Material Contract. Each Partnership Group Entity and, to the Knowledge of the Partnership Entities, each Non-Controlled Partnership Group Entity and each other Person, in each case, has complied with and is in compliance with the provisions of each Material Contract to which it is a party, except for such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

(c) Each Material Contract constitutes a legal, valid and binding obligation of each Partnership Group Entity party thereto (and, to the Knowledge of the Partnership Entities, each Non-Controlled Partnership Group Entity and each other Person party thereto), and is in full force and effect and enforceable against each of the Partnership Group Entities party thereto (and, to the Knowledge of the Partnership Entities, each Non-Controlled Partnership Group Entity and each other Person party thereto) in accordance with its terms (subject to the Bankruptcy and Equity Exception), in each case, unless the failure to be so would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on any Listed Partnership Project Company, or reasonably likely to have a Partnership Material Adverse Effect.

Section 3.15 Real Property.

(a) With respect to the parcels of real property leased or subleased to the Partnership Group Entities (the “Leased Real Property”), the lease or sublease for such Leased Real Property is valid, legally binding, enforceable and in full force and effect, and none of the Partnership Group Entities is in breach of or default under, or received written notice claiming a breach of or default under, such lease or sublease, and, to the Knowledge of the Partnership Entities, no event has occurred which would constitute a breach or default by any of the Partnership Group Entities or permit termination, modification or acceleration by any third party thereunder, except in each case, for such invalidity, failure to be binding, unenforceability, ineffectiveness, breach, default, termination, modification, acceleration or repudiation that would not, individually or in the aggregate, be reasonably likely to have a Partnership Material Adverse Effect.

(b) With respect to the parcels of real property leased or subleased to Non-Controlled Partnership Group Entities (the “Non-Controlled Leased Real Property”), to the Knowledge of the Partnership Entities, the lease or sublease for such Non-Controlled Leased Real Property is valid, legally binding, enforceable and in full force and effect, none of the Non-Controlled Partnership Group Entities is in breach of or default under, or received written notice claiming a breach of or default under, such lease or sublease and no event has occurred which would constitute a breach or default by any of the Non-Controlled Partnership Group Entities or permit termination, modification or acceleration by any third party thereunder, except in each case, for such invalidity, failure to be binding, unenforceability, ineffectiveness, breach, default, termination, modification, acceleration or repudiation that would not, individually or in the aggregate, be reasonably likely to have a Partnership Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on any Listed Partnership Project Company, or reasonably likely to have a Partnership Material Adverse Effect, the Partnership Group Entities and the Non-Controlled Partnership Group Entities have a valid and enforceable right to use any real property that is used in the business but is not Leased Real Property or Non-Controlled Leased Real Property, including any real property subject to crossing agreements, rights-of-way, consents, permits and easements in connection with their respective business (any such real property, together with the Leased Real Property and the Non-Controlled Leased Real Property, the “Real Property”). Any Contract evidencing the rights of a Partnership Group Entity or a Non-Controlled Partnership Group Entity to the Real Property (each, a “Real Property Contract”) constitutes a legal, valid and binding obligation of each Partnership Group Entity party thereto (and, to the Knowledge of the Partnership Entities, each Non-Controlled Partnership Group Entity and each other Person party thereto), and is in full force and effect and enforceable against each Partnership Group Entity party thereto (and, to the Knowledge of the Partnership Entities, each Non-Controlled Partnership Group Entity and each other Person party thereto) in accordance with its terms (subject to the Bankruptcy and Equity Exception), in each case, unless the failure to be so would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. Except for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect, there is no default (i) on the part of any Partnership Group Entity or (ii) to the Knowledge of the Partnership Entities, on the part of any Non-Controlled Partnership Group Entity or any other Person, in each case, under any Real Property Contract. Each Partnership Group Entity and, to the Knowledge of the Partnership Entities, each Non-Controlled Partnership Group Entity and each other Person, in each case, has complied with and is in compliance with the provisions of each Real Property Contract to which it is a party, except for such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

(d) With respect to each title policy presently covering the Real Property, no claim has been made by any Partnership Group Entity, or to the Knowledge of the Partnership Entities, any Non-Controlled Partnership Group Entity with respect to any such title policy.

(e) To the Knowledge of the Partnership Entities, the Real Property is not subject to any condemnation, eminent domain or similar governmental proceeding.

Section 3.16 Intellectual Property. Except as would not, individually or in the aggregate, be reasonably likely to have a Partnership Material Adverse Effect, the Partnership Group Entities own, or license or otherwise possess legally enforceable rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, registered and unregistered copyrights, patents or patent applications used in their respective businesses as currently conducted. Except as would not, individually or in the aggregate, be reasonably likely to have a Partnership Material Adverse Effect, to the Knowledge of the Partnership Entities,

the Non-Controlled Partnership Group Entities own, or license or otherwise possess legally enforceable rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, registered and unregistered copyrights, patents or patent applications used in their respective businesses as currently conducted. Except as would not, individually or in the aggregate, be reasonably likely to have a Partnership Material Adverse Effect, (a) there are no pending or, to the Knowledge of the Partnership Entities, threatened claims by any person alleging infringement by the Partnership Group Entities for their use of the Intellectual Property of such person, (b) to the Knowledge of the Partnership Entities, there are no pending or threatened claims by any person alleging infringement by the Non-Controlled Partnership Group Entities for their use of the Intellectual Property of such person, (c) to the Knowledge of the Partnership Entities, the conduct of the business of the Partnership Group Entities and the Non-Controlled Partnership Group Entities does not infringe any Intellectual Property of any person, (d) none of the Partnership Group Entities have any claim pending of a violation or infringement by others of its rights in or to the Intellectual Property owned by the Partnership Group Entities, (e) to the Knowledge of the Partnership Entities, none of the Non-Controlled Partnership Group Entities have any claim pending of a violation or infringement by others of its rights in or to the Intellectual Property owned by the Non-Controlled Partnership Group Entities and (f) to the Knowledge of the Partnership Entities, no person is infringing any Intellectual Property owned by the Partnership Group Entities and the Non-Controlled Partnership Group Entities. The Partnership Group Entities and, to the Knowledge of the Partnership Entities, the Non-Controlled Partnership Group Entities have taken commercially reasonable precautions to protect the secrecy and confidentiality of the trade secrets and other confidential information owned by the Partnership Group Entities or the Non-Controlled Partnership Group Entities, as applicable, except where the failure to take commercially reasonable precautions would not, individually or in the aggregate, be reasonably likely to have a Partnership Material Adverse Effect.

Section 3.17 Insurance. Except as would not, individually or in the aggregate, be reasonably likely to have a Partnership Material Adverse Effect, (a) all insurance policies of the Partnership Group Entities and, to the Knowledge of the Partnership Entities, the Non-Controlled Partnership Group Entities are in full force and effect and provide insurance in such amounts and against such risks as management has reasonably determined to be prudent in accordance with industry practices, (b) none of the Partnership Group Entities and, to the Knowledge of the Partnership Entities, the Non-Controlled Partnership Group Entities are in breach or default, and none of the Partnership Group Entities and, to the Knowledge of the Partnership Entities, the Non-Controlled Partnership Group Entities have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies and (c) the Partnership Group Entities and, to the Knowledge of the Partnership Entities, the Non-Controlled Partnership Group Entities have not received any notice of termination or cancellation with respect to any of such insurance policies or, since January 1, 2015, denial of coverage with respect to any material claim made thereunder.

Section 3.18 Related Party Transactions. Except for directors’ and employment-related Material Contracts filed or incorporated by reference as an exhibit to a Partnership SEC Document and for any intercompany agreements, as of the date of this Agreement, no executive officer or director of the Partnership is a party to any Contract with or binding upon the Partnership Group Entities or any of their respective properties or assets or has any material interest in any material property owned by the Partnership Group Entities or has engaged in any material transaction with any of the foregoing since December  1, 2016.

Section 3.19 Investment Company Act. None of the Partnership Group Entities and, to the Knowledge of the Partnership Entities, none of the Non-Controlled Partnership Group Entities is an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.20 Information Supplied. Subject to the accuracy of the representations and warranties of the Parent Entities set forth in Section 5.7, none of the information supplied or to be supplied by the Partnership Entities in writing specifically for inclusion or incorporation by reference in the Proxy Statement or any other filings made by, or required to be made by Partnership with the SEC in connection with the Transactions (collectively, and together with the Proxy Statement, and any amendments thereof or supplements thereto, the “Transaction Filings”), will, when filed with the SEC or when distributed or disseminated to the Shareholders, as applicable, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Partnership Entities make no representation or warranty with respect to any information provided by or on behalf of Holdings or the Parent Entities or their respective Representatives in writing specifically for inclusion or incorporation by reference in the Transaction Filings.

Section 3.21 Takeover Laws. Assuming the accuracy of the representation and warranty contained in Section 5.3(b), no “fair price,” “moratorium,” “control share acquisition” or similar antitakeover Law (collectively, “Takeover Laws”) enacted under any state Laws in the United States apply to this Agreement or any of the Transaction.

Section 3.22 Opinion of Partnership Committee Financial Advisor. The GP Conflicts Committee has received the opinion of Evercore Group L.L.C. (the “Partnership Committee Financial Advisor”), dated February 5, 2018, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Share Merger Consideration to be paid to the Public Shareholders, pursuant to this Agreement, is fair from a financial point of view, to the Partnership and such holders (the “Partnership Fairness Opinion”). The Partnership has been authorized by the Partnership Committee Financial Advisor to permit the inclusion of the Partnership Fairness Opinion in the Proxy Statement.

Section 3.23 Brokers. Except for the Partnership Committee Financial Advisor, the fees and expenses of which will be paid by Partnership at or prior to the Closing, none of Holdings, any Partnership Group Entity, any Parent Entity or, to the Knowledge of the Partnership Entities, any Non-Controlled Partnership Group Entities will have any liability for, and no broker, investment banker or financial advisor is entitled to, any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the Transactions based on Contracts made by or on behalf of any Partnership Group Entity or any Non-Controlled Partnership Group Entity.

Section 3.24 Energy Regulatory.

(a) For each Project Company making wholesale sales of electric energy, (i) the relevant photovoltaic solar facility is a QF entitled to the exemption from FPA sections 205 and 206 in 18 C.F.R. § 292.601(c)(1) or the Project Company has Market-Based Rate Authorization, and (ii) the relevant photovoltaic solar facility is a QF entitled to the exemption from PUHCA in 18 C.F.R. § 292.602(b) or the Project Company is an EWG. Each Project Company is exempt from regulation under PUHCA or is subject to regulation under PUHCA only with respect to regulations relating to maintaining EWG status, and any regulation as a “subsidiary company” or an “affiliate” of a “holding company,” as such terms are used within the meaning of 42 U.S.C. § 16451, with respect to its relationship to such Project Company’s direct owner. Each Project Company making wholesale sales of electric energy and subject to regulation under FPA section 205 has filed all shared facilities agreements with FERC, as required, and such shared facilities agreements have been accepted by FERC.

(b) No Project Company is subject to the general jurisdiction of a state public utility or public service commission as a public utility or electrical corporation solely as a result of the sale of electricity pursuant to any power purchase agreement or other contract for the sale of electricity to which the Project Company is a party as of the date of this Agreement.

Section 3.25 Acknowledgement by the Partnership Entities. Except for (a) the representations and warranties made in this Agreement, (b) the representations and warranties made (i) in any Letter of Transmittal or (ii) in connection with any payment of Share Merger Consideration through DTC or (c) the representations and warranties made in any certificate required to be delivered under Section 7.3(c), none of the Parent Entities, nor any other Person, is making or has made, and none of the Partnership Entities is relying on, or has relied on, any other representations or warranties, either express or implied, with respect to the Transactions, the Parent Entities, or the accuracy or completeness of any information regarding the Parent Entities or any other material furnished or provided to the Partnership Entities or made available to the Partnership Entities in any form, in expectation of, or in connection with, this Agreement or the Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF HOLDINGS

Except as disclosed in the corresponding sections of the Partnership Disclosure Letter prior to the execution of this Agreement (it being agreed that disclosure of any information in a particular section or subsection of the Partnership Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent), Holdings represents and warrants to the Parent Entities as follows:

Section 4.1 Organization. Holdings is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Holdings has all requisite limited liability company power and authority to own, lease or otherwise hold, use and operate its properties, rights and other assets, including the GP Equity Interest and the IDRs, and to carry on its business as currently conducted, except where the failure to have such power or authority would not, individually or in the aggregate, be reasonably likely to have a Partnership Material Adverse Effect.

Section 4.2 Ownership. Holdings holds of record, owns beneficially, and has good and marketable title to the IDRs, free and clear of all Liens (other than Liens in effect on or prior to the Closing Date that will be released upon the consummation of the Transactions and restrictions on transferability contained in the OpCo LLC Agreement and under applicable securities Laws).

Section 4.3 Capitalization of the General Partner.

(a) The GP Equity Interest constitutes all of the issued and outstanding Equity Securities of or in the General Partner. Holdings holds record and beneficial ownership of 100% of the GP Equity Interest, free and clear of any and all Liens except for restrictions on transferability contained in the General Partner LLC Agreement and under applicable securities Laws. Upon transfer of the GP Equity Interest to 8point3 Solar (or an Affiliate of 8point3 Solar designated by 8point3 Solar), 8point3 Solar (or an Affiliate of 8point3 Solar designated by 8point3 Solar) will hold record and beneficial ownership of 100% of the GP Equity Interest free and clear of all Liens except for restrictions on transferability contained in the General Partner LLC Agreement and under applicable securities Laws. The GP Equity Interest was duly authorized and validly issued in accordance with the General Partner LLC Agreement, and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA).

(b) Except for this Agreement, the General Partner LLC Agreement and the Holdings LLC Agreement, there are no outstanding Contracts or obligations binding on the General Partner or any security holders of the General Partner with respect to the Equity Securities of or in the General Partner, including any Contract (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring any registration for sale of or (v) granting any preemptive or anti-dilutive rights with respect to, any such Equity Security.

Section 4.4 Authorization. Holdings has all requisite limited liability company power and authority and has taken all limited liability company action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions to which it is a party. This Agreement has been, and any other agreements contemplated hereby, when executed, will be, duly executed and delivered by Holdings and constitute, assuming due authorization, execution, and delivery of this Agreement by the other Parties and any such other agreement by the other parties thereto, a legal, valid and binding obligation of Holdings, enforceable against it in accordance with their terms, subject to the Bankruptcy and Equity Exception.

Section 4.5 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by Holdings, and the consummation by Holdings of the Transactions to which it is a party, do not and will not (i) conflict with or violate the Organizational Documents of Holdings or the General Partner, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (iv) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to Holdings or the General Partner or by which their properties are bound, including the GP Equity Interest, or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Holdings is a party or by which Holdings or any of its properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, be reasonably likely to have a Partnership Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by Holdings, and the consummation by Holdings of the Transactions to which it is a party, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except for (i) the filing of a Notification and Report Form by Holdings pursuant to the HSR Act and the termination or expiration of the waiting period required thereunder and the other filings required under the HSR Act, (ii) the FERC Approval, (iii) the CFIUS Approval and (iv) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably likely to have a Partnership Material Adverse Effect.

Section 4.6 The General Partner.

(a) Holdings has made available to Parent a complete and correct copy of the certificate of formation of the General Partner (together with all amendments thereto, if any) and the General Partner LLC Agreement. Neither Holdings nor the General Partner is in violation of the General Partner’s certificate of formation or the General Partner LLC Agreement.

(b) The General Partner is (i) the sole general partner of the Partnership and (ii) the holder of the only issued and outstanding General Partner Interest (the “Partnership General Partner Interest”). The General Partner is the sole record and beneficial owner of the Partnership General Partner Interest, which Partnership General Partner Interest has been duly authorized and validly issued in accordance with applicable Law and the Partnership Organizational Documents. The General Partner owns the Partnership General Partner Interest free and clear of any Liens except for restrictions on transferability contained in the Partnership Agreement and under applicable securities Laws.

(c) None of Holdings, the General Partner or any of their respective Affiliates has entered into any Contract obligating the General Partner to issue, sell or dispose of any Equity Security of any Person, except for (i) in the case of Holdings, this Agreement and (ii) in the case of the General Partner, the Partnership Equity Plan and any award agreement entered into in accordance therewith.

(d) Other than its ownership of the Partnership General Partner Interest, the General Partner does not own record or beneficial title to any assets (including any Equity Securities or real or personal property). The General Partner is not a party to any Contracts (other than the Organizational Documents of the Partnership) or Permits (other than in connection with business licensing or similar company organizational permits) which, in each case, impose material obligations on the General Partner in its individual capacity or are otherwise not set forth in the Partnership Disclosure Letter.

(e) The General Partner has no liabilities or obligations, including debts, losses, costs and expenses, absolute or contingent, known or unknown, due or to become due, liquidated or unliquidated, other than those incurred for the benefit of the Partnership or in connection with its ownership of the General Partner Interest.

Section 4.7 Absence of Certain Changes or Events. Since November 30, 2016, through the date of this Agreement, except as otherwise contemplated or permitted by this Agreement, the business of the General Partner has been conducted in all material respects in the ordinary course of business consistent with past practice, and there has not been any event, development or state of circumstances that would, individually or in the aggregate, be reasonably likely to have a Partnership Material Adverse Effect.

Section 4.8 Litigation.

(a) There is no Proceeding pending for which the General Partner has received written notice or, to the Knowledge of the General Partner, threatened in writing against the General Partner by or before any Governmental Authority that (i) would, individually or in the aggregate, be reasonably likely to result in a Partnership Material Adverse Effect or (ii) challenges the validity of the Agreement or any of the Transactions or otherwise seeks to prevent or materially delay consummation of any of the Transactions or performance by the General Partner of any of its material obligations under this Agreement.

(b) The General Partner is not subject to any Order that (i) would, individually or in the aggregate, be reasonably likely to result in a Partnership Material Adverse Effect or (ii) as of the date of this Agreement, prevents or would materially delay consummation of the Transactions or performance by the General Partner of any of its material obligations under this Agreement.

Section 4.9 Compliance with Laws; Permits. Except with respect to taxes (which are the subject of Section 4.10), the General Partner is in compliance with all Laws applicable to it, except where any non-compliance would not, individually or the aggregate, be reasonably likely to have a Partnership Material Adverse Effect. The General Partner has obtained all Permits that are necessary for its operation of the businesses of the Partnership Group Entities as presently conducted, except for any Permits the absence of which would not, individually or in the aggregate, be reasonably likely to have a Partnership Material Adverse Effect. The General Partner is in compliance with the terms of all such Permits, except for instances of noncompliance where neither the costs to comply nor the failure to comply, individually or in the aggregate, would be reasonably likely to have a Partnership Material Adverse Effect. No suspension, modification, revocation or cancellation of any of such Permits is pending or, to the Knowledge of the Partnership Entities, threatened, nor, to the Knowledge of the Partnership Entities, do reasonable grounds exist for any such action, except for any such suspension, modification, revocation or cancellation that would not, individually or in the aggregate, reasonably be likely to result in a Partnership Material Adverse Effect.

Section 4.10 Tax Matters.

(a) All income tax returns and other material Tax Returns required by applicable Law to be filed by or on behalf of the General Partner have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns were true and complete in all material respects.

(b) The General Partner has timely paid all Taxes due and owing, other than Taxes that are being contested in good faith, which have not been finally determined, and have been adequately reserved against in accordance with GAAP.

(c) No Liens for Taxes exist with respect to any assets or properties of the General Partner, other than Permitted Liens.

(d) As of the date of this Agreement, there are no Proceedings now pending or, to the Knowledge of the Partnership Entities, threatened against or with respect to the General Partner with respect to any material Tax.

(e) To the Knowledge of Holdings:

(i) Neither it nor the General Partner have made any election for the General Partner to be treated as an association taxable as a corporation for U.S. federal and applicable state income tax purposes.

(ii) There is no tax allocation or sharing agreement or similar contract, arrangement or agreement that obligates the General Partner to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person.

(iii) There is no Proceeding relating to Taxes by a Governmental Authority in which the General Partner does not file Tax Returns.

(iv) There is no extension of time currently in effect for the General Partner to file any income Tax or other material Tax Return.

(v) There is no waiver of any statute of limitations relating to Taxes of the General Partner that is currently in effect.

Section 4.11 Employee Benefits.

(a) The General Partner has never had any employees since its inception. The General Partner is neither party to, nor bound by, any collective bargaining agreements or any other labor-related agreements with any labor union or labor organization. There are no strikes, lockouts, work stoppages, slowdowns or other material labor disputes against or affecting, the General Partner in any material respect.

(b) The General Partner does not maintain, sponsor or contribute or is required to contribute to any Partnership Benefit Plan. There does not exist now, nor do any circumstances exist that reasonably could be expected to result in any liability of the General Partner with respect to any employee benefit plan now maintained or previously maintained by any Partnership Entity or any ERISA Affiliate of the General Partner (or to which such an entity ever contributed or was required to contribute), other than reimbursements of costs as may be provided in intercompany agreements with Sponsors or their Affiliates.

Section 4.12 Investment Company Act. The General Partner is not an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.13 Brokers. No Parent Entity or Partnership Group Entity will have any liability for, and no broker, investment banker or financial advisor is entitled to, any broker’s, finders’ or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the Transactions based on the Contracts made by or on behalf of Holdings.

Section 4.14 Acknowledgement by Holdings. Except for (a) the representations and warranties made in this Agreement and (b) the representations and warranties made in any certificate required to be delivered under Section 7.3(c), none of Parent, Partnership Merger Sub or OpCo Merger Subs, or any other Person, is making or has made, and Holdings is not relying on, or has not relied on, any other representations or warranties, either express or implied, with respect to the Transactions, Parent, Partnership Merger Sub or OpCo Merger Subs, or on the accuracy or completeness of any information regarding Parent, Partnership Merger Sub or OpCo Merger Subs or any other material furnished or provided to Holdings or made available to Holdings in any form, in expectation of, or in connection with, this Agreement or the Transactions.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PARENT ENTITIES

Each of the Parent Entities, jointly and severally, hereby represent and warrant to the Partnership Entities and Holdings as follows:

Section 5.1 Organization. Each of the Parent Entities is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of the Parent Entities has all requisite corporate, limited liability company or similar power and authority to own, lease or otherwise hold, use and operate its properties, rights and other assets and to carry on its business as currently conducted, except where the failure to have such power or authority would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect. Each of the Parent Entities is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets, properties or the conduct of its business makes such qualification, licensing or good standing necessary, other than where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

Section 5.2 Capitalization of Partnership Merger Sub and OpCo Merger Subs.

(a) All of the issued and outstanding Equity Securities of Partnership Merger Sub are, and immediately prior to the Partnership Merger Effective Time will be, owned by 8point3 Solar or one or more Affiliates of 8point3 Solar. Partnership Merger Sub was formed solely for the purpose of engaging in the Partnership Merger, has not conducted any business prior to the date of this Agreement and has no, and prior to the Partnership Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and capitalization pursuant to this Agreement and the Transactions.

(b) All of the issued and outstanding Equity Securities of each OpCo Merger Sub are, and immediately prior to the OpCo Merger 1 Effective Time and OpCo Merger 2 Effective Time will be, owned by Parent or one or more Affiliates of Parent. Each OpCo Merger Sub was formed solely for the purpose of engaging in the OpCo Merger, has not conducted any business prior to the date of this Agreement and has no, and prior to the OpCo Merger 1 Effective Time or OpCo Merger 2 Effective Time, as applicable, will have no, assets, liabilities or obligations of any nature other than those incident to its formation and capitalization pursuant to this Agreement and the Transactions.

Section 5.3 Authorization.

(a) Each of the Parent Entities has all requisite corporate or limited liability company power and authority and has taken all corporate or limited liability company action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions to which it is a party. This Agreement has been, and any other agreements contemplated hereby, when executed, will be, duly executed and delivered by each of the Parent Entities, as applicable, and constitute, assuming due authorization, execution, and delivery of this Agreement by the other Parties and any such other agreement by the other parties thereto, a legal, valid and binding obligation of each of the Parent Entities, as applicable, enforceable against each of them in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(b) None of the Parent Entities or any of their Subsidiaries holds any Equity Securities of any Partnership Group Entity.

Section 5.4 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by the Parent Entities, and the consummation by the Parent Entities of the Transactions to which they are a party, do not and will not (i) conflict with or violate the Organizational Documents of any Parent Entity, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) and (ii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to the Parent Entities or by which any of their respective properties are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which the one of the Parent Entities is a party or by which the Parent Entities or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by the Parent Entities, and the consummation by the Parent Entities of the Transactions to which they are a party, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except for (i) the joint filing of a Notification and Report Form by each of 8point3 Solar, InvestorCo1 and InvestorCo2 pursuant to the HSR Act and the termination or expiration of the waiting period required thereunder and the other filings required under the HSR Act, (ii) the FERC Approval, (iii) the CFIUS Approval and (iv) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

Section 5.5 Litigation.

(a) There is no Proceeding pending for which the Parent Entities have received written notice or, to the Knowledge of the Parent Entities, threatened in writing against the Parent Entities or any of their respective properties by or before any Governmental Authority that (i) would, individually or in the aggregate, be reasonably likely to result in a Parent Material Adverse Effect or (ii) as of the date of this Agreement, challenges the validity of any of the Transactions or otherwise seeks to prevent or materially delay consummation of any of the Transactions or performance by the Parent Entities of any of their respective material obligations under this Agreement.

(b) Neither of the Parent Entities nor any of their respective properties is or are subject to any Order that (i) would, individually or in the aggregate, be reasonably likely to result in a Parent Material Adverse Effect or (ii) otherwise seeks to prevent or materially delay consummation of the Transactions or performance by the Parent Entities of any of their respective material obligations under this Agreement.

Section 5.6 Tax Matters.

(a) No Parent Entity is a Disqualified Person.

(b) The Transactions will not cause any entity that is a partnership for federal income tax purposes in which OpCo holds a direct or indirect Equity Interest to become a “related person” to any purchaser under any existing power purchase agreement for purposes of Section 267 or Section 707 of the Code, assuming that any such partnership is not currently a “related person” to any such purchaser.

(c) The Transactions will not cause any entity that is a partnership for federal income tax purposes in which OpCo holds a direct or indirect Equity Interest to be classified as an entity other than a partnership (or to be classified as a publicly traded partnership taxable as a corporation) for federal income tax purposes.

Section 5.7 Information Supplied. None of the information supplied or to be supplied by the Parent Entities in writing specifically for inclusion or incorporation by reference in the Transaction Filings will, when filed with the SEC or when distributed or disseminated to the Shareholders, as applicable, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the Parent Entities makes any representation or warranty with respect to any information provided by or on behalf of the Partnership Group Entities, Holdings or their respective Representatives in writing specifically for incorporation by reference in the Transaction Filings.

Section 5.8 Solvency. Assuming satisfaction of the conditions to Parent’s obligation to consummate the Mergers, or waiver of such conditions, and after giving effect to the Transactions, including the payment of the aggregate Share Merger Consideration and OpCo Merger Consideration, payment of all amounts required to be paid in connection with the consummation of the Transactions, and payment of all related fees and expenses, and assuming that the Partnership, OpCo and the Partnership Entities are Solvent immediately before the Closing and consummation of the transactions contemplated hereby, each of the entities comprising Parent, the Surviving Partnership and the Surviving LLC will be Solvent as of the Closing and immediately after the consummation of the transactions contemplated hereby. For the purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities” of such Person, including “contingent and other liabilities”, as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

Section 5.9 Financing.

(a) Parent has delivered to the Partnership a complete and accurate copy, as of the date of this Agreement, of an executed commitment letter, dated as of the date of this Agreement, from The Bank of Tokyo-Mitsubishi, UFJ, Ltd (together with any permitted assignees thereof, the “Debt Financing Sources”), and each of their respective affiliated entities named therein (the “Debt Commitment Letter”), pursuant to which the Debt Financing Sources have committed to provide, upon the terms and subject to the conditions thereof, the Bridge Facility (as defined therein) debt financing in an aggregate amount set forth therein (being collectively referred to as the “Debt Financing”). The term “Debt Commitment Letter” as used herein shall mean (i) the Debt Commitment Letter to the extent not superseded by a New Debt Commitment Letter at the time in question and (ii) a New Debt Commitment Letter to the extent then in effect. Parent also has delivered to the Partnership a true, complete and correct copy of the executed fee letter, dated as of the date of this Agreement, from the Debt Financing Sources (the “Debt Fee Letter”), in connection with the Debt Commitment Letter (it being understood that any such Fee Letter provided to the Partnership is redacted to omit the numerical fee amounts and certain other commercially sensitive numbers and provisions set forth therein that would not adversely affect the aggregate amount, availability or conditionality of the Debt Financing).

(b) The amount of funds contemplated to be provided pursuant to the Debt Commitment Letter, together with the equity funds available to the Parent at the Closing (the “Equity Funds”), are sufficient to satisfy all of Parent’s payment obligations under this Agreement, including under Article II, and to consummate the transactions contemplated hereby and to pay all other amounts payable by Parent in connection with the Debt Financing.

(c) Neither the Debt Commitment Letter nor the Debt Fee Letter has been amended, restated or otherwise modified as of the date of this Agreement and, except as permitted by Section 6.16 or as otherwise agreed to in writing by the Partnership, as of the Closing Date, and no such amendment, restatement or modification is presently contemplated, and the commitments set forth in the Debt Commitment Letter have not been withdrawn, modified or rescinded in any respect. The Debt Commitment Letter, in the form so delivered to the Partnership on the date of this Agreement, is in full force and effect and constitutes a legal, valid and binding obligation of Parent and, to the Knowledge of Parent, the other parties thereto, in each case except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

(d) There are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing, other than as expressly set forth in the Debt Commitment Letter, or the Equity Funds, other than as expressly set forth in Article VII. Assuming the accuracy of the Partnership’s representations and warranties contained herein, as of the date of this Agreement, no event has occurred that, with or without notice, lapse of time or both, constitutes or would reasonably be expected to constitute a default or breach on the part of Parent or the Debt Financing Sources, as applicable, or, to the Knowledge of Parent, any other parties thereto under any term or condition of the Debt Commitment Letter, except that no representation or warranty is made to the extent that any term or condition requires any action by, or otherwise relates to, the Partnership, OpCo or their respective Subsidiaries. Assuming the accuracy of the Partnership’s representations and warranties contained herein, as of the date of this Agreement, Parent has no reason to believe that any of the conditions to the Debt Financing will not be satisfied or that the full amount of the Debt Financing and Equity Funds will not be available to Parent for purposes of satisfying its payment obligations hereunder and to consummate the transactions contemplated hereby on the Closing Date.

(e) Except for the Debt Fee Letter referred to in Section 5.9(a) (which does not relate to the amounts or conditionality of, or contain any conditions precedent to, the funding of the Debt Financing), there are no side letters or other written or oral agreements, contracts or arrangements related to the funding or investing, as applicable, of the full amount of the Debt Financing other than as expressly set forth in the Debt Commitment Letter and delivered to the Partnership on or prior to the date of this Agreement. Parent has fully paid or caused to be paid any and all commitment and other fees, costs and expenses that have been incurred and are due and payable on or prior to the date of this Agreement in connection with the Debt Commitment Letter.

Section 5.10 Financial Statements.

(a) The unaudited balance sheet of CD CEI V JV Holdco as of December 31, 2017, attached hereto as Schedule 5.10 (the “Parent Balance Sheet”), (i) was prepared in accordance with GAAP applied on a consistent basis during the period involved (subject to (1) the lack of footnotes and normal year-end adjustments which are not, individually or in the aggregate, material and (2) first year audit procedures of FASB ASC 820, Fair Value Measurements, related to Level III fair market value investments that are in operation), and (ii) fairly presents in all material respects the consolidated financial position of CD CEI V JV Holdco as of the date thereof (subject to (1) normal year-end adjustments which are not, individually or in the aggregate, material and (2) first year audit procedures of FASB ASC 820, Fair Value Measurements, related to Level III fair market value investments that are in operation).

(b) Since December 31, 2017, through the date of this Agreement, except as otherwise contemplated or permitted by this Agreement, there has not been any event, development or state of circumstances that would, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect. Since December 31, 2017, neither CD CEI V JV Holdco nor any of its Affiliates has incurred, any liabilities that would be required by GAAP to be reflected on a consolidated balance sheet of CD CEI V JV Holdco, except liabilities (i) that are accrued or reserved against in the Parent Balance Sheet or reflected in the notes thereto, (ii) incurred in accordance with this Agreement or in connection with the Transactions contemplated herein, (iii) that would not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect or (iv) that have been discharged or paid in full.

(c) Neither Parent nor any of its Affiliates is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the purpose of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent in Parent’s financial statements.

Section 5.11 Brokers. Neither Holdings nor any Parent Entity or Partnership Group Entity will have any liability for, and no broker, investment banker or financial advisor is entitled to, any broker’s, finders’ or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the Transactions based on the Contracts made by or on behalf of any Parent Entity.

Section 5.12 Acknowledgement by the Parent Entities.

(a) Except for (i) the representations and warranties made in this Agreement, (ii) the representations and warranties made (A) in any Letter of Transmittal or (B) in connection with any payment of Share Merger Consideration through DTC and (iii) the representations and warranties made in any certificate required to be delivered under Section 7.2(d), none of the Partnership Entities, Holdings or any other Person is making or has made, and none of the Parent Entities is relying on, or has relied on, any other representations or warranties, either express or implied, with respect to the Transactions, the Partnership Entities, Holdings or their respective businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects), or on the accuracy or completeness of any information regarding the General Partner, Holdings or the Partnership Group Entities or any other material furnished or provided to the Parent Entities or made available to the Parent Entities in any “data rooms,” “virtual data rooms,” management presentations or in any other form, in expectation of, or in connection with, this Agreement or the Transactions.

(b) In connection with the due diligence investigation of Partnership Entities by the Parent Entities, the Parent Entities have received and may continue to receive from the Partnership Entities certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding the Partnership Group Entities, Non-Controlled Partnership Group Entities and their respective businesses and operations. The Parent Entities hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, with which the Parent Entities are familiar, that the Parent Entities are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), and that the Parent Entities will have no claim against the Partnership Group Entities, the Non-Controlled Partnership Group Entities, or any of their respective equityholders, directors, managers, officers, employees, Affiliates, advisors, agents or representatives, or any other Person, with respect thereto.

ARTICLE VI

ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1 Shareholder Meeting; Preparation of the Proxy Statement.

(a) The Partnership shall, in accordance with the Partnership Organizational Documents and with the cooperation of the Parent Entities, as promptly as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of the Shareholders (including any postponements, adjournments or recesses thereof, the “Shareholder Meeting”) for the purpose of (i) obtaining the Shareholder Approval and (ii) obtaining a vote of the holders of Class A Shares with respect to the approval of the OpCo Merger. Subject to Section 6.3, the Partnership shall, through the GP Conflicts Committee and the General Partner Board, recommend to the Shareholders approval of this Agreement and the Mergers (the “Board Recommendation”) and use reasonable best efforts to obtain from the Shareholders the Shareholder Approval. Without limiting the generality of the foregoing, but subject to Section 6.3, the Partnership’s obligations pursuant to the first sentence of this Section 6.1(a) shall not be affected by the withdrawal or modification by the GP Conflicts Committee or the General Partner Board of

the Board Recommendation. Notwithstanding anything in this Agreement to the contrary, the Partnership may postpone or adjourn, with approval of the General Partner Board after due consideration of the recommendation of the GP Conflicts Committee, the Shareholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Shareholder Approval, (ii) for the absence of quorum, and (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that the General Partner Board or the GP Conflicts Committee has determined after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Shareholders prior to the Shareholder Meeting. Unless this Agreement is validly terminated in accordance with Article VIII, the Partnership, with the cooperation of the Parent Entities, shall submit this Agreement and the Mergers to the Shareholders for approval at the Shareholder Meeting even if the General Partner Board or the GP Conflicts Committee shall have made an Adverse Recommendation Change. Upon obtaining the Shareholder Approval, OpCo shall use its reasonable best efforts to obtain the Unitholder Approval.

(b) As soon as reasonably practicable following the date of this Agreement, the Partnership shall prepare and file with the SEC a proxy statement (the “Proxy Statement”) in preliminary form relating to the Shareholder Meeting; provided, however, that Parent and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement before it is filed. Subject to Section 6.3, the Proxy Statement shall include the Board Recommendation. The Parties shall cooperate with one another in connection with the preparation of the Proxy Statement. Parent and its counsel shall be given a reasonable opportunity to review and comment on any amendment to the Proxy Statement each time before it is filed with the SEC. The Partnership shall promptly provide Parent and its counsel with (i) any comments or other communications, whether written or oral, that the Partnership or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the Partnership’s response to those comments and to provide comments on that response, including by participating with the Partnership or its counsel in any discussions or meetings with the SEC. Each of the Partnership and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement, and the Partnership shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Shareholders as promptly as practicable after the SEC has completed its review of the Proxy Statement. If, at any time prior to the Partnership Merger Effective Time, any information relating to the Partnership, the General Partner, OpCo, Parent, Partnership Merger Sub or OpCo Merger Subs or any of their respective Affiliates, officers or directors is discovered by the Partnership or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Shareholders.

Section 6.2 Conduct of Business of the Partnership Entities.

(a) The Partnership Entities covenant and agree that, during the period from the date of this Agreement until the Partnership Merger Effective Time, except (i) as contemplated or permitted by this Agreement, (ii) as disclosed in Section 6.2 of the Partnership Disclosure Letter, (iii) as required by applicable Law or (iv) with the consent of Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the Partnership Entities shall, and shall cause each of the other Partnership Group Entities to, use commercially reasonable efforts to conduct their business in all material respects in the ordinary course of business (including maintaining the assets of the Partnership Group Entities in accordance with past practice), to preserve substantially intact their business organizations and to preserve their present relationships with customers, suppliers and other Persons with which they have material business relations; provided, however, that no action by any of the Partnership Entities or the other Partnership Group Entities with respect to matters specifically addressed by any provision of Section 6.2(b) shall be deemed a breach of this sentence unless such action constitutes a breach of such provision of Section 6.2(b).

(b) From the date of this Agreement until the earlier of the Partnership Merger Effective Time and the termination of this Agreement pursuant to Article VIII, except (1) as contemplated or permitted by this Agreement, (2) as disclosed in Section 6.2 of the Partnership Disclosure Letter, (3) as required by applicable Law, (4) as required, or where any restriction below is prohibited, by any Contract to which any Partnership Group Entity is a party and which has been made available to Parent, or (5) with the consent of Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the Partnership Entities will not, and will cause each of the other Partnership Group Entities not to:

(i) amend or otherwise change the Organizational Documents of the General Partner or any Partnership Group Entity;

(ii) issue, deliver, sell, pledge, dispose of or encumber any shares of capital stock (excluding the exchange of OpCo Common Units and Class B Shares for Class A Shares pursuant to the Exchange Agreement), or grant to any Person any right to acquire any shares of its capital stock, except (A) the grant of equity awards (and issuances of Shares pursuant thereto) to non-employee directors of the General Partner pursuant to the Partnership Equity Plan made in the ordinary course of business consistent with past practice, or (B) the creation or assumption of any Lien to secure the Obligations (as defined under the Existing Credit Facility) to the extent each such Lien will be extinguished at Closing;

(iii) declare, set aside, make or pay any dividend or distribution to Shareholders or Unitholders (whether payable in cash, stock, property or otherwise), other than regular quarterly cash distributions to Shareholders and Unitholders declared and made in accordance with and subject to the limitations of Section 6.2 of the Partnership Disclosure Letter;

(iv) adjust, split, combine, redeem, repurchase or otherwise acquire any of its Equity Interests (except in connection with the settlement of equity awards or obligations outstanding as of the date of this Agreement or permitted to be granted after the date of this Agreement), or adjust, split, combine, reclassify, subdivide or otherwise amend the terms of its Equity Interests;

(v) (A) acquire from any Person (other than a Partnership Group Entity or Non-Controlled Partnership Group Entity) (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, which is or are material to any Partnership Group Entity, other than purchases of inventory, other assets in the ordinary course of business or pursuant to existing Contracts, (B) sell or otherwise dispose of any non-cash assets to any Person (other than a Partnership Group Entity or Non-Controlled Partnership Group Entity), in each case, which is or are material to the Partnership Group Entities taken as a whole, other than sales or dispositions of obsolete or worthless equipment, inventory, other assets in the ordinary course of business or pursuant to existing Contracts or (C) merge, consolidate or enter into any other business combination transaction with any Person;

(vi) (A) enter into, materially amend or terminate any (x) power purchase agreement or other contract for the sale of electricity or renewable energy credits or (y) agreements or documents relating to the tax equity financing entered into by any Partnership Group Entity or Non-Controlled Partnership Group Entity (except, in each case, for any amendment necessary to obtain a Required Consent, provided that such amendment does not negatively adjust the expected economic benefit of such agreement or contract or otherwise adversely impact any Partnership Group Entity); or (B) other than in the ordinary course of business consistent with past practice, enter into, materially amend or terminate any other Material Contract, provided that the Partnership Entities provided notice (and where practical, reasonable advance notice) to Parent of any such new Material Contract or the amendment or termination of a Material Contract;

(vii) other than expenditures made in response to any emergency, whether caused by weather events, public health events, outages or otherwise, authorize any material expenses which are, in the aggregate, in excess of 120% of the aggregate expenses set forth in the budget of the Partnership Group Entities set forth on Section 6.2 of the Partnership Disclosure Letter;

(viii) (A) make any loans, advances or capital contributions to, or investments in, any other Person (other than a Partnership Group Entity or Non-Controlled Partnership Group Entity), (B) incur any indebtedness for borrowed money (excluding (x) intercompany Indebtedness incurred by any Partnership Group Entity or Non-Controlled Partnership Group Entity and (y) borrowings under the Existing Credit Facility that will be repaid at Closing) or issue any debt securities or (C) assume, guarantee, endorse or otherwise become liable or responsible for the Indebtedness or other obligations of another Person (other than a guaranty by the Partnership or OpCo on behalf of the other Partnership Group Entities or the Non-Controlled Partnership Group Entities), in each case, (1) in excess of $1,000,000 individually or $5,000,000 in the aggregate, provided that the Partnership Entities provided notice (and where practical, reasonable advance notice) to Parent of any such action, or (2) other than in the ordinary course of business consistent with past practice;

(ix) (A) make, change or revoke any of its express or deemed elections relating to Taxes, including elections for any and all Subsidiaries or other investments where it has the capacity to make such binding election, (B) settle or compromise any material Proceeding relating to Taxes, (C) file any amended Tax Return, (D) surrender any right to claim any material refund of Taxes, or (E) consent to any extension or waiver of the limitation period applicable to any material Taxes (other than as a result of any extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practices);

(x) except to the extent required by (A) applicable Law (including Section 409A of the Code) or (B) any arrangement in effect as of the date of this Agreement or as consistent with past practice, materially increase the compensation or benefits of any director or executive officer of the Partnership;

(xi) hire any employees of or for the General Partner or any Partnership Group Entity;

(xii) implement or adopt any material change in its methods of accounting, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(xiii) except as set forth in Section 6.8, compromise, settle or agree to settle any Proceeding (including any Proceeding relating to this Agreement or the transactions contemplated hereby), or consent to the same, other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of money damages not in excess of $1,000,000 individually or $5,000,000 in the aggregate;

(xiv) vote or exercise management rights of any of the Partnership Group Entities in any Non-Controlled Partnership Entity in connection with any decisions substantially similar to those described in Section 6.2(b)(i) through 6.2(b)(xiii); or

(xv) agree to take any of the actions described in Sections 6.2(b)(i) through 6.2(b)(xiv).

Section 6.3 No Solicitation or Withdrawal of Recommendation.

(a) Except as set forth in this Section 6.3, the Partnership Entities and Holdings agree for themselves that they shall not, and that they shall use their commercially reasonable efforts to cause their respective officers, directors, employees, agents and representatives, including any investment banker, attorney or accountant retained by the Partnership Entities, Holdings or any of their Subsidiaries acting in their capacity as such (collectively, “Representatives”) not to (i) initiate, solicit or knowingly encourage (including by providing information; provided that any communication undertaken by the Partnership Entities or Holdings in the ordinary course of business and not related, directly or indirectly, to an Alternative Proposal or the Mergers or any other similar transaction shall not, in and of itself be deemed an action by the Partnership Entities or Holdings to encourage) any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal, (ii) engage or participate in any negotiations or discussions (other than to (x) state that they are not permitted to have discussions or (y) seek clarification regarding the terms of an Alternative Proposal) concerning, or to provide or cause to be provided any non-public information or data relating to any of the Partnership Group Entities in connection with, an Alternative Proposal, (iii) take any action to make the provisions of any Takeover Laws inapplicable to any transactions contemplated by any Alternative Proposal, or (iv) resolve or publicly propose or announce to do any of the foregoing; provided, however, it is understood and agreed that any determination or action by the General Partner Board or the GP Conflicts Committee permitted under Section 6.3(b), Section 6.3(c) or Section 8.1(d)(ii) shall not be deemed to be a breach of this Section 6.3(a). The Partnership Entities and Holdings agree that they will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Alternative Proposal. Notwithstanding anything to the contrary in this Agreement, (A) the Partnership may grant a waiver, amendment or release under any confidentiality agreement, standstill agreement or similar agreement to the extent necessary to allow an Alternative Proposal to be made to the Partnership or the General Partner Board or any committee thereof (including the GP Conflicts Committee), and (B) the Parties agree that, by execution of this Agreement, the Partnership shall be deemed to have waived, as of immediately prior to the execution and delivery of this Agreement, any provision in any such agreement to the extent necessary to allow the applicable counterparty to convey an Alternative Proposal to the Partnership or the General Partner Board or any committee thereof (including the GP Conflicts Committee).

(b) Notwithstanding anything to the contrary in Section 6.3(a), at any time prior to obtaining the Partnership Shareholder Approval, the Partnership and Holdings may, (i) in response to a Bona Fide Alternative Proposal received after the date of this Agreement and (ii) which the General Partner Board (after due consideration of the recommendation of the GP Conflicts Committee) determines in good faith (after consultation with outside financial and legal advisors) constitutes or may reasonably be expected to lead to a Superior Proposal, (A) furnish information with respect to the General Partner and the Partnership Group Entities and the Non-Controlled Partnership Group Entities to the Person making such Alternative Proposal pursuant to a customary confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Partnership Entities and Holdings to be able to comply with their obligations under this Agreement and it being understood that the Partnership Entities and Holdings may enter into a confidentiality agreement without a standstill provision) and (B) engage or participate in discussions or negotiations with such Person and its Representatives regarding such Alternative Proposal; provided, however, that the Partnership and Holdings shall provide or make available to Parent any material non-public information concerning the General Partner and the Partnership Group Entities and the Non-Controlled Partnership Group Entities that is provided to the Person making such Alternative Proposal or its Representatives which was not previously provided or made available to Parent.

(c) Subject to the permitted actions contemplated by Section 8.1(d)(ii), neither the General Partner Board nor the GP Conflicts Committee shall (i) withdraw or modify in a manner adverse to the Parent Entities the Board Recommendation, (ii) approve or recommend, or publicly propose to approve or recommend, any Alternative Proposal, (iii) fail to include the Board Recommendation in the Proxy Statement distributed to the Shareholders in connection with the Transactions, or (iv) resolve or publicly propose to do any of the foregoing (any of such actions, an “Adverse Recommendation Change”). Notwithstanding anything to the contrary in this Section 6.3 or any other provision of this Agreement, if, prior to obtaining the Partnership Shareholder Approval, (A) an Intervening Event has occurred and is continuing and the General Partner Board or the GP Conflicts Committee determines in good faith, after consultation with outside financial and legal advisors, that the consummation of the Mergers would not be in, or would be adverse to, the best interests of the Partnership Group or the Public Shareholders or would otherwise be inconsistent with its duties under the Partnership Agreement or applicable Law, then the General Partner Board or the GP Conflicts Committee may effect an Adverse Recommendation Change and/or (B) the Partnership receives a Bona Fide Alternative Proposal and the General Partner Board after due consideration of the recommendation of the GP Conflicts Committee determines in good faith, after consultation with outside financial and legal advisors, that (I) such Alternative Proposal constitutes a Superior Proposal and (II) the consummation of the Mergers would not be in, or would be adverse to, the best interests of the Partnership Group or the Public Shareholders or would otherwise be inconsistent with its duties under the Partnership Agreement or applicable Law, then the General Partner Board may effect an Adverse Recommendation Change and/or the Partnership, upon receiving such authorization from the General Partner Board, may enter into a definitive acquisition agreement with respect to such Superior Proposal (an “Alternative Acquisition Agreement”) if, with respect to this clause (B), the Partnership concurrently terminates this Agreement pursuant to Section 8.1(d)(ii). If the GP Conflicts Committee determines in good faith, after consultation with outside financial and legal advisors, that (1) such Alternative Proposal constitutes (or could reasonably be expected to constitute) a Superior Proposal and (2) the consummation of the Mergers would not be in, or would be adverse to the best interests of the Partnership Group or the Public Shareholders or would otherwise be inconsistent with its duties under the Partnership Agreement or applicable Law and the General Partner Board does not act consistently with the recommendation of the GP Conflicts Committee, the GP Conflicts Committee may effect an Adverse Recommendation Change. The General Partner Board or the GP Conflicts Committee, as applicable, shall not be entitled to effect an Adverse Recommendation Change or authorize the termination of this Agreement pursuant to Section 8.1(d)(ii) unless:

(i) the Partnership notifies Parent in writing at least three Business Days before taking that action of its intention to do so, and specifies the reasons therefor, including, if applicable, the identity of the person making the Alternative Proposal;

(ii) to the extent Parent wishes to negotiate, the Partnership has negotiated, and has caused its Representatives to negotiate, in good faith with Parent and its Representatives during such three Business Day period, to enable Parent to effect revisions to the terms and conditions of this Agreement that would, if a Superior Proposal has been made, cause such Superior Proposal to no longer constitute a Superior Proposal or, in connection with an Adverse Recommendation Change, it would cause the General Partner Board or the GP Conflicts Committee to no longer believe that making an Adverse Recommendation Change would be in, or not adverse to, the best interests of the Partnership Group or the Public Shareholders or would otherwise be consistent with their duties under the Partnership Agreement or applicable Law; and

(iii) if Parent makes a proposal during such three Business Day period to adjust the terms and conditions of this Agreement, the General Partner Board or the GP Conflicts Committee, as applicable, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by Parent, continue to determine in good faith, after consultation with its outside financial and legal advisors, that such Superior Proposal continues to be a Superior Proposal, if applicable, and that the failure to make an Adverse Recommendation Change or terminate this Agreement, as applicable, could be adverse to the interests of the Partnership Group or the Public Shareholders or would otherwise be inconsistent with their duties under the Partnership Agreement or applicable Law.

(d) The Partnership promptly (and in any event within 48 hours) shall advise Parent orally and in writing of the receipt of any written Alternative Proposal and any written request for non-public information relating to the General Partner and the Partnership Group Entities and the Non-Controlled Partnership Group Entities, other than requests for information not reasonably expected to be related to an Alternative Proposal, and, in each case, shall disclose to Parent the identity of the Person making the written Alternative Proposal or request, and in the case of an Alternative Proposal, the material terms and conditions of such Alternative Proposal. The Partnership shall, upon the request of Parent, keep Parent reasonably informed of any material developments with respect to any Alternative Proposal.

(e) Nothing set forth in this Agreement shall prevent the Partnership, the General Partner Board or the GP Conflicts Committee from (i) taking and disclosing to its Shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to Shareholders in connection with the making or amendment of a tender offer or exchange offer) or (ii) making any required disclosure to the Shareholders if the General Partner Board or the GP Conflicts Committee determines, in good faith after consultation with outside financial and legal advisors, that the failure to disclose such information would reasonably be expected to violate its obligations under the Partnership Agreement or applicable Law.

Section 6.4 Cooperation; Regulatory Approvals.

(a) Except to the extent that the Parties’ obligations are specifically set forth elsewhere in this Article VI, the Parties shall cooperate fully with each other and shall use reasonable best efforts to cause the Transactions to be consummated as promptly as reasonably practicable (including by using reasonable best efforts to cause the conditions to closing set forth in Article VII to be satisfied). Without limiting the generality of the foregoing, the Parties (i) shall make all filings (if any) and give all notices (if any) required to be made by such Party with any Governmental Authority in connection with the Transactions, and shall submit as promptly as reasonably practicable any additional information requested in connection with such filings and notices, (ii) shall use reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such Party in connection with the Transactions, and (iii) shall use reasonable best efforts to oppose or to lift, as the case may be, any restraint, injunction, or other legal bar to the Transactions. The Partnership shall as promptly as reasonably practicable deliver to Parent a copy of each such filing made, each such notice given, and each such Consent obtained, by the Partnership (other than such filings, notices and Consents related to the HSR Act, the FERC Approval and the CFIUS Approval, the obligations with respect to which are set forth in Section 6.4(b), (c) and (d), respectively). Parent shall as promptly as reasonably practicable deliver to the Partnership a copy of each such filing made, each such notice given, and each such Consent obtained, by Parent (other than such filings, notices and Consents related to the HSR Act, the FERC Approval and the CFIUS Approval, the obligations with respect to which are set forth in Section 6.4(b), (c) and (d), respectively). Nothing in this Agreement shall require Holdings or any Partnership Entity or any of their respective Subsidiaries to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon Closing. Notwithstanding anything to the contrary in this Agreement and for the avoidance of doubt, the obligation of this Section 6.4(a) shall not apply to matters related to the CFIUS Approval and the subject matter of Section 6.4(d), which instead shall be governed by the standard of conduct set forth in Section 6.4(d).

(b) Without limiting the generality of Section 6.4(a), Holdings, the Partnership and Parent shall, as promptly as reasonably practicable after the date of this Agreement prepare and, in no event later than ten (10) Business Days after the date of this Agreement, file the notifications required under the HSR Act. Without limiting the foregoing, Holdings, the Partnership and Parent shall take all such further action as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction, or any other person, may assert under any applicable Law with respect to the Transactions, and to avoid or eliminate, and minimize the impact of, each and every impediment under any applicable Law that may be asserted by any Governmental Authority with respect to the Transactions, in each case so as to enable the Closing to occur as promptly as reasonably practicable (and in any event no later than the Outside Date). Holdings, the Partnership and Parent shall respond as promptly as reasonably practicable to any inquiries or requests received from any Governmental Authority in connection with antitrust or related matters. Each of Holdings, the Partnership and Parent shall (i) give the other Party notice as promptly as reasonably practicable of the commencement or threat of commencement of any Proceeding by or before any Governmental Authority with respect to the Transactions, (ii) keep the other Party informed as to the status of any such Proceeding or threat, and (iii) as promptly as reasonably practicable inform the other Party of any material communication concerning Antitrust Laws to or from any Governmental Authority regarding the Transactions (provided, however, that the parties shall be permitted to redact any communication to the extent such communication contains competitively sensitive information, including information relating to the valuation of the Transactions). Except as may be prohibited by any Governmental Authority or by any Applicable Law, Holdings, the

Partnership and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion, or proposal made or submitted in connection with any Proceeding under or relating to the HSR Act or any other Antitrust Law. In addition, except as may be prohibited by any Governmental Authority or by any applicable Law, in connection with any Proceeding under or relating to the HSR Act, each of Holdings, the Partnership and Parent will permit authorized Representatives of the other Parties to be present at each meeting or conference relating to any such Proceeding and to have access to and be consulted in connection with any document, opinion, or proposal made or submitted to any Governmental Authority in connection with any such Proceeding.

(c) Without limiting the generality of Section 6.4(a), Holdings, the Partnership and Parent shall, (i)(A) as promptly as reasonably practicable after the date of this Agreement prepare and, in no event later than ten (10) Business Days after the date of this Agreement, submit an application for the FERC Approval, (B) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to obtain the FERC Approval so as to be able to consummate and make effective the Transactions, including taking all such further action as may be necessary to resolve such objections, if any, as the FERC may assert under applicable Law (including the FPA) with respect to the Transactions so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Outside Date) and (ii) subject to applicable legal limitations and the instructions of any Governmental Authority, keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications received by the Partnership Entities or the Parent Entities, as the case may be, or any of their respective Subsidiaries, from any third party or any Governmental Authority with respect to such transactions. The Partnership Entities and Parent Entities shall permit counsel for the other parties reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority. Each of the Partnership and Parent agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the proposed transactions unless it consults with the other parties in advance and, to the extent not prohibited by such Governmental Authority, gives the other party the opportunity to attend and participate.

(d) Each Party shall, and shall cause its Affiliates (other than any Non-U.S. Member) to, use its reasonable best efforts to obtain CFIUS Approval, including exercising reasonable best efforts to promptly (and not later than 15 Business Days after the date hereof, unless otherwise agreed by the Parties) making the joint draft filing required in connection with the CFIUS Approval in accordance with the DPA, promptly making the joint final filing in connection with the CFIUS Approval and in accordance with the DPA after receipt of confirmation that CFIUS has no further comment to the draft filing, and providing any information requested by any Governmental Authority in connection with the CFIUS review or investigation of the Transactions within the timeframes set forth in the DPA; provided that Parent shall not be in breach of its obligations hereunder if any of its Non-U.S. Members declines to provide information that it deems to be proprietary or otherwise not advisable to make available, provided that Parent exercised reasonable best efforts in requesting such information of its Non-U.S. Members. In the event that CFIUS makes CFIUS Approval contingent on Parent agreeing to certain conditions, restrictions or other actions, Parent shall exercise reasonable best efforts to implement such conditions, restrictions or other actions in order to obtain CFIUS Approval; provided that Parent shall have the ability to negotiate any such conditions, restrictions and other actions with CFIUS for a reasonable period of time before agreeing to implement any such conditions, restrictions or other actions; and provided further that Parent shall not be required to agree to any such conditions, restrictions or other actions that require any action or concession be taken or made by, any of its direct or indirect owners (including the Non-U.S. Members) or require any such direct or indirect owner to approve a matter relating to its investment in CD CEI V JV Holdco or any of the other Parent Entities that would disproportionately and adversely affect such direct or indirect owner relative to any of the other direct or indirect owners in order to implement any such conditions, restrictions or other actions. Subject to applicable Laws or any requirement of any Governmental Authority, each of the

Parties shall cooperate with and keep each other reasonably informed as to the status of and the processes and proceedings relating to obtaining the CFIUS Approval, and shall promptly notify each other of any material communication from CFIUS in respect of this Agreement or the Transactions, and, unless it consults with the other Party in advance, shall not make any submissions, correspondence or filings, or participate in any communications or meetings with CFIUS, and, to the extent not precluded by any Governmental Authority, give the other Party the reasonable opportunity to review drafts of, and provide final copies of, any submissions, correspondence or filings, and to attend and participate in any communications or meetings.

(e) Information. Subject to applicable Law, each Party will, upon request by any other Party, furnish the other with all information concerning itself, its Subsidiaries, directors, officers, members, managers, general partners and stockholders and such other matters as may be necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of any Party to any Governmental Authority or other Person in connection with the Parties’ respective obligations under this Section 6.4. Notwithstanding anything to the contrary in this Agreement and for the avoidance of doubt, the obligation of this Section 6.4(e) shall not apply to matters related to the CFIUS Approval and the subject matter of Section 6.4(d), which instead shall be governed by the standard of conduct set forth in Section 6.4(d).

(f) Fees and Other Costs of Governmental Consents. Each of the Parties will be responsible for its own respective fees, costs and expenses, including costs and expenses of any necessary experts or consultants, incurred by such Party, as applicable, in connection with any review of, inquiry into, investigation of, or challenge to any of the Transactions; provided that Parent will be responsible for paying the filing fees under the HSR Act and any filing fee associated with any other applicable Antitrust Laws.

Section 6.5 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the General Partner. None of Holdings, Parent or the General Partner will, and each of the foregoing will cause its Representatives not to, issue any public announcements or make other public disclosures regarding this Agreement or the Transactions without the prior written approval of the Parties; provided, however, that a Party or its Representatives may issue a public announcement or other public disclosures (i) required by Law or the rules of any stock exchange upon which such Party’s or its parent entity’s capital stock or any other equity interest is traded, or (ii) with respect to any dispute between or among the Parties regarding this Agreement or the Transactions, provided that, in the case of clause (i), such Party affords the other Parties a reasonable opportunity to first review the content of the proposed disclosure and provide reasonable and timely comment regarding same; provided, however, that the Partnership shall not be required by this Section 6.5 to consult with any other Party with respect to a public announcement in connection with the receipt and existence of an Alternative Proposal and matters related thereto or an Adverse Recommendation Change, subject to the obligations set forth in Section 6.3.

Section 6.6 Access to Information; Confidentiality.

(a) From the date of this Agreement to the Partnership Merger Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice and subject to applicable Laws relating to the exchange of information, each of the Partnership Entities and Holdings shall, and shall use its commercially reasonable efforts to cause its Subsidiaries, officers, directors and Representatives to, (i) afford Parent and its Representatives reasonable access (and, with respect to books and records, the right to copy), during normal business hours, to their respective officers, employees, agents, properties, assets, books, offices, facilities and records and other information reasonably requested by Parent (in each case, whether in physical or electronic form), (ii) furnish promptly during normal business hours such information concerning the business, properties, offices, facilities, assets and liabilities of the Partnership Group Entities as Parent or its Representatives reasonably request and (iii) reasonably cooperate with Parent and its Representatives to organize and facilitate meetings among Parent and its Representatives and the Partnership Entities and their respective Representatives to be located at the offices and facilities of the Partnership Group Entities at such times as Parent may reasonably request; provided, however, that such access shall be provided on a basis that minimizes the disruption to the operations of the Partnership Entities and in no event shall include invasive sampling or testing of the Environment; and provided further, that the foregoing will not require the Partnership Entities (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Partnership Entities (after consultation with its outside legal counsel) would (A) result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Partnership Entities have used commercially reasonable efforts to obtain the Consent of such third party to such inspection or disclosure or (B) result in a violation of any Antitrust Laws, (ii) to disclose any privileged information of the Partnership Group Entities to the extent such disclosure would result in the loss of such privilege (in each case, it being agreed that the Partnership Entities shall give notice to Parent of the fact that it is withholding such access or information and thereafter the Partnership Entities shall use their respective commercially reasonable efforts to cause such access or information, as applicable, to be provided, or made available, in a manner that would not reasonably be expected to cause such a disclosure, violation or waiver) or (iii) to disclose any information relating to the Partnership Entities’ consideration of the Transactions, including the minutes of the General Partner Board or GP Conflicts Committee.

(b) Except for disclosures permitted by the terms of the Confidentiality Agreement, Parent and its Representatives will hold all information received from the Partnership Entities pursuant to this Section 6.6 in confidence in accordance with the terms of the Confidentiality Agreement.

Section 6.7 Indemnification and Insurance.

(a) From and after the Partnership Merger Effective Time, CD CEI V JV Holdco shall, and Parent shall cause the General Partner and the Surviving Entities to, indemnify, defend and hold harmless each Indemnified Person against all liabilities, losses, damages, claims, fees, costs, expenses (including attorneys’ fees), interest, awards, judgments, fines, inquiries, penalties suffered or incurred and amounts paid in settlement (collectively, “Losses”) in connection with any Proceeding arising out of or pertaining to the fact that the Indemnified Person is or was an officer, director, employee, fiduciary or agent of the General Partner or any Partnership Group Entity whether commenced, asserted or claimed before or after the Partnership Merger Effective Time to the fullest extent permitted under Applicable Law but subject to any limitations and exclusions of any such indemnity as set forth in the General Partner LLC Agreement, the Partnership Agreement or the OpCo LLC Agreement (or in the comparable governing documents of any other Partnership Group Entity); provided, however, that there shall be no obligation of CD CEI V JV Holdco, the General Partner, the Partnership or OpCo to indemnify any Indemnified Person to the extent of such Indemnified Person’s fraud or willful misconduct. In the event of any Proceeding in which an Indemnified Person is entitled to indemnification pursuant to the immediately preceding sentence, (i) Parent, the General Partner and the Surviving Entities shall pay, as incurred, the fees and expenses of the Indemnified Person, in advance of the final disposition of any such Proceeding to the fullest extent permitted by applicable Law and, if required, upon receipt of any undertaking required by applicable Law to repay the amounts so advanced to the extent it is ultimately determined that such Indemnified Person is not entitled to indemnification, and (ii) Parent, the General Partner and the Surviving Entities will cooperate in the defense of any such matter; provided that none of Parent, the General Partner or the Surviving Entities shall settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in which indemnification could be sought by such Indemnified Person hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding or such Indemnified Person otherwise consents in writing.

(b) All rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Partnership Merger Effective Time now existing in favor of any Indemnified Person as provided in the General Partner LLC Agreement, the Partnership Agreement or the OpCo LLC Agreement (or in the comparable governing documents of any other Partnership Group Entity), under applicable Law, or otherwise, shall continue in full force and effect in accordance with their terms from and after the Partnership Merger Effective Time, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect and right thereunder of any such Indemnified Person.

(c) Prior to the Partnership Merger Effective Time, the Partnership Entities will purchase a single-premium pre-paid “tail policy” for a period of six years from the Closing Date having coverage terms, benefits, levels of coverage (including limits, self-insured retentions and deductibles) and other terms and conditions which are in the aggregate not less advantageous to the Indemnified Persons as those in effect under the director and officer insurance policies (the “D&O Insurance”) of the Partnership Group Entities or the General Partner as of immediately prior to the Closing. Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the General Partner and the Surviving Entities. If the Partnership Entities for any reason fail to obtain such “tail policy” as of the Partnership Merger Effective Time, the General Partner and the Surviving Entities shall, and Parent shall cause the General Partner and the Surviving Entities to, continue to maintain in effect for a period of at least six years from and after the Partnership Merger Effective Time the D&O Insurance in place as of immediately prior to the Closing having coverage terms, benefits, levels of coverage (including limits, self-insured retentions and deductibles) and other terms and conditions which are in the aggregate not less advantageous to the Indemnified Persons as of immediately prior to the Closing, or the General Partner and the Surviving Entities shall, and Parent shall cause the Surviving Entities to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period having coverage benefits, levels of coverage (including limits, self-insured retentions and deductibles) and other terms and conditions which are in the aggregate not less advantageous to the Indemnified Persons as of immediately prior to the Closing; provided, however, that in no event shall Parent, the General Partner or the Surviving Entities be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by the Partnership Entities for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, the General Partner and the Surviving Entities shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(d) The rights of any Indemnified Person under this Section 6.7 will be in addition to any other rights such Indemnified Person may have under the Organizational Documents of the Partnership Group Entities or the General Partner, any Contract with any Partnership Group Entity or the General Partner, the DRULPA or the DLLCA. The provisions of this Section 6.7 will survive the Closing Date for a period of six years and are expressly intended to benefit, and shall be enforceable by, each of the Indemnified Persons and their respective heirs, successors, assigns, executors and administrators; provided, however, that in the event that any claim or claims for indemnification set forth in this Section 6.7 are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until disposition of all such claims. If Parent, the General Partner, the Surviving Entities or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers or conveys all or substantially all of their businesses or assets to any other Person, then, in each such case, to the extent necessary, a proper provision shall be made so that the successors and assigns of Parent, the General Partner or the Surviving Entities, as the case may be, shall assume the obligations of Parent, the General Partner and the Surviving Entities set forth in this Section  6.7.

Section 6.8 Transaction Litigation. The Partnership Entities and Holdings will give the Parent Entities prompt notice of any Proceeding commenced or, to the Knowledge of the Partnership Entities, threatened, against any of them or their respective directors, officers, managers, partners or Affiliates relating to this Agreement or the Transactions (collectively, “Transaction Litigation”) and shall keep the Parent Entities reasonably informed with respect to the status thereof (including by promptly furnishing to Parent and its Representatives such information relating to such Proceeding as may be reasonably requested). The Partnership Entities and Holdings shall reasonably consult with the Parent Entities regarding the defense or settlement of any Transaction Litigation and shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Partnership Entities and Holdings may at any time, without Parent’s consent, settle such Transaction Litigation pursuant to settlements providing solely for (i) money damages and the payment of attorney’s fees in an aggregate amount not in excess of amounts equal to the dollar amount of the limits of the

D&O Insurance and for which the insurers under the D&O Insurance have accepted liability along with a dismissal of such Transaction Litigation that either is on a with prejudice basis or a release of all claims executed by all Persons that are the counterparties to such Transaction Litigation and/or (ii) providing additional disclosure in the Proxy Statement that does not disparage the Parent Entities, the Partnership Entities, any of their respective Affiliates or any of their respective businesses.

Section 6.9 Partnership Debt.

(a) Existing Credit Facility. At the OpCo Merger 1 Effective Time, the Initial Surviving LLC shall (i) use a portion of the Debt Financing Proceeds to repay or cause to be repaid all Indebtedness, liabilities and other obligations outstanding under the Existing Credit Facility or secured by the collateral therefor, (ii) terminate or cause to be terminated all commitments of the lenders to lend under the Existing Credit Facility, (iii) assign, replace or otherwise takeover and cause the release of any outstanding letters of credit issued under the Existing Credit Facility, a list of which is set forth in Section 6.9(a) of the Partnership Disclosure Letter, and (iv) terminate or release, or cause to be terminated and released, any and all guarantees of, and Liens securing, such Indebtedness, liabilities and obligations, in each case, including obtaining customary payoff letters and causing the filing of any UCC-3 termination statements, mortgage releases or similar documents evidencing termination or release of such Indebtedness and Liens. In connection with the foregoing, the Parent Entities and the Partnership Entities (other than OpCo) shall cooperate with OpCo to cause to be terminated and released any and all guarantees of, and Liens securing, such Indebtedness, liabilities and obligations, in each case.

(b) First Solar Note. At the OpCo Merger 1 Effective Time, the Initial Surviving LLC shall use a portion of the Debt Financing Proceeds to (i) pay in full that certain Promissory Note, dated as of December 1, 2016, by OpCo in favor of First Solar Asset Management, LLC (the “First Solar Note”) and (ii) terminate or release, or cause to be terminated and released, any and all Liens securing such Indebtedness, liabilities and obligations, in each case, including obtaining customary payoff letters, releases or similar documents evidencing termination or release of such Indebtedness and Liens. In connection with the foregoing, the Parent Entities and the Partnership Entities shall cooperate to cause to be terminated and released any and all Liens securing such Indebtedness, liabilities and obligations.

(c) Cooperation. The Parties shall, and the Partnership Entities shall cause the other Partnership Group Entities to, reasonably cooperate with the Parent Entities in the foregoing and in the preparation, execution, delivery and filing of the necessary and appropriate documentation in connection with any actions reasonably requested by Parent pursuant to Section 6.9(a) and (b) and in order to satisfy the conditions set forth in Section 7.3(d) and Section 7.3(e), including the release on the Closing Date of any outstanding letters of credit under the Existing Credit Facility by the beneficiaries that are holding such outstanding letters of credit and the release on the Closing Date of all Liens securing the liability and obligations associated with such outstanding letters of credit.

Section 6.10 Fees and Expenses. Except as otherwise provided in this Agreement, including Section 6.4(f), all fees and expenses incurred in connection with this Agreement, the Mergers and the Transactions shall be paid by the Party incurring such fees or expenses, whether or not the Mergers are consummated, except that the expenses incurred by the Partnership Entities in connection with the filing, printing and mailing of the Proxy Statement (including applicable SEC filing fees) and the solicitation of the Shareholder Approval and the Unitholder Approval shall be borne one-half by Parent and one-half by the Partnership Entities. The Partnership Entities shall use their reasonable best efforts to cause any fees and expenses that they incur in connection with this Agreement to be paid at or prior to the Closing and, to the extent that any fees and expenses are not paid prior to the Closing, the Partnership Entities shall use their reasonable best efforts to obtain an estimate of any fees and expenses that will remain outstanding after the Closing. Prior to the date hereof, the Partnership Entities have delivered to Parent a budget estimating the fees and expenses that the Partnership Entities expect to incur in connection with this Agreement. The Partnership Entities will exercise reasonable best efforts to incur fees and expenses consistent with such budget.

Section 6.11 Termination of Trading and Deregistration. The Partnership Entities and Holdings will cooperate with the Parent Entities and use commercially reasonable efforts to take, or cause to be taken, all actions and all things reasonably necessary, proper or advisable on their part under applicable Laws and rules and policies of NASDAQ to cause (a) the delisting of the Class A Shares from NASDAQ and the termination of trading of the Class A Shares on the Closing Date and prior to the Partnership Merger Effective Time and (b) the deregistration of the Class A Shares under the Exchange Act as promptly as practicable after the Partnership Merger Effective Time.

Section 6.12 Takeover Laws. If any Takeover Law is or may become applicable to the Transactions, the Partnership Entities and their respective boards of directors or managers and/or the Parent Entities and their respective boards of directors or managers, as applicable, will grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Parties will otherwise act to eliminate or minimize the effects of such Takeover Law on the Mergers.

Section 6.13 Section 16 Matters. Prior to the Partnership Merger Effective Time, to the extent reasonably necessary, the Partnership Entities will take all such steps as may be necessary or appropriate to cause any dispositions of Class A Shares resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Partnership Entities to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.14 FIRPTA Certificate. At the Closing, Holdings and each Sponsor shall deliver to Parent a certificate, dated as of the Closing Date, which satisfies the requirements set forth in Treasury Regulation Section 1.1445-2(b)(2).

Section 6.15 Tax Matters.

(a) Holders of OpCo Units will be allocated all items of income, gain, loss, deduction and credit of OpCo for income Tax purposes through and including the Closing Date.

(b) The Sponsors will be responsible for the preparation of all OpCo and General Partner Tax Returns with respect to all taxable periods ending on or before the Closing Date that are required to be filed or delivered after the Closing Date, which Tax Returns shall be prepared in a manner consistent with the past practices of OpCo or the General Partner, as applicable, unless otherwise required by applicable Law; provided that any out-of-pocket, third party costs, fees or expenses incurred with respect to the foregoing shall be borne by OpCo or the General Partner. The Sponsors will provide to Parent copies of all such OpCo Income Tax Returns at least 30 days prior to the date on which such OpCo Income Tax Return is required to be filed or delivered for Parent’s review and comment, and any reasonable comments of Parent shall be considered and accepted for incorporation into such OpCo Income Tax Return by the Sponsors prior to filing or delivery by OpCo.

(c) With respect to any Tax Return of OpCo or the General Partner for a taxable period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed by OpCo or the General Partner after the Closing Date, (w) Parent shall cause such Tax Return to be prepared (in a manner consistent with practices followed in prior taxable periods and in compliance with applicable Law) and, in making allocations to Sponsors for such taxable period, shall use the interim closing method in accordance with applicable Treasury Regulations, treating the books of the applicable partnership as closing as of the end of the Closing Date, (x) Parent shall deliver a draft of such Tax Return to the Sponsors for their review and comment at least fifteen (15) days prior to the due date (including extensions) for filing such Tax Return, (y) any reasonable comments of the Sponsors shall be considered and accepted for incorporation into such Tax Return prior to the date for filing, and (z) Parent shall cause such Tax Return to be executed and duly and timely filed with the appropriate Governmental Authority and shall pay all Taxes shown as due and payable on such Tax Return.

(d) Following the Closing, the Parties shall, and shall cause their respective Affiliates (and their respective officers, directors, employees or agents) to, cooperate with the other Parties regarding the preparation and filing of all OpCo and General Partner Tax Returns, including providing the other Parties with reasonable access, during normal business hours, to their respective offices, employees, outside accountants, books, records and Tax Returns, subject to the proviso in Section 6.6(b).

(e) Following the Closing, Parent shall not, and shall cause its Affiliates (including OpCo) not to, amend, refile or otherwise modify any OpCo Income Tax Returns filed prior to the Closing Date or pursuant to Section 6.15(b), except with the consent of the Sponsors (which consent shall not be unreasonably withheld, conditioned or delayed) or as required by applicable Law. With respect to any tax audit or similar proceeding with respect to tax periods of OpCo beginning prior to the Closing Date or that otherwise subject a Sponsor or Sponsor Affiliate to a greater tax liability than it would have borne if the Opco Merger 1 Partnership Distribution, OpCo Merger 1 OpCo Distribution, and associated borrowing never occurred and the OpCo Merger Consideration had been increased by the amount of the OpCo Merger 1 OpCo Distribution (an “Audit Proceeding”), (i) Parent and its Affiliates (including OpCo) shall promptly notify Sponsors of the commencement of the proceeding, and (ii) Sponsors shall have the right to participate in the proceeding, including the right to review in advance and comment upon any written communications to the relevant governmental authority and to receive reasonable advance notice from Parent and its Affiliates (including OpCo) of, and to participate in, any meetings with the governmental authority. Parent and its Affiliates (including OpCo) shall not settle or otherwise compromise any such Audit Proceeding without the consent of Sponsors, which consent shall not be unreasonably withheld, conditioned or delayed. Further, Parent and its Affiliates (including OpCo) shall not adopt any position in any such Audit Proceeding that would increase the tax liability of Sponsor or its Affiliates without the consent of Sponsors, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that the Sponsors do not consent to a position proposed to be adopted by Parent and its Affiliates (including OpCo) with respect to any such Audit Proceeding, the disputed positions shall be submitted to a national accounting firm acceptable to both parties, whose determination over the proper position to take shall be binding on the parties. Following the Closing, Parent shall not, and shall cause its Affiliates (including OpCo) and any person designated as the “partnership representative” of OpCo in accordance with the rules prescribed pursuant to Section 6223 of the Code not to, make any available election under Section 6226 of the Code to the extent such election would adversely affect Sponsors as a result of taxable items or events arising after the Closing that are not related to the Transactions. Except as set forth in the preceding sentence, Parent and its Affiliates (including OpCo) shall not be precluded from making any available election under Section 6226 of the Code.

(f) The Parties shall cause OpCo to have a valid election in effect under Section 754 of the Code for any taxable period which includes the Closing Date and shall not revoke such election without the consent of Parent.

(g) The Parties agree that the OpCo Merger Consideration (plus any applicable liabilities for U.S. federal income Tax purposes) will be allocated among the underlying assets of OpCo (and, to the extent applicable, the Subsidiaries of OpCo or the other Equity Securities owned by OpCo) for purposes of Sections 743(b), 751, 755 and 1060 of the Code and the statements required to be filed under Treasury Regulations Sections 1.751-1(a)(3) and 1.743-1(k) (and any similar provision of state, local or foreign Law, as applicable) (the “OpCo Merger Consideration Allocation”). Within 45 days after the Closing Date, Parent shall provide the Sponsors with a proposed OpCo Merger Consideration Allocation. Within 30 days after the date of the delivery of such proposed allocation to the Sponsors, the Sponsors shall propose to Parent any changes to such allocation in writing or otherwise shall be deemed to have agreed with such allocation upon the expiration of such 30 day period. The Sponsors and Parent shall cooperate in good faith to mutually agree to such allocation and shall reduce such agreement to writing. The Parties shall file timely any forms and statements required under U.S. federal or state income Laws with respect to Taxes consistent with such OpCo Merger Consideration Allocation. The Parties shall not file any Tax Return or otherwise take any position with respect to Taxes which is inconsistent with such OpCo Merger Consideration Allocation, except as required by a final “determination” within the meaning of Section 1313 of the Code or any similar state Law.

(h) Parent and the Partnership Entities shall each be liable for and shall pay one-half of any transfer, conveyance, documentary, sales, use, registration, stamp, excise, value-added or other similar Taxes payable by reason of the Transactions (“Transfer Taxes”). The Party responsible under applicable Tax Law for submitting payment of such Transfer Taxes to the applicable taxing authority shall file all necessary returns, reports or other filings with respect to all such Taxes. Should a Partnership Entity or any other Person be responsible for submitting payment of a Transfer Tax for which Parent is responsible under this Section 6.15(h), Parent shall either (i) provide such Person with the funds necessary to pay such Transfer Tax at least five (5) days before such Transfer Tax is due, or (ii) if such Person waives the requirement in (i), promptly reimburse such Person for such Transfer Tax.

Section 6.16 Financing.

(a) Subject to the terms and conditions of this Agreement, (i) Parent shall take all actions, and do (or cause to be done) all things, necessary, proper or advisable to obtain the Equity Funds, and (ii) Parent shall use its reasonable best efforts to obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letter and the Debt Fee Letter (including the flex provisions), and shall not consent to any assignment of the commitments set forth in the Debt Commitment Letter to which it has a consent right without the Partnership’s prior written consent or permit any amendment or modification to be made to, or consent to any waiver of any provision or remedy under, the Debt Commitment Letter or the Debt Fee Letter, if such amendment, modification, consent or waiver would (A) reduce the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount) from that contemplated in the Debt Commitment Letter to an amount that, together with Equity Funds received by Parent, would not enable Parent to meets its payment obligations under this Agreement, including under Article II, or (B) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Debt Financing or any other terms in a manner that would reasonably be expected to (1) delay or prevent the Closing, (2) make the timely funding of the Financing or satisfaction of the conditions to obtaining the Financing less likely to occur or (3) adversely impact the ability of Parent to enforce its rights against the Debt Financing Sources under the Debt Commitment Letter. For purposes of clarification, the foregoing shall not prohibit Parent from amending the Debt Commitment Letter and the Debt Fee Letter to add additional lender(s) (and Affiliates of such additional lender(s)) as a party thereto so long as the addition of such lenders would not reasonably be expected to (x) delay or prevent the Closing, (y) make the timely funding of the Financing or satisfaction of the conditions to obtaining the Financing less likely to occur or (z) adversely impact the ability of Parent to enforce its rights against the Debt Financing Sources under the Debt Commitment Letter (with any reference in this Agreement to the “Debt Financing Sources” being deemed to include such additional lender(s)). Any reference in this Agreement to (a) “Debt Financing” shall include the financing contemplated by the Debt Commitment Letter as amended or modified in compliance with this Section 6.16 and (b) “Debt Commitment Letter” shall include such documents as amended or modified in compliance with this Section 6.16.

(b) Subject to the terms and conditions of this Agreement, Parent shall use its reasonable best efforts to (A) maintain in effect the Debt Commitment Letter in accordance with its terms, (B) negotiate and enter into, as soon as reasonably practicable (and in any event before the Closing), all definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letter on the terms and conditions contained in the Debt Commitment Letter and the Debt Fee Letter (including the flex provisions), (C) satisfy on a timely basis all conditions to the consummation of the Debt Financing that are applicable to Parent or its Affiliates including the payment of any commitment, engagement, placement or other fees or expenses required as a condition to the Debt Financing, and consummate the portion of the Debt Financing required for the Closing, as applicable, at or prior to such Closing, (D) deliver a private placement memorandum as required by the Debt Commitment Letter on or before March 7, 2018, (E) comply with its obligations under the Debt Commitment Letter, the Debt Fee Letter and any definitive agreements related to the Debt Financing, (F) cause the proceeds of any issuance of notes, borrowings of loans or consummation of any other debt financing that has the effect of reducing the principal amount of funds available under the Debt Commitment Letter, and that are expected to be received prior to the Closing Date, to be deposited by the financing sources thereof into an escrow account and pursuant to escrow arrangements that are not subject to any conditions more onerous than the Debt Commitment Letter, (G) diligently and in good faith enforce its rights under the Debt Commitment Letter and any definitive agreements related to the Debt Financing, including (upon a good faith request of the Partnership) by filing one or more lawsuits against the Debt Financing Sources to fully enforce the Debt Financing Sources’ obligations (and the rights of Parent and its Affiliates) thereunder in the event of a breach by the lenders under the Debt Commitment Letter, (H) in the event that all conditions in the Debt Commitment Letter have been satisfied, cause the Debt Financing Sources to fund on the Closing Date the Debt Financing required to consummate the transactions contemplated by the Transaction Documents and (I) cause the Debt Financing Proceeds to be contributed to OpCo Merger Sub 1 on the Closing Date. Parent shall refrain from taking, directly or indirectly, any action that would reasonably be expected to result in a failure of (x) any of the conditions related to the Debt Financing or (y) the Equity Funds to be unavailable to Parent for purposes of satisfying its payment obligations hereunder and to consummate the transactions contemplated hereby on the Closing Date.

(c) Parent shall keep the Partnership informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing and provide to the Partnership copies of all executed definitive documents related to the Debt Financing (provided that the Debt Fee Letter may be redacted as contemplated by Section 5.9 and to omit the numerical fee amounts and certain other commercially sensitive numbers and provisions set forth therein). Without limiting the generality of the foregoing, Parent shall give the Partnership prompt notice (i) of any breach, default, termination or repudiation by any party to the Debt Commitment Letter or definitive document related to the Debt Financing of which Parent becomes aware, (ii) of the receipt by Parent of any notice or other communication from any Person with respect to any (A) actual or potential breach, default, termination or repudiation by any party to the Debt Commitment Letter or any definitive document related to the Debt Financing, of any provisions of the Debt Commitment Letter or any definitive document related to the Debt Financing or (B) material dispute or disagreement between or among any parties to the Debt Commitment Letter or any definitive document related to the Debt Financing and (iii) of the occurrence of any event or development that Parent expects to have a material and adverse impact on the ability of Parent to obtain on a timely basis all or any portion of the Debt Financing contemplated by the Debt Commitment Letter on the terms, in the manner or from the sources contemplated by the Debt Commitment Letter or the definitive documents related to the Debt Financing. As soon as reasonably practicable, but in any event within three calendar days of the date the Partnership delivers Parent a written request, Parent shall provide any information reasonably requested by the Partnership relating to any circumstance referred to in clause (i), (ii) or (iii) of the immediately preceding sentence.

(d) Subject to the terms and conditions of this Agreement, if any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter and the Debt Fee Letter (including the flex provisions), Parent shall use its reasonable best efforts to arrange and obtain as promptly as practicable alternative financing from alternative sources on terms and conditions that do not contain conditions to funding that are materially more adverse, in the aggregate, to Parent than those contained in the Debt Commitment Letter and the Debt Fee Letter, and in an amount at least equal to the amount of the Debt Financing or such unavailable portion thereof, as the case may be (the “Alternative Debt Financing”), and to obtain a new financing commitment letter with respect to such Alternative Debt Financing (the “New Debt Commitment Letter”) which shall replace the existing Debt Commitment Letter, a true, complete and correct copy of which (together with the Debt Fee Letter) shall be promptly provided to the Partnership. In the event any New Debt Commitment Letter is obtained, (i) any reference in this Agreement to the “Debt Financing” shall mean the debt financing contemplated by the Debt Commitment Letters as modified pursuant to clause (ii) below, (ii) any reference in this Agreement to the “Debt Commitment Letter” shall be deemed to include the Debt Commitment Letters that are not superseded by a New Debt Commitment Letter at the time in question and the New Debt Commitment Letters to the extent then in effect, (iii) any reference in this Agreement to “Debt Fee Letter” shall be deemed to include any fee letter relating to the Debt Commitment Letters that are not superseded by a New Debt Commitment Letter at the time in question and any fee letter relating to New Debt Commitment Letters to the extent then in effect and (iv) any reference in this Agreement to the “Debt Financing Sources” shall be deemed to include the parties thereto providing such Alternative Debt Financing.

(e) Parent acknowledges and agrees that it is not a condition to the Closing or to any of its other obligations under this Agreement that Parent obtain financing (including the Equity Funds and the Debt Financing) for, or related to, any of the Transactions. For the avoidance of doubt, if the Debt Financing or the Equity Funds have not been obtained, Parent shall continue to be obligated, subject to the fulfillment or waiver of the applicable conditions set forth in Article VII and the other terms of this Agreement (including any provisions of this Agreement that may limit the availability of specific performance or other equitable remedies in the event that the Parent Termination Fee is paid), to consummate the transactions contemplated by this Agreement.

Section 6.17 Financing Cooperation. The Partnership agrees to provide reasonable cooperation in connection with the arrangement and consummation of, and the negotiation of agreements with respect to, the Debt Financing and any Alternative Debt Financing. In furtherance of and not in limitation of the foregoing, the Partnership shall (a) cause the management of the Partnership, OpCo and their respective Subsidiaries to be reasonably available, on reasonable advance notice, to Parent and the Debt Financing Sources providing the Debt Financing and any Alternative Debt Financing to participate in due diligence sessions, (b) assist in the preparation of one or more appropriate and customary offering documents and assisting Parent and the Debt Financing Sources providing the Debt Financing and any Alternative Debt Financing in preparing other appropriate and customary marketing materials, in each case to be used in connection with the Debt Financing and any Alternative Debt Financing, and (c) request the independent auditors with respect to the Partnership, OpCo and their respective Subsidiaries to prepare and deliver “comfort letters,” dated the date of each offering document used in connection with any transaction in connection with the Debt Financing and any Alternative Debt Financing (with appropriate bring down comfort letters delivered on the closing date of the Debt Financing and any Alternative Debt Financing), in compliance with professional standards and otherwise on terms reasonably acceptable to Parent, as the case may be, in each of the foregoing cases as may be necessary and customary in connection with a financing substantially similar to the Debt Financing and any Alternative Debt Financing; provided, however, that the Partnership shall be reimbursed promptly (and in any event with 10 Business Days of providing invoices to Parent) by Parent for all reasonable out-of-pocket expenses incurred by the Partnership in connection with the foregoing. Notwithstanding the foregoing, nothing contained in this Section 6.17 shall require (i) any officer, employee, director or consultant of the Partnership, OpCo or any of their respective Subsidiaries to participate in any way with any Debt Financing or any Alternative Debt Financing, any capital markets transactions conducted by or on behalf of Parent, any due diligence sessions, management presentations, roadshows or other marketing activities in connection with any Debt Financing, Alternative Debt Financing or any other capital markets transactions or related transactions by Parent in connection with financing the transactions contemplated by the Transaction Documents, (ii) the Partnership or any management of the Partnership, OpCo or any of their respective Subsidiaries to engage in any action that would interfere unreasonably with the business of the Partnership, OpCo and their respective Subsidiaries, or (iii) the Partnership, OpCo or any of their respective Affiliates to pay any commitment or other similar fee or incur any other liability in connection with any Debt Financing or any Alternative Debt Financing; provided, however, that the General Partner, the Partnership and OpCo exercise reasonable efforts to make their respective management reasonably available in connection with their obligation to provide reasonable cooperation to the Parent pursuant to this Section 6.17. Parent shall indemnify and hold harmless the Partnership, OpCo and their respective Affiliates and their respective directors, officers and employees from and against any and all Losses suffered or incurred by them in connection with the arrangement and completion of any Debt Financing or any Alternative Debt Financing, capital markets transactions or related transactions by Parent in connection with financing the transactions contemplated by the Transaction Documents and any information utilized in connection therewith except with respect to information in respect of the Partnership, OpCo and their respective Subsidiaries supplied by the Partnership and its Representatives specifically for inclusion or incorporation by reference therein, to the extent such Losses are not caused by a breach by the General Partner, Partnership or OpCo of this Agreement or otherwise caused by the gross negligence or willful misconduct of the General Partner, Partnership, OpCo or any of their respective Affiliates.

Section 6.18 Related Party Transactions. Prior to the Closing, the Partnership Entities and Holdings shall, and shall cause their Subsidiaries to, take such actions as are necessary or required to terminate in full all

Contracts by and between the Partnership Group Entities, on the one hand, and the General Partner and any of its Affiliates (other than the Partnership Group Entities), on the other hand, other than those Contracts set forth in Section 6.18 of the Partnership Disclosure Letter, without any liability, obligation or additional cost for any party thereto or their Affiliates following the Closing.

Section 6.19 GP Conflicts Committee. Prior to the earlier of the Closing and the termination of this Agreement in accordance with its terms, none of the Partnership Entities shall, and Holdings shall not permit any Partnership Entities to, without the consent of the GP Conflicts Committee, eliminate the GP Conflicts Committee, revoke or materially diminish the authority of the GP Conflicts Committee or remove or cause the removal of any director of the General Partner Board that is a member of the GP Conflicts Committee either as a member of such board or member of such committee without the affirmative vote of the members of the General Partner Board, including the affirmative vote of each of the other members of the GP Conflicts Committee. For the avoidance of doubt, this Section 6.19 shall not apply to the filling in accordance with the provisions of the applicable governing documents of the General Partner of any vacancies caused by the death, incapacity or resignation of any such director.

Section 6.20 Transition Services Agreement. In order to ensure the orderly transition of the business of the Partnership Group Entities to Parent, the Partnership shall negotiate in good faith with the Sponsors one or more transition services agreement(s) between the Partnership and the Sponsors or their Affiliates, pursuant to which the Sponsors or their Affiliates shall provide customary information technology and financial reporting, tax, treasury, insurance, legal and other general support services to the Partnership.

Section 6.21 Support Obligations. No later than five (5) Business Days following the date of this Agreement, the General Partner shall deliver to the Parent Entities a true and complete list of all of the Support Obligations.

Section 6.22 Certain Equity Interests Transactions. At, or prior to, the Closing, the Partnership Entities shall have caused the following to occur: (a) all of the Upper Tier SPWR Entity Class A Interests have been cancelled or redeemed such that the only membership interests of the Upper Tier SPWR Entities issued and outstanding at the completion of the Closing are the Upper Tier SPWR Entity Class B Interests (the “Upper Tier SPWR Redemption”), and (b) all of the SPWR Tax Equity Entity Class C Interests shall have been transferred to the relevant SPWR Tax Equity Entity Class B Member, such that at the completion of the Closing, the relevant SPWR Tax Equity Entity Class B Member owns all of the applicable SPWR Tax Equity Entity Class C Interests (the “SPWR Tax Equity Transfer”).

Section 6.23 Maryland Solar Lease Amendment. At, or prior to, the Closing, the Partnership Entities shall have caused the Maryland Solar Lease Amendment to have been fully and duly executed by the parties thereto and the Maryland Solar Lease Amendment shall be in full force and effect at the completion of the Closing.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation to Effect the Transactions. The respective obligations of each Party hereto to effect the Transactions will be subject to the satisfaction (or waiver by all Parties, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Approvals. Each of the Shareholder Approval and the Unitholder Approval shall have been obtained.

(b) Regulatory Approval. (i) Any waiting period (and any extensions thereof) under the HSR Act applicable to the Transactions shall have expired or been terminated, and (ii) all Consents of any Governmental Authority set forth in Section 7.1(b) of the Partnership Disclosure Letter shall have been obtained and shall be in effect and, if applicable, the waiting period (and any extension thereof) or mandated filings thereunder shall have expired, been terminated or been made, as applicable.

(c) No Injunctions or Restraints. No Law or Order enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be pending or in effect enjoining, restraining, preventing or prohibiting consummation of any of the Transactions or making the consummation of any of the Transactions illegal.

(d) Third Party Consents. All Required Consents shall have been obtained and shall be in full force and effect, and the Partnership shall have delivered copies of each such Required Consent to Parent.

Section 7.2 Conditions to Obligations of Parent, Partnership Merger Sub and OpCo Merger Subs to Effect the Transactions. The obligations of Parent, Partnership Merger Sub and OpCo Merger Sub to effect the Transactions are further subject to the satisfaction (or waiver by Parent, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties (A) of the Partnership Entities contained in Section 3.1 (Organization), Section 3.4 (Authorization), Section 3.21 (Takeover Laws) and Section 3.23 (Brokers) and (B) of Holdings contained in Section 4.1 (Organization), Section 4.4 (Authorization) and Section 4.13 (Brokers) are true and correct in all respects (except for any breach of such representations or warranties that are de minimis in scope and liability) as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

(ii) The representations and warranties of (A) the Partnership Entities contained in Section 3.2 (Capitalization) and (B) of Holdings contained in Section 4.3 (Capitalization of the General Partner) are true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for any de minimis inaccuracies.

(iii) The other representations and warranties of the Partnership Entities and Holdings contained in this Agreement are true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Partnership Material Adverse Effect” set forth in any such individual representation or warranty) would not, individually or in the aggregate, be reasonably likely to have a Partnership Material Adverse Effect.

(b) Performance of Obligations of the Partnership Entities and Holdings. The Partnership Entities and Holdings shall have performed in all material respects all obligations that are required to be performed by them under this Agreement at or prior to the Closing Date.

(c) No Partnership Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing any event, change, effect, occurrence or state of facts that would, individually or in the aggregate, be reasonably likely to have, a Partnership Material Adverse Effect.

(d) Certificates. The Parent Entities shall have received at the Closing (i) a certificate signed on behalf of the Partnership Entities by a senior executive officer of the General Partner to the effect that the conditions set forth in Sections 7.2(a) through Section 7.2(c) (inclusive), to the extent applicable to the Partnership Entities, have been satisfied and (ii) a certificate signed on behalf of Holdings by an authorized representative of Holdings to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) (inclusive), to the extent applicable to Holdings, have been satisfied.

(e) Payoff and Lien Release. The Parent Entities shall have received payoff letters, in form and substance reasonably satisfactory to the Parent Entities with respect to (i) the Existing Credit Facility, (ii) the First Solar Note, and (iii) all other indebtedness for borrowed money of any Partnership Group Entities or other Indebtedness secured by any Lien on any equity interest or asset held by any of the Partnership Group Entities (other than Permitted Liens), if any, that in each case set forth the total amount necessary to repay such indebtedness in full and, upon such repayment, authorize the Parent Entities to file any UCC-3 termination statements, mortgage releases or similar documents evidencing termination or release of any such Liens securing such indebtedness.

(f) CFIUS Approval. The CFIUS Approval shall have been obtained and shall be in effect.

(g) Interest Transfers. The Upper Tier SPWR Redemption and the SPWR Tax Equity Transfer shall have occurred or shall occur at the Closing.

(h) Membership Interest Certificates. Parent shall have received all original membership interest certificates in the possession of any Partnership Group Entity relating to the direct or indirect ownership interest of the Partnership Entities in any Partnership Group Entities and any Non-Controlled Partnership Group Entity.

Section 7.3 Conditions to Obligations of the Partnership Entities and Holdings to Effect the Transactions. The obligation of each of the Partnership Entities and Holdings to effect the Transactions is further subject to the satisfaction (or waiver by the General Partner, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the Parent Entities contained in Section 5.1 (Organization) and Section 5.2 (Capitalization of Partnership Merger Sub and OpCo Merger Subs), Section 5.3 (Authorization) and Section 5.11 (Brokers) are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

(ii) The other representations and warranties of the Parent Entities contained in this Agreement are true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in any such individual representation or warranty) would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

(b) Performance of Obligations of the Parent Entities. The Parent Entities shall have performed in all material respects all obligations that are required to be performed by them under this Agreement at or prior to the Closing Date.

(c) Certificate. The Partnership and Holdings shall have received at the Closing a certificate signed on behalf of Parent by a senior executive officer of Parent to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

(d) Credit Support. Each of the Sponsors and their Affiliates shall have been fully released from their obligations (if any) to provide the Support Obligations set forth in Section 7.3(d) of the Partnership Disclosure Schedule (and from any Liens granted in connection with such underlying Support Obligations) and such Support Obligations shall have been returned to the applicable Sponsor (or its designee).

(e) Payoff of Indebtedness. All guarantees of, and Liens securing, the Indebtedness related to the Existing Credit Facility and the First Solar Note shall have been terminated or released, and all outstanding letters of credit under the Existing Credit Facility shall have been assigned or replaced, in each case, as completed by Section 6.9.

Section 7.4 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied, if such Party’s failure to perform any material obligation required pursuant to this Agreement to be performed by it has been the primary cause of, or primarily results in, such failure.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Partnership Merger Effective Time:

(a) by the mutual written consent of the General Partner and Parent.

(b) by either of the General Partner or Parent:

(i) by written notice to the other Party at any time after the Outside Date, if the Closing has not been consummated on or before the Outside Date; provided that the right to terminate this Agreement under this Section 8.1(b)(i) will not be available (x) to a Party whose breach of this Agreement materially contributed to the failure of the Closing to occur on or before the Outside Date; or (y) to a Party if the other Party has filed (and is then pursuing) an action seeking specific performance as permitted by Section 9.9;

(ii) if any Restraint having the effect set forth in Section 7.1(c) (No Injunctions or Restraints) is in effect and has become final and nonappealable; provided, however that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) will not be available to a Party if such Restraint was enacted primarily due to the failure of such Party or its Affiliates to perform any of its obligations under this Agreement; or

(iii) if, after the final adjournment of the Shareholder Meeting at which a vote of the Shareholders has been taken in accordance with this Agreement, the Shareholder Approval has not been obtained.

(c) by Parent:

(i) if any Partnership Entity or Holdings has breached any of its respective representations or warranties set forth in this Agreement (or if any such representations or warranties fail to be true) or any Partnership Entity or Holdings has failed to perform any of its respective covenants or agreements set forth in this Agreement, which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) and (B) is incapable of being cured, or is not cured by the applicable Partnership Entity or Holdings by the earlier of (x) the Outside Date and (y) 30 days following receipt of written notice from Parent of such breach or failure;

(ii) if the General Partner Board or the GP Conflicts Committee has made and not withdrawn an Adverse Recommendation Change (whether or not in compliance with Section 6.3); provided that Parent may only terminate the Agreement pursuant to this clause (ii) prior to the final adjournment of the Shareholder Meeting at which a vote of the Shareholders is taken in accordance with this Agreement; or

(iii) if (A) all of the conditions set forth in Section 7.1 and Section 7.3 have been and continue to be satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to the satisfaction (or waiver) of such conditions at the Closing) and the Closing has not occurred by the time required under Section 1.4, (B) Parent has confirmed by irrevocable written notice delivered to the General Partner that (x) all conditions set forth in Section 7.2 have been and remain satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to the satisfaction (or waiver) of such conditions at the Closing) or that it has irrevocably waived any unsatisfied conditions in Section 7.2 and (y) each of the Parent Entities stands ready, willing and able to consummate the transactions contemplated hereby (including the Closing) on the date of such notice and at all times during the period that ends on the earlier of (i) the tenth Business Day immediately thereafter, and (ii) the date that is one day prior to the Outside Date (such notice, a “Closing Failure Notice”), and (C) the Partnership Entities fail to consummate the transactions contemplated hereby (including the Closing) within such ten Business Day period after the date of the delivery of Closing Failure Notice or the date that is one day prior to the Outside Date, as applicable.

(d) by the General Partner:

(i) if any Parent Entity has breached any of its respective representations or warranties set forth in this Agreement (or if any such representations or warranties fail to be true) or any Parent Entity has failed to perform its respective covenants or agreements set forth in this Agreement, which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Sections 7.3(a) or 7.3(b) and (B) is incapable of being cured, or is not cured, by Parent by the earlier of (1) the Outside Date and (2) 30 days following receipt of written notice from the Partnership of such breach or failure;

(ii) if the General Partner Board authorizes the Partnership Entities, to the extent permitted by and subject to complying with the terms of Section 6.3(a) and Section 6.3(b), to enter into an Alternative Acquisition Agreement and, concurrently with the termination of this Agreement, the Partnership Entities, subject to complying with the terms of Section 6.3(a) and Section 6.3(b), enter into an Alternative Acquisition Agreement; provided that, prior to, and as a condition of, any termination of this Agreement by the Partnership pursuant to this Section 8.1(d)(ii), the Partnership shall have paid the Termination Fee to Parent pursuant to Section 8.2; or

(iii) if (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to the satisfaction (or waiver) of such conditions at the Closing) and the Closing has not occurred by the time required under Section 1.4, (B) the General Partner has confirmed by irrevocable Closing Failure Notice delivered to Parent that (x) all conditions set forth in Section 7.3 have been and remain satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to the satisfaction (or waiver) of such conditions at the Closing) or that it has irrevocably waived any unsatisfied conditions in Section 7.3 and (y) each of the Partnership Entities stands ready, willing and able to consummate the transactions contemplated hereby (including the Closing) on the date of such Closing Failure Notice and at all times during the period that ends on the earlier of (i) the tenth Business Day immediately thereafter, and (ii) the date that is one day prior to the Outside Date, and (C) the Parent Entities fail to consummate the transactions contemplated hereby (including the Closing) within such ten Business Day period after the date of the delivery of Closing Failure Notice or the date that is one day prior to the Outside Date, as applicable.

Section 8.2 Effect of Termination.

(a) Generally. In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof will be given to the other Party or Parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement will become null and void (other than the provisions in Section 6.10 (Fees and Expenses), this Section 8.2 and Section 6.6(b) (Confidentiality), and the provisions in Article IX (Miscellaneous), all of which will survive termination of this Agreement). Upon termination pursuant to this Article VIII, except as provided in Section 8.2(b) and Section 8.2(c), there will be no liability on the part of any Party or their respective directors, managers, officers and Affiliates; provided that, upon the termination of this Agreement, nothing will be deemed to release any Party from any liability to any other Party for any willful or intentional breach by such Party of this Agreement prior to such termination.

(b) Termination Fee; Parent Expense Reimbursement.

(i) In the event that this Agreement is terminated by the General Partner pursuant to Section 8.1(d)(ii), then OpCo shall pay Parent the Termination Fee, by wire transfer of immediately available funds, prior to, and as a condition of, such termination.

(ii) In the event that this Agreement is terminated by Parent pursuant to Section 8.1(c)(ii), then OpCo shall pay Parent the Termination Fee, by wire transfer of immediately available funds, no later than three (3) Business Days after the date of such termination.

(iii) In the event that this Agreement is terminated by Parent pursuant to Section 8.1(b)(i) (for any reason other than the failure to obtain one or more Regulatory Approval from the relevant Governmental Authority), Section 8.1(b)(iii), Section 8.1(c)(i) or Section 8.1(c)(iii), then OpCo shall pay Parent the Parent Expense Reimbursement, by wire transfer of immediately available funds, no later than three (3) Business Days after the date of such termination.

(iv) In no event shall the Partnership Entities be required to pay the Termination Fee or the Parent Expense Reimbursement on more than one occasion. In the event that both the Termination Fee and the Parent Expense Reimbursement are payable under the terms of this Agreement, Parent shall only be entitled to receive, and the Partnership Entities shall only be required to pay, the Termination Fee.

(c) Parent Termination Fee; Partnership Expense Reimbursement.

(i) In the event that this Agreement is terminated by the General Partner pursuant to Section 8.1(d)(iii), then Parent shall pay to OpCo a termination fee of $54,313,364.60 (the “Parent Termination Fee”) which amount shall be distributed to OpCo from the Escrow Account, no later than three (3) Business Days after the date of such termination, by wire transfer of immediately available funds. In no event shall Parent be required to pay the Parent Termination Fee on more than one occasion nor shall the Partnership Entities be permitted or entitled to receive more than one of specific performance as contemplated by Section 9.9, the Parent Termination Fee or the Partnership Expense Reimbursement.

(ii) In the event that this Agreement is terminated by Parent or the General Partner pursuant to (A) Section 8.1(b)(i) if, at the time of such termination, none of the conditions set forth in Section 7.1 or Section 7.2, other than Section 7.2(f), have previously failed or are unable to be satisfied if this Agreement were not terminated or (B) Section 8.1(b)(ii) due to an injunction or restraint related to the CFIUS Approval, then, if so terminated, Parent shall pay to OpCo the Partnership Expense Reimbursement by wire transfer of immediately available funds, which amount shall be distributed to OpCo from the Escrow Account no later than three (3) Business Days after the date of such termination. In no event shall Parent be required to pay the Partnership Expense Reimbursement on more than one occasion nor shall the Partnership Entities be permitted or entitled to receive more than one of specific performance as contemplated by Section 9.9, the Parent Termination Fee or the Partnership Expense Reimbursement.

(d) Limitation of Liability.

(i) Except as set forth in Section 8.2(a), upon termination of this Agreement for the circumstances described in Section 8.2(b), Parent’s right, if any, to receive the Termination Fee or the Parent Expense Reimbursement pursuant to Section 8.2(b) shall be the sole and exclusive remedy of the Parent Entities and their respective Affiliates against Holdings, the Partnership Entities, their respective Subsidiaries, the Non-Controlled Partnership Group Entities and any of their respective former, current or future equityholders, directors, managers, officers, Affiliates, agents or other Representatives for any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the Transactions to be consummated, and upon payment of such amount, none of Holdings, the Partnership Entities, their respective Subsidiaries, the Non-Controlled Partnership Group Entities or any of their respective former, current or future stockholders, directors, officers, Affiliates, agents or other Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. Except as set forth in Section 8.2(a), under no circumstances shall the aggregate amount of damages payable by Holdings, the Partnership Entities, their respective Subsidiaries, the Non-Controlled Partnership Group Entities and any of their respective former, current or future equityholders, directors, managers, officers, Affiliates, agents or other Representatives in respect of breaches under this Agreement or any claim arising out of or related to this Agreement, exceed the amounts specified in Section 8.2(b). Since the Partnership is a publicly traded entity, any claim against the Partnership will likely adversely affect its trading price, and any claim brought against the Partnership Entities in excess of the amounts provided above shall result in a waiver by Parent and its Affiliates to assert any claim hereunder.

(ii) Except as set forth in Section 8.2(a), upon termination of this Agreement for the circumstances described in Section 8.2(c), the Partnership Group Entities’ right, if any, to receive the Parent Termination Fee or the Partnership Expense Reimbursement pursuant to Section 8.2(c) shall be the sole and exclusive remedy of the Partnership Group Entities and their respective Affiliates against the Parent Entities their respective Subsidiaries and any of their respective former, current or future equityholders, directors, managers, officers, Affiliates, agents or other Representatives for any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the Transactions to be consummated, and upon payment of such amount, none of Parent Entities, their respective Subsidiaries or any of their respective former, current or future stockholders, directors, officers, Affiliates, agents or other Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. Except as set forth in Section 8.2(a), under no circumstances shall the aggregate amount of damages payable by Parent Entities and any of their respective former, current or future equityholders, directors, managers, officers, Affiliates, agents or other Representatives in respect of breaches under this Agreement or any claim arising out of or related to this Agreement, exceed the amounts specified in Section 8.2(c).

(iii) The provisions of Section 8.2(b), Section 8.2(c) and Section 8.2(d)(i) and (ii) are an integral part of the Transactions and, without such provisions, the Parties would not have entered into this Agreement. Each Party acknowledges and agrees, on behalf of itself and its Affiliates, that the payment of the Termination Fee, the Parent Expense Reimbursement, the Parent Termination Fee or the Partnership Expense Reimbursement is not a penalty but instead is liquidated damages in a reasonable amount that shall compensate the Parent Entities or the Partnership Entities, and their respective Affiliates in the circumstances in which the Termination Fee, the Parent Expense Reimbursement, the Parent Termination Fee or the Partnership Expense Reimbursement is payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision.

(e) Recoverable Damages. The Parent Entities acknowledge and agree that, without in any way limiting the rights of the Partnership Entities under Section 9.9, recoverable damages of the Partnership Entities under this Agreement shall not be limited to reimbursement of expenses or out-of-pocket costs but shall also include the benefit of the bargain lost by the Shareholders and the Unitholders (including “lost premium”), taking into consideration relevant matters, including the total amount payable to the Shareholders and the Unitholders under this Agreement and the time value of money, which, in each case, shall be deemed in such event to be damages of the Partnership Entities and shall be recoverable by the Partnership Entities on behalf of the Shareholders and the Unitholders.

(f) Notwithstanding anything in this Agreement or any Transaction Document to the contrary, each Partnership Entity agrees (on behalf of itself and its Affiliates) that it will not bring or support any Proceeding (whether at law, in equity, in contract, in tort or otherwise) against any Persons (other than the Parent Entities) that have committed to provide or otherwise enter into Contracts in connection with the Debt Financing, and the Debt Financing Sources shall have no liability or obligations to any Partnership Entity or any of their Affiliates hereunder, arising out of or in connection with this Agreement, the Debt Commitment Letter, the Debt Fee Letter, the definitive agreements with respect thereto or the Debt Financing. In addition, in no event will any Debt Financing Source be liable to any Person for consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business or anticipated savings) or damages of a tortious nature.

ARTICLE IX

MISCELLANEOUS

Section 9.1 No Survival, Etc. This Article IX and the agreements contained in Article II, Section 6.7 and Section 6.10 shall survive the consummation of the Mergers. Except as set forth in the preceding sentence, the representations, warranties and agreements in this Agreement will terminate at the Partnership Merger Effective Time, other than those covenants or agreements of the Parties which by their terms apply, or are to be performed as a whole or in part, after the Partnership Merger Effective Time. The Confidentiality Agreement will (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Partnership Merger Effective Time.

Section 9.2 Amendment or Modification. At any time prior to the Partnership Merger Effective Time, this Agreement may be amended or modified in any and all respects, whether before or after receipt of the Shareholder Approval, only by written agreement of the Parties; provided, however, that none of the General Partner, the Partnership or OpCo may take or authorize any such amendment or modification unless the General Partner Board has first referred such action to the GP Conflicts Committee for its consideration and the GP Conflicts Committee has approved such amendment or modification; provided further, that after the Shareholder Approval has been obtained, no amendment may be made that, pursuant to applicable Law or the General Partner’s or the Partnership’s governing documents, requires further approval or adoption by the Shareholders without such further approval or adoption; provided further, at all time no amendments or modifications of, or supplements to, Section 6.17, Section 8.2(f), this Section 9.2, Section 9.4, Section 9.7 and Section 9.8 (and no definition set forth in this Agreement to the extent that an amendment, supplement or modification of such definition would amend, supplement or waive the substance of such sections) that affect the Debt Financing Sources shall be effective without the prior written consent of the Debt Financing Sources. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties (or, if applicable pursuant to the preceding sentence, the Debt Financing Sources).

Section 9.3 Extension of Time, Waiver, Etc. At any time prior to the Partnership Merger Effective Time, any Party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other Party hereto, (b) extend the time for the performance of any of the obligations or acts of any other Party hereto or (c) waive compliance by the other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such Party’s conditions. Notwithstanding the foregoing, in addition to any approvals required by General Partner’s or the Partnership’s governing documents or under this Agreement or any Transaction Document, any such waiver or extension of any Partnership Entity must be approved by the GP Conflicts Committee. Notwithstanding the foregoing, no failure or delay by any Partnership Entity or any Parent Entity in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

Section 9.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties, except that Parent, Partnership Merger Sub and each OpCo Merger Sub may assign, in their respective sole discretion, any or all of their respective rights, interests and obligations under this Agreement (a) to one or more controlled Affiliates of such Party, or (b) to any of their financing sources (including the Debt Financing Sources) as collateral security, but no such assignment will relieve Parent, Partnership Merger Sub or either OpCo Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 9.4 will be null and void.

Section 9.5 Counterparts. This Agreement may be executed in counterparts (each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement) and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 9.6 Entire Agreement. This Agreement (including the Exhibits hereto), the Partnership Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior Contracts, both written and oral, among the Parties with respect to the subject matter of this Agreement and thereof. In the event of a conflict between the terms of this Agreement and the Confidentiality Agreement, the terms of this Agreement will control.

Section 9.7 No Third-Party Beneficiaries. Except for (a) Section 6.7 and Section 9.13, which will inure to the benefit of the Persons benefiting therefrom, who are expressly intended to be third party beneficiaries thereof (b) if the Closing occurs, the right of Shareholders and Unitholders to receive the Merger Consideration and the OpCo Merger 1 OpCo Distribution and (c) Section 6.17, Section 8.2(f), Section 9.2, Section 9.4, this Section 9.7 and Section 9.8, which will insure to the benefit of the Debt Financing Sources, who are expressly intended to be third party beneficiaries thereof, this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the Knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.8 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be governed by, and construed in accordance with, the Laws of the State of Delaware (without regard to conflicts of law principles thereof to the extent such principles would require application of laws of another jurisdiction).

(b) By execution and delivery of this Agreement, each Party irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); provided that each Party agrees that, except as specifically set forth in the Debt Commitment Letter or the Debt Fee Letter (as applicable), all Financing Claims shall be exclusively governed by, and construed in accordance with, the Laws of the State of New York. Notwithstanding anything herein to the contrary, each of the parties hereto agree that (a) none of the Partnership Group Entities or any Parent Entity shall bring or support any Financing Claim in any forum other than the United States District Court for the Southern District of New York (and appellate courts therefrom) or, if such court does not have jurisdiction, any New York State Court sitting in the borough of Manhattan in the City of New York, (b) submits for itself and its property with respect to any Financing Claim to the exclusive jurisdiction of such courts, (c) agrees that service of process, summons, notice or document by registered mail addressed to it at its address provided herein shall be effective service of process against it for any such Financing Claim in any such court, (d) irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any Financing Claim in any such court and (e) agrees that a final, non-appealable judgment in any such Financing Claim shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement or the Transactions, including any Financing Claim, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9.8, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the Proceeding in such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING ANY FINANCING CLAIM. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8(c).

Section 9.9 Specific Enforcement. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and it is accordingly agreed, subject to the limitations set forth in Section 6.16(e), Section 8.2(d) and as otherwise set forth below, that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 9.9 in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief as provided herein on the basis that (x) any Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no Party will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. For the avoidance of doubt, under no circumstances shall (i) the Parent Entities be permitted or entitled to receive more than one of a grant of specific performance in accordance with this Section 9.9, the Termination Fee or the Parent Expense Reimbursement, as applicable, in respect of the same underlying claim; and (ii) the Partnership Entities be permitted or entitled to receive more than one of a grant of specific performance in accordance with this Section 9.9, the Parent Termination Fee or the Partnership Expense Reimbursement set forth in Section 8.2(c). The Partnership Entities acknowledge and agree that in the event that all of the conditions in Section 8.1(d)(iii) have been satisfied and the General Partner would be entitled to terminate this Agreement, and such failure by the Parent to consummate the Closing is due to the failure to obtain the funds contemplated to be provided pursuant to the Debt Commitment Letter (or any New Debt Commitment Letter), or any other failure of the proceeds of the Debt Financing or Alternative Debt Financing to be made available to the Parent (except, in each case, if such failure to obtain the funds pursuant to the Debt Commitment Letter (or any New Debt Commitment Letter) or the proceeds of the Debt Financing or Alternative Debt Financing is due to the failure of the Equity Funds to be provided as required by the Debt Commitment Letter (or any New Debt Commitment Letter), the General Partner and the Partnership Entities shall have no right to pursue (or continue pursuing) specific performance in accordance with, and subject to the terms and conditions of, this Section 9.9 and the sole remedy of the General Partner and the Partnership Entities shall be to terminate the Agreement and receive of the Parent Termination Fee.

Section 9.10 Notices. All notices, requests, permissions, waivers and other communications hereunder will be in writing and will be deemed to have been duly given (a) when sent, if sent by electronic mail (provided that no electronic notice of non-delivery is received by the sender), (b) when delivered, if delivered personally to the intended recipient and (c) one Business Day following sending by overnight delivery via an international courier service and, in each case, addressed to a Party at the following address for such Party:

If to the Parent Entities:

c/o Capital Dynamics Inc.

10 East 53rd Street, Floor 17

New York, New York

Attn: Tim Short

Email: TShort@capdyn.com

with a copy (which will not constitute notice) to:

Amis, Patel & Brewer, LLP

1634 I Street, NW

Suite 200

Washington, DC 20006

Attention: Nik Patel

Telephone: (202) 601-8503

Email: nikpatel@apbllp.com

If to the Partnership Entities:

c/o 8point3 Energy Partners LP

77 Rio Robles

San Jose, California 95134

Attn: Jason E. Dymbort

Email: JDymbort@firstsolar.com

with a copy (which will not constitute notice) to:

Richards Layton & Finger, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Attn: Srinivas Raju

Email: Raju@rlf.com

Baker Botts L.L.P.

910 Louisiana St., 32nd Floor

Houston, Texas 77002

Attn:     Joshua Davidson

             Jonathan Bobinger

Email:  joshua.davidson@bakerbotts.com

             jonathan.bobinger@bakerbotts.com

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Ave NW

Washington, DC 20005

Attn:     Lance Brasher

             Jeremy London

Email:  lance.brasher@skadden.com

             jeremy.london@skadden.com

If to Holdings:

c/o First Solar, Inc.

350 West Washington Street, Suite 600

Tempe, Arizona 85281

Attn:     Jason Dymbort

Email:  JDymbort@firstsolar.com

c/o SunPower Corporation

1414 Harbour Way South, Suite 1901

Richmond, California 94804

Attn:     Lindsey Wiedmann

Email:  lindsey.wiedmann@sunpower.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Ave NW

Washington, DC 20005

Attn:     Lance Brasher

             Jeremy London

Email:  lance.brasher@skadden.com

             jeremy.london@skadden.com

Baker Botts L.L.P.

910 Louisiana St., 32nd Floor

Houston, Texas 77002

Attn:     Joshua Davidson

             Jonathan Bobinger

Email:  joshua.davidson@bakerbotts.com

             jonathan.bobinger@bakerbotts.com

or to such other address as will be furnished in writing by any such Party to the other Party in accordance with the provisions of this Section 9.10.

Section 9.11 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

Section 9.12 Construction. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement or the Partnership Disclosure Letter will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Reference to any Contract, document, or instrument means such Contract, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Agreement or the Partnership Disclosure Letter will be deemed to be followed by the words “without limitation”. The use of the word “covenant” will mean “covenant and agreement.” The use of the words “or,” “either” or “any” will not be exclusive. Days means calendar days unless specific as Business Days. References in this Agreement to specific Laws or to specific provisions of Laws will include all rules and regulations promulgated thereunder, and any statute defined or referred to herein will mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. All terms defined in this Agreement will have the defined meanings set forth herein when used in any certificate or other document made or delivered by a Party pursuant hereto unless otherwise defined therein. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Except as otherwise expressly provided elsewhere in this Agreement or any Ancillary Agreement, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept. The phrase “made available” shall mean that the documents or information referred to have been posted prior to the date of this Agreement to the electronic data site hosted by Intralinks and established by the Partnership for the purpose of providing due diligence materials and information to Parent and its Representatives.

Section 9.13 Non-Recourse. Except for any claim or cause of action arising under or related to any Support Agreement, Letter of Transmittal or documentation delivered in connection with payment of Share Merger Consideration through DTC, any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against Persons that are expressly named as Parties, and then only with respect to the specific obligations set forth herein. Except for any liability or obligation arising under or related to the Support Agreement, the Letter of Transmittal or documentation delivered in connection with payment of Share Merger Consideration through DTC, no former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of the Parties (except permitted assignees under Section 9.4) or of any former, current or future direct or indirect equityholder, controlling Person, stockholder, director, officer, employee, member, manager, agent, trustee, Affiliate, general or limited partner or assignee of any of the foregoing (collectively, but for the avoidance of doubt excluding the Parties) will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any Party under this Agreement or for any Proceeding based on, in respect of, or by reason of, the Transactions (including the breach, termination or failure to consummate any of the Transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a Party hereto or another Person or otherwise.

Section 9.14 Obligations of Parent and of the Partnership. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement will be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Partnership to take any action, such requirement will be deemed to include an undertaking on the part of the Partnership to cause such Subsidiary to take such action and, after the Partnership Merger Effective Time, on the part of the Surviving Partnership to cause such Subsidiary to take such action. Whenever this Agreement requires the Partnership to take any action, such requirement will be deemed to include an undertaking on the part of the General Partner to cause the Partnership to take such action. All restrictions imposed by this Agreement on the Partnership or its actions will be deemed to include any actions that may be taken directly by the Partnership or otherwise effected directly or indirectly by the General Partner.

Section 9.15 Tax Treatment. The Parties agree that, for U.S. federal income tax purposes, and for applicable state, local, non-U.S., and other income Tax purposes,

(a) The separate existence of the Partnership Merger Sub and each OpCo Merger Sub will be disregarded;

(b) OpCo Merger 1 will be treated as (i) a borrowing of the Debt Financing Proceeds by the Initial Surviving LLC, followed by (ii) a tax-free distribution under Section 731 of the Code of (x) the OpCo Merger 1 Partnership Distribution to the Partnership and (y) the OpCo Merger 1 OpCo Distribution to the Sponsor OpCo Owners;

(c) The liability associated with the Debt Financing Proceeds will be allocable pro rata to the Partnership and each Sponsor OpCo Owner for purposes of Treasury Regulation section 1.707-5T(a)(2) and Section 752 of the Code, in accordance with their ownership of OpCo Common Units and OpCo Subordinated Units;

(d) OpCo Merger 2 will be treated as a taxable purchase by 8point3 Solar, InvestorCo1 and InvestorCo2 of the OpCo Common Units and OpCo Subordinated Units converted in OpCo Merger 2 in exchange for the OpCo Merger Consideration; and

(e) The Partnership Merger will be treated as a taxable payment in exchange for stock under Section 302(b)(3) of the Code (with respect to the portion of the Class A Shares exchanged for the cash distributed in the OpCo Merger 1 Partnership Distribution) and as a taxable purchase by 8point3 Solar of the remaining Class A Shares.

Each of the parties hereto will not, and will not cause or permit its respective Affiliates to, take any Tax position inconsistent with the treatment described in this Section 9.15.

Section 9.16 Partnership Disclosure Letter. The fact that any item or other information is disclosed in the Partnership Disclosure Letter shall not be construed to mean that such information is required to be disclosed by this Agreement. Inclusion of any item or other matter in the Partnership Disclosure Letter shall not be construed as an admission or indication that such item or other matter is or is not material or that such item has had or would reasonably be expected to have a Partnership Material Adverse Effect. Headings in the Partnership Disclosure Letter are inserted for reference purposes and for convenience of the reader only, and shall not affect the interpretation thereof or of this Agreement. Nothing contained in the Partnership Disclosure Letter shall be construed as an admission of liability or responsibility in connection with any pending, threatened or future matter or proceeding.

Section 9.17 Privilege.

(a) Baker Botts L.L.P. (“Baker Botts”) has represented SunPower and the Partnership in connection with the transactions contemplated hereby. Parent (on their behalf and on behalf of their Affiliates) hereby (a) agrees that, after the closing of the transactions contemplated hereby, Baker Botts may represent SunPower or its Affiliates or other party on any matter directly or indirectly adverse to Parent, the General Partner, the Partnership, OpCo or any of their Affiliates and (b) waives any conflict in connection therewith. Parent (on their behalf and on behalf of their Affiliates) further agrees that, as to all communications among Baker Botts, the General Partner, the Partnership, OpCo, the Subsidiaries of the Partnership or OpCo and SunPower and/or its Affiliates (including any of their respective directors, partners, managers, officers or employees), the attorney-client privilege and the expectation of client confidence belongs to SunPower and its Affiliates (as applicable) and shall be controlled by SunPower and its Affiliates and shall not pass to or be claimed by the General Partner, the Partnership, OpCo or any of their Affiliates after closing. Baker Botts shall be a third-party beneficiary for purposes of this Section 9.17(a).

(b) All work performed, advice provided and representation by Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) in connection with the transactions contemplated hereby or matters on or prior to the Closing Date related to the General Partner, the Partnership, OpCo or any of their Affiliates has been work performed for, advice provided to and representation of First Solar and not the General Partner, the Partnership, OpCo or any of their Affiliates. Accordingly, Parent (on their behalf and on behalf of their Affiliates) hereby (a) agrees that, Skadden may represent First Solar or its Affiliates or other party on any matter with respect to the General Partner, the Partnership, OpCo or any of their Affiliates even though the interests of First Solar or its Affiliates or such party may be directly or indirectly adverse to Parent, the General Partner, the Partnership, OpCo or any of their Affiliates and (b) waives any conflict in connection therewith. Parent (on their behalf and on behalf of their Affiliates) further agrees that, as to all communications among Skadden, the General Partner, the Partnership, OpCo, the Subsidiaries of the Partnership or OpCo and First Solar and/or its Affiliates (including any of their respective directors, partners, managers, officers or employees), the attorney-client privilege and the expectation of client confidence belongs to First Solar and its Affiliates (as applicable) and shall be controlled by First Solar and its Affiliates and shall not pass to or be claimed by the General Partner, the Partnership, OpCo or any of their Affiliates. The foregoing shall not apply solely with respect to the Existing Credit Facility which is to be repaid as of the Closing Date in accordance with this Agreement. Skadden shall be a third-party beneficiary for purposes of this Section 9.17(b).

Section 9.18 Definitions. As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Alternative Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions, and whether through a tender offer, exchange offer, merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or other transaction), outside of the ordinary course of business, of assets of the Partnership Group Entities equal to 20% or more of the consolidated assets, cash available for distribution (as defined in the Partnership SEC Documents) or Adjusted EBITDA (as defined in the Partnership SEC Documents) of the Partnership Group Entities or to which 20% or more of the consolidated revenues or earnings of the Partnership Group Entities are attributable, or (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions, and whether through a tender offer, exchange offer, merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or other transaction) of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of 20% or more of any class of equity securities of the Partnership or OpCo.

“Antitrust Laws” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act of 1914, and all other supranational, national, federal, state, county, provincial, municipal, local, foreign statutes and other statutes, rules, regulations, Orders, decrees, administrative and judicial doctrines and all other Laws designed or intended to require advance notification or approval of, or otherwise prohibit, restrict or regulate, a merger or other transaction that may be deemed to have the purpose or effect of monopolizing or restraining trade or lessening competition through merger or acquisition. For the avoidance of doubt, the Antitrust Laws as defined herein do not include the FPA.

“Bona Fide Alternative Proposal” means an unsolicited written bona fide Alternative Proposal that was not received or obtained in material violation of Section 6.3.

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York, New York are authorized or required by Law to be closed.

“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof acting in such capacity.

“CFIUS Approval” means (i) CFIUS has concluded that the Transactions are not a “covered transaction” and not subject to review under the DPA; (ii) CFIUS has issued a written notice that it has completed a review or investigation of the notification voluntarily provided pursuant to the DPA with respect to the Transactions, and has concluded all action under the DPA (which may include agreed mitigation measures, including execution of a written mitigation agreement, if any); or (iii) if CFIUS has sent a report to the President of the United States requesting the President’s decision and (x) the President has announced a decision not to take any action to suspend or prohibit the Transactions or (y) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after 15 days from the date the President received such report from CFIUS.

“Class A Share” has the meaning set forth in the Partnership Agreement.

“Class B Share” has the meaning set forth in the Partnership Agreement

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of June 30, 2017 by and among First Solar, SunPower, the Partnership and Capital Dynamics Limited, a Delaware corporation.

“Consents” means notices, reports, declarations, submissions or other filings that are required to be made with, or any waivers required to be obtained from any Governmental Authority or third party or any applications required to be submitted to any Governmental Authority or third party.

“Contract” means any written agreement, commitment, understanding, contract, lease (whether for real or personal property), power of attorney, note, bond, mortgage, indenture, deed of trust, loan, evidence of indebtedness, settlement agreement, franchise agreement, undertaking, covenant not to compete, license, instrument or other legally binding arrangement.

“Debt Financing Proceeds” means an amount equal to at least $1,100,000,000 of the proceeds received by Parent under the Debt Financing.

“Disqualified Person” means (a) the United States, any state or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing, (b) any organization which is exempt from tax imposed by the Code (including (i) any previously tax-exempt organization within the meaning of Section 168(h)(2)(E) of the Code, (ii) any tax-exempt controlled entity within the meaning of Section 168(h)(6)(F)(iii) of the Code unless such entity makes the election provided in Section 168(h)(6)(F)(ii) of the Code for the applicable taxable year in which the entity or its subsidiary becomes a member of a Parent Entity, and (iii) any tax-exempt entity within the meaning of Section 168(h)(2) of the Code), (c) any Person who is not a “United States person” as defined in Section 7701(a)(30) of the Code, (d) any Indian tribal government described in Section 7701(a)(40) of the Code, and (e) any partnership or other pass-through entity, any direct or indirect partner (or other holder of an equity or profits interest) of which is an organization or entity described in clauses (a) through (d); provided, however, if any such entity owns its interest indirectly through a taxable C corporation (as defined in the Code), then such Person will not be deemed to be a Disqualified Person. For the avoidance of doubt, any Person whose direct or indirect ownership of a Parent Entity would cause any asset of such Parent Entity or any asset of any Subsidiary of the Parent Entity to be treated (wholly or partly) as “tax-exempt use property” under Section 168(h) of the Code is a Disqualified Person.

“DLLCA” means the Delaware Limited Liability Company Act, as amended.

“DPA” means Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations thereunder, including those codified at 31 C.F.R. Part 800 et seq.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act, as amended.

“DTC” means The Depository Trust Company.

“Environment” means soil, water (including navigable waters, oceans, streams, ponds, reservoirs, wetlands, surface waters, ground waters, drinking waters and water vapor), land, stream sediments, surface or subsurface strata, ambient air, indoor air, noise, plant life, animal life and all other environmental media or natural resources, including any physical structure.

“Environmental Laws” means any Laws or Orders which regulate, impose liability or responsibility for or otherwise relate to (a) pollution, the protection, preservation, clean up or restoration of the Environment, (b) the registration, generation, labeling, manufacture, handling, use, treatment, placing on the market, storage, transportation, transboundary movement, presence, collection, disposal, Release or threatened Release of any Hazardous Materials, or (c) public or worker health or safety as relates to the presence of Hazardous Materials.

“Environmental Permits” means any Permits required under any Environmental Law.

“Equity Interest” means any share, capital stock, partnership, limited liability company, membership or similar interest in any Person.

“Equity Security” means any (a) Equity Interest or (b) Right.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, any trade or business, whether or not incorporated, that together with such Person is a single employer for purpose of Section 414(b), (c), (m) or (o) of the Code.

“Escrow Agent” means Bank of New York Mellon, a New York banking corporation.

“EWG” means an exempt wholesale generator in accordance with 18 C.F.R. § 366.7.

“Exchange Act” means the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means that certain Exchange Agreement, dated as of June 24, 2015, by and among SunPower YC Holdings, LLC, First Solar 8point3 Holdings, LLC, OpCo, the General Partner and the Partnership.

“Existing Credit Facility” means that certain Credit and Guaranty Agreement, dated as of June 5, 2015, among OpCo, the Partnership, Credit Agricole Corporate and Investment Bank, as administrative agent and collateral agent, the lenders party thereto and the other agents party thereto, as amended.

“Existing Debt Payment Amount” means the amount necessary to (a) repay or cause to be repaid all Indebtedness outstanding under the Existing Credit Facility pursuant to Section 6.9(a) and (b) pay in full the First Solar Note pursuant to Section 6.9(b).

“FERC” means the Federal Energy Regulatory Commission.

“FERC Approval” means the approval by FERC under Section 203 of the FPA.

“Financing Claim” means any Proceeding involving the Debt Financing Sources arising out of, or relating in any way, to the transactions contemplated hereby, any commitment to provide the Debt Financing, the Debt Commitment Letter, the Debt Fee Letter or the performance of services thereunder.

“First Solar” means First Solar, Inc., a Delaware corporation.

“FPA” means the Federal Power Act, as amended.

“General Partner Board” means the board of directors of the General Partner.

“General Partner Interest” has the meaning set forth in the Partnership Agreement.

“General Partner LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the General Partner dated June 24, 2015.

“GP Conflicts Committee” means the conflicts committee of the General Partner Board.

“Hazardous Materials” means (a) petroleum, petroleum products and by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, electronic, medical or infectious wastes, polychlorinated biphenyls, radon gas, mold, greenhouse gasses, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances and (b) any other chemical, material, substance or waste that is regulated by or for which liability or standards of conduct may be imposed pursuant to Environmental Laws.

“Holdings LLC Agreement” means Amended and Restated Limited Liability Company Agreement of Holdings, dated as of June 24, 2015.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” of any Person means:

(a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property of such Person to another Person subject to a Contract, contingent or otherwise, to repurchase such property);

(b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person;

(c) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; or

(d) indebtedness of others as described in clauses (a) through (c) above in any manner guaranteed by such Person or for which it is or may become contingently liable; but “Indebtedness” does not include (i) accounts payable to trade creditors, or accrued expenses, arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith or (ii) the endorsement of negotiable instruments for collection in the ordinary course of business.

“Indemnified Person” means any individual who is now, or has been or becomes at any time prior to the Partnership Merger Effective Time, an officer, director or manager of the General Partner or any Partnership Group Entity.

“Intellectual Property” means all intellectual property and similar proprietary rights, including (a) trademarks, service marks, trade dress, logos, slogans, trade names and corporate names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same, (b) intellectual property rights in all inventions (whether or not patentable), patents and patent applications, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions, reexaminations and reissues, (c) intellectual property rights in confidential information, trade secrets and know-how, (d) intellectual property rights in copyrightable works of authorship (including intellectual property rights in databases and other compilations of information), copyrights, industrial designs and other design rights, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, (e) intellectual property rights in databases and other compilations of information and (f) intellectual property rights in computer software.

“Intervening Event” means any material event, development, or change in circumstances that first occurs, arises or becomes known to the General Partner Board or the GP Conflicts Committee after the date of this Agreement, to the extent that such event, development or change in circumstances was not reasonably foreseeable as of or prior to the date of this Agreement, which event, development, or change in circumstances becomes known to the General Partner Board or the GP Conflicts Committee prior to receipt of the Shareholder Approval; provided, however, that in no event shall the following events, developments or changes in circumstances constitute an Intervening Event: (a) the receipt, existence or terms of an Alternative Proposal or any matter relating thereto or consequence thereof, (b) any event, development or change in circumstances relating to the Parent Entities or any of their respective Affiliates or (c) the entry into, or amendment of, this Agreement and the Mergers.

“Knowledge” (a) when used with respect to any Partnership Entity or Holdings, means the actual knowledge, without any obligation of due inquiry, of the individuals listed on Section 9.18(a) of the Partnership Disclosure Letter and (b) when used with respect to any Parent Entity, means the actual knowledge, without any obligation of due inquiry, of the individuals listed on Section 9.18(b) of the Partnership Disclosure Letter.

“Laws” means any supranational, national, federal, state, county, provincial, municipal, tribal, local, foreign or common law, statute, treaty, ordinance, judgment, decree, injunction, writ, regulation, arbitration award or finding, ordinance or other requirements promulgated, adopted or entered into by or with, any Governmental Authority (excluding Permits).

“Lien” means any lien, mortgage, pledge, encumbrance, charge, option, right of first refusal, easement, deed of trust, right-of-way, encroachment or security interest of any nature, whether voluntarily incurred or arising by operation of Law, including any restriction on the voting of any security and any restriction on the transfer of any security or other asset.

“Listed Partnership Project Companies” means the following Project Companies: Solar Star California XIII, LLC, Desert Stateline, LLC, North Star Solar, LLC, Parrey, LLC, Solar Star Colorado III, LLC and SG2 Imperial Valley, LLC.

“Managing Member Interest” has the meaning set forth in the OpCo LLC Agreement.

“Market-Based Rate Authorization” means authorization from FERC under Section 205 of the FPA to sell electric energy, capacity and certain ancillary services at wholesale at market-based rates and the granting of waivers of regulations and blanket authorizations customarily granted by FERC to entities that have market-based rate authorization, including authorization to issue securities and assume liabilities pursuant to Section 204 of the FPA.

“Maryland Solar Lease Amendment” means an amendment, in the form attached hereto as Exhibit C, to the Facility Lease Agreement, dated May 21, 2015, between Maryland Solar LLC, as lessor, and Maryland Solar Holdings, Inc., as lessee, as may be amended and in effect from time to time.

“Member” has the meaning set forth in the OpCo LLC Agreement.

“Membership Interest” has the meaning set forth in the OpCo LLC Agreement.

“Merger Consideration” means the Share Merger Consideration and the OpCo Merger Consideration.

“NASDAQ” means the NASDAQ Global Select Market.

“Non-Controlled Partnership Group Entity” means each company identified as a “Non-Controlled Partnership Group Entity” in Section 9.18(c) of the Partnership Disclosure Letter.

“Non-U.S. Member” means any (a) direct or indirect non-U.S. member or owner of Parent; or (b) Subsidiary of a non-U.S. Person that is a direct or indirect member or owner of Parent.

“OpCo Common Units” has the meaning set forth in the Partnership Agreement.

“OpCo Income Tax Returns” means any Tax Returns of OpCo (including Schedule K-1s) with respect to any period ending on or prior to the Closing Date for Taxes that are measured by net income or total gross receipts.

“OpCo Merger 1 Distribution Amount” means an amount in cash equal to:

(a) the Debt Financing Proceeds; minus

(b) the Existing Debt Payment Amount.

“OpCo Merger 1 OpCo Distribution” means the distribution to be made to the Sponsor OpCo Owners pursuant to Section 2.1(f)(i), which shall be an amount in cash equal to the product of (i) the OpCo Merger 1 Distribution Amount multiplied by (ii) the aggregate number of OpCo Units held by the Sponsor OpCo Owners divided by the number of OpCo Units outstanding immediately prior to the OpCo Merger 1 Effective Time, which amount shall be distributed to each Sponsor OpCo Owner in the following proportion:

(a) 36.5547% to First Solar 8point3 Holdings, LLC;

(b) 56.6335% to SunPower YC Holdings, LLC; and

(c) 6.8118% to Maryland Solar Holdings, Inc.

“OpCo Merger 1 Partnership Distribution” means the distribution to be made to the Partnership pursuant to Section 2.1(f)(ii), which shall be an amount in cash equal to (i) the OpCo Merger 1 Distribution Amount multiplied by (ii) the aggregate number of OpCo Units held by the Partnership divided by the number of OpCo Units outstanding immediately prior to the OpCo Merger 1 Effective Time.

“OpCo Merger Consideration” means, with respect to each OpCo Unit, an amount in cash equal to the sum of:

(a) $12.35; plus

(b) an additional amount that is issued and outstanding immediately prior to the OpCo Merger 1 Effective Time equal to (i) (A) if the Closing occurs on or prior to May 31, 2018, (1) $0.135, plus (2) the product of (x) the number of days from and including March 1, 2018 through and including the Closing Date multiplied by (y) $0.0021, or (B) if Closing occurs after May 31, 2018, (1) $0.3282, plus (2) the product of (x) the number of days from and including June 1, 2018 through and including the Closing Date multiplied by (y) $0.0045, minus (ii) any distributions paid or, if the applicable record date has occurred prior to the OpCo Merger 2 Effective Time, declared by OpCo after January 12, 2018 (including, for the avoidance of doubt, any Unpaid OpCo Distribution); minus

(c) an amount calculated by dividing the OpCo Merger 1 OpCo Distribution by the number of OpCo Units owned by the Sponsor OpCo Owners that are issued and outstanding immediately prior to the OpCo Merger 1 Effective Time.

“OpCo Subordinated Units” has the meaning set forth in the Partnership Agreement.

“OpCo Units” means OpCo Common Units and OpCo Subordinated Units.

“Orders” means any judgment, order, decision, writ, injunction, decree, stipulation, award, ruling, determination or other finding or agency requirement of a Governmental Authority, or arbitration award.

“Organizational Documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of formation and the partnership agreement, and (d) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

“Outside Date” means August 6, 2018; provided that

(a) if, prior to August 6, 2018, all of the conditions to the Closing set forth in Article VII have been satisfied or waived in accordance with this Agreement (other than (A) those conditions that by their nature can be satisfied only at the Closing or immediately prior to the Closing and (B) the condition set forth in Section 7.1(b)), either the General Partner or Parent may, prior to 5:00 p.m. New York, New York time on August 3, 2018, extend the Outside Date on one or more occasions to no later than November 5, 2018,

(b) if, prior to August 6, 2018, all of the conditions to the Closing set forth in Article VII have been satisfied or waived in accordance with this Agreement (other than (A) those conditions that by their nature can be satisfied only at the Closing or immediately prior to the Closing and/or Section 7.1(b), and (B) the conditions set forth in Section 7.1(c) (but only if the failure to meet such condition is related to the Parties attempt to obtain a Regulatory Approval)), either the General Partner or Parent may, prior to 5:00 p.m. New York, New York time on August 3, 2018, extend the Outside Date on one or more occasions to no later than November 5, 2018,

(c) if, prior to August 6, 2018, all of the conditions to the Closing set forth in Article VII have been satisfied or waived in accordance with this Agreement (other than (A) those conditions that by their nature can be satisfied only at the Closing or immediately prior to the Closing and (B) the condition set forth in Section 7.2(f)), Parent may, prior to 5:00 p.m. New York, New York time on August 3, 2018, extend the Outside Date on one or more occasions to no later than November 5, 2018, or

(d) if, prior to August 6, 2018, all of the conditions to the Closing set forth in Article VII have been satisfied or waived in accordance with this Agreement (other than (A) those conditions that by their nature can be satisfied only at the Closing or immediately prior to the Closing and/or Section 7.2(f), and (B) the conditions set forth in Section 7.1(c) (but only if the failure to meet such condition is related to the Parties attempt to obtain the CFIUS Approval)), Parent may, prior to 5:00 p.m. New York, New York time on August 3, 2018, extend the Outside Date on one or more occasions to no later than November 5, 2018; and

provided further that, Parent’s ability to extend the Outside Date pursuant to clauses (c) or (d) above shall be subject to Parent’s and its Affiliates (other than any Non-U.S. Member) compliance with Section 6.4(d) and the Non-U.S. Members using reasonable best efforts to provide information that may be requested by CFIUS in connection with obtaining CFIUS Approval;

provided further that, in the event that on August 6, 2018, all of the conditions to the Closing set forth in Article VII (other than (A) those conditions that by their nature can be satisfied only at the Closing or immediately prior to the Closing and (B) the condition set forth in Section 7.1(b), Section 7.1(d) and Section 7.2(f)) have not been satisfied but are reasonably expected to be satisfied within thirty (30) days after August 6, 2018, the Parties shall act in good faith to amend this Agreement to extend the Outside Date for a period not to exceed thirty (30) days.

“Parent Expense Reimbursement” means an amount equal to all documented out-of-pocket expenses incurred by Parent or its Affiliates in connection with the Transactions, including legal and other third party consultant fees and all lender fees (including fees for lender’s counsel and other third party consultants but excluding hedging costs and lender fees related to financing subsequent to the Debt Financing); provided that in no event shall the Parent Expense Reimbursement exceed eight million dollars ($8,000,000).

“Parent Material Adverse Effect” means any change, event, development, condition, occurrence or effect that, individually or in the aggregate, would be reasonably likely to have material adverse effect on the ability of any of Parent, Partnership Merger Sub or any OpCo Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement.

“Partnership Benefit Plan” means (a) all “employee benefit plans” (within the meaning of Section 3(3) of ERISA) and (b) all other material compensation or employee benefit plans, programs and other agreements, whether or not subject to ERISA, including cash or equity or equity-based, employment, retention, change of control, health, medical, dental, disability, accident, life insurance, vacation, severance, retirement, pension, savings, termination and other employee benefit plans, programs or other agreements, including the Partnership Equity Plans, in each case of clauses (a) and (b) that are sponsored, maintained, contributed to or required to be contributed to by any Partnership Group Entity for the benefit of current or former employees, individual managers, directors, individual independent contractors or individual natural person consultants of a Partnership Group Entity, or with respect to which a Partnership Group Entity has any current or contingent liability.

“Partnership Equity Plan” means the 8point3 General Partner, LLC Long-Term Incentive Plan.

“Partnership Expense Reimbursement” means an amount equal to all documented out-of-pocket expenses incurred by the Sponsors or the Partnership Entities in connection with the Transactions, including legal and other third party consultant fees (but excluding any finders’, brokers’ and investment/financial advisors’ fees, other than the fees of Evercore Group L.L.C.); provided that in no event shall the Partnership Expense Reimbursement exceed six million dollars ($6,000,000).

“Partnership Group” has the meaning set forth in the Partnership Agreement.

“Partnership Group Entities” means the Partnership, OpCo and the Subsidiaries of OpCo.

“Partnership Interest” has the meaning set forth in the Partnership Agreement.

“Partnership Material Adverse Effect” means any change, event, effect, occurrence, state of facts or development that, individually or in the aggregate, (a) would reasonably be expected to have a material adverse effect on the business, results of operations, assets, liabilities or financial condition of the Partnership Group Entities and the Non-Controlled Partnership Group Entities, taken as a whole, or (b) has a material adverse effect on the ability of any Partnership Entity or Holdings to consummate the Transactions or perform its obligations under this Agreement, except, in the each case, to the extent an Excluded Matter. “Excluded Matter” means any: (i) changes, events, effects, occurrences, states of facts or developments generally affecting the United States or global economy or the financial, credit, debt, securities or other capital markets in the United States or any other jurisdiction, including changes in interest rates or commodity prices, (ii) changes in GAAP or the interpretation thereof or changes in Laws, the interpretation thereof or political, legislative or regulatory conditions generally affecting the industries in which the Partnership Group Entities operate, (iii) changes in currency exchange rates, (iv) acts of war or terrorism (or the escalation of the foregoing) or natural or weather-related disasters or other force majeure events (including hurricanes, floods or earthquakes), (v) changes in the market price or trading volume of the Class A Shares or the Equity Interests of either Sponsor or any failure of any Partnership Entity or Sponsor to meet internal or published projections, forecasts or revenue or earnings predictions for any period, except that the underlying causes of such change or failure will not be excluded by this clause (v), (vi) the downgrade in rating of any debt or debt securities of Sponsor, except that the underlying causes of such downgrade will not be excluded by this clause (vi), (vii) the announcement, pendency or consummation of this Agreement and the Transactions, including the initiation of litigation by any Person with respect to this Agreement, and including any termination of, reduction in or other negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of any Partnership Group Entity due to the announcement and performance of this Agreement or the identity of the Parties, or the performance of this Agreement and the Transactions, including compliance with the covenants set forth herein, (viii) changes, events, effects, occurrences, states of facts or developments generally affecting the business of the ownership and operation of photovoltaic solar facilities, (ix) any action taken by the Partnership Entities or Holdings, or which the Partnership or Holdings causes to be taken by any of their Subsidiaries, in each case which is required or permitted by or resulting from or arising in connection with this Agreement, or (x) any actions taken (or omitted to be taken) at the request of Parent; provided however that no such matter listed in items (i), (ii), (iv) or (viii) above shall be considered “Excluded Matters” and may be taken into account in determining whether a “Partnership Material Adverse Effect” has occurred to the extent that such matter has a disproportionate effect on any Partnership Group Entity or Non-Controlled Partnership Group Entity relative to other participants in the solar power generation industry in the United States.

“Permits” means all franchises, authorizations, licenses, registrations, clearances, permits, variances, exceptions, exemptions, consents, certificates and approvals of any Governmental Authority.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP in the Partnership’s financial statements included in the Partnership SEC Documents, (b) Liens in favor of carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or encumbrances arising by operation of Law in the ordinary course of business, (c) Liens in respect of any liabilities and obligations reflected in the financial statements of the Partnership Group Entities included in or incorporated by reference into the Partnership SEC Documents, (d) Liens under the Existing Credit Facility, (e) any easements, rights-of-way, restrictions, restrictive covenants, rights, leases and other Liens on title to any real or personal property asset of any Partnership Group Entity, (f) statutory Liens for obligations that are highway, zoning, and building laws, ordinances and regulations on any asset of any Partnership Group Entity and (g) any other Liens with respect to any asset of the Partnership Group Entities, which, in the case of clauses (e), (f) and (g) would not, on any such asset, materially interfere with the current occupancy or use of such asset by the Partnership Group Entities or the conduct of the Partnership Group Entities’ respective businesses thereon, (h) Liens imposed or promulgated by applicable Law or any Governmental Authority with respect to the real property, including zoning, building or similar restrictions and (i) all Liens of whatsoever nature affecting the title of the lessor under any lease of real property and/or affecting the title of the grantor of any easement.

“Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity or group (as such term is used in Section 13 of the Exchange Act) of any kind or nature.

“Proceeding” means any (a) action, claim, suit, investigation, charge, complaint, review, litigation, audit, inquiry or other hearing or proceeding by or before any Governmental Authority, whether civil, criminal, administrative, investigative or otherwise and whether or not such proceeding results in a formal civil or criminal litigation or regulatory action, (b) arbitration or (c) mediation.

“Project Company” means any Partnership Group Entity or a Non-Controlled Partnership Group Entity that owns a photovoltaic solar facility.

“Prudent Solar Industry Practice” means those practices, methods, and acts that a nationally recognized owner, developer or operator of utility-scale solar projects of good standing, at a particular time, in the exercise of prudent judgment in light of the facts known or that reasonably should have been known at the time a decision was made, would have taken to accomplish the desired result in a manner consistent with law, regulation, permits, codes, standards, equipment manufacturer’s recommendations, reliability, safety, environmental protection, economy, and expedition. “Prudent Solar Industry Practice” does not necessarily mean the best practice, method, or standard of care, skill, safety and diligence in all cases, but is instead intended to encompass a range of acceptable practices, methods and standards.

“Public Shareholders” means all holders of Class A Shares other than the General Partner, the Sponsors and their Affiliates.

“PUHCA” means the Public Utility Holding Company Act of 2005, as amended, and FERC’s regulations thereunder.

“QF” means a qualifying small power production facility in accordance with the Public Utility Regulatory Policies Act of 1978, as amended, and FERC’s regulations thereunder contained in 18 C.F.R. Part 292.

“Regulatory Approval” means each of the CFIUS Approval, the FERC Approval and the filing of a Notification and Report Form by the Partnership pursuant to the HSR Act and the termination or expiration of the waiting period required thereunder and any other filings required under the HSR Act.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the Environment.

“Required Consents” means the Consents set forth in Section 9.18(d) of the Partnership Disclosure Letter.

“Rights” means, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities or Contracts of any character obligating such Person (or the general partner of such Person) to issue, transfer or sell any Equity Interest of such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such Equity Interests or (b) contractual obligations of such Person (or the general partner of such Person) to repurchase, redeem or otherwise acquire any Equity Interests in such Person or any of its Subsidiaries or any such securities or Contracts listed in clause (a) of this definition.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Majority” has the meaning set forth in the Partnership Agreement.

“Share Merger Consideration” means, with respect to each Class A Share, an amount in cash equal to the sum of:

(a) $12.35; plus

(b) an additional amount that is issued and outstanding immediately prior to the Partnership Merger Effective Time equal to (i) (A) if the Closing occurs on or prior to May 31, 2018, (1) $0.135 plus (2) the product of (x) the number of days from and including March 1, 2018 through and including the Closing Date multiplied by (y) $0.0021, or (B) if the Closing occurs after May 31, 2018, (1) $0.3282, plus (2) the product of (x) the number of days from and including June 1, 2018 through and including the Closing Date multiplied by (y) $0.0045, minus (ii) any distributions paid or, if the applicable record date has occurred prior to the Partnership Merger Effective Time, declared by the Partnership after January 12, 2018 (including, for the avoidance of doubt, any Unpaid Partnership Distribution).

“Shareholders” has the meaning set forth in the Partnership Agreement.

“Sponsor OpCo Owner” means each of First Solar 8point3 Holdings, LLC, Maryland Solar Holdings, Inc. and SunPower YC Holdings, LLC.

“Sponsors” means First Solar and SunPower.

“SPWR Tax Equity Entity” means each of (i) SunPower Commercial Holding Company II, LLC, (ii) SSCO III Holding Company, LLC, (iii) SunPower Commercial Holding Company III, LLC, (iv) SSCA XIII Holding Company, LLC, (v) SunPower Commercial Holding Company I, LLC, and (vi) SSCA XXXI Holding Company, LLC.

“SPWR Tax Equity Entity Class B Member” means with respect to (i) SunPower Commercial Holding Company II, LLC, SunPower Commercial II Class B, LLC, (ii) SSCO III Holding Company, LLC, SSCO III Managing Member, LLC, (iii) SunPower Commercial Holding Company III, LLC, SunPower Commercial III Class B, LLC, (iv) SSCA XIII Holding Company, LLC, SSCA XIII Managing Member, LLC, (v) SunPower Commercial Holding Company I, LLC, SunPower Commercial Managing Member I, LLC, and (vi) SSCA XXXI Holding Company, LLC, SSCA XXXI Managing Member, LLC.

“SPWR Tax Equity Entity Class C Interests” means the membership interests that are owned by the SPWR Tax Equity Entity Class C Member in each SPWR Tax Equity Entity.

“SPWR Tax Equity Entity Class C Member” means SunPower Capital Services, LLC.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the Equity Interests having by their terms ordinary voting power to elect a majority of the board of directors or managers or other individual performing similar functions is directly or indirectly owned or controlled by such Person (either alone or through or together with any other Subsidiary), or that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act of such Person. For the avoidance of doubt, the Non-Controlled Partnership Group Entities shall not be deemed “Subsidiaries” of any of the Partnership Entities.

“SunPower” means SunPower Corporation, a Delaware corporation.

“Superior Proposal” means a Bona Fide Alternative Proposal that the General Partner Board after due consideration of the recommendation of the GP Conflicts Committee has determined in good faith, after consultation with its outside financial and legal advisors, (a) is reasonably likely to be consummated in accordance with its terms (provided, however, that the fact that any requisite vote or consent of the Shareholders that may be required to effect such Bona Fide Alternative Proposal has not yet been obtained shall not be taken into account in determining whether a proposal is reasonably likely to be consummated) and (b) if consummated, would be more favorable to the Public Shareholders (in their capacity as Shareholders) than the Transactions; provided, however, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Alternative Proposal shall be deemed to be references to “50%.”

“Support Obligations” means all currently effective letters of credit, guarantees, deposits and other credit support provided (a) by or on behalf of the Sponsors or their Affiliates to or on behalf of any Partnership Group Entity or any Non-Controlled Partnership Group Entity, or (b) pursuant to the Existing Credit Facility (or any other credit facility currently in place in favor of any Partnership Group Entity), in each case relating to the ownership and operation of such Partnership Group Entity or any Non-Controlled Partnership Group Entity or as required pursuant to any Material Contract or Permit.

“Tax” or “Taxes” means any and all federal, state, local or foreign or provincial taxes, charges, duties, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, withholding, property and estimated taxes, customs duties, escheat or unclaimed property obligations, and other governmental charges, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection therewith or in lieu thereof, and any item for which liability arises under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract or otherwise.

“Tax Return” means any return, report, election or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

“Termination Fee” means $24,687,893.00.

“Transaction Documents” means this Agreement, the Partnership Disclosure Letter, the Confidentiality Agreement, the A&A Agreement, any ancillary agreement thereto and any schedules and exhibits thereto.

“Unit Majority” has the meaning set forth in the OpCo LLC Agreement.

“Unitholders” has the meaning set forth in the OpCo LLC Agreement.

“Upper Tier SPWR Entity” means each of (i) Parrey Class B Member, LLC, (ii) SunPower Commercial II Class B, LLC, (iii) SSCO III Class B Holdings, LLC, and (iv) SunPower Commercial III Class B, LLC.

“Upper Tier SPWR Entity Class A Interests” means the membership interests that are owned by the Upper Tier SPWR Entity Class A Member in each Upper Tier SPWR Entity.

“Upper Tier SPWR Entity Class A Member” means SunPower AssetCo, LLC.

“Upper Tier SPWR Entity Class B Interests” means with respect to (i) Parrey Class B Member, LLC, the membership interests owned by 8point3 OpCo Henrietta Holdings, LLC, (ii) SunPower Commercial II Class B, LLC, the membership interests owned by 8point3 OpCo Holdings, LLC, (iii) SSCO III Class B Holdings, LLC, the membership interests owned by 8point3 OpCo Holdings, LLC, and (iv) SunPower Commercial III Class B, LLC, the membership interests owned by 8point3 OpCo Holdings, LLC.

[Signatures on Following Pages.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

Parent:
8POINT3 SOLAR CEI, LLC

By:	/s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

8POINT3 CO-INVEST FEEDER 1, LLC

By:	/s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

8POINT3 CO-INVEST FEEDER 2, LLC

By:	/s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND PURCHASE AGREEMENT]

CD CLEAN ENERGY AND INFRASTRUCTURE V JV (HOLDCO), LLC

By:	/s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND PURCHASE AGREEMENT]

Partnership Merger Sub:
8POINT3 PARTNERSHIP MERGER SUB, LLC

By:	/s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

OpCo Merger Sub 1:
8POINT3 OPCO MERGER SUB 1, LLC

By:	/s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

OpCo Merger Sub 2:
8POINT3 OPCO MERGER SUB 2, LLC

By:	/s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND PURCHASE AGREEMENT]

Partnership:
8POINT3 ENERGY PARTNERS LP

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Charles D. Boynton
Name: Charles D. Boynton
Title: Chief Executive Officer

General Partner:
8POINT3 GENERAL PARTNER, LLC

By:	/s/ Charles D. Boynton
Name: Charles D. Boynton
Title: Chief Executive Officer

OpCo:
8POINT3 OPERATING COMPANY, LLC

By:	8point3 Energy Partners LP, its managing member

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Charles D. Boynton
Name: Charles D. Boynton
Title: Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND PURCHASE AGREEMENT]

Holdings:
8POINT3 HOLDING COMPANY, LLC

By:	First Solar 8point3 Holdings, LLC, its member

By:	/s/ Bryan R. Schumaker
Name: Bryan R. Schumaker
Title: Vice President and Corporate Controller

By:	SunPower YC Holdings, LLC, its member

By:	/s/ Charles D. Boynton
Name: Charles D. Boynton
Title: Manager

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND PURCHASE AGREEMENT]

EXHIBIT A

FORM OF AMENDMENT NO. 1

TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

8POINT3 OPERATING COMPANY, LLC

This AMENDMENT NO. 1 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of 8POINT3 OPERATING COMPANY, LLC, a Delaware limited liability company (the “Company”), is entered into as of                             , 2018, by and among 8POINT3 ENERGY PARTNERS LP, a Delaware limited partnership (the “Partnership”), SUNPOWER YC HOLDINGS, LLC, a Delaware limited liability company, FIRST SOLAR 8POINT3 HOLDINGS, LLC, a Delaware limited liability company, MARYLAND SOLAR HOLDINGS, INC., a Delaware corporation, 8POINT3 HOLDING COMPANY, LLC, a Delaware limited liability company (each, a “Member” and, collectively, the “Members”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the LLC Agreement (as defined below).

RECITALS

WHEREAS, the Members entered into that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 24, 2015 (the “LLC Agreement”);

WHEREAS, the Partnership and the Company entered into an Agreement and Plan of Merger and Purchase Agreement, dated as of February 5, 2018, by and among the Partnership, the General Partner, the Company, Holdings, 8point3 Solar CEI, LLC, a Delaware limited liability company, 8point3 Co-Invest Feeder 1, LLC, a Delaware limited liability company, 8point3 Co-Invest Feeder 2, LLC, a Delaware limited liability company, CD Clean Energy and Infrastructure V JV (Holdco), LLC, a Delaware limited liability company, 8point3 Partnership Merger Sub, LLC, a Delaware limited liability company, 8point3 OpCo Merger Sub 1, LLC, a Delaware limited liability company, and 8point3 OpCo Merger Sub 2, LLC, a Delaware limited liability company (the “Merger Agreement”);

WHEREAS, pursuant to Section 14.3 of the LLC Agreement, an agreement of merger approved in accordance with Article 14 of the LLC Agreement may effect an amendment to the LLC Agreement; and

WHEREAS, the holders of a Unit Majority and the holders of each class of Membership Interests have approved the Merger Agreement (which makes this amendment effective) by written consent in accordance with Section 14.3 of the LLC Agreement.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby amend the LLC Agreement as follows:

1.1 Amendment.

(a) Section 1.1 is hereby amended to add the following definition:

“2018 Merger Agreement” means the Agreement and Plan of Merger and Purchase Agreement, dated as of February 5, 2018, by and among the Partnership, the General Partner, the Company, Holdings, 8point3 Solar CEI, LLC, a Delaware limited liability company, 8point3 Co-Invest Feeder 1, LLC, a Delaware limited liability company, 8point3 Co-Invest Feeder 2, LLC, a Delaware limited liability company, CD Clean Energy and Infrastructure V JV (Holdco), LLC, a Delaware limited liability company, 8point3 Partnership Merger Sub, LLC, a Delaware limited liability company, 8point3 OpCo Merger Sub 1, LLC, a Delaware limited liability company, and 8point3 OpCo Merger Sub 2, LLC, a Delaware limited liability company.

(b) Article VI of the LLC Agreement is hereby amended by inserting the following as a new Section 6.6 and renumbering Sections 6.6 through 6.9 as Sections 6.7 through 6.10, respectively:

Section 6.6 Special Distribution. Notwithstanding anything to the contrary in this Agreement, at the OpCo Merger 1 Effective Time (as defined in the 2018 Merger Agreement), the Company will make a special distribution in the amount of $[    ] to holders of Units, pro rata based on the number of Units that are Outstanding immediately prior to the OpCo Merger 1 Effective Time.

1.3 Limited Effect. Except as specified in this Amendment, all terms and conditions of the LLC Agreement shall continue in full force and effect.

1.4 Effective Date. This Amendment shall become effective at the OpCo Merger 1 Effective Time (as defined in the Merger Agreement).

1.5 Miscellaneous.

(a) Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

(b) Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

(c) Invalidity of Provisions. If any provision or part of a provision of this Amendment is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Amendment shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions and/or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

(d) Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Amendment immediately upon affixing its signature hereto.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

8point3 Energy Partners LP

By:	8point3 General Partner, LLC, its general partner

By:
Name:
Title:

Signature Page to

Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of

8point3 Operating Company, LLC

SunPower YC Holdings, LLC

By:
Name:
Title:

Signature Page to

Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of

8point3 Operating Company, LLC

First Solar 8point3 Holdings, LLC

By:
Name:
Title:

Signature Page to

Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of

8point3 Operating Company, LLC

Maryland Solar Holdings, Inc.

By:
Name:
Title:

Signature Page to

Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of

8point3 Operating Company, LLC

8point3 Holding Company, LLC

By: SunPower YC Holdings, LLC, its member

By:
Name:
Title:

Signature Page to

Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of

8point3 Operating Company, LLC

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is effective as of                             , 2018 (the “Effective Date”), by and between 8point3 Holding Company, LLC, a Delaware limited liability company (“Assignor”), and 8point3 Solar CEI, LLC, a Delaware limited liability company (“Assignee” and together with the Assignor, each a “Party” and collectively, the “Parties”), pursuant to, and subject to the terms of, that certain Agreement and Plan of Merger and Purchase Agreement, dated as of February 5, 2018 (as amended, the “Merger Agreement”), by and between 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), 8point3 General Partner, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), 8point3 Operating Company, LLC, a Delaware limited liability company (“OpCo”), Assignor, Assignee, 8point3 Co-Invest Feeder 1, LLC, a Delaware limited liability company, 8point3 Co-Invest Feeder 2, LLC, a Delaware limited liability company, CD Clean Energy and Infrastructure V JV (Holdco), LLC, a Delaware limited liability company, 8point3 Partnership Merger Sub, LLC, a Delaware limited liability company, 8point3 OpCo Merger Sub 1, LLC, a Delaware limited liability company, and 8point3 OpCo Merger Sub 2, LLC, a Delaware limited liability company. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Merger Agreement.

WHEREAS, this Agreement is being executed and delivered pursuant to Sections 1.3 and 2.8 of the Merger Agreement;

WHEREAS, Assignor owns [100% of the issued and outstanding membership interests in the General Partner, including all rights and obligations relating thereto and all economic and capital interests therein (the “GP Equity Interest”)]/[100% of the issued and outstanding Incentive Distribution Rights (as defined in the OpCo LLC Agreement) (the “IDRs”)];

WHEREAS, Assignor desires to transfer and deliver to Assignee the [GP Equity Interest]/[IDRs] at the [Partnership Merger Effective Time]/[OpCo Merger 1 Effective Time], and Assignee desires to accept the [GP Equity Interest]/[IDRs] and has agreed to become a member of the [General Partner]/[OpCo];

NOW, THEREFORE, in consideration of the premises, the mutual agreements hereinafter contained and contained in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement each hereby agrees as follows:

1.	Assignment of [GP Equity Interest]/[IDRs]. Upon the terms and subject to the conditions of the Merger Agreement, Assignor hereby assigns, transfers, conveys and delivers to Assignee, and Assignee hereby acquires and accepts, all of Assignor’s rights, title and interest in and to the [GP Equity Interest]/[IDRs] under the [General Partner LLC Agreement]/[OpCo LLC Agreement], free and clear of all Liens, except for any transfer restrictions under the [General Partner LLC Agreement]/[OpCo LLC Agreement] and any applicable securities Laws. As of the Effective Date and pursuant to the terms of the [General Partner LLC Agreement]/[OpCo LLC Agreement], Assignee is hereby admitted as [the sole member of the General Partner]/[a member of OpCo], subject to all liabilities and obligations applicable to and entitled to all rights, benefits and privileges of a member under the [General Partner LLC Agreement]/[OpCo LLC Agreement].

2.	Further Assurances. Assignor and Assignee covenant and agree that each will do, execute and deliver, or cause to be done, executed and delivered all such further instruments, documents, agreements and assurances as may be reasonably requested by the other Party, which may be necessary or desirable, in order to evidence and provide for the specific assignment of the [GP Equity Interests]/[IDRs], and to carry out the purposes and intent of this Agreement.

3.	Parties in Interest. This Agreement is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a Party, and no Person other than the Parties and their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by virtue of this Agreement.

4.	Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned, in whole or in part, by operation of Law or otherwise, by either Party without the prior written consent of the other Party, except that Assignee may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement (a) to one or more controlled Affiliates of Assignee, or (b) to any of its financing sources (including the Debt Financing Sources) as collateral security, but no such assignment will relieve Assignee of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 4 will be null and void.

5.	Waiver. Except as otherwise expressly provided in this Agreement, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any Party, and no course of dealing between the Parties, shall constitute a waiver of any such right, power or remedy. No waiver by a Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless in writing and signed by the Party against whom such waiver is sought to be enforced.

6.	Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

7.	Governing Law. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the Laws of the State of Delaware, USA without regard to any principles of conflicts of Laws of any other jurisdiction.

8.	Entire Agreement. This Agreement, the other Transaction Documents and [General Partner LLC Agreement]/[OpCo LLC Agreement] constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede other prior agreements and understandings both written and oral among the Parties with respect to the subject matter hereof and thereof. This Agreement, the other Transaction Documents and [General Partner LLC Agreement]/[OpCo LLC Agreement], read as a whole, set forth the Parties’ rights, responsibilities and liabilities with respect to the transactions contemplated by this Agreement. In this Agreement, specific provisions prevail over general provisions. Nothing in this Agreement shall be deemed to supersede, enlarge, restrict or modify any of the provisions of any of the Transaction Documents or [General Partner LLC Agreement]/[OpCo LLC Agreement], and the rights, obligations and liabilities of the relevant parties thereunder, all of which shall survive the execution and delivery of this Agreement as provided in, and subject to the limitations set forth in, the Transaction Documents and [General Partner LLC Agreement]/[OpCo LLC Agreement]. The Merger Agreement shall control in the event of any conflict with the terms of this Agreement.

9.	Amendment. This Agreement may be modified, amended or supplemented only by written agreement executed by the Parties.

10.	Counterparts. This Agreement may be executed in two or more counterparts (delivery of which may occur via facsimile or other electronic means), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. This Agreement and any documents delivered pursuant hereto, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or as an attachment to an electronic mail message in “pdf” or similar format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of a facsimile machine or electronic mail attachment in “pdf” or similar format to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or as an attachment to an electronic mail message, as a defense to the formation of a contract and each such Party forever waives any such defense. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a Party’s execution of this Agreement, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

8POINT3 HOLDING COMPANY, LLC

By: First Solar 8point3 Holdings, LLC, its member

By:
Name:
Title:

By: SunPower YC Holdings, LLC, its member

By:
Name:
Title:

8POINT3 SOLAR CEI, LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Assignment and Assumption Agreement]

EXHIBIT C

AMENDMENT NO. 1 TO FACILITY LEASE AGREEMENT

This AMENDMENT NO. 1 TO FACILITY LEASE AGREEMENT (this “Amendment”), dated as of                         , 2018 (the “Amendment Date”), is entered into by and between Maryland Solar LLC, a Delaware limited liability company (the “Lessor”) and Maryland Solar Holdings, Inc., a Delaware corporation (“Lessee”). Lessor and Lessee are each referred to in this Amendment as a “Party,” and they are referred to collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Facility Lease Agreement (the “Lease Agreement”), dated as of May 21, 2015, between Lessor and Lessee; and

WHEREAS, the Parties wish to amend the Lease Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.1 Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings given to such terms in Section 1.1 of the Lease Agreement. The principles of interpretation set forth in Section 1.2 of the Lease Agreement shall apply to this Amendment in all respects.

1.2 Amendments.

(a) The definition of “Early Termination Proceeds” in Section 1.1 of the Lease Agreement is hereby amended as follows (with (i) insertions of additional text indicated in the same manner as the following example: bold and underline text, and (ii) deletions of text indicated in the same manner as the following example: ~~strikethrough text~~):

“Early Termination Proceeds” means, as applicable, (i) the Net Cash Proceeds of ~~(i)~~ an Event of Total Loss in accordance with Section 7.1(c), or (ii) ~~liquidated~~ damages in accordance with Section 7.2(b) (including proceeds of any draw on the Buyer Security (as defined in the Power Purchase Agreement) with respect thereto).

(b) Section 7.2(a) of the Lease Agreement is hereby amended as follows (with (i) insertions of additional text indicated in the same manner as the following example: bold and underline text, and (ii) deletions of text indicated in the same manner as the following example: ~~strikethrough text~~):

7.2 Default under the Power Purchase Agreement

(a) In the event of (i) a termination of the Power Purchase Agreement prior to the scheduled expiration of the Power Purchase Agreement for any reason other than the Power Purchaser becoming Bankrupt (as defined in the Power Purchase Agreement), or (ii) the termination of the Facility Site Sublease prior to the expiration of the Lease Term (each, an “Early Termination Event”), this Lease Agreement shall terminate and the provisions set forth in Section 7.3 shall apply.

1.3 Full Force and Effect. Except as expressly amended hereby, all of the terms and conditions of the Lease Agreement are unaffected and shall continue to be in full force and effect and shall be binding on the Parties in accordance with their respective terms.

1.4 Third-Party Beneficiaries. This Amendment does not and is not intended to confer any rights or remedies upon any Person other than the Parties to this Amendment, and no other Person, including any Person entitled to indemnity under Article VIII of the Lease Agreement, shall be third-party beneficiaries of the provisions hereof.

1.5 Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Maryland without giving effect to conflict of law principles as to all matters, including matters of validity, construction, effect, performance and remedies. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF MARYLAND, WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LEASE DOCUMENT. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

1.6 Counterparts. This Amendment may be executed and delivered in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile will be considered original signatures.

1.7 Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

[The remainder of this page is intentionally blank; signature pages follow]

IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be signed by their respective duly authorized officers as of the Amendment Date.

MARYLAND SOLAR HOLDINGS, INC., as Lessee

By:
Name: Richard Lammers
Title: Vice President, Asset Management

MARYLAND SOLAR LLC, as Lessor

By:
Name: Richard Lammers
Title: Vice President, Asset Management

[Signature Page to Amendment No. 1 to Facility Lease Agreement]

Annex B

February 5, 2018

Conflicts Committee of the Board of Directors of

8point3 General Partner, LLC

77 Rio Robles

San Jose, California 95134

Members of the Conflicts Committee:

We understand that 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), 8point3 General Partner, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), 8point3 Holding Company, LLC, a Delaware limited liability company (“Holdings”), and 8point3 Operating Company, LLC, a Delaware limited liability company (“OpCo” and, together with the Partnership, the General Partner and Holdings, the “8point3 Entities”), propose to enter into an Agreement and Plan of Merger and Purchase Agreement to be dated on or about February 2, 2018 (the “Merger Agreement”), with 8point3 Solar CEI, LLC, a Delaware limited liability company (“CEI SPV”), 8point3 Co-Investment Feeder 1, LLC, a Delaware limited liability company (“InvestorCo1”), 8point3 Co-Invest Feeder 2, LLC, a Delaware limited liability company (“InvestorCo2”), CD Clean Energy and Infrastructure V JV (Holdco), LLC, a Delaware limited liability company (“CD CEI V JV Holdco” and, together with CEI SPV, InvestorCo1 and InvestorCo2, collectively, the “Acquirors”), 8point3 Partnership Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of CEI SPV (“Partnership Merger Sub”), 8point3 OpCo Merger Sub 1, LLC, a Delaware limited liability company and wholly owned Subsidiary of Acquirors (“OpCo Merger Sub 1”), pursuant to which, among other actions, the Partnership Merger Sub will merge with and into the Partnership (the “Merger”) and each Class A Share representing limited partner interests in the Partnership (each, a “Class A Share”) that is issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $12.35 in cash as adjusted in accordance with the Merger Agreement pursuant to the mechanics set forth in the definition of Share Merger Consideration set forth therein (as adjusted, the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

The Conflicts Committee (the “Committee”) of the Board of Directors of the General Partner has asked us whether, in our opinion, as of the date hereof, the Consideration to be paid by the Acquirors pursuant to the Merger Agreement is fair, from a financial point of view, to the Partnership and the holders of the Class A Shares other than the General Partner, First Solar, Inc., a Delaware corporation (“First Solar”), SunPower Corporation, a Delaware corporation (“SunPower”), and their affiliates (collectively, the “Unaffiliated Shareholders”).

In connection with rendering our opinion, we have, among other things:

(i) reviewed certain publicly available historical business and financial information relating to the Partnership and OpCo that we deemed to be relevant, including the Partnership’s Annual Report on Form 10-K for the fiscal year ended November 30, 2016 and certain Current Reports on Form 8-K, in each case, as filed with or furnished to the U.S. Securities and Exchange Commission by the Partnership since December 1, 2016;

(ii) reviewed certain non-public historical financial and operating data relating to the Partnership and OpCo provided to us by management of the Partnership;

(iii) reviewed certain non-public projected financial and operating data relating to the Partnership and OpCo that were provided to us by management of the Partnership and sensitivity cases prepared by us that were recommended and approved by management of the Partnership;

(iv) discussed the historical and current operations, financial projections and current financial condition of the Partnership and OpCo with management of the Partnership (including such managements’ views on the risks and uncertainties of achieving such projections);

B-1

(v) reviewed publicly available research analyst estimates for the Partnership’s future financial performance on a standalone basis;

(vi) performed discounted cash flow analyses based on projected financial data and other data of the Partnership and OpCo provided by management of the Partnership;

(vii) reviewed the reported prices and historical trading activity of the Class A Shares;

(viii) compared the financial performance of the Partnership with the stock market trading multiples of certain publicly traded companies that we deemed relevant based on various metrics;

(ix) reviewed certain historical transactions that we deemed relevant;

(x) reviewed a draft, dated February 5, 2018, of the Merger Agreement; and

(xi) performed such other analyses and examinations, reviewed such other information and considered such other factors as we deemed appropriate for purposes of providing the opinion contained herein.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial and operating data relating to the Partnership and OpCo referred to above, we have assumed that such data has been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Partnership as to the future financial performance of the Partnership and OpCo, as applicable, under the business assumptions reflected therein. We express no view as to any projected financial and operating data or any judgments, estimates or assumptions on which they are based. We have relied at your direction, without independent verification, upon the assessments of the management of the Partnership as to the future financial and operating performance of the Partnership and OpCo. In addition, we have not produced any retail or wholesale market electricity forecasts and are not experts in such and have relied, with your consent, upon electricity forecasts provided by management of the Partnership.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the Merger Agreement and related documents that have been reviewed by us will be executed and delivered (in the draft form reviewed by us), that the representations and warranties of each party contained in the Merger Agreement (in the draft form reviewed by us) are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger and the related transactions in the Merger Agreement will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger and the related transactions in the Merger Agreement will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Partnership or the Unaffiliated Shareholders or the consummation of the Merger and the related transactions in the Merger Agreement or materially reduce the benefits of the Merger to the Unaffiliated Shareholders.

We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Partnership or OpCo, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Partnership or OpCo under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, monetary, market, regulatory and other conditions and circumstances as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

B-2

Conflicts Committee of the Board of Directors of

8point3 General Partner, LLC

February 5, 2018

We have not been asked to pass upon, and express no opinion with respect to, any matter other than whether the Consideration is fair, from a financial point of view, to the Partnership and the Unaffiliated Shareholders. We do not express any view on, and our opinion does not address, the fairness of the proposed Consideration to, or any consideration paid or received in connection therewith by, the holders of any other securities, creditors or other constituencies of the 8point3 Entities nor any view as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the 8point3 Entities, or any class of such persons, whether relative to the Consideration or otherwise. We have assumed that any modification to the structure of the Merger and the related transactions in the Merger Agreement will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Partnership, nor does it address the underlying business decision of the Partnership to engage in the Merger. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the limited partner interests in the Partnership or any business combination or other extraordinary transaction involving the Partnership. This letter, and our opinion, does not constitute a recommendation to the Committee or to any other persons in respect of the Merger, including as to how any holders of Class A Shares should vote or act in respect of the Merger. We express no opinion herein as to the price at which the Class A Shares will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Partnership and its advisors with respect to legal, regulatory, accounting and tax matters.

We received an initial fee for our services and will receive an additional fee upon the rendering of this opinion and upon the closing of the Merger. The Partnership has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. In 2017, we provided financial advisory services to the Committee with respect to the proposed acquisitions of interests in the California Flats project located in California from First Solar, the Cuyama project located in California from First Solar, the residential lease asset portfolio located in the United States from SunPower and the Switch Station project located in Nevada from First Solar for which we received fees and reimbursement of certain out-of-pocket expenses. In 2016, we provided financial advisory services to the Committee with respect to the acquisitions of interests in the Henrietta Project from SunPower, the Stateline Project in California from First Solar, SunPower Commercial II Class B, LLC, SunPower Commercial III Class B, LLC and SSCO III Class B Holdings, LLC, by a subsidiary of OpCo from a subsidiary of SunPower, and the acquisition of FSAM Kingbird Solar Holdings, LLC, a subsidiary of First Solar, by a subsidiary of OpCo, for which we received fees and reimbursement of certain out-of-pocket expenses. Except as described herein, during the two-year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. or any of its affiliates, on the one hand, and any of the 8point3 Entities or any of their respective affiliates or any of the Acquirors or any of their respective affiliates, on the other hand, pursuant to which compensation was or is intended to be received by Evercore Group L.L.C. or any of its affiliates as a result of such relationship. We may provide financial or other services to the 8point3 Entities and the Acquirors and any of their respective affiliates in the future and in connection with any such services we may receive compensation.

Evercore Group L.L.C. and its affiliates engage in a wide range of activities for their own accounts and the accounts of customers. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and their respective employees, as well as investment funds in which any of them may have a financial interest, at any time, directly or indirectly hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products relating to the Partnership and its affiliates, and, accordingly, may at any time hold a long or short position in such securities or instruments.

B-3

Conflicts Committee of the Board of Directors of

8point3 General Partner, LLC

February 5, 2018

This letter, and the opinion expressed herein is addressed to, and is for the information and benefit of, the Committee (in its capacity as such) in connection with its evaluation of the Merger and is not rendered to or for the benefit of, and shall not confer rights or remedies upon, any person other than the Committee. The issuance of this opinion has been approved by an opinion committee of Evercore Group L.L.C. This letter, and the opinion expressed herein, may not be disclosed, quoted, referred to or communicated (in whole or in part) to, or relied upon by, any third party, nor shall any public reference to us be made, for any purpose whatsoever except as set forth in the engagement letter, dated October 11, 2017, among Evercore Group L.L.C., the Committee and the Partnership, or otherwise with our prior written consent in each instance.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by the Acquirors pursuant to the Merger Agreement is fair, from a financial point of view, to the Partnership and the Unaffiliated Shareholders.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Raymond Strong
Raymond Strong
Senior Managing Director

B-4

Conflicts Committee of the Board of Directors of

8point3 General Partner, LLC

February 5, 2018

Annex C

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of February 5, 2018, is entered into by and among First Solar, Inc., a Delaware corporation (“First Solar”), SunPower Corporation, a Delaware corporation (“SunPower” and, together with First Solar, the “Sponsors”), 8point3 Solar CEI, LLC, a Delaware limited liability company (“8point3 Solar”), 8point3 Co-Invest Feeder 1, LLC, a Delaware limited liability company (“Investor Co 1”), 8point3 Co-Invest Feeder 2, LLC, a Delaware limited liability company (“Investor Co 2”), CD Clean Energy and Infrastructure V JV (Holdco), LLC, a Delaware limited liability company (“CD CEI V JV Holdco” and, together with 8point3 Solar, Investor Co 1 and Investor Co 2, collectively, “Parent”), 8point3 Partnership Merger Sub, LLC, a Delaware limited liability company and wholly owned Subsidiary of 8point3 Solar (“Partnership Merger Sub”), 8point3 OpCo Merger Sub 1, LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent (“OpCo Merger Sub 1”), and 8point3 OpCo Merger Sub 2, LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent (“OpCo Merger Sub 2” and, together with Parent, Partnership Merger Sub and OpCo Merger Sub 1, the “Parent Entities”). The Sponsors and the Parent Entities are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parent Entities, 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), 8point3 General Partner, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), 8point3 Operating Company, LLC, a Delaware limited liability company (“OpCo”), and 8point3 Holding Company, LLC, a Delaware limited liability company (“Holdings”), have entered into an Agreement and Plan of Merger and Purchase Agreement, dated as of the date hereof (the “Merger Agreement”), providing, among other things, for (i) the merger of Partnership Merger Sub with and into the Partnership (the “Partnership Merger”), with the Partnership surviving the Partnership Merger and becoming a wholly-owned subsidiary of 8point3 Solar, (ii) the merger of OpCo Merger Sub 1 with and into OpCo (“OpCo Merger 1”), with OpCo surviving OpCo Merger 1 (such surviving entity, the “Initial Surviving LLC”), (iii) the merger of OpCo Merger Sub 2 with and into the Initial Surviving LLC (“OpCo Merger 2”), with the Initial Surviving LLC surviving OpCo Merger 2 and becoming a wholly-owned subsidiary of 8point3 Solar, Investor Co 1 and Investor Co 2, and (iv) the transfer by Holdings to 8point3 Solar of 100% of the membership interests of the General Partner and 100% of the incentive distribution rights in OpCo, in all cases on the terms and subject to the conditions set forth in the Merger Agreement.

WHEREAS, as of the date hereof, each Sponsor is the beneficial owner of and is entitled to dispose and vote the number of Class B shares representing limited partner interests in the Partnership (the “Class B Shares” and, each such Class B Share beneficially owned by the Sponsors, an “Owned Share”), common units representing limited liability company interests in OpCo (“OpCo Common Units” and, each such OpCo Common Unit beneficially owned by the Sponsors, an “Owned Common Unit”), and subordinated units representing limited liability company interests in OpCo (“OpCo Subordinated Units” and, each such OpCo Subordinated Unit beneficially owned by the Sponsors, an “Owned Subordinated Unit”), in each case set forth on Schedule A hereto.

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that the Sponsors enter into this Agreement, and the Sponsors desire to enter into this Agreement to induce Parent to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1. Voting. Each Sponsor agrees that, except as otherwise contemplated by this Agreement or the Merger Agreement, at any meeting of the Shareholders or Unitholders, however called, or at any adjournment or postponement thereof, or in any circumstance in which the vote, consent or other approval of the Shareholders or Unitholders is sought, such Sponsor shall appear, or cause any of its applicable Affiliates to appear, at each such meeting, if it or they are entitled to do so, or otherwise cause all of its Owned Shares, Owned Common Units or Owned Subordinated Units, as applicable, to be counted as present at any such meeting for purposes of calculating a quorum and shall vote its Owned Shares, Owned Common Units or Owned Subordinated Units, as applicable, or cause its Owned Shares, Owned Common Units or Owned Subordinated Units, as applicable, to be voted (including by written consent, if applicable), (A) for approval of the Merger Agreement and any related proposal necessary or desirable for the consummation of the Transactions (including the Mergers) and (B) against: (1) any Alternative Proposal, including any Superior Proposal; (2) any action that would reasonably be expected to result in (x) a breach of or failure to perform in any material respect any representation, warranty, covenant or agreement of any Partnership Entity under the Merger Agreement or (y) any of the conditions set forth in Article VII of the Merger Agreement not being satisfied; or (3) any action that would prevent or materially delay, or would reasonably be expected to prevent or materially delay, the consummation of the Mergers or the Equity Transfers.

2. No Disposition or Adverse Act. Each Sponsor agrees that, except as contemplated by this Agreement and the Merger Agreement, such Sponsor shall not, and shall cause its Affiliates not to, without the prior written consent of Parent, (i) offer to Transfer, Transfer or consent to any Transfer of any or all of the First Solar Owned Equity or the SunPower Owned Equity or any interest therein, as applicable, (ii) enter into any Contract, including any option, with respect to any Transfer of any or all of the First Solar Owned Equity or the SunPower Owned Equity or any interest therein, as applicable, (iii) grant any proxy, power-of-attorney or other authorization or consent or execute any written consent in or with respect to any or all of the First Solar Owned Equity or the SunPower Owned Equity, as applicable (other than (A) any proxy, power-of-attorney or other authorization that (x) is revocable and (y) directs the holder or grantee thereof to vote the First Solar Owned Equity or the SunPower Owned Equity, as applicable, in accordance with this Agreement or (B) any written consent executed in accordance with this Agreement following the Shareholder Meeting), with any such proxy, power-of-attorney, authorization or written consent purported to be granted by such Sponsor being void ab initio, or (iv) deposit any or all of the First Solar Owned Equity or the SunPower Owned Equity, as applicable, into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the First Solar Owned Equity or the SunPower Owned Equity, as applicable. Any attempted Transfer of First Solar Owned Equity or the SunPower Owned Equity or any interest therein, as applicable, in violation of this Section 2 shall be null and void. Notwithstanding the foregoing, in no way shall this Section 2 limit any right or obligation of any Person under any Existing Owner Pledge Agreement, including any exercise or enforcement of any right or remedy of the collateral agent party thereto.

3. Additional Agreements.

(a) Certain Events. In the event of any share or unit dividend, subdivision, reclassification, recapitalization, split, split-up, share or unit distribution, combination, exchange of shares or units or similar transaction or other change in the capital structure of the Partnership or OpCo affecting the First Solar Owned Equity or the SunPower Owned Equity, this Agreement and the obligations hereunder shall automatically attach to any additional First Solar Owned Equity and the SunPower Owned Equity issued to such Sponsor, as applicable.

(b) Commencement or Participation in Actions. Each Sponsor agrees not to commence, participate in, or assist in any way in, and to take all actions necessary and effective to opt out of any class in any class action with respect to, any claim (i) challenging the validity of, alleging securities law violations or deficient disclosures or notice relating to, seeking to enjoin the operation of, or alleging or seeking any compensation, damages, remuneration, or any other form of relief for or relating to, any provision of this Agreement or the Merger Agreement or (ii) alleging a breach of any duty of the General Partner, in its capacity as general partner of the Partnership or the Partnership’s capacity as managing member of OpCo, the General Partner Board or the GP Conflicts Committee in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby.

(c) Communications. Each Sponsor shall not, and shall cause its Representatives (excluding the General Partner Board and the GP Conflicts Committee) not to, make any press release, public announcement or other public communication with respect to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby that disparages Parent or any of Parent’s Subsidiaries or Affiliates, or any of their respective directors, officers, trustees, employees or partners, or is inconsistent with this Agreement in any respect, without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed); provided that such consent shall not be required for (i) any disclosure required by applicable Law and (ii) disclosure with respect to any dispute between or among the Parties regarding this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby. Each Sponsor consents to and authorizes the publication and disclosure by Parent of such Sponsor’s identity and holding of the First Solar Owned Equity and the SunPower Owned Equity, as applicable, and the nature of such Sponsor’s commitments, arrangements and understandings under this Agreement.

(d) Change of Control Transactions. Nothing in this Agreement shall prohibit or restrict the ability of either Sponsor to consider, discuss, negotiate or enter into any transaction or agreement that, if consummated, would result in one or more Persons controlling such Sponsor (such transaction or agreement, a “Sponsor Change of Control Transaction”) so long as such Sponsor, its successors or permitted assigns continue to be bound by and subject to, this Agreement. Subject to the immediately preceding sentence, (i) the execution of any agreement and the consummation of any Sponsor Change of Control Transaction (or potential Sponsor Change of Control Transaction) shall not be deemed to be a Transfer restricted by Section 2 and (ii) the consideration, solicitation, negotiation, provision of information or execution of agreements, in each case to the extent reasonably related to any such Sponsor Change of Control Transaction (or potential Sponsor Change of Control Transaction), shall not be subject to any prohibitions and limitations set forth in this Agreement.

(e) Waiver of Appraisal Rights. Each Sponsor hereby waives, and shall cause to be waived, any rights of appraisal or rights to dissent from the Mergers or the other transactions contemplated by the Mergers that such Sponsor or its Subsidiaries may have under applicable Law.

4. Representations and Warranties of First Solar. First Solar represents and warrants to the Parent Entities as follows as of the date of this Agreement:

(a) Organization. First Solar is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. First Solar has all requisite corporate power and authority to own, lease or otherwise hold, use and operate its properties, rights and other assets, including its Owned Shares, Owned OpCo Common Units and Owned OpCo Subordinated Units, and to carry on its business as currently conducted, except where the failure to have such power or authority would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of First Solar to perform its obligations under this Agreement.

(b) Title. On the date hereof, (i) First Solar 8point3 Holdings, LLC, a Delaware limited liability company (“First Solar Holdings”), is the record and beneficial owner of 18,642,896 Owned Shares, 5,665,978 Owned OpCo Common Units and 12,976,918 OpCo Subordinated Units (collectively, the “FS Holdings Owned Equity”), (ii) Maryland Solar Holdings, Inc., a Delaware corporation (“Maryland Solar Holdings”), is the record and beneficial owner of 3,474,029 Owned Shares, 1,055,832 Owned OpCo Common Units and 2,418,197 OpCo Subordinated Units (collectively, the “MS Holdings Owned Equity” and, together with the FS Holdings Owned

Equity, the “First Solar Owned Equity”), (iii) the First Solar Owned Equity constitutes all of the Equity Securities in the Partnership and OpCo owned of record or beneficially by First Solar and its Affiliates (other than Holdings) and (iv) First Solar, through its wholly-owned Subsidiaries, has the sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof and all other matters set forth in this Agreement, in each case with respect to all of the First Solar Owned Equity with no limitations, qualifications or restrictions on such rights, subject to applicable Laws and the terms of this Agreement, the Partnership Agreement, the OpCo LLC Agreement, the Limited Liability Company Operating Agreement of First Solar Holdings, dated as of March 6, 2015 (the “FS Holdings LLC Agreement”), and the Certificate of Incorporation and Bylaws of Maryland Solar Holdings (the “MS Holdings Organizational Documents”). Except as set forth in the Existing Credit Facility or the Existing Owner Pledge Agreements, or as permitted or required by this Agreement or the Merger Agreement, the First Solar Owned Equity is now, and at all times during the Term will be, held by First Solar Holdings and Maryland Solar Holdings, free and clear of any and all Liens whatsoever on title, or restrictions on transfer or exercise of any rights of a Shareholder or Unitholder, as applicable (other than under applicable Laws and as created by this Agreement, the Partnership Agreement, the OpCo LLC Agreement, the Organizational Documents of Holdings, the FS Holdings LLC Agreement and the MS Holdings Organizational Documents).

(c) Authority. First Solar has all requisite corporate power and authority and has taken all necessary corporate action in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by First Solar and constitutes, assuming due authorization, execution, and delivery of this Agreement by the other Parties, a legal, valid and binding obligation of First Solar, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(d) No Conflict; Consents and Approvals.

(i) The execution, delivery and performance of this Agreement by First Solar, and the consummation by First Solar of the transactions contemplated hereunder, do not and will not (i) conflict with or violate the Organizational Documents of First Solar, First Solar Holdings or Maryland Solar Holdings, or entitle any Person to exercise any preferential purchase right, option to purchase or similar right with respect to the First Solar Owned Equity, (ii) conflict with or violate any Law applicable to First Solar or by which its properties are bound, including the First Solar Owned Equity, or (iii) result in the creation of any Lien upon the First Solar Owned Equity.

(ii) The execution, delivery and performance of this Agreement by First Solar, and the consummation by First Solar of the transactions contemplated hereunder, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except (i) as may be required by applicable Laws and the Partnership Agreement, the OpCo LLC Agreement, the Organizational Documents of Holdings, the FS Holdings LLC Agreement and the MS Holdings Organizational Documents (which Consents, if any, have been obtained prior to the execution and delivery of this Agreement) and (ii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of First Solar to perform its obligations under this Agreement.

(e) No Litigation. As of the date hereof, there is no Proceeding pending for which First Solar has received written notice or, to the knowledge of First Solar, threatened in writing against First Solar or any of its properties by or before any Governmental Authority that would reasonably be expected to materially impair the ability of First Solar to perform its obligations hereunder or consummate the transactions contemplated hereby.

5. Representations and Warranties of SunPower. SunPower represents and warrants to the Parent Entities as follows as of the date of this Agreement:

(a) Organization. SunPower is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. SunPower has all requisite corporate power and authority to own, lease or otherwise hold, use and operate its properties, rights and other assets, including its Owned Shares, Owned OpCo Common Units and Owned OpCo Subordinated Units, and to carry on its business as currently conducted, except where the failure to have such power or authority would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of SunPower to perform its obligations under this Agreement.

(b) Title. On the date hereof, (i) SunPower YC Holdings, LLC, a Delaware limited liability company (“SunPower Holdings”), is the record and beneficial owner of 28,883,075 Owned Shares, 8,778,190 Owned OpCo Common Units and 20,104,885 OpCo Subordinated Units (collectively, the “SunPower Owned Equity”), (iii) the SunPower Owned Equity constitutes all of the Equity Securities in the Partnership and OpCo owned of record or beneficially by SunPower and its Affiliates (other than Holdings) and (iii) SunPower has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof and all other matters set forth in this Agreement, in each case with respect to all of the SunPower Owned Equity with no limitations, qualifications or restrictions on such rights, subject to applicable Laws and the terms of this Agreement, the Partnership Agreement, the OpCo LLC Agreement, and the Limited Liability Company Agreement of SunPower Holdings, dated as of March 6, 2015 (the “SP Holdings LLC Agreement”). Except as set forth in the Existing Credit Facility or the Existing Owner Pledge Agreements, or as permitted or required by this Agreement or the Merger Agreement, the SunPower Owned Equity is now, and at all times during the Term will be, held by SunPower Holdings, free and clear of any and all Liens whatsoever on title, or restrictions on transfer or exercise of any rights of a Shareholder or Unitholder, as applicable (other than under applicable Laws and as created by this Agreement, the Partnership Agreement, the OpCo LLC Agreement, the Organizational Documents of Holdings and the SP Holdings LLC Agreement).

(c) Authority. SunPower has all requisite corporate power and authority and has taken all necessary corporate action in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by SunPower and constitutes, assuming due authorization, execution, and delivery of this Agreement by the other Parties, a legal, valid and binding obligation of SunPower, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(d) No Conflict; Consents and Approvals.

(i) The execution, delivery and performance of this Agreement by SunPower, and the consummation by SunPower of the transactions contemplated hereunder, do not and will not (i) conflict with or violate the Organizational Documents of SunPower or SunPower Holdings, or entitle any Person to exercise any preferential purchase right, option to purchase or similar right with respect to the SunPower Owned Equity, (ii) conflict with or violate any Law applicable to SunPower or by which its properties are bound, including the SunPower Owned Equity, or (iii) result in the creation of any Lien upon the SunPower Owned Equity.

(ii) The execution, delivery and performance of this Agreement by SunPower, and the consummation by SunPower of the transactions contemplated hereunder, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except (i) as may be required by applicable Laws and the Partnership Agreement, the OpCo LLC Agreement, the Organizational Documents of Holdings or the SP Holdings LLC Agreement (which Consents, if any, have been obtained prior to the execution and delivery of this Agreement) and (ii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of SunPower to perform its obligations under this Agreement.

(e) No Litigation. As of the date hereof, there is no Proceeding pending for which SunPower has received written notice or, to the knowledge of SunPower, threatened in writing against SunPower or any of its properties by or before any Governmental Authority that would reasonably be expected to materially impair the ability of SunPower to perform its obligations hereunder or consummate the transactions contemplated hereby.

6. Representations and Warranties of the Parent Entities. The Parent Entities jointly and severally represent and warrant to the Sponsors as follows as of the date of this Agreement:

(a) Organization. Each of the Parent Entities is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of the Parent Entities has all requisite corporate, limited liability company or similar power and authority to own, lease or otherwise hold, use and operate its properties, rights and other assets and to carry on its business as currently conducted, except where the failure to have such power or authority would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

(b) Authority. Each of the Parent Entities has all requisite corporate or limited liability company power and authority and has taken all corporate or limited liability company action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by each of the Parent Entities, and constitutes, assuming due authorization, execution, and delivery of this Agreement by the other Parties, a legal, valid and binding obligation of each of the Parent Entities, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c) No Conflict; Consents and Approvals.

(i) The execution, delivery and performance of this Agreement by the Parent Entities, and the consummation by the Parent Entities of the transactions contemplated hereunder, do not and will not (i) conflict with or violate the Organizational Documents of the Parent Entities, or (ii) conflict with or violate any Law applicable to the Parent Entities or by which their properties are bound.

(ii) The execution, delivery and performance of this Agreement by the Parent Entities, and the consummation by the Parent Entities of the transactions contemplated hereunder, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except (i) as may be required by applicable Laws and the Organizational Documents of the Parent Entities (which Consents, if any, have been obtained prior to the execution and delivery of this Agreement) and (ii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

(d) No Litigation. As of the date hereof, there is no Proceeding pending for which the Parent Entities have received written notice or, to the knowledge of the Parent Entities, threatened in writing against the Parent Entities or any of their respective properties by or before any Governmental Authority that would reasonably be expected to impair the ability of the Parent Entities to perform its obligations hereunder or consummate the transactions contemplated hereby.

(e) No Fees. No Partnership Group Entity or Sponsor will have any liability for, and no broker, investment banker or financial advisor is entitled to, any broker’s, finders’ or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based on the Contracts made by or on behalf of the Parent Entities.

7. Termination.

(a) Term. The term (the “Term”) of this Agreement shall commence on the date hereof and shall terminate upon the earliest of (i) the mutual agreement of the Parties, (ii) an Adverse Recommendation Change, (iii) the consummation of the Closing and (iv) the termination of the Merger Agreement in accordance with its terms; provided that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to its termination.

(b) Survival of Certain Provisions. Section 3(b), this Section 7(b) and Section 8 shall survive any termination of this Agreement.

8. Miscellaneous.

(a) Entire Agreement. This Agreement (together with Schedule A), and the Merger Agreement, constitutes the entire agreement, and supersedes all other prior Contracts, both written and oral, among the Parties with respect to the subject matter of this Agreement.

(b) No Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that each of the Parent Entities may, without the consent of any of the Sponsors, assign this Agreement and any of their respective rights and obligations hereunder to one or more Affiliates of the Parent Entities to which rights, interests and obligations under the Merger Agreement are assigned in accordance with the Merger Agreement. Any purported assignment in violation of this Agreement is void.

(c) Binding Successors. Each Sponsor agrees that this Agreement and the obligations hereunder shall attach to the Owned Shares, Owned OpCo Common Units and Owned OpCo Subordinated Units beneficially owned by such Sponsor and shall be binding upon any Person to which legal or beneficial ownership of such Owned Shares, Owned OpCo Common Units or Owned OpCo Subordinated Units shall pass, whether by operation of law or otherwise.

(d) Modification or Amendments. Subject to the provisions of applicable Law, the Parties may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of each of the respective Parties.

(e) Notices. All notices, requests, permissions, waivers and other communications hereunder will be in writing and will be deemed to have been duly given (i) when sent, if sent by electronic mail (provided that no electronic notice of non-delivery is received by the sender), (ii) when delivered, if delivered personally to the intended recipient and (iii) one Business Day following sending by overnight delivery via an international courier service and, in each case, addressed to a Party at the following address for such Party:

If to the Parent Entities, to:

c/o Capital Dynamics Inc.

10 East 53rd Street, Floor 17

New York, New York

Attn: Tim Short

Email: TShort@capdyn.com

with a copy (which will not constitute notice) to:

Amis, Patel & Brewer, LLP

1634 I Street, NW

Suite 200

Washington, DC 20006

Attention: Nik Patel

Telephone: (202) 601-8503

Email: nikpatel@apbllp.com

If to First Solar:

c/o First Solar, Inc.

350 West Washington Street, Suite 600

Tempe, Arizona 85281

Attn: Jason Dymbort

Email: JDymbort@firstsolar.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Ave NW

Washington, DC 20005

Attn:	Lance Brasher

Jeremy London

Email:	lance.brasher@skadden.com

jeremy.london@skadden.com

If to SunPower:

c/o SunPower Corporation

1414 Harbour Way South, Suite 1901

Richmond, California 94804

Attn: Lindsey Wiedmann

Email: lindsey.wiedmann@sunpower.com

with a copy (which will not constitute notice) to:

Baker Botts L.L.P.

910 Louisiana St., 32nd Floor

Houston, Texas 77002

Attn:	Joshua Davidson

Jonathan Bobinger

Email:	joshua.davidson@bakerbotts.com

jonathan.bobinger@bakerbotts.com

or to such other address as will be furnished in writing by any such Party to the other Party in accordance with the provisions of this Section 8(e).

(f) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(g) Specific Performance. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and it is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 8(g) and Section 8(j), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief as provided herein on the basis that (i) either Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no Party will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8(g), and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(h) No Waiver. The failure of or delay by any Party in exercising any right hereunder will not operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

(i) No Third Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

(j) Governing Law; Jurisdiction; Waiver of Jury Trial.

(i) This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed entirely within that State.

(ii) By execution and delivery of this Agreement, each Party irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the Parties irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, (A) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8(j)(ii), (B) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by the applicable Law, any claim that (x) the Proceeding in such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(iii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(j)(iii).

(k) Construction. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Reference to any Contract, document, or instrument means such Contract, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof. The use of the words “include” or “including” in this Agreement will be deemed to be followed by the words “without limitation”. The use of the word “covenant” will mean “covenant and agreement”. The use of the words “or,” “either” or “any” will not be exclusive. Days mean calendar days unless specified as Business Days. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Except as otherwise expressly provided elsewhere in this Agreement, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.

(l) Counterparts. This Agreement may be executed in counterparts (each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement) and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

(m) Expenses. Each Party shall pay such Party’s own expenses incurred in connection with this Agreement.

(n) No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in any of the Parent Entities any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares, Owned OpCo Common Units or Owned OpCo Subordinated Units. All rights, ownership and economic benefits of and relating to the Owned Shares, Owned OpCo Common Units and Owned OpCo Subordinated Units shall remain vested in and belong to the Sponsors, and none of the Parent Entities shall have authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Partnership or OpCo or exercise any power or authority to direct the Sponsors in the voting of any of the Owned Shares, Owned OpCo Common Units or Owned OpCo Subordinated Units, except as otherwise provided herein.

(o) Non-Recourse. Any claim or cause of action based upon or arising out of this Agreement may only be brought against Persons that are expressly named as Parties, and then only with respect to the specific obligations set forth herein. No former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of the Parties (except permitted transferees hereunder) or of any former, current or future direct or indirect equityholder, controlling Person, stockholder, director, officer, employee, member, manager, agent, trustee, Affiliate, general or limited partner or assignee of any of the foregoing (collectively, but for the avoidance of doubt excluding the Parties, “Non-Party Affiliates”) will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any Party under this Agreement or for any Proceeding based upon or arising out of this Agreement, in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a Party hereto or another Person or otherwise.

(p) Capacity. Each Sponsor makes its agreements and understandings herein solely in its capacity as the record holder or beneficial owner of its Owned Shares, Owned Common Units and Owned Subordinated Units. Notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by a Sponsor, its Affiliates or their directors, officers or employees or any other Person solely in their capacity as directors or officers of the General Partner or any Partnership Group Entity.

(q) Certain Definitions. For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement. Certain other terms have the meanings ascribed to them below or elsewhere in this Agreement.

“Affiliate” has the meaning set forth in the Merger Agreement; provided, however, that for purposes of this Agreement, none of the General Partner or the Partnership Group Entities shall constitute an Affiliate of either Sponsor.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Excepted Parties” means Holdings, the General Partner, the Partnership Group Entities and their respective controlled Affiliates, and their respective officers, managers, directors (including the General Partner Board) and Representatives.

“Existing Owner Pledge Agreement” means each “Owner Pledge and Guarantee Agreement” (as defined in the Existing Credit Facility).

“Transfer” means, with respect to an Owned Share, Owned OpCo Common Unit or Owned OpCo Subordinated Unit, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such Owned Share, Owned OpCo Common Unit or Owned OpCo Subordinated Unit or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each Contract, including any option, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.

[Signatures on Following Pages.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

Parent:

8POINT3 SOLAR CEI, LLC

By:	/s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

8POINT3 CO-INVEST FEEDER 1, LLC

By:	/s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

8POINT3 CO-INVEST FEEDER 2, LLC

By:	/s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

[Signature Page to Support Agreement]

CD CLEAN ENERGY AND INFRASTRUCTURE V JV (HOLDCO), LLC

By:	/s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

Partnership Merger Sub:

8POINT3 PARTNERSHIP MERGER SUB, LLC

By:	/s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

OpCo Merger Sub 1:

8POINT3 OPCO MERGER SUB 1, LLC

By:	/s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

[Signature Page to Support Agreement]

OpCo Merger Sub 2:

8POINT3 OPCO MERGER SUB 2, LLC

By:	/s/ Tim Short
Name: Tim Short
Title: Authorized Signatory

By:	/s/ John Breckenridge
Name: John Breckenridge
Title: Authorized Signatory

[Signature Page to Support Agreement]

First Solar:

FIRST SOLAR, INC.

By:	/s/ Alexander R. Bradley
Name: Alexander R. Bradley
Title: Chief Financial Officer

[Signature Page to Support Agreement]

SunPower:

SUNPOWER CORPORATION

By:	/s/ Charles D. Boynton
Name: Charles D. Boynton
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Support Agreement]

8POINT3 ENERGY PARTNERS LP 77 RIO ROBLES SAN JOSE, CA 95134 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on may 22, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on may 22, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1 and 2. 1 To approve the Merger Agreement and the Partnership Merger (the Partnership Merger Proposal). 2 To direct the Partnership to vote its OpCo Common Units in favor of the Merger Agreement and the OpCo Mergers (the OpCo Merger Proposal). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000365719_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com . 8POINT3 ENERGY PARTNERS LP Proxy for Special Meeting of Shareholders on May 23, 2018 Solicited on Behalf of the Board of Directors of 8point3 General Partner, LLC The undersigned hereby appoints Charles D. Boynton, Natalie F. Jackson and Jason E. Dymbort, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Class A shares which the undersigned would be entitled to vote if personally present and acting at the Shareholder Meeting of 8point3 Energy Partners LP to be held on May 23, 2018 at 77 Rio Robles, San Jose, California 95134, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the General Partner Board’s recommendations. . 17 . 1 . 0 R1 _ 2 0000365623 Continued and to be signed on reverse side